                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION





PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ] Preliminary Proxy Statement                   [ ] Confidential, for Use of
                                                      the Commission Only (as
                                                      permitted by Rule
                                                      14a-6(e)(2))
[x]  Definitive Proxy Statement

[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             ESCALADE, INCORPORATED
   ---------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)

   ---------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)     Title of each class of securities to which transaction applies:

         (2)     Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         FOR THE SALE:
         Aggregate Consideration: $74,500,000
         Amount of Filing Fee: $14,900.00

         (4)     Proposed maximum aggregate value of transaction:

         Aggregate Consideration: $74,500,000

         (5)      Total fee paid:  $14,900.00
[X] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
  0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                             ESCALADE, INCORPORATED
                               817 MAXWELL AVENUE
                            EVANSVILLE, INDIANA 47717


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 15, 1998


To the Stockholders of Escalade, Incorporated:

         NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of ESCALADE, INCORPORATED (the "Company") will be held at the Company's principal executive offices located at 817 Maxwell Avenue, Evansville, Indiana, on September 15, 1998 at 8:00 a.m., Evansville, Indiana time (the "Special" Meeting"). A Proxy Statement, Proxy Card and related materials for the Special Meeting are enclosed herewith. The Special Meeting is for the purpose of considering and voting upon the following matters:


         1. A proposal to sell substantially all of the assets of the Company's sporting goods business (the "Asset Sale") pursuant to an Asset Purchase Agreement, dated June 26, 1998, by and among Sportcraft, Ltd., its wholly-owned subsidiary JEN Sports, Inc., the Company and certain of the Company's subsidiaries named therein, as amended on July 2, 1998 (the "Purchase Agreement"). A copy of the Purchase Agreement is attached as Appendix A to the accompanying Proxy Statement.

         2. A proposal to amend the Company's Amended Articles of Incorporation to change the Company's name to Martin Yale Group, Inc. (the "Corporate Name Change") immediately following the consummation of the Asset Sale. A copy of the proposed amendment is attached as Appendix B to the accompanying Proxy Statement.

         3. Such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

         Only those persons who were holders of record of the Common Stock of the Company at the close of business on July 10, 1998 are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof.

         Your attention is directed to the accompanying Proxy Statement and its appendices for more complete information regarding the matters to be acted upon at the Special Meeting.

         THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF COMPANY COMMON STOCK ENTITLED TO VOTE IS REQUIRED TO APPROVE THE ASSET SALE AND THE PURCHASE AGREEMENT AND TO APPROVE THE AMENDMENT TO THE COMPANY'S AMENDED ARTICLES OF INCORPORATION TO EFFECT THE CORPORATE NAME CHANGE.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ASSET SALE AND THE PURCHASE AGREEMENT AND FOR THE AMENDMENT TO THE COMPANY'S AMENDED ARTICLES OF INCORPORATION TO EFFECT THE CORPORATE NAME CHANGE. STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON.

         YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. EACH STOCKHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE SPECIAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. ANY SUCH PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED BEFORE IT IS EXERCISED BY SUBMITTING A LATER DATED PROXY, BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON OR BY GIVING NOTICE OF REVOCATION TO THE COMPANY IN A WRITING ADDRESSED TO AND RECEIVED BY THE COMPANY'S SECRETARY BEFORE THE SPECIAL MEETING.


                       By Order of the Board of Directors,

                                 JOHN R. WILSON


                       Vice President and Chief Financial Officer
Evansville, Indiana
September 3, 1998

                             ESCALADE, INCORPORATED
                               817 Maxwell Avenue
                            Evansville, Indiana 47717


                                 PROXY STATEMENT
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD SEPTEMBER 15, 1998

         This Proxy Statement, the accompanying notice, Proxy and related materials are being sent to the holders of shares of no par common stock (the "Stockholders") of ESCALADE, INCORPORATED ("Escalade" or the "Company") in connection with the solicitation of proxies by Escalade's Board of Directors (the "Board of Directors") to be voted at the Special Meeting of Stockholders to be held on September 15, 1998 at 8:00 a.m., Evansville, Indiana time, at the Company's principal executive offices located at 817 Maxwell Avenue, Evansville, Indiana 47717, and at any adjournments or postponements thereof (the "Special Meeting"). The Company's telephone number is (812) 467-1200. This Proxy Statement and related materials are first being sent to Escalade's Stockholders on or about September 4, 1998.


         At the Special Meeting, Escalade's Stockholders will be asked to consider and vote upon a proposal to sell substantially all of the assets of the Company's sporting goods business (the "Asset Sale") to JEN Sports, Inc. ("JEN Sports") pursuant to an Asset Purchase Agreement dated June 26, 1998, as amended on July 2, 1998 (the "Purchase Agreement") by and among JEN Sports, its parent company, Sportcraft, Ltd. ("Sportcraft"), the Company and its subsidiaries, Indian Industries, Inc. ("Indian") and Harvard Sports, Inc. ("Harvard" and together with Indian sometimes referred to herein as the "Selling Parties"). The purchase price to be paid for the assets of Escalade's sporting goods business is $74.5 million in cash, subject to certain upward or downward adjustments based on closing net working capital of the sporting goods business that may be made in accordance with the Purchase Agreement. A copy of the Purchase Agreement is attached hereto as Appendix A, and the description of the Asset Sale contained in this Proxy Statement is qualified in its entirety by reference to Appendix A. See "PROPOSAL 1--THE ASSET SALE."


         Sportcraft has recently informed Escalade that Sportcraft believes that Escalade will not satisfy certain conditions to closing set forth in the Purchase Agreement and/or that Sportcraft may not be able to obtain its financing upon the terms initially contemplated by Sportcraft. The conditions that Sportcraft believes will not be satisfied by Escalade are: (1) the delivery of the consent by the licensor to the assignment to JEN Sports of a material licensing agreement under which Indian is the licensee; and (2) that the representations and warranties of Escalade and the Selling Parties contained in the Purchase Agreement will not be true and accurate as of the closing based upon Sportcraft's belief that 1998 sales prospects for Escalade's sporting goods business have materially declined to an extent that constitutes a material adverse effect in the business and in Sportcraft's ability to operate the business after closing to achieve the desired levels of financial performance. Escalade believes that Escalade and the Selling Parties will obtain all required third party consents and will satisfy all of the other closing conditions required of them. Escalade also believes that the representations and warranties of Escalade and the Selling Parties contained in the Purchase Agreement continue to be true and accurate in all material respects and that no material adverse effect has occurred.

         Sportcraft has further informed Escalade that, based upon Sportcraft's belief that Escalade and the Selling Parties will not satisfy all of the conditions to closing, Sportcraft intends to terminate the Purchase Agreement when permitted to do so by the terms thereof. Sportcraft has also informed Escalade that Sportcraft believes it would be appropriate to discuss whether it would make sense for the parties to consider an early termination of the Purchase Agreement. As indicated above, Escalade believes that all of the conditions to closing required of Escalade and the Selling Parties will be satisfied. Escalade's Board of Directors and management also believe that consummating the Asset Sale on the terms set forth in the Purchase Agreement continues to be in the best interests of the Escalade Stockholders. Accordingly, notwithstanding the material uncertainty as to whether the Asset Sale will be consummated, Escalade is proceeding to take all required action to close the Asset Sale, including the mailing of this Proxy Statement and obtaining Stockholder approval of the Asset Sale at the Special Meeting. However, even if Escalade Stockholders approve the Asset Sale, there can be no assurances that the Asset Sale will be consummated. See "PROPOSAL 1 -- THE ASSET SALE -- Recent Developments; Material Uncertainty of Closing the Asset Sale."

         In determining how to vote at the Special Meeting, Escalade Stockholders should consider that the absence of Stockholder approval would constitute the failure of a condition to closing that would permit Sportcraft to terminate the Purchase Agreement and would make it legally impossible for Escalade to consummate the Asset Sale. Therefore, the lack of Stockholder approval would result in the loss of a transaction that Escalade's Board of Directors and management believe to be in the best interests of the Escalade Stockholders. In addition, if the Purchase Agreement terminated based solely upon the failure of the Escalade Stockholders to approve the Asset Sale, then the Purchase Agreement would provide that each party would pay their own out-of-pocket expenses incurred in connection with the transaction. However, Sportcraft also could continue to assert that it was terminating the Purchase Agreement based upon Escalade's alleged breaches of the Purchase Agreement and demand that Escalade reimburse Sportcraft for all of its out-of-pocket expenses plus the payment of a termination fee of up to $3.0 million if Escalade entered into an alternative transaction within the 12 months following the Asset Sale. On the other hand, Escalade believes that the failure of the Escalade Stockholders to approve the Asset Sale would make it significantly more difficult for Escalade to be successful in seeking liquidated damages of $3.5 million and the reimbursement by Sportcraft of Escalade's out-of-pocket expenses even if Escalade could ultimately establish that Sportcraft had breached its obligations under the Purchase Agreement. Accordingly, Escalade believes that obtaining Stockholder approval of the Asset Sale will enhance Escalade's future prospects, either by enabling the Asset Sale to proceed or by improving the Company's ability to seek its remedies against Sportcraft in the event that the Asset Sale is not consummated. See "PROPOSAL 1 -- THE ASSET SALE -- Termination of the Purchase Agreement," "-- Termination Fee," "-- Liquidated Damages" and "-- Potential Consequences of Terminating the Purchase Agreement."


         Escalade's Stockholders will also be asked to authorize an Amendment to the Company's Amended Articles of Incorporation to change the Company's name to Martin Yale Group, Inc. (the "Corporate Name Change"). This proposal, if approved by the Stockholders, will be implemented only if the Asset Sale is approved and consummated and will be effected by the filing of Articles of Amendment to the Company's Amended Articles of Incorporation with the State of Indiana. A copy of the proposed amendment is attached hereto as Appendix B. See "PROPOSAL 2--THE CORPORATE NAME CHANGE."

         Following the consummation of the Asset Sale, Escalade will continue in existence and will continue to be actively engaged in its office and graphic arts products business through its wholly-owned subsidiary, Martin Yale Industries, Inc. ("Martin Yale"), and Martin Yale's wholly-owned subsidiary, Master Products Manufacturing Company, Inc. ("Master Products"). Other than retaining its 37.5% equity interest and other investments in Sweden Table Tennis AB, Escalade will cease all of its current sporting goods operations. If the Asset Sale is not consummated, Escalade will continue to conduct its sporting goods business in its entirety and will re-evaluate the ways in which Escalade can seek to enhance shareholder value. Escalade also anticipates that termination of the Purchase Agreement may result in litigation between Escalade and Sportcraft over potential damages, break-up fees and reimbursement of expenses incurred by the parties in connection with the transaction. See "PROPOSAL 1 -- THE ASSET SALE -- Background and Reasons for the Merger,"--Recent Developments; Material Uncertainty of Closing the Asset Sale," "-- Use of Proceeds," "--Certain Effects of the Asset Sale," "--Operations of the Company Following the Asset Sale" and "--Potential Consequences of Terminating the Purchase Agreement."

         The Board knows of no business that will be presented for consideration at the Special Meeting other than the matters described in this Proxy Statement. If any other matters properly come before the Special Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

                                TABLE OF CONTENTS



                                                                             PAGE
                                                                             ----
AVAILABLE INFORMATION                                                          4
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION                    4
SUMMARY                                                                        5
         Parties to the Asset Sale                                             5
         The Special Meeting                                                   5
         Proposal 1 -- The Asset Sale                                          6
         Proposal 2 -- The Corporate Name Change                              10
         Historical Financial Data                                            11
         Unaudited Pro Forma Financial Information                            11
THE SPECIAL MEETING                                                           12
         Date, Time and Place                                                 12
         Purpose of the Special Meeting                                       12
         Record Date; Shares Outstanding and Entitled to Vote                 12
         Votes Required                                                       13
         Revocability of Proxies                                              13
         Proxy Solicitation                                                   13
PROPOSAL 1 -- THE ASSET SALE                                                  14
         Background of and Reasons for the Asset Sale                         14
         Recent Developments; Material Uncertainty of Closing the Asset Sale  21
         Recommendation of the Escalade Board of Directors                    22
         Opinion of Financial Advisor                                         23
         Valuation of Escalade Sports                                         24
         Summary of the Terms of the Purchase Agreement                       27
                  Sale of Assets                                              27
                  Assumption of Liabilities                                   27
                  The Purchase Price                                          27
                  Closing                                                     28
                  Representations and Warranties                              28
                  Certain Covenants                                           28
                  No Solicitation                                             29
                  Non-Compete Obligations                                     30
                  Continued Existence                                         30
                  Conditions to Closing                                       30
                  Termination of the Purchase Agreement                       31
                  Termination Fee                                             32

                  Liquidated Damages                                                 33
                  Indemnification; Survival of Representations and Warranties        33
                  Expenses                                                           34
         No Interest of Management and Directors in the Asset Sale                   34
         Accounting Treatment of the Asset Sale                                      34
         Federal Income Tax Consequences of the Asset Sale                           34
         Use of Proceeds                                                             34
         Operations of the Company Following the Asset Sale                          34
         Certain Effects of the Asset Sale                                           35
         Directors and Officers Irrevocable Proxies                                  35
         Governmental and Regulatory Approvals                                       35
         Arms' Length Transaction                                                    35
         No Dissenters' Rights                                                       35
         Potential Consequences of Terminating the Purchase Agreement                36
PROPOSAL 2 -- THE CORPORATE NAME CHANGE                                              36
SELECTED UNAUDITED PRO FORMA FINANCIAL DATA                                          37
UNAUDITED PRO FORMA FINANCIAL STATEMENTS                                             38
SELECTED HISTORICAL FINANCIAL DATA                                                   42
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
   AND RESULTS OF OPERATION OF ESCALADE                                              43
BUSINESS OF ESCALADE                                                                 45
MARKET FOR ESCALADE'S COMMON STOCK AND RELATED STOCKHOLDER
   MATTERS                                                                           51
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                       52
INDEPENDENT AUDITORS                                                                 53
PROPOSALS FOR 1999 ANNUAL MEETING OF STOCKHOLDERS                                    53
OTHER MATTERS                                                                        53
INDEX TO FINANCIAL STATEMENTS                                                       F-1
APPENDIX A -- Asset Purchase Agreement Dated June 26, 1998, as amended on July 2,
1998
APPENDIX B -- Amendment to Escalade's Amended Articles of Incorporation
APPENDIX C -- Opinion of CIBC Oppenheimer Corp.


                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Company files its reports, proxy statements and other information with the Commission electronically, and the Commission maintains a web site located at http://www.sec.gov containing such information.

          CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

         This Proxy Statement (including information included or incorporated by reference herein) contains or may contain forward-looking statements that involve risks and uncertainties. This Proxy Statement contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Escalade (and of Escalade on a pro forma basis following the consummation of the Asset Sale), including statements preceded by, followed by or that include the words "believes," "expects," "anticipates" or similar expressions.

         These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) revenues following the Asset Sale are lower than expected, or operating costs following the Asset Sale are greater than expected;
(2) contingencies relating to the consummation of the Asset Sale; (3) competitive pressures in the office products industry increase significantly;
(4) general economic or business conditions are less favorable than expected;
(5) changes in the securities markets; and (6) other factors mentioned elsewhere in this Proxy Statement. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date with respect to this Proxy Statement.

--------------------------------------------------------------------------------


                                     SUMMARY

         The following is a summary of certain information contained elsewhere in this Proxy Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information and the financial statements, including the notes thereto, appearing elsewhere herein. Stockholders are urged to read this Proxy Statement and the appendices attached hereto carefully and in their entirety. Capitalized terms used in this Proxy Statement shall have the meaning ascribed to them herein.

PARTIES TO THE ASSET SALE:

Escalade and its
Subsidiaries..............................  Escalade, Indian, Harvard, Harvard California S. DE RL C.V.
                                            and Escalade International, Ltd. (collectively operating as
                                            "Escalade Sports") are engaged in the manufacture and sale of a variety of sporting goods such as table tennis tables and accessories, archery equipment, home pool tables and
                                            accessories, combination bumper pool and card tables, game tables, basketball backboards, goals and poles, darts and  dart cabinets.  Escalade, through its direct and indirect
                                            subsidiaries, Martin Yale and Master Products, also
                                            manufactures and sells office and graphic arts products such as paper trimmers, paper folding machines, paper drills,
                                            collators, decollators, bursting machines, letter openers, automated paper joggers, check signers, stamp affixers, paper shredders, paper punches, catalog rack systems, bindery carts, plate makers, light tables, cameras and related accessories.
                                            The term "Sporting Goods Business" refers to the Company's sporting goods business conducted through Escalade Sports
                                            and the term "Office Products Business" refers to the
                                            Company's office and graphic arts business conducted
                                            through Martin Yale and Master Products.

Sportcraft, Ltd...........................  Sportcraft is a privately held company based in Mt. Olive,
                                            New Jersey, engaged in the manufacture and sale of
                                            indoor/outdoor sports products such as darts, dartboards, table games, volleyball sets, badminton sets, billiard equipment and table tennis equipment.  Sportcraft's principal executive
                                            offices are located at International Trade Center, 313

                                            Waterloo Valley Road, Mt. Olive, New Jersey 07828 and its
                                            telephone number is (973) 347-3800.

The Buyer.................................  JEN Sports is a wholly owned subsidiary of Sportcraft formed specifically to consummate the Asset Sale and to operate the
                                            Sporting Goods Business thereafter.  JEN Sports' principal executive offices are located at International Trade Center,
                                            313 Waterloo Valley Road, Mt. Olive, New Jersey 07828 and
                                            its telephone number is (973) 347-3800.
THE SPECIAL MEETING:

Date, Time and Place......................  September 15, 1998 at 8:00 a.m., Evansville, Indiana time, at
                                            Escalade's principal executive offices located at 817 Maxwell
                                            Avenue, Evansville, Indiana.

Purpose of the Special Meeting............  (1) To consider and vote upon a proposal to sell substantially all of the assets of Escalade's Sporting Goods Business
                                            pursuant to the Purchase Agreement.  A copy of the Purchase
                                            Agreement is attached as Appendix A to this Proxy
                                            Statement.

                                            (2) To consider and vote upon a proposal to amend the Company's
                                            Amended Articles of Incorporation to change the Company's name to Martin
                                            Yale Group, Inc., immediately following the consummation of the
                                            Asset Sale. A copy of the proposed amendment is attached as Appendix B to this Proxy Statement.

Record Date...............................  The close of business on July 10, 1998.

Shares Outstanding and
Entitled to Vote..........................  On the Record Date, there were 3,105,250 shares of
                                            Escalade Common Stock outstanding, with each share entitled to cast one vote per share at the Special Meeting.

Required Votes............................  The affirmative vote entitled to be cast by holders of a majority of all outstanding shares of Escalade Common Stock entitled to vote thereon is required to approve the Asset Sale and the Purchase Agreement, and to approve the amendment
                                            to the Company's Amended Articles of Incorporation to effect the Corporate Name Change.





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




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
Irrevocable Proxies of Directors
and Executive Officers ...................   The Company's executive officers, directors and their respective affiliates collectively beneficially own approximately 1,030,000 outstanding shares of
                                             Escalade's  Common Stock, representing in the aggregate approximately 33% of the votes entitled to be cast by the Stockholders.  Such persons have each executed an irrevocable proxy in the form of Exhibit B attached to the
                                             Purchase Agreement  granting JEN Sports the ability to vote all such shares
                                             "FOR" the approval and adoption of the Asset Sale and the Purchase Agreement, and "FOR" the  Corporate Name Change.

PROPOSAL 1 -- THE ASSET SALE:

Reasons for the Asset Sale and
Recommendation of Escalade's
Board of Directors........................  The terms of the Asset Sale are the result of arms' length negotiations between the Company and Sportcraft.
                                            Escalade's Board of Directors has considered the terms of the
                                            Purchase Agreement, including the consideration to be
                                            received by the Company in the Asset Sale, in light of
                                            economic, financial, legal and market factors and concluded that the Asset Sale is advisable and in the best interests of the
                                            Company and its Stockholders.  ESCALADE'S BOARD OF
                                            DIRECTORS HAS UNANIMOUSLY APPROVED THE ASSET SALE AND THE PURCHASE
                                            AGREEMENT AND RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR"
                                            THE PROPOSAL TO APPROVE THE ASSET SALE AND THE PURCHASE AGREEMENT.


Recent Developments;
Material Uncertainty of
Closing the Asset Sale....................  Sportcraft has recently informed Escalade that Sportcraft believes that
                                            Escalade will not satisfy certain conditions to closing set forth in the Purchase Agreement and/or that Sportcraft may not be able to obtain its financing upon the terms initially contemplated by
                                            Sportcraft. Sportcraft has further informed Escalade that, based upon
                                            Sportcraft's belief that Escalade and the Selling Parties will not satisfy all of the conditions to closing, Sportcraft intends to terminate the Purchase Agreement when permitted to do so by the terms thereof. Escalade believes that all of the conditions to closing required of Escalade and the Selling Parties will be satisfied and that the Asset Sale on the terms set forth in the
                                            Purchase Agreement is in the best interests of Escalade
                                            Stockholders. Accordingly, notwithstanding the material
                                            uncertainty as to whether the Asset Sale will be consummated,
                                            Escalade is proceeding to take all required action to close the
                                            Asset Sale, including the mailing of this Proxy Statement and obtaining Stockholder approval of the Asset Sale at the Special
                                            Meeting. In determining how to vote at the Special Meeting,
                                            Escalade Stockholders should consider that the absence of
                                            Stockholder approval would constitute the failure of a condition to closing that would permit Sportcraft to terminate the Purchase
                                            Agreement and would make it legally impossible for Escalade to consummate the Asset Sale. Escalade believes that obtaining
                                            Stockholder approval of the Asset Sale will enhance Escalade's future prospects, either by enabling the Asset Sale to proceed or by improving the Company's ability to seek its remedies against Sportcraft in the event that the Asset Sale is not consummated. However, even if Escalade
                                            Stockholders approve the Asset Sale, there can be no assurances that the Asset Sale will be consummated.


Opinion of Financial Advisor..............  CIBC Oppenheimer Corp. ("CIBC Oppenheimer") was
                                            retained by Escalade's Board of Directors to assist with and to provide independent financial advice regarding the Asset
                                            Sale.  On June 26, 1998, the date Escalade's Board of
                                            Directors unanimously approved the Asset Sale and the
                                            Purchase Agreement, CIBC Oppenheimer delivered to the
                                            Board of Directors its opinion to the effect that, as of the date of its opinion and subject to the considerations set forth in such opinion, the consideration to be received by Escalade pursuant to the Purchase Agreement is fair from a financial point of view.  A copy of CIBC Oppenheimer's fairness
                                            opinion is attached to this Proxy Statement as Appendix C.




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




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
Purchase Price............................  Pursuant to the Purchase Agreement, JEN Sports will pay the
                                            Company cash in the amount of $74.5 million, plus or minus an amount based on the closing net working capital of the
                                            Sporting Goods Business, in consideration for its purchase of substantially all of the assets of the Sporting Goods Business.

Use of Proceeds from
the Asset Sale............................  The Company anticipates that the primary use of the after tax proceeds to be obtained by the Company upon the Asset Sale
                                            (the "Proceeds") will be to repay its outstanding indebtedness under its credit facilities and to invest in the Office Products
                                            Business for expansion, acquisitions and working capital.
                                            The Company currently does not intend to make any
                                            distribution of the Proceeds to Escalade's Stockholders. Pending
                                            the Company's use of the Proceeds, such funds will be temporarily invested in liquid, short-term securities.


Escalade's Anticipated Operations
Following the Asset Sale..................  Following the consummation of the Asset Sale, the Company will continue in existence and will primarily focus on its
                                            Office Products Business.  Other than retaining its 37.5%
                                            equity interest and other investments in Sweden Table Tennis
                                            AB, the Company will cease all of its sporting goods
                                            operations.


Potential Consequences of
Terminating the Purchase
Agreement.................................  If the Asset Sale is not consummated, Escalade will continue to conduct its sporting goods business in its entirety and will re-evaluate the ways in which Escalade can seek to enhance shareholder value. Escalade also anticipates that termination of the Purchase Agreement may result in litigation between Escalade and Sportcraft over potential damages, break-up fees and
                                            reimbursement of expenses incurred by the parties in connection with the transaction.


Conditions to Consummation
of the Asset Sale.........................  The Purchase Agreement provides that the respective obligations of the Company, the Selling Parties, JEN Sports and Sportcraft to consummate the Asset Sale are conditioned upon, among other things, the fulfillment of agreements and covenants contained therein, the continued validity of the representations and warranties made by the parties, the
                                            approval of the Asset Sale and the Purchase Agreement by
                                            Escalade's Stockholders, Escalade's obtaining the release of all liens on the assets constituting the  Sporting Goods
                                            Business and the consents of certain third parties to the
                                            assignment of the material contracts of Escalade Sports and
                                            Sportcraft's obtaining the necessary financing to consummate the Asset Sale.








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


Closing Date .............................  If the Asset Sale and the Purchase Agreement are approved and adopted at the Special Meeting, the Company anticipates
                                            consummating the Asset Sale, if at all, on or about September 15,
                                            1998 (the "Closing Date"). Sportcraft has informed Escalade that
                                            Sportcraft will not agree to extend the closing beyond September
                                            15, 1998.


Termination...............................  The Purchase Agreement may be terminated prior to the Closing Date upon the occurrence of certain events, including (a) by mutual written consent of the parties; (b) by the Company or JEN Sports if the Asset Sale shall not have been consummated on or before
                                            September 30, 1998 due to the failure of any condition precedent;
                                            (c) by JEN Sports if the Company commences negotiations concerning an alternative acquisition proposal; (d) by JEN Sports upon the commencement of certain tender offers or change in control of
                                            Escalade followed by the Escalade stockholders rejecting the Asset
                                            Sale or the Special Meeting being delayed beyond September 15, 1998;
                                            (e) by JEN Sports if Escalade's Board of Directors withdraws its recommendation to Stockholders to approve the Asset Sale or recommends an alternative transaction to Stockholders; and (f) by either party if the other party materially breaches its
                                            representations or warranties or fails to perform its covenants or agreements and such breach is continued without cure for a period of
                                            30 days after the breaching party's receipt of notice of breach.
                                            Sportcraft has asserted that Escalade has breached its representations and warranties in the Purchase Agreement based on Sportcraft's belief that 1998 sales prospects for the Escalade Sports business have materially declined to an extent that constitutes a material adverse effect in the business and in Sportcraft's ability to operate the business after Closing to achieve the desired levels of financial performance. Escalade does not believe that Escalade or the Selling
                                            Parties have breached their representations and warranties nor that a material adverse effect has occurred.


Termination Fee...........................  If the Purchase Agreement is terminated by JEN Sports upon certain events, Escalade will be obligated to reimburse Sportcraft for all of its reasonable out of pocket expenses incurred in connection with the transaction prior to termination and/or to pay to Sportcraft a termination fee of up to $3.5 million. Sportcraft has informed Escalade that, upon Sportcraft's anticipated
                                            termination of the Purchase Agreement, Sportcraft will seek reimbursement of its expenses and payment of a termination fee in the event Escalade engages in a similar transaction within twelve months of the termination of the Purchase Agreement. Based upon the assertions made by Sportcraft to date, Escalade does not intend to make any such payments to Sportcraft if Sportcraft terminates the Purchase Agreement.


Liquidated Damages........................  In the event the Company or the Selling Parties terminates the
                                            Purchase Agreement in certain events, the Company will be entitled to recover from Sportcraft and JEN Sports liquidated damages of
                                            $3.5 million and to be reimbursed for all of its reasonable out of pocket expenses incurred in connection with the transaction prior to termination. If Sportcraft fails to consummate the Asset Sale,
                                            Escalade will continue to evaluate the facts and circumstances resulting in such failure. If Escalade believes that Sportcraft has breached the Purchase Agreement, Escalade anticipates that it would seek liquidated damages and the reimbursement of Escalade's expenses from Sportcraft.










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




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
Indemnification...........................  Under the terms of the Purchase Agreement, a  breach of a representation or warranty, or a breach or nonfulfillment of any agreement or covenant therein by any party may give rise to indemnification obligations which, generally, will survive the Closing Date and terminate and expire on the earlier of (a)
                                            60 days following the receipt of audited financial statements for the period ended December 31, 1999 of the Sporting
                                            Goods business then conducted by JEN Sports and (b) June
                                            30, 2000, provided however, that certain representations,
                                            warranties, agreements, covenants and indemnities survive
                                            and continue beyond the Closing for a longer period of time.
                                            Although the Company's indemnification obligations are
                                            limited in most cases to $8.0 million in the aggregate, under certain circumstances the Company may be required to
                                            indemnify JEN Sports in amounts in excess of $8.0 million.

Interests of Certain Persons
in the Asset Sale.........................  The Company's executive officers and directors have no interest in the Asset Sale beyond their interests as
                                            Stockholders generally.

No Dissenters' Rights.....................  Because Escalade Common Stock is traded on the Nasdaq
                                            National Market, Escalade's
                                            Stockholders will not have any
                                            appraisal rights as dissenting
                                            stockholders by reason of the Asset
                                            Sale under Indiana law.

Tax Consequences..........................  The Proceeds from the Asset Sale will be subject to federal, state and local taxes payable by Escalade and the Selling
                                            Parties.  Escalade's Stockholders will not have any tax
                                            consequences from the Asset Sale because no portion of the
                                            Proceeds will be distributed to the Escalade Stockholders.

PROPOSAL 2 -- THE CORPORATE NAME CHANGE:

Proposed Amendment to
Articles of Incorporation.................  To authorize the amendment of the Company's Amended
                                            Articles of Incorporation to change the name of the Company to Martin Yale Group, Inc., but only if the Purchase
                                            Agreement is approved and the Asset Sale is consummated.








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




--------------------------------------------------------------------------------


Reasons for the Corporate
Name Change and
Recommendation of Escalade's
Board of Directors........................  The terms of the Purchase Agreement require the Company to change its corporate name as the rights to use the names
                                            "Escalade," "Escalade Sports," "Indian Industries" and
                                            "Harvard Sports" are to be sold to JEN Sports as part of the
                                            Asset Sale.  Escalade's Board of Directors believes that the
                                            Martin Yale name is well established in the office products industry and that aligning the Company's name with its major brand name will help the Company attain greater name
                                            recognition following the Asset Sale.  ESCALADE'S
                                            BOARD OF DIRECTORS HAS APPROVED THE
                                            AMENDMENT TO THE COMPANY'S AMENDED
                                            ARTICLES OF INCORPORATION AND
                                            RECOMMENDS THAT STOCKHOLDERS VOTE FOR
                                            THE AMENDMENT TO THE COMPANY'S
                                            AMENDED ARTICLES OF INCORPORATION TO
                                            EFFECT THE CORPORATE NAME CHANGE.

HISTORICAL FINANCIAL DATA.................  See "SELECTED HISTORICAL FINANCIAL DATA."

UNAUDITED PRO FORMA FINANCIAL
INFORMATION...............................  See "SELECTED UNAUDITED PRO FORMA FINANCIAL
                                            DATA" and "UNAUDITED PRO FORMA FINANCIAL
                                            STATEMENTS."




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






                               THE SPECIAL MEETING

         This Proxy Statement and accompanying form of proxy are being furnished to the Escalade Stockholders in connection with the solicitation of proxies by the Escalade Board of Directors for use at the Special Meeting and at any adjournment or postponement thereof.

DATE, TIME AND PLACE



         The Special Meeting will be held on September 15, 1998, at 8:00 a.m., Evansville, Indiana time, at the Company's principal executive offices located at 817 Maxwell Avenue, Evansville, Indiana.


PURPOSE OF THE SPECIAL MEETING

         At the Special Meeting, Escalade's Stockholders will be asked to consider and vote upon a proposal to approve the Asset Sale and the Purchase Agreement, whereby Escalade and the Selling Parties would sell substantially all of the assets of the Company's Sporting Goods Business to JEN Sports for $74.5 million in cash, subject to certain upward or downward adjustments that may be made in accordance with the Purchase Agreement based on closing net working capital of the Sporting Goods Business. A copy of the Purchase Agreement is attached hereto as Appendix A, and the description of the Asset Sale contained in this Proxy Statement is qualified in its entirety by reference to Appendix A. See "PROPOSAL 1--THE ASSET SALE."

         Escalade's Stockholders will also be asked to authorize an Amendment to the Company's Amended Articles of Incorporation to change the Company's name to Martin Yale Group, Inc. This proposal, if approved by the Stockholders, will be implemented only if the Asset Sale is approved and consummated and will be effected by the filing of Articles of Amendment to the Company's Amended Articles of Incorporation with the State of Indiana. A copy of the proposed amendment is attached hereto as Appendix B. See "PROPOSAL 2--THE CORPORATE NAME CHANGE."

         The Stockholders also may consider and vote upon such other matters as are properly brought before the Special Meeting, including proposals to adjourn the Special Meeting to permit further solicitation of proxies by the Board of Directors in the event that there are not sufficient votes to approve the Asset Sale and the Corporate Name Change at the time of the Special Meeting; provided, however, that no Proxy which is voted against the Purchase Agreement will be voted in favor of adjournment to solicit further proxies for such proposal. As of the date hereof, the Board of Directors knows of no business that will be presented for consideration at the Special Meeting, other than the matters described in this Proxy Statement.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

         The Board of Directors has fixed the close of business on July 10, 1998 as the record date (the "Record Date") for the determination of Stockholders entitled to notice of and to vote on each matter submitted to a vote at the Special Meeting and any adjournment(s) or postponement(s) thereof. On the Record Date, the Company had outstanding 3,105,250 shares of no par value common stock, entitled to one vote per share (the "Common Stock").

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Escalade Common Stock entitled to vote is necessary to constitute a quorum at the Special Meeting. Shares represented by proxies will be counted as shares present for purposes of establishing a quorum. Shares represented by proxies that are marked "abstain" also will be counted as shares present for purposes of establishing a quorum. If a quorum is not present at the Special Meeting, the Company may adjourn or postpone the Special Meeting with a vote of Stockholders.

VOTES REQUIRED

         If Stockholders specify in the accompanying proxy a choice with respect to any matter to be acted upon, the shares represented by such proxies will be voted as specified.

         Under the Indiana Business Corporation Law and the Company's Bylaws, approval of the Asset Sale and the Purchase Agreement and approval of the Corporate Name Change requires the affirmative vote of the holders of a majority of all outstanding shares of Common Stock entitled to vote thereon. Proxies which indicate abstentions and broker non-votes will have the same effect as votes against the Asset Sale and the Purchase Agreement, against the Corporate Name Change and against any proposal to adjourn or postpone the Special Meeting. IF NO INSTRUCTIONS ARE INDICATED IN THE PROXIES RETURNED TO THE COMPANY, SUCH PROXIES WILL BE VOTED "FOR" APPROVAL OF THE ASSET SALE AND THE PURCHASE AGREEMENT AND "FOR" THE AMENDMENT TO THE COMPANY'S AMENDED ARTICLES OF INCORPORATION TO EFFECT THE CORPORATE NAME CHANGE.

        As more fully described herein, the Company's directors, executive officers and their respective affiliates beneficially own in the aggregate approximately 1,030,000 of the outstanding shares of Escalade Common Stock representing approximately 33% of the votes entitled to be cast. Each such person has executed an irrevocable proxy pursuant to the Purchase Agreement which will allow JEN Sports to vote their shares in favor of the approval of the Asset Sale and the Purchase Agreement and the Corporate Name Change. See "PROPOSAL 1 -- ASSET SALE -- Directors and Officers Irrevocable Proxy."

         UNDER THE INDIANA BUSINESS CORPORATION LAW, THE HOLDERS OF THE OUTSTANDING SHARES OF COMMON STOCK WILL NOT HAVE ANY APPRAISAL RIGHTS AS DISSENTING STOCKHOLDERS BY REASON OF THE ASSET SALE.

REVOCABILITY OF PROXIES

         A Stockholder who signs and returns a proxy in the form included with this Proxy Statement may revoke it at any time before it is voted at the Special Meeting by taking one of the following three actions: (i) giving written notice of revocation to John R. Wilson, Secretary of the Company; (ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Special Meeting. Stockholders who grant an irrevocable proxy to Sportcraft in connection with the Special Meeting may not revoke such proxies pursuant to the terms thereof.

         Votes cast by proxy or in person at the Special Meeting will be tabulated by one or more inspectors of election appointed at the Special Meeting, who also will determine whether a quorum is present for the transaction of business. The expense of preparing, printing, and mailing proxy materials to Escalade's Stockholders will be borne by the Company.

PROXY SOLICITATION

         The Company will bear the costs of solicitation of proxies for the Special Meeting. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies from Stockholders by telephone, telegram, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation.


         Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Common Stock held of record by them, and such custodians will be reimbursed for their reasonable expense. The Proxy Statement and accompanying form of Proxy are being mailed to Stockholders on or about September 4, 1998.


                           PROPOSAL 1--THE ASSET SALE

         This section of the Proxy Statement describes certain aspects of the proposed Asset Sale. To the extent that the description relates to the Purchase Agreement, the following description does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached as Appendix A to this Proxy Statement and is incorporated herein by reference. All Stockholders are urged to read the Purchase Agreement, as well as other appendices in their entirety.

BACKGROUND OF AND REASONS FOR THE ASSET SALE

         Background. The Company is currently engaged in the manufacture and sale of sporting goods and office and graphic arts products. The Company and its predecessors have produced sporting goods for over 65 years and have produced office machines for over 35 years. The Company currently manufactures sporting goods in Evansville, Indiana, San Diego, California and Tijuana, Mexico. The Company currently manufactures office and graphic arts products in Wabash, Indiana, Los Angeles, California and Tijuana, Mexico. Other than for services provided by the Company's executive officers and the ability to share financial resources, the Company's Sporting Goods Business and Office Products Business are operated autonomously and virtually no synergies exist between these two diverse lines of business.

         For many years, Escalade's Board of Directors (the "Escalade Board") has been concerned about the Company's lack of a clear identity in the financial markets and the Board's belief that Escalade's Common Stock was significantly undervalued in the markets. The Escalade Board concluded then, and continues to believe, that the historical low trading volume in Escalade's Common Stock is due in part to the lack of comparable companies engaged in the same divergent businesses as the Company, which makes it more difficult for financial analysts and investors to assess the Company's value and to take an active interest in the Company. Beginning in 1993, the Escalade Board began to consider in detail strategic alternatives to maximize shareholder value and to provide current liquidity for Escalade's Stockholders.

         In October 1994, the Escalade Board determined that separating the Company's Sporting Goods Business and Office Products Business would be in the best interests of Escalade's Stockholders and would enhance shareholder value. At that time, the Escalade Board believed that this could best be accomplished through a tax-free spinoff of the Company's shares of Martin Yale to Escalade's Stockholders and the Company publicly announced its intention to proceed with a spinoff of Martin Yale. However, by the second quarter of 1995, Escalade's management informed the Escalade Board that based on discussions with the Internal Revenue Service it did not appear likely that the proposed Martin Yale spinoff would be granted tax-free treatment. In addition, anticipated improvements in the performance of the Sporting Goods Business were not being achieved as rapidly as desired. Upon consideration of these developments, the Escalade Board concluded that Escalade's management should focus its efforts on improving the performance of the Sporting Goods Business and that further consideration of the proposed Martin Yale spinoff should be delayed until such improvements were attained and tax issues resolved.

         By the end of 1995, Escalade's management was progressing in improving the performance of the Sporting Goods Business. Following Escalade's annual meeting of stockholders in April 1996, the Escalade Board then began to again consider strategic alternatives to enhance shareholder value. Although the Escalade Board continued to remain interested in a spinoff of Martin Yale, the Escalade Board concluded that additional improvements in the Sporting Goods Business were desirable to improve the likelihood that each of the Sporting Goods Business and the Office Products Business could succeed independently. However, the Escalade Board also believed that it was important to provide Escalade's Stockholders with liquidity for their shares of Escalade Common Stock in light of the continued thin public trading market for Escalade Common Stock.

         During the summer of 1996, the Escalade Board concluded that shareholder value and liquidity could be enhanced through the Company's repurchase of a portion of the outstanding shares of Escalade Common Stock. The Escalade Board further determined that such repurchases could be best, and most fairly, accomplished by conducting a partial self tender offer for Escalade Common Stock so that all Escalade Stockholders who desired to sell shares would have an opportunity to participate on a proportionate basis. The Escalade Board also concluded that, because the then current market value of Escalade Common Stock did not likely reflect its actual value, each Escalade Stockholder should be given an opportunity to select his desired sale price within a range of prices established by the Board in a process commonly known as a "Dutch Auction" tender offer.

Accordingly, in August 1996, the Company commenced a Dutch Auction partial self tender offer for up to 1,000,000 shares of Escalade Common Stock at a price between $6 and $10 per share. In response to this offer, Escalade's Stockholders tendered more than 1,000,000 shares and the Company repurchased 1,016,682 shares in September 1996 at a price of $8.875 per share. All tenders of shares of Escalade Common Stock at prices greater than $8.875 per share were rejected by Escalade and no such shares were purchased.

         Based on the oversubscribed nature of the 1996 Dutch Auction, the Escalade Board continued to focus on the need to enhance shareholder value and to provide ongoing liquidity for Escalade Stockholders. Through the summer of 1997, the Escalade Board directed Escalade's management to identify strategic alternatives including, without limitation, self-tender offers, potential acquisitions, joint ventures, mergers, strategic alliances, spinoffs and the sale of all or part of the Company. As part of this process, Escalade's management undertook a review of the businesses, prospects and strategies of each operating unit of the Company and its subsidiaries.

         On September 18, 1997, at a regularly scheduled Board meeting, Robert
E. Griffin, Escalade's Chairman and Chief Executive Officer, and C.W. "Bill" Reed, Escalade's President, reported that they had identified and preliminarily explored a number of possible corporate actions to enhance shareholder value and provide liquidity for holders of Escalade Common Stock. The proposed spin-off of Martin Yale again was seriously considered, but was considered by management and the Escalade Board to be infeasible due to uncertain tax consequences and possible resulting limitations on future business operations. Based on renewed discussions with the Internal Revenue Service in the summer of 1997, Escalade's management and independent accountants again concluded that substantial uncertainty existed as to whether such a spin-off would be granted tax-free treatment. If not, the distribution of Martin Yale stock to the Escalade Stockholders would be taxable as a dividend, which the Escalade Board considered to be particularly undesirable because the Company would not be distributing any cash to Stockholders that could be used to pay such taxes. Escalade's management also considered it to be a negative factor that even if a spin-off of Martin Yale could be accomplished on a tax-free basis, both Martin Yale and the resulting Escalade would be subject for a period of at least two years thereafter from selling one or both of those entities in whole or in substantial part. In light of the Escalade Board's desire to enhance shareholder value, it was not deemed desirable to preclude possible future transactions.

         Messrs. Griffin and Reed also discussed the possible sale of the Company, in whole or in part. Based largely on the Board's belief that the Company's value has not been fully recognized due to the dichotomy of the Sporting Goods Business and the Office Products Business, the Escalade Board did not believe that a sale of the entire company would likely provide full value to Escalade's Stockholders. The Escalade Board also concluded that it would not be desirable to divest the Office Products Business in light of its consistent and relatively profitable operating results. However, because the performance of the Sporting Goods Business historically has been more volatile than the Office Products Business and has experienced increasing competition over recent years, the Escalade Board determined that further exploration of a possible sale of the Sporting Goods Business, in whole or in part, should be undertaken by Escalade's management.

         In making this determination, the Escalade Board considered management's concerns that the Sporting Goods Business has historically been more volatile than the Office Products Business primarily due to annual changes in the mix of sporting goods customers and cyclical popularity of various sporting goods product lines. Sporting goods customers include national retail distributors, such as K-Mart, Wal-Mart and similar entities, who often make their buying decisions based largely on the price of the products offered and special promotions that may be offered for various products. Such price competition and promotions can cause significant differences in orders obtained by the Sporting Goods Business from year to year. The buying patterns of sporting goods customers also vary over time to reflect changes in consumer preferences for sporting goods products. Such changes can significantly impact the profit margins of various product lines and/or of particular products within product lines. This has resulted in the Company deciding to stop manufacturing product lines such as fitness equipment and yard games and to reduce production of higher priced high performance archery equipment in favor of increased production of lower end archery sets. The Company has also responded by adding profitable new product lines and products from time to time, such as shot clock basketball, but which require increased capital expenditures, advertising costs and employee training in order to obtain market share. Management also noted that the Sporting Goods Business is very seasonal in nature causing the Company to incur borrowing costs in the first six months of the year in expectation of strong fourth quarter sales in contrast to the relatively consistent pattern of sales for the Office Products Business during a fiscal year.

         The Escalade Board also considered that the factors creating volatility in the Sporting Goods Business have also been the major factors contributing to the declining sales revenues that the Sporting Goods Business has experienced since 1994. During this time period, the Company has attempted to offset the effects of lower gross revenues in the Sporting Goods Business by improving its operations in this business segment. The Company has worked to improve profitability of the Sporting Goods Business by improving the productivity of its work force, by lowering its payroll through work force reductions at various locations and by reducing the amount of unusable scrap materials created by its manufacturing processes. The Escalade Board agreed that, although additional improvements in these areas can continue to be achieved, significant progress had been made which would likely enhance the Company's ability to obtain a favorable price for the Sporting Goods Business.

         The Escalade Board also determined at the September 18, 1997 meeting that the Company should consider conducting a second Dutch Auction partial self tender offer in an effort to meet the needs and desires of Escalade Stockholders who desired additional liquidity on a current basis. The Escalade Board further concluded that if a second Dutch Auction partial self tender was to proceed, then it would be in the best interests of the Company and Escalade's Stockholders to do so prior to reaching any definitive conclusions regarding a possible sale of the Sporting Goods Business because of the relative certainty that the Company could finance such repurchases under then existing conditions.

         Following the September 18, 1997 meeting of the Escalade Board, Escalade's management investigated the Company's ability to obtain financing for a possible Dutch Auction partial self tender offer and considered engaging a financial advisor to assist the Company with any possible sale of the Sporting Goods Business. On October 28, 1997, the Escalade Board met in a special meeting and approved the commencement of a Dutch Auction partial self tender offer for up to 1,000,000 shares at a price between $11 and $14 per share. The Escalade Board also approved the engagement of CIBC Oppenheimer as the Company's financial advisor to work with the Company in seeking to sell the Sporting Goods Business. The Company then commenced the Dutch Auction partial self tender offer in November 1997, at which time the Company also publicly announced its engagement of CIBC Oppenheimer to explore the possible sale of the Sporting Goods Business. In response to the 1997 Dutch Auction, Escalade's Stockholders tendered 117,766 shares which the Company repurchased in December 1997 at a price of $14 per share.

         The Escalade Board believes that the relatively few number of shares tendered in the 1997 Dutch Auction and the rising market price for Escalade Common Stock following the Company's announcement of the possible sale of the Sporting Goods Business supported the Board's view that Escalade Common Stock has been undervalued in the market and that a separation of the Sporting Goods Business and the Office Products Business would enhance shareholder value. Based on these views, Escalade's management, through CIBC Oppenheimer, then proceeded to actively seek out potential buyers for the Sporting Goods Business.

         During January 1998, CIBC Oppenheimer and the Company developed a list of 37 third parties who they believed would have a potential interest in acquiring the Sporting Goods Business. CIBC Oppenheimer then initiated contact with these prospective acquirors and provided preliminary information to 23 candidates who indicated interest. By March 1998, CIBC Oppenheimer and the Company had narrowed the field of potential suitable candidates indicating a substantial interest to six entities, who were then provided an opportunity to commence limited due diligence on the Company's Sporting Goods Business prior to submitting a definitive proposal to acquire the Sporting Goods Business.

         At a regularly scheduled meeting of the Escalade Board on March 14, 1998, Mr. Griffin updated the Board as to the current status of a potential sale of the Sporting Goods Business. Mr. Griffin also reported that all of the potential buyers were interested in the acquisition of the entire Sporting Goods Business and that both CIBC Oppenheimer and Escalade's management believed that a sale of the entire Sporting Goods Business would provide better value to Escalade's Stockholders rather than a sale of various pieces. The Escalade Board then again discussed the rationale for exploring the sale of the Sporting Goods Business and reaffirmed their previous conclusions that the Company's prospects are better served by focusing on a single business segment. The Escalade Board also reaffirmed that the volatility and risks associated with the Sporting Goods Business, including seasonality, credit risks of major customers, increased competition and greater capital requirements, make the sale of the Sporting Goods Business more desirable than a sale of the Office Products Business which has been a higher margin, less volatile business for the Company.

         During the four weeks between March 15 and April 15, four of the invited six potential bidders conducted further due diligence on the Sporting Goods Business. On April 22, 1998, two of those four potential acquirors, including Sportcraft, submitted non-binding letters of intent to buy the Sporting Goods Business. These two letters of intent were considered by the Escalade Board at its regularly scheduled Board meeting on April 25, 1998. At that meeting, the Escalade Board reviewed and discussed at length the two letters of intent and directed Escalade's management to continue negotiations with both potential acquirors to elicit the best possible terms. Mr. Griffin also reported that the two potential bidders who elected not to submit bids were financial buyers with no ties to the sporting goods industry.


        During May 1998, CIBC Oppenheimer negotiated with Sportcraft and the other interested bidder for the sale of the Sporting Goods Business. Both parties increased their initial bids during this time period and other aspects of the respective offers were clarified, including without limitation the terms of Escalade's potential indemnification obligations following the sale, the financial resources of each party necessary to consummate the transaction and proposed adjustments to the purchase price. By mid-May 1998, Escalade's management concluded, with CIBC Oppenheimer's and proposed adjustments to the purchase price assistance, that the Sportcraft bid of $74.5 million in cash represented a fair price for the Sporting Goods Business. The other bidder informed CIBC Oppenheimer that it would not submit a higher bid and neither the Company nor CIBC Oppenheimer believed that any other third party would be likely to make a higher offer than Sportcraft's bid.

        The Company and CIBC Oppenheimer believed that Sportcraft's bid was substantially greater than the other bidder's offer, both in the initial purchase price and in the manner in which proposed purchase price adjustments would be made. The Company's management also believed that Sportcraft provided a good strategic fit with the Sporting Goods Business. Management believed that such a strategic fit would be more likely to benefit the existing customers and employees of the Sporting Goods Business by enhancing the prospects that the resulting company would be a stronger market force while maintaining continuity in manufacturing operations.

         On May 12, 1998, Escalade and Sportcraft entered into a non-binding letter of intent contemplating the sale of substantially all of the assets of the Sporting Goods Business to Sportcraft. The Sportcraft letter of intent initially provided that Sportcraft would have the exclusive right to negotiate with Escalade for the purchase of the Sporting Goods Business through June 10, 1998. Both Sportcraft and the other bidder conditioned their willingness to go forward on the right to negotiate exclusively with the Company in light of the substantial costs they would incur to complete their due diligence, to draft and negotiate a definitive agreement and to begin the process to obtain the financing necessary to complete the acquisition. The Company agreed to the exclusivity condition based upon its belief that this was a necessary inducement for Sportcraft to proceed and that Sportcraft's bid was the most attractive following many months of investigation by the Company and CIBC Oppenheimer.

         Immediately following the execution of such letter of intent, Sportcraft commenced its detailed due diligence of the Sporting Goods Business and the respective legal and financial advisors for both the Company and Sportcraft began work on the terms of the definitive asset purchase agreement. Although both parties were working diligently to reach agreement on the definitive terms of the asset purchase agreement, the parties subsequently agreed to extend the exclusivity period to June 26, 1998 to allow both parties sufficient time to reach agreement on the specific terms of the definitive agreement. Escalade and Sportcraft continued to engage in detailed, lengthy negotiations regarding the draft asset purchase agreement through their officers, counsel and financial advisors until the evening of June 25, 1998, at which time the parties believed that final agreement had been reached on all issues.

         On June 26, 1998, the Escalade Board met in a special meeting called earlier that week for the purpose of considering the Asset Sale, the terms of the Purchase Agreement and other transactions contemplated in connection with the Asset Sale, including the change in the Company's corporate name. In connection with their consideration of the terms of the Asset Sale and the Purchase Agreement, the Escalade Board received the opinion of CIBC Oppenheimer that the consideration to be received by the Company in connection with the Asset Sale was fair to the Company from a financial point of view. Upon conclusion of its consideration of the Asset Sale and the Purchase Agreement, the Escalade Board unanimously approved the Asset Sale and the Purchase Agreement. The Purchase Agreement was then executed by officers of the Company, the Selling

Parties, JEN Sports and Sportcraft on the afternoon of June 26, 1998 and Escalade immediately issued a press release announcing that it had agreed to sell the Sporting Goods Business to JEN Sports for cash consideration of $74.5 million, subject to adjustment based on closing working capital of the Sporting Goods Business in accordance with the terms of the Purchase Agreement.


         Reasons for the Asset Sale. As indicated above, the Escalade Board has devoted significant attention over the last several years to consideration of ways to enhance shareholder value and to provide liquidity for the Common Stock held by Escalade Stockholders. After consideration of various alternatives and the potential impact on the Company and the Escalade Stockholders, the Escalade Board has unanimously agreed that the sale of the Sporting Goods Business to JEN Sports as contemplated by the Purchase Agreement is in the best interests of the Company and the Escalade Stockholders, consistent with the Escalade Board's long-term objectives of enhancing shareholder value and providing ongoing liquidity for Escalade Common Stock.


         In deciding to approve the Asset Sale on the terms contained in the Purchase Agreement, the Escalade Board considered the following factors at its special meeting on June 26, 1998 (which factors had also been previously considered in detail at the regular meetings of the Escalade Board held on September 18, 1997, March 14, 1998 and April 25 1998):

                  (i) the anticipated benefits to Escalade's Stockholders by focusing the Company's efforts on a single industry and by creating a clear identity for the Company in the financial markets, which the Escalade Board believes will enhance shareholder value by facilitating the ability of analysts and investors to compare the Company's performance to its direct competitors and to actively create a market in Escalade Common Stock to improve liquidity;

                  (ii) the Company's demonstrated ability to operate its Office Products Business in a consistent, profitable manner, and the opportunity for the Company to use the Proceeds from the Asset Sale to build the Office Products Business through expansion and/or acquisitions, for working capital and to repay outstanding indebtedness under its credit facilities;

                  (iii) the uncertain future for the Company's Sporting Goods Business arising from, among other factors, the seasonal nature of the Company's Sporting Goods Business, the credit risks associated with several large customers in the Sporting Goods Business, the emergence and growth of strong competitors in the sporting goods business who have made substantial investments in marketing and advertising, and the ongoing capital expenditures that may be required to continue to maintain the Company's current market share in the sporting goods industry;

                  (iv) the ability of the Company in recent years to resolve operational problems necessary to improve the performance of its Sporting Goods Business, which the Escalade Board believes is a significant contributing factor in the Company's ability to obtain a desirable price for the Sporting Goods Business at this time;

                  (v) the fact that Sportcraft's offer to pay $74.5 million in cash for the Sporting Goods Business exceeded all other third party offers and indications of interest, following a thorough search for interested and qualified buyers conducted on the Company's behalf by CIBC Oppenheimer;

                  (vi) CIBC Oppenheimer's presentation to the Escalade Board at the June 26, 1998 special meeting of the Board and CIBC Oppenheimer's verbal and written opinion as of that same date that the consideration to be received by the Company pursuant to the Purchase Agreement is fair to Escalade from a financial point of view;

                  (vii) the financial viability of Sportcraft and the likelihood that the Asset Sale will be consummated on the terms set forth in the Asset Purchase Agreement;

                  (viii) the condition that the closing of the Asset Sale is subject to obtaining the approval of a majority of the outstanding shares of Escalade Common Stock at the Special Meeting; and

                  (ix) the terms and conditions of the Purchase Agreement, which were the result of substantial negotiations conducted at arms' length.

         These factors were considered collectively by the Escalade Board, without giving specific weight to any particular factor.

         The Escalade Board also considered a number of potential negative factors relating to the Asset Sale including, without limitation, the following:

                  (i) the fact that the Sporting Goods Business contributes approximately 73% of the Company's total revenues and constitutes approximately 65% of the Company's total assets, such that immediately following the Asset Sale the Company's operations will be significantly smaller;

                  (ii) the uncertainty that exists as to whether the Company will be able to utilize the Proceeds from the Asset Sale to successfully grow the Office Products Business in a profitable manner that will ultimately increase shareholder value and provide ongoing liquidity for Escalade Common Stock;

                  (iii) the significant increase in the market price for Escalade Common Stock from approximately $11 per share in September 1997 to more than $21 per share immediately prior to the announcement of the Asset Sale on June 26, 1998, which market price may be difficult to sustain following the Asset Sale in light of the Company's smaller size and expected lower earnings per share prior to realizing the expected benefits from the planned expansion of the Office Products Business;

                  (iv) the taxable nature of the Asset Sale to the Company, which is expected to result in after tax proceeds to the Company of approximately $55.5 million prior to the payment of expenses relating to the Asset Sale; and

                  (v) the fact that no portion of the Proceeds from the Asset Sale is expected to be distributed to Escalade's Stockholders in light of the Escalade Board's determination that the Escalade Stockholders will obtain greater value for their shares in the long term as a result of the Company reinvesting such Proceeds in the Office Products Business rather than subjecting the Stockholders to additional taxes that would be payable on any amounts distributed to them and thereby diminishing the benefits expected to be obtained from the sale of the Sporting Goods Business.

         The Escalade Board also considered that CIBC Oppenheimer had been retained on June 26, 1998 by Sportcraft to assist in financing JEN Sports' acquisition of the Sporting Goods Business. Although the Escalade Board recognized that Sportcraft's engagement of CIBC Oppenheimer created a potential conflict of interest that theoretically could have resulted in some preference being accorded to Sportcraft's bid, neither the Board nor the Company's management believed that any such preference had been exhibited to date nor that the potential conflict of interest was likely to be problematic following the execution of the Purchase Agreement. The Escalade Board recognized that CIBC Oppenheimer is a large, reputable institution and that the persons working with the Company in connection with the negotiation and sale of the Sporting Goods Business would not be involved in either negotiating the terms of the financing with Sportcraft or working with Sportcraft to complete the financing. Accordingly, in the course of its overall deliberations, the Escalade Board considered the CIBC Oppenheimer potential conflict of interest to be a neutral factor that had no significant impact on the Board's decision to approve proceeding with the Asset Sale.

         The Escalade Board discussed these issues at length, which constituted all of the material factors considered by the Board. Upon such discussion, the Escalade Board determined that the strategic and economic advantages of proceeding with the Asset Sale outweighed these potential negative factors.



RECENT DEVELOPMENTS; MATERIAL UNCERTAINTY OF CLOSING THE ASSET SALE

         Sportcraft has recently informed Escalade of three conditions that Sportcraft believes will not be met as required for the closing of the Asset Sale to occur under the terms of the Purchase Agreement. These conditions are:
(1) uncertainty regarding Sportcraft's ability to obtain the necessary financing to pay the agreed upon $74.5 million purchase price for the assets of Escalade Sports; (2) whether Escalade will be able to obtain the consent by the licensor to the assignment to JEN Sports of a material licensing agreement under which Indian is the licensee; and (3) Sportcraft's belief that Escalade has breached its representations and warranties in the Purchase Agreement based on Sportcraft's belief that 1998 sales prospects for the Escalade Sports business have materially declined to an extent that constitutes a material adverse effect in the business and in Sportcraft's ability to operate the business after Closing to achieve the desired levels of financial performance.

         Sportcraft has further informed Escalade that based upon Sportcraft's belief that Escalade and the Selling Parties will not satisfy all of the conditions to closing, including one or more of the reasons described above, Sportcraft intends to terminate the Purchase Agreement when permitted to do so under the terms thereof. Sportcraft also informed Escalade that Sportcraft believes it would be appropriate for the parties to discuss whether it would make sense to consider an early termination of the Purchase Agreement in order to minimize fees and expenses for both parties.

         Although Escalade's desire was and is to consummate the Asset Sale and not to terminate the Purchase Agreement, Escalade was willing to meet to discuss the above issues with the understanding that the parties would agree to mutually terminate the Purchase Agreement if a mutually satisfactory resolution could not be reached. Sportcraft was only willing to meet for this purpose if all parties would agree in advance to waive all rights against each other in the event that the Purchase Agreement was terminated. While Escalade was willing to meet either with or without any such waiver, Escalade would not agree to Sportcraft's demand that Escalade also waive its rights to seek consequential damages from Sportcraft under a confidentiality agreement dated January 20, 1998 in the event that Sportcraft had misused to Escalade's detriment any confidential information obtained from Escalade during the sale process. As a result, the negotiations between the parties over the terms and conditions upon which Escalade and Sportcraft could meet to discuss the above issues were unsuccessful.

         Escalade has informed Sportcraft that Escalade does not believe that it or the Selling Parties have breached their representations and warranties nor that a material adverse effect has occurred. Escalade has also informed Sportcraft that Escalade believes that it will obtain all required third party consents to the assignment to JEN Sports of two material licensing agreements and of two material real estate leases, and that all other conditions required of Escalade and the Selling Parties pursuant to the terms of the Purchase Agreement will be satisfied. To date, Escalade has obtained the consent of one of the licensors and one of the landlords. Escalade is continuing to discuss the terms of the desired consents with the other licensor (who is the licensor from whom Sportcraft does not believe consent will be obtained) and landlord, and Escalade believes that consents satisfying the terms of the Purchase Agreement will be obtained. However, there can be no assurances that Escalade will be successful in satisfying all of its conditions to closing, that Sportcraft will accept the consents to assignment that Escalade expects to obtain nor that Sportcraft will not assert that one or more other closing conditions are not satisfactory to it. In addition, although Sportcraft has informed Escalade that Sportcraft intends to fully satisfy its obligations under the Purchase Agreement, Escalade is uncertain whether Sportcraft will obtain its financing and/or fulfill the other closing conditions required to be satisfied by Sportcraft.

         Notwithstanding the material uncertainty that exists as to whether the Asset Sale will be consummated, Escalade's Board of Directors and management believe that consummating the Asset Sale on the terms contained in the Purchase Agreement continues to be in the best interests of the Escalade Stockholders. Accordingly, Escalade is proceeding to take all required action to close the Asset Sale, including the mailing of this Proxy Statement and obtaining Stockholder approval of the Asset Sale at the Special Meeting, such that Escalade and the Selling Parties will be prepared to consummate the Asset Sale on September 15, 1998. However, even if Escalade Stockholders approve the Asset Sale, there can be no assurances that the Asset Sale will be consummated.

         In determining how to vote at the Special Meeting, Escalade Stockholders should consider that the absence of Stockholder approval would constitute the failure of a condition to closing that would permit Sportcraft to terminate the Purchase Agreement and would make it legally impossible for Escalade to consummate the Asset Sale. Therefore, the lack of Stockholder approval would result in the loss of a transaction that Escalade's Board of Directors and management believe to be in the best interests of the Escalade Stockholders. In addition, if the Purchase Agreement terminated based solely upon the failure of the Escalade Stockholders to approve the Asset Sale, then the Purchase Agreement would provide that each party would pay their own out-of-pocket expenses incurred in connection with the transaction. However, Sportcraft also could continue to assert that it was terminating the Purchase Agreement based upon Escalade's alleged breaches of the Purchase Agreement and demand that Escalade reimburse Sportcraft for all of its out-of-pocket expenses plus the payment of a termination fee of up to $3.0 million if Escalade entered into an alternative transaction within the 12 months following the Asset Sale. On the other hand, Escalade believes that the failure of the Escalade Stockholders to approve the Asset Sale would make it significantly more difficult for Escalade to be successful in seeking liquidated damages of $3.5 million and the reimbursement by Sportcraft of Escalade's out-of-pocket expenses even if Escalade could ultimately establish that Sportcraft had breached its obligations under the Purchase Agreement. Accordingly, Escalade believes that obtaining Stockholder approval of the Asset Sale will enhance Escalade's future prospects, either by enabling the Asset Sale to proceed or by improving the Company's ability to seek its remedies against Sportcraft in the event that the Asset Sale is not consummated. See "-- Termination of the Purchase Agreement," "-- Termination Fee," "-- Liquidated Damages" and "-- Potential Consequences of Terminating the Purchase Agreement."


RECOMMENDATION OF THE ESCALADE BOARD OF DIRECTORS

         As discussed under "-- Reasons for the Asset Sale", Escalade's management and its Board of Directors agreed on June 26, 1998 that it was in the best interests of Escalade and the Escalade Stockholders to sell the assets of Escalade Sports to JEN Sports and Sportcraft on the terms set forth in the Purchase Agreement. Escalade's management subsequently has discussed the recent developments described under "-- Recent Developments; Material Uncertainty of Closing the Asset Sale" with Escalade's directors, and Escalade continues to believe that it is in the best interests of Escalade and the Escalade Stockholders to proceed with the Asset Sale notwithstanding the material uncertainty that currently exists as to whether or not the Asset Sale will be successfully consummated. ACCORDINGLY, ESCALADE'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE ASSET SALE AND THE PURCHASE AGREEMENT.

OPINION OF FINANCIAL ADVISOR

         Escalade retained CIBC Oppenheimer in October 1997 to act as its financial advisor and to identify potential acquirors in connection with its consideration of a sale of Escalade Sports. Escalade also retained CIBC Oppenheimer to render an opinion to Escalade's Board of Directors as to the fairness, from a financial point of view, to Escalade of the consideration to be received by Escalade pursuant to the Purchase Agreement. Escalade based its decision to retain CIBC Oppenheimer upon Escalade's prior experiences with CIBC Oppenheimer and CIBC Oppenheimer's qualifications, expertise and experience as an investment banking and financial advisory firm. CIBC Oppenheimer, as part of its investment banking business, is regularly engaged in the business of providing valuations of businesses and securities in connection with mergers and acquisitions, underwritings, secondary distributions of securities, private placements and valuations for other purposes.

         The Purchase Agreement provides that JEN Sports, Inc. a wholly owned subsidiary of Sportcraft Limited, will acquire substantially all of the assets of Escalade Sports. The purchase price for such assets is $74.5 million in cash, subject to certain upward or downward adjustments that may be made in accordance with the Purchase Agreement.

         On June 26, 1998, CIBC Oppenheimer made a presentation to the Board of Directors of Escalade stating that as of June 26, 1998, based on the terms of the consideration to be received by Escalade as stated in the final Purchase Agreement, dated June 26, 1998, such consideration was fair from a financial point of view, to Escalade (the "Fairness Opinion"). CIBC Oppenheimer subsequently delivered its written Fairness Opinion confirming the oral Fairness Opinion that had been given to the Board of Directors of Escalade on June 26, 1998.

         The full text of the Fairness Opinion, which sets forth certain assumptions made, certain procedures followed and certain matters considered by CIBC Oppenheimer, is attached as Appendix C to this Proxy Statement. As set forth in the Fairness Opinion, CIBC Oppenheimer relied upon and assumed the accuracy and completeness of all of the financial and other information available to it from public sources and provided to it by Escalade and Escalade Sports. Representatives of Escalade and Escalade Sports provided CIBC Oppenheimer with financial forecasts for Escalade Sports for such purpose. With respect to the financial forecasts and other data concerning Escalade and Escalade Sports reviewed by CIBC Oppenheimer, the representatives of Escalade and Escalade Sports advised CIBC Oppenheimer, and CIBC Oppenheimer has assumed, that such forecasts and other data had been reasonably prepared on a basis reflecting their best currently available estimates and judgment as to the future financial performance of Escalade Sports.

         In arriving at its opinion, CIBC Oppenheimer neither made nor obtained any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Escalade Sports, nor was it furnished with any such evaluations or appraisals. CIBC Oppenheimer also assumed, without independent evaluation, the accuracy of the advice and conclusions of the parties' legal counsel and accountants with respect to tax and accounting matters. The Fairness Opinion was necessarily based on information available to CIBC Oppenheimer and on general economic, financial and stock market conditions and circumstances as they existed and could be evaluated by CIBC Oppenheimer as of June 26, 1998. No limitations were imposed by Escalade on CIBC Oppenheimer with respect to the investigations made or procedures followed by CIBC Oppenheimer.

         This summary of the written Fairness Opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the opinion which is attached as Appendix C hereto and incorporated herein by reference. Escalade's Stockholders are urged to, and should, read this opinion carefully in its entirety in conjunction with this Proxy Statement for the assumptions made, the matters considered and the limits of the review by CIBC Oppenheimer. The Fairness Opinion is directed only to the fairness, from a financial point of view, to Escalade of the consideration to be received by Escalade pursuant to the Purchase Agreement and does not address any other aspect of the Purchase Agreement. The Fairness Opinion does not constitute a recommendation to Escalade's Stockholders as to how such Stockholders should vote with respect to whether they should approve the Purchase Agreement and transactions contemplated thereby.

         In rendering the Fairness Opinion, CIBC Oppenheimer: (i) reviewed the final Purchase Agreement, dated June 26, 1998; (ii) reviewed Escalade's audited financial statements for the fiscal years ended December 1994, 1995, 1996 and 1997 and for the three months ended March 1997 and 1998; (iii) reviewed Escalade Sports' audited financial statements for the fiscal years ended December 1994, 1995, 1996 and 1997 and for the three months ended March 1997 and 1998; (iv) reviewed financial projections of Escalade Sports prepared by Escalade Sports' and Escalade's management; (v) reviewed the historical market prices and trading volume for Escalade's common stock; (vi) held discussions with senior management of Escalade Sports and Escalade with respect to the business and prospects of future growth of Escalade Sports; (vii) reviewed and analyzed certain publicly available financial data for certain companies that CIBC Oppenheimer deemed comparable to Escalade Sports; (viii) performed discounted cash flow analyses of Escalade Sports using certain assumptions of future performance provided to CIBC Oppenheimer by the management of Escalade Sports and Escalade; (ix) reviewed and analyzed certain publicly available financial information for transactions that CIBC Oppenheimer deemed comparable to the Acquisition; (x) reviewed public information concerning Escalade Sports and Escalade; and (xi) performed such other analyses and reviewed such other information as CIBC Oppenheimer deemed appropriate for the purposes of such opinion.


VALUATION OF ESCALADE SPORTS

         CIBC Oppenheimer performed three primary valuation analyses of Escalade
Sports: (i) a comparable public company analysis, which consisted of reviewing and considering certain financial and stock market data for certain publicly traded companies engaged in businesses deemed by CIBC Oppenheimer to be similar to Escalade Sports; (ii) a comparable mergers and acquisitions transaction analysis, which consisted of reviewing certain financial data of selected comparable acquisitions involving companies engaged in businesses deemed by CIBC Oppenheimer to be similar to Escalade Sports; and (iii) a discounted cash flow analysis. In establishing the range of values resulting from the application of each of these analyses, CIBC Oppenheimer made qualitative judgments as to the meaningfulness of the valuation measurements. These judgments were based on a comparable analysis of the financial performance and the growth prospects between Escalade Sports and the comparable companies, the number and similarity of comparable transactions, as well as the predictability and volatility of future earnings when assessing the relative significance of the discounted cash flow analysis. The comparable public company analysis formed the basis for the selection of appropriate multiples for Escalade Sports and certain other valuation measurements (such as operating cash flow and price per earnings multiples), as used generally for comparative purposes, were also taken into account in making such judgments.

         Comparable Company Analysis. CIBC Oppenheimer compared Escalade Sports to the following eleven companies engaged in businesses deemed by CIBC Oppenheimer to be similar to Escalade Sports (the "Comparable Companies"), each of which is publicly traded: Brunswick Corp., CML Group Inc., Johnson Worldwide Associates, Inc., Bollinger Industries Inc., Playcor, Inc., Cybex International Inc., Ajay Sports Inc., First Team Sports Inc., K2 Inc., SLM International Inc. and Variflex Inc. Using publicly available information, CIBC Oppenheimer analyzed, among other things, the market values and certain financial criteria for the Comparable Companies, including their (i) revenues, (ii) earnings before interest, taxes, depreciation and amortization ("EBITDA"), (iii) earnings before interest and taxes ("EBIT") and (iv) net income, in each case for the most recent twelve month periods for which financial data was available.

         In making these comparisons, CIBC Oppenheimer examined EBITDA, EBIT and Net Income multiples. The multiple CIBC Oppenheimer deemed most relevant, under the comparable Company Analysis was trailing twelve month ("TTM") EBITDA. The Comparable Companies examined had an average TTM EBITDA multiple of 7.0x-9.0x. CIBC Oppenheimer utilized lower 6.0x-7.0x TTM EBITDA multiples for
Escalade Sports, which were at discounts to the Comparable Companies for the following reasons: (i) Escalade Sports is significantly smaller than the Comparable Companies, (ii) has limited growth opportunities, and (iii) has had a downward historical trend in reported revenues. In addition, current sporting goods industry trends, including slow growth and rapid consolidation, have negatively impacted Escalade Sports' business. Escalade Sports does not own the brands used to market a substantial portion of its products, instead Escalade Sports licenses the brands renewed, in most cases, annually.

         CIBC Oppenheimer excluded certain statistics that it deemed to be not representative for the Comparable Companies as a group. CIBC Oppenheimer's comparison with respect to these publicly traded companies resulted in an implied aggregate value of $55.0 million to $65.0 million. This equates to an equity value range of approximately $53.6 million to $63.6 million, based on an estimated $1.4 million in debt at closing.

         Comparable Mergers and Acquisitions Transaction Analysis. Using publicly available information, CIBC Oppenheimer analyzed the consideration paid in selected merger and acquisition transactions (the "Comparable Merger and Acquisition Transactions") involving companies in businesses deemed by CIBC Oppenheimer to be similar to Escalade Sports. CIBC Oppenheimer examined the following six transactions involving companies engaged in businesses deemed by CIBC Oppenheimer to be similar to Escalade Sports over the past five years: Voit Acquisition Corporation (subsidiary of Usaha Tegas)/Voit Corp.; GreenGrass Holdings/Swing-N-Slide Corp.; HP Acquisition Corp./Bell Sports Corp.; American Brands Inc./Cobra Golf Inc.; Hedstrom Corporation/ERO Inc.; and Huffy Corporation/Sure Shot International Inc.


         In this analysis, earnings and cash flow multiples for the most recent 12 months for which financial data was available were calculated for the target companies based upon the respective purchase prices in those transactions. A comparative analysis of size, financial performance and growth prospects between Escalade Sports and the target companies in the publicly disclosed merger and acquisition transactions formed the basis for the selection of the appropriate multiples for Escalade Sports. CIBC Oppenheimer does not believe this to be the most appropriate method of valuation due to a lack of truly comparable transactions. In most transactions, the target companies had poor historical operating results which caused the resulting transaction multiples to be skewed. Given Escalade Sport's small size relative to other sporting goods manufacturers, CIBC Oppenheimer deemed it appropriate to utilize multiples of TTM EBITDA and EBIT of 7.0x and 9.7x. CIBC Oppenheimer concluded that the valuation of Escalade Sports, under a Comparable Mergers and Acquisitions Transaction Analysis, was approximately $50.0 million to $60.0 million. This equates to an equity valuation range of $48.6 million to $58.6 million, based on an estimated $1.4 million in debt at closing.

         Discounted Cash Flow Analysis. This discounted cash flow valuation is based on the assumption that the value of a business can be determined with reference to the current value of the future cash flow that the assets will generate for their owners. To establish a current value under this approach, future cash flow must be estimated and an appropriate discount rate determined. CIBC Oppenheimer performed a discounted cash flow analysis of the projected after-tax cash flow of Escalade Sports for the years ending December 26, 1998 through 2002, based on forecasts and other data provided by the managements of Escalade and Escalade Sports. A provision for the value of Escalade Sports at the end of the forecast period (a "Terminal Value") was made by applying a range of EBITDA multiples of 6.0x, 6.5x and 7.0x to Escalade Sports' projected EBITDA for the fiscal year ending December 28, 2002. These multiples are generally consistent with the Comparable Companies in the industry. The present value of the interim cash flows and the Terminal Value was then determined using a risk-adjusted rate of return (a "Discount Rate"). For purposes of such analysis, CIBC Oppenheimer used discount rates of 10.0%, 12.0%, 14.0% and 16.0%. The discounted cash flow analysis resulted in implied aggregate values for Escalade Sports ranging from $55.0 million to $65.0 million. This equates to an equity value range of $53.6 million to $63.6 million, based on an estimated $1.4 million in debt at closing.

         The summary set forth above does not purport to be a complete description of the analysis performed by CIBC Oppenheimer in this regard. The preparation of a fairness opinion involves various determinations as to the most appropriate and relative methods of financial analysis and the application of these methods to particular circumstances and, therefore, such an opinion is not readily susceptible to summary description.

         CIBC Oppenheimer was selected to act as financial advisor based upon its qualifications, expertise and reputation. CIBC Oppenheimer, as a customary part of its investment banking business, is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, private placements and valuations for estate, corporate and other purposes. CIBC Oppenheimer has performed investment banking and other services for Escalade in the past and has been compensated for such services. In addition, CIBC Oppenheimer has been retained by Sportcraft to arrange a portion of the financing necessary to fund the acquisition of Escalade Sports and was compensated for such services. The Company acknowledged CIBC Oppenheimer's potential involvement in such financing for one or more of the potential purchasers of Escalade Sports pursuant to an executed letter dated March 17, 1998.

         The analyses were prepared by CIBC Oppenheimer solely for the purposes of providing its opinion as to the fairness of the consideration under the Purchase Agreement, from a financial point of view, to Escalade. Analyses based on forecasts of future results are inherently subject to substantial uncertainties and are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of the businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold or combined. As described above, CIBC Oppenheimer's opinion and presentation to Escalade's Board of Directors was one of the many factors taken into consideration by Escalade's Board of Directors in making its determination to approve the Purchase Agreement and should not be viewed as determinative of the views of Escalade's Board of Directors or management with respect to the consideration under the Purchase Agreement.

         In connection with the proposed sale of Escalade Sports, Escalade entered into an engagement letter with CIBC Oppenheimer, pursuant to which Escalade retained CIBC Oppenheimer to render certain financial advisory and investment banking services to Escalade in connection with its desire to explore a possible sale transaction involving Escalade Sports and to provide a fairness opinion. Pursuant to such letter, Escalade agreed to pay CIBC Oppenheimer a fee upon the closing of the sale of Escalade Sports equal to 1.0% of the aggregate consideration received by Escalade up to $32.5 million, plus 3.0% of the aggregate consideration between $32.5 million and $42.5 million, plus 5.0% of the aggregate consideration in excess of $42.5 million. In addition, Escalade agreed to pay CIBC Oppenheimer a fee of $200,000 for rendering its opinion at the request of Escalade's Board of Directors in connection with the Purchase Agreement. Escalade has also agreed to reimburse CIBC Oppenheimer for its reasonable out-of-pocket expenses not to exceed $25,000 unless otherwise agreed to by Escalade. Escalade also agreed to indemnify CIBC Oppenheimer and certain related persons against certain potential liabilities arising out of the engagement of CIBC Oppenheimer, including liabilities under the federal securities laws.

         As indicated above, Sportcraft also engaged CIBC Oppenheimer on June 26, 1998 to assist Sportcraft in obtaining the financing necessary to consummate the Asset Sale. CIBC Oppenheimer believes that the fees to be earned by it are based on fee schedules which are reasonable and customary for the type of services to be provided. The fees to be paid by Sportcraft to CIBC Oppenheimer only become payable upon consummation of the financing transactions and no fees have been paid to date. Sportcraft has also agreed to indemnify CIBC Oppenheimer and certain related persons against certain potential liabilities arising out of the engagement of CIBC Oppenheimer including liabilities under the federal securities laws.

         In the ordinary course of its business, CIBC Oppenheimer may actively trade the securities of Escalade for its own account or for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

SUMMARY OF THE TERMS OF THE PURCHASE AGREEMENT

         Sale of Assets. Subject to the terms of the Purchase Agreement, at the Closing, the Company and the Selling Parties will sell, assign, transfer, convey and deliver to JEN Sports, in each case free and clear of any liens or other encumbrances, all of the assets and property of the Sporting Goods Business (the "Acquired Assets"), subject to certain assets specifically excluded in the Purchase Agreement (the "Excluded Assets"). The Acquired Assets include, among other things, the owned and leased real property used in the Sporting Goods Business; all tangible personal property such as machinery, equipment, inventories, raw materials, supplies, parts, works in progress, finished goods, furniture, automobiles, trucks, tractors, trailers, tools, jigs and dies wherever located; prepaid items; accounts receivable; securities, cash and cash equivalents; all other current assets; rights under licenses, permits, authorizations, approvals or consents; intellectual property; customer, distributor, and supplier mailing lists; rights under all written or oral contracts, agreements, guaranties, understandings, deeds, mortgages, indentures, personal property leases, licenses, commitments, undertakings, arrangements or other documents, including without limitation, all warranty, service, non-compete or confidentiality contracts (collectively the "Contracts"); insurance policies; business and financial records; certain employee plans; and shares of stock held by the Company and the Selling Parties in Harvard California and Escalade International, which represent all of the outstanding shares of stock for such subsidiaries.

         Assumption of Liabilities. Under the terms of the Purchase Agreement, JEN Sports has agreed to assume certain obligations of the Sporting Goods Business (the "Assumed Liabilities") that include, among other things; accounts payable incurred in the ordinary course of business (subject to certain limitations); post-Closing obligations under leases, distribution and licensing contracts, purchase orders and customer contracts, equipment service, warranty and other contracts; and certain post-Closing obligations of the Company and the Selling Parties, with respect to employee benefit plans assigned under the Purchase Agreement. Liabilities not assumed by JEN Sports will remain the obligations of the Company and/or the Selling Parties. In the event that JEN Sports would fail to satisfy any of the Assumed Liabilities, the Company and/or the Selling Parties could be subjected to third party claims. As discussed below, JEN Sports and Sportcraft have agreed to indemnify the Company and the Selling Parties against any such third party claims but there can be no assurances that such indemnification will be sufficient to protect the Company and the Selling Parties from future losses relating to the Assumed Liabilities.

         The Purchase Price. The Purchase Agreement provides that the Purchase Price, which will be paid in cash at Closing, will be $74.5 million plus or minus an Estimated Purchase Price Adjustment. The Estimated Purchase Price Adjustment shall be an estimate at Closing comprised of (i) a working capital-based increase or reduction based on the comparison of the Closing Net Working Capital with a Benchmark Net Working Capital of $20,344,871, and (ii) a debt-based increase or reduction based on the amount of Indebtedness to be assumed by, or refinanced by JEN Sports on behalf of the Selling Parties on the Closing Date. Within ninety (90) days of the Closing Date, JEN Sports shall cause Pricewaterhouse Coopers LLP to prepare and deliver to all parties a balance sheet of the Selling Parties as of the Closing Date (the "Closing Statement") prepared in accordance with generally accepted accounting principles ("GAAP"). This Closing Statement will be used to calculate the Actual Purchase Price Adjustment (in the same manner as the Estimated Purchase Price Adjustment was calculated), and a post-Closing payment will be made, by the Company or JEN Sports accordingly, in such amount representing the difference between the Actual Purchase Price Adjustment and the Estimated Purchase Price Adjustment (the "Post-Closing Payment"). Within 20 days following the delivery of the Closing Statement, the Company may object in writing to the

Actual Purchase Price Adjustment or the Post-Closing Payment. If Sportcraft and the Company are unable to resolve any dispute regarding the Post-Closing Payment within 20 days, such dispute will be submitted to Ernst & Young LLP as neutral auditors for a final and binding determination. Fees and expenses of such accounting firm shall be borne by the Company and JEN Sports, respectively, in the proportion that the aggregate amount of disputed items submitted to such accounting firm that is unsuccessfully disputed by such party bears to the total amount of the remaining disputed items so submitted.


         Closing. If the Purchase Agreement and Asset Sale are approved by the affirmative vote entitled to be cast by holders of a majority of all outstanding shares of Common Stock, Escalade expects that the closing of the Asset Sale (the "Closing") will take place, if at all, on or about September 15, 1998 following the satisfaction or waiver of the conditions to Closing set forth in the Purchase Agreement. Although the Purchase Agreement provides that the Closing could be at such other time as the parties may mutually determine, Sportcraft has informed Escalade that Sportcraft will not agree to extend the Closing beyond September 15, 1998. The Company anticipates that all such conditions to be satisfied by Escalade will be satisfied either prior to, or promptly after, the Company obtains the required Stockholder vote approving the Asset Sale and the Purchase Agreement.


         Representations and Warranties. The Purchase Agreement contains various representations and warranties of the Company, the Selling Parties, JEN Sports and Sportcraft. These include representations and warranties by the Company and the Selling Parties relating to, among other things: (a) the valid organization and existence, good standing and foreign qualification of the Company and the Selling Parties and similar corporate matters; (b) valid Board of Directors' authorization of the Purchase Agreement and the ancillary agreements thereto;
(c) the valid execution, delivery, performance and enforceability of the Purchase Agreement and the ancillary agreements thereto; (d) the absence of certain regulatory and third party consents or disqualifiers; (e) the accuracy of certain corporate documents provided to Sportcraft, including corporate books and records and documents filed with the Commission; (f) the preparation of financial statements in accordance with GAAP and the absence of undisclosed indebtedness and liabilities; (g) material contracts related to the Sporting Goods Business; (h) title to the Acquired Assets; (i) inventories, accounts receivable and accounts payable relating to the Sporting Goods Business; (j) litigation; (k) compliance with laws; (l) employees and employee benefit plans;
(m) brokers fees; (n) environmental matters; (o) taxes; (p) insurance; (q) intellectual property; (r) owned and leased real property used in the Sporting Goods Business; (s) conduct of the Sporting Goods Business in the ordinary course of business since fiscal year-end; (t) the valid execution, delivery and enforceability of the irrevocable proxies of the Company's directors and officers identified in the Purchase Agreement; and (u) the preparation of this Proxy Statement.

         Sportcraft's and JEN Sports' representations and warranties include those relating to, among other things: (a) the valid organization and existence, good standing and foreign qualification of Sportcraft and JEN Sports and similar corporate matters; (b) the valid authorization, execution, delivery, performance and enforceability of the Purchase Agreement and the ancillary agreements thereto; (c) absence of certain regulatory and third party consents or disqualifiers; (d) compliance with laws; (e) brokers fees; (f) commitment letters for senior and subordinated financing in connection with the Asset Sale, and; (g) the preparation of this Proxy Statement.

         Certain Covenants. Pursuant to the terms of the Purchase Agreement, the Company, the Selling Parties, JEN Sports and Sportcraft have made certain covenants including, among others, that from the date of the Purchase Agreement through the Closing, except as permitted by or contemplated in the Purchase Agreement, the Company and the Selling Parties shall carry on its respective businesses in the ordinary course and, to the extent consistent therewith: use commercially reasonable efforts to preserve intact the Sporting Goods Business and the Acquired Assets, including the present operations, physical facilities, working conditions and relationships with lessors, licensors, licensees, distributors, suppliers, customers and employees; use commercially reasonable efforts to keep available the services of each of the officers, employees, agents and independent contractors employed by or related to the Sporting Goods Business and preserve for the benefit of JEN Sports the goodwill of customers, suppliers, licensors, landlords, employees and others related to the Business; use commercially reasonable efforts to obtain third party consents to the assignment of material contracts and amendments to licenses; consult and cooperate with JEN Sports and Sportcraft concerning purchase orders and the termination of certain contracts; and cooperate in the transition of customers of the Sporting Goods Business to JEN Sports. In addition, except (a) as permitted by or contemplated in the Purchase Agreement and (b) as otherwise consented to in writing by JEN Sports, the Company and the Selling Parties have agreed, among other things, not to: (i) engage in any practice, take any action or enter into any transaction outside the ordinary course of the Sporting Goods Business; (ii) declare, set aside or pay any dividends or make any distributions with respect to the capital stock of the Company or the Selling Parties; (iii) enter into, modify or waive any material terms of any agreement, contract, lease or license to be assigned to and assumed by JEN Sports; (iv) permit or allow any Acquired Asset to become subject to any liens or sell, lease, transfer or assign any of such assets, other than sales of inventory in the ordinary course of business; (v) grant any increase, modification or change in the compensation of the Company's and the Selling Parties' directors, officers and employees outside of the ordinary course of business, or adopt, amend, modify or terminate of any employee benefit plan for the benefit of any director, officer or employee of the Selling Parties; (vi) make any material modification or change in accounting practices and policies or in its application of GAAP; (vii) enter into any transaction with certain affiliated persons or entities; (viii) issue, sell or otherwise dispose of any capital stock of the Company or the Selling Parties or grant any warrants or options to acquire such shares; (ix) make any loans or advancements to any person outside of the ordinary course of business; (x) make or agree to make any new capital expenditures in excess of $150,000 in the aggregate; (xi) delay or postpone the payment of any accounts payable or other liabilities outside the ordinary course of business; (xii) terminate any material distributor, customer or supplier, and continue to do business with such parties subject to current terms and conditions; or (xiii) commit to take any of the foregoing actions.

         Additionally, the Company, the Selling Parties, JEN Sports and Sportcraft have entered into agreements addressing, among other things, confidentiality, access to Sporting Goods' business records, notice of developments, title insurance and surveys of owned and leased real property, tax elections and other tax matters, employees and employee benefits, the preparation of this Proxy Statement and other Closing matters.

         No Solicitation. The Purchase Agreement provides that the Company and the Selling Parties shall not, directly or indirectly, through any officer, director, employee, representative or agent (a) solicit, initiate or encourage the initiation of any inquiries or proposals regarding any merger, recapitalization, sale of any of the Acquired Assets (other than sales of inventory in the ordinary course of business) or sale or exchange of shares of capital stock or similar transactions involving the Company or the Selling Parties other than the Asset Sale (an "Acquisition Proposal"); (b) except as permitted under the Purchase Agreement, engage in any negotiations or discussions concerning, or provide any non-public information to any person relating to any Acquisition Proposal; or (c) except as permitted under the Purchase Agreement, agree to, approve or recommend any Acquisition Proposal. Notwithstanding, the Board of Directors may respond to and negotiate, approve and recommend to the Stockholders any bona fide Acquisition Proposal not solicited in violation of the Purchase Agreement, provided, however, that the Board of Directors determines in good faith, based upon the advice of outside counsel, that both (i) the terms of the Acquisition Proposal presents a materially more favorable financial alternative to the Stockholders than the Asset Sale, and (ii) therefore that the Board of Directors is required under Indiana law, in order to comply with its fiduciary duties to Stockholders, to respond to and negotiate such Acquisition Proposal. In the event the Board of Directors makes such determination, it may approve and recommend such Acquisition Proposal to the Stockholders, provided, however, that the Company
(i) promptly discloses to JEN Sports and Sportcraft the identity of the party making the Acquisition Proposal, (ii) gives JEN Sports and Sportcraft a reasonable opportunity to match such offer, and (iii) promptly gives JEN Sports and Sportcraft prompt written notice of the determination of the Board of Directors to approve and recommend an alternative Acquisition Proposal.

         In the event the Board of Directors makes such permitted determination regarding an Acquisition Proposal, the Board of Directors may approve and recommend such Acquisition Proposal and terminate the Company's obligations under the Purchase Agreement, subject to the termination provisions of the Purchase Agreement. No action by The Company's Board of Directors permitted by the preceding sentence shall constitute a breach of the Purchase Agreement by the Company; provided, however, that the Company shall be obligated to pay fees as described under "PROPOSAL 1--THE ASSET SALE -- Summary of the Terms of the Purchase Agreement --Termination Fees."

         Non-Compete Obligations. Pursuant to the Purchase Agreement, the Company and the Selling Parties agree, that for a period of five years following the Closing Date, they (a) will not, directly or indirectly, run, own, manage, operate, join, control, be employed by, provide consulting services to, participate in, lend their name to, invest in or be connected in any manner with the management, ownership, operation or control of any business, venture or activity that competes, directly or indirectly, with the Sporting Goods Business; or (b) will not, directly or indirectly, without prior written consent of JEN Sports, recruit, offer employment, employ, engage as a consultant, lure or entice away any Designated Employee of Sporting Goods, or any other employee of JEN Sports to leave the employ of JEN Sports, provided, however, that the Company may employ any person: (i) who is not offered employment by JEN Sports at the Closing, (ii) who is subsequently terminated by JEN Sports, or (iii) who initiates contact with the Company on his or her own initiative without any direct or indirect encouragement of the Company, provided, however, that the Company will refrain in such situation from making any offer to hire such individual until at least six months after such person's employment with JEN Sports is terminated.

         Continued Existence. Pursuant to the Purchase Agreement, the Company has agreed, that for a period of five years following the Closing Date it will not take any action that will reasonably be likely to impair the Company's ability to fulfill its obligations under the Purchase Agreement, including, among other things, any extraordinary dividend, voluntary dissolution or liquidation, merger or consolidation in which the Company is not the surviving corporation or sale of all or substantially all of its stock or assets, unless, prior to any such action, the Company delivers to Sportcraft an irrevocable letter of credit in an amount of $8 million less any indemnification payments made to date. Such letter of credit will be used to secure the Company's indemnification obligations under the Purchase Agreement subsequent to the consummation of any of the above described actions, and shall terminate upon the latter of the fifth anniversary of the Closing Date or the resolution of any indemnification claims pending at the fifth anniversary of the Closing Date.

         Conditions to Closing. The respective obligations of the parties to consummate the Asset Sale are subject to the satisfaction or waiver of the Closing conditions as specifically set forth in the Purchase Agreement. Such conditions to JEN Sports and Sportcraft's obligation to close include, among others, (a) the representations and warranties of the Company and the Selling Parties contained in the Purchase Agreement are true and correct as of the Closing Date; (b) the Company and the Selling Parties shall have performed and complied with all of their covenants, agreements and obligations required by the Purchase Agreement through the Closing Date; (c) the absence of any litigation which could reasonably be expected to prevent the consummation of the transactions contemplated by the Purchase Agreement, cause any of such transactions to be rescinded following consummation or adversely affect Sportcraft's ability to own and operate the Sporting Goods Business after the Closing; (d) the absence of any material adverse changes in the Sporting Goods Business; (e) the Company and the Selling Parties shall have obtained any necessary consents from its lenders under its Bank Facility and the release of any and all liens relating to the Acquired Assets and the release of certain guaranties; (f) JEN Sports receipt of financing on terms and conditions consistent with its Commitment Letters; (g) JEN Sports receipt of title insurance and surveys of the owned real property and title insurance for the leased real property related to the Business in form reasonably acceptable to JEN Sports within 30 days of the execution of the Purchase Agreement, and the cure by the Selling Parties of any Title Objections, if any, within 30 days of receipt of notice, provided, however, that the Selling Parties shall not be obligated to spend more than $100,000 to cure such title matters; (h) the Purchase Agreement and the Asset Sale shall have been approved and adopted by the Stockholders as required; and (i) the Company and the Selling Parties shall have obtained consents from third parties with respect to the assignment of certain Contracts.

         Conditions to the Company's and the Selling Parties' obligation to close include, among others, (a) the representations and warranties of JEN Sports and Sportcraft contained in the Purchase Agreement are true and correct as of the Closing Date; (b) JEN Sports and Sportcraft shall have performed and complied with all of their covenants, agreements and obligations required by the Purchase Agreement through the Closing Date; (c) the absence of any litigation which could reasonably be expected to prevent the consummation of the transactions contemplated by the

Purchase Agreement or cause any of such transactions to be rescinded following consummation; and (d) the Purchase Agreement and the Asset Sale shall have been approved and adopted by the Stockholders as required.


         The Purchase Agreement provides that both the Company and Sportcraft may waive any conditions precedent to their respective obligations to close the Asset Sale to the extent such waiver is permitted by law. This provision grants the Board of Directors the contractual authority to waive a condition precedent to closing in the discharge of its fiduciary duties to the Company and the Stockholders. Any such determination will be made after consideration of the nature of the condition and the facts and circumstances surrounding its inability to be satisfied, as well as an evaluation of the alternatives available to the Company if the condition is not waived. This provision would permit the Board of Directors, after consultation with its advisors if the Board of Directors deems appropriate, to waive, among other things, a breach by JEN Sports or Sportcraft of any of its representations, warranties, covenants or agreements contained in the Purchase Agreement if, in the exercise of the Board of Directors' discretion, it is concluded that such waiver is in the best interests of the Company and the Stockholders. Permitted waivers, if exercised, do not require additional Stockholder approval. THE COMPANY DOES NOT INTEND TO RESOLICIT PROXIES IN THE EVENT A MATERIAL CONDITION IS WAIVED. Sportcraft has informed Escalade that Sportcraft will not waive any condition contained in the Purchase Agreement, regardless of whether or not such condition is material.

         The Company believes that all of the foregoing closing conditions are capable of being satisfied at or prior to the Closing and the Company and the Selling Parties are currently working to satisfy all conditions. However, some conditions, such as approval of the Asset Sale by the Escalade Stockholders, the receipt of third party consents and the obtaining of financing, are not solely within the control of the Company, the Selling Parties, JEN Sports or Sportcraft. As discussed above under "-- Recent Developments; Material Uncertainty of Closing the Asset Sale", material uncertainty exists as to whether the Asset Sale will be consummated and there can be no assurances that the Asset Sale will be consummated.


         Termination of the Purchase Agreement. The Purchase Agreement may be terminated at any time prior to the Closing Date: (a) by mutual written consent of the parties; (b) by the Company or Sportcraft if the Asset Sale shall not have been consummated on or before September 30, 1998 by reason of the failure of any condition precedent to Closing, including if Stockholder approval of the Purchase Agreement as required therein shall not have been obtained; (c) by JEN Sports if the Company or the Selling Parties commences any negotiations concerning any alternative Acquisition Proposal; (d) by JEN Sports upon the commencement of a tender or exchange offer for 35% or more of the Company's outstanding voting stock and the Board of Directors does not recommend that the Stockholders not tender their shares in such tender or exchange offer, subject to certain limitations (a "Tender Offer"), followed by the Escalade Stockholders rejecting the Asset Sale or the Special Meeting being delayed beyond September 15, 1998; (e) by JEN Sports if any person or group shall have acquired beneficial ownership or right to acquire beneficial ownership of 35% or more of the Company's outstanding voting stock, subject to certain limitations (a "Control Acquisition"), followed by the Escalade Stockholders rejecting the Asset Sale or the Special Meeting being delayed beyond September 15, 1998; (g) by the Company or JEN Sports if the Board of Directors shall withdraw, modify or change its approval or recommendation of the Purchase Agreement or the Asset Sale or shall have approved an alternative Acquisition Proposal in accordance with the solicitation provisions of the Purchase Agreement (as described above);
(h) by JEN Sports if the Company or the Selling Parties materially breaches their representations or warranties or fails to perform their covenants or agreements and such breach is continued without cure for a period of thirty (30) days after the Company's receipt of notice of breach; (i) by the Company and the Selling Parties if JEN Sports or Sportcraft materially breaches its representations or warranties or fails to perform its covenants or agreements and such breach is continued without cure for a period of thirty (30) days after Sportcraft's receipt of notice of breach; and (j) by the Company or JEN Sports upon receipt of certain governmental regulatory orders or determinations that would prevent the Closing.

         Sportcraft has asserted that Escalade has breached its representations and warranties in the Purchase Agreement based on Sportcraft's belief that 1998 sales prospects for the Escalade Sports business have materially declined to an extent that constitutes a material adverse effect in the business and in Sportcraft's ability to operate the business after Closing to achieve the desired levels of financial performance. Escalade does not believe that Escalade or the Selling Parties have breached their representations and warranties nor that a material adverse effect has occurred.


         The Purchase Agreement provides that it will become void and have no effect, except as to certain enumerated provisions, if terminated as set forth above.


         Termination Fee. If the Purchase Agreement is terminated by JEN Sports by reason of the receipt of a Tender Offer or the occurrence of a Control Acquisition, or is terminated by the Company or JEN Sports upon the Board of Directors approval and recommendation of an alternative Acquisition Proposal in accordance with the solicitation provisions of the Purchase Agreement, then the Company shall pay to Sportcraft a termination fee of $3.5 million plus reasonable out-of-pocket expenses. If the Purchase Agreement is terminated by JEN Sports by reason of the Company's or the Selling Parties' commencement of any negotiations concerning any alternative Acquisition Proposal (as described above), then the Company shall pay Sportcraft for its reasonable out-of-pocket expenses plus a termination fee of $3.0 million if the alternative Acquisition Proposal that triggered the termination is accepted or consummated, or, if an Acquisition Proposal, other than the alternative Acquisition Proposal that triggered the termination, is accepted or consummated within one year, a termination fee shall be paid to Sportcraft ranging from $3.0 million if such Acquisition Proposal is accepted or consummated within the first 182 days following termination to $2.0 million if such Acquisition Proposal is accepted or consummated during the period commencing on the 183rd day and ending on the 274th day following termination to $1.0 million if such Acquisition Proposal is accepted or consumated during the period commencing on the 275th day and ending on the 365th day following termination.

         If the Purchase Agreement is terminated by JEN Sports by reason of the Company's or the Selling Parties' material breach of its representations, warranties, covenants and agreements, then a termination fee plus reasonable out-of-pocket expenses shall be paid to Sportcraft if the Company accepts or consummates any alternative Acquisition within one year of termination. In such cases, the termination fee will range from $3.0 million to $1.0 million according to the fee schedule described above. Sportcraft has informed Escalade that, upon Sportcraft's anticipated termination of the Purchase Agreement based upon Escalade's alleged breach of the Purchase Agreement, Sportcraft will seek reimbursement of its expenses and payment of a termination fee in the event Escalade engages in a similar transaction within twelve months of the termination of the Purchase Agreement. Based upon the assertions made by Sportcraft to date, Escalade does not intend to make any such payments to Sportcraft if Sportcraft terminates the Purchase Agreement.

         Liquidated Damages. In event the Company or the Selling Parties terminates the Purchase Agreement by reason of a breach of the Purchase Agreement on the part of Sportcraft or JEN Sports, the Company shall be entitled to recover from Sportcraft and JEN Sports, upon final order of a court of competent jurisdiction, liquidated damages of $3.5 million plus reasonable out-of-pocket expenses. If Sportcraft fails to consummate the Asset Sale, Escalade will continue to evaluate the facts and circumstances resulting in such failure. If Escalade believes that Sportcraft has breached the Purchase Agreement, Escalade anticipates that it would seek liquidated damages and the reimbursement of Escalade's expenses from Sportcraft.


         Indemnification; Survival of Representations and Warranties. From and after the Closing, the Company and the Selling Parties, jointly and severally, will indemnify and hold harmless JEN Sports and Sportcraft, and their respective directors, officers, employees, agents and other affiliates against and in respect of all liabilities, obligations, judgments, liens, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, taxes, losses, fines, penalties, injuries, deficiencies, demands, expenses, fees, costs, amounts paid in settlement (including reasonable attorneys' fees), arising out of any claim, complaint, demand, cause of action, audit, investigation, hearing, action, suit of other proceeding (collectively, "Losses") that results from: (a) the inaccuracy of any representation or warranty made by the Company or the Selling Parties, including any misrepresentations or omissions, provided, however, that the Company and the Selling Parties shall be liable for such inaccuracies only to the extent that the aggregate amount of Losses exceeds a

$750,000 threshold and does not exceed a maximum amount of $8 million, provided further, that the $750,000 threshold does not apply to Losses related to environmental or ERISA claims. Under certain circumstances, the Company's indemnification obligations may exceed this $8 million amount, i.e. fraud, defective corporate existence, failure to obtain proper corporate authorization, tax deficiencies or undisclosed brokers fees among other circumstances; (b) the breach or nonfulfillment of any agreement or covenant made by the Company or the Selling Parties under the Purchase Agreement; and (c) any liability of the Company or Selling Parties that is not an Assumed Liability under the Purchase Agreement.

         From and after the Closing, JEN Sports and Sportcraft will indemnify and hold harmless the Company and the Selling Parties and their respective directors, officers, employees, agents and other affiliates against and in respect of all Losses that result from (a) the inaccuracy of any representation or warranty made by Sportcraft, including any misrepresentations or omissions, provided however, that Sportcraft shall be liable for such inaccuracies only to the extent that the aggregate amount of Losses exceeds a $750,000 threshold and does not exceed a maximum amount of $8 million. Under certain circumstances JEN Sports' and Sportcraft's indemnification obligations may exceed this $8 million amount, i.e. fraud, failure to obtain proper corporate authorization or undisclosed brokers fees; (b) the breach or nonfulfillment of any agreement or covenant made by JEN Sports or Sportcraft under the Purchase Agreement; and (c) any liability of JEN Sports or Sportcraft that is an Assumed Liability under the Purchase Agreement and relates to the ownership and use of the Acquired Assets following the Closing Date.

         The representations and warranties of the parties in the Purchase Agreement have varying survival periods and survive the Closing and continue in full force and effect until the date that is the earlier of 60 days following the receipt of audited financial statements for the period ended December 31, 1999 for the Sporting Goods Business as then conducted by JEN Sports or June 30, 2000. The Company's and the Selling Parties' representations and warranties relating to environmental matters shall continue in full force and effect for a period of three years following the Closing. The Company's and the Selling Parties' representations and warranties relating to, among other things, organization, authorization of transaction, brokers fees, title to assets, taxes, disclosure, employee benefits and ERISA shall continue in full force and effect without limit as to time, but subject to any applicable statutes of limitations. All covenants, agreements and indemnities of the Company, the Selling Parties, JEN Sports and Sportcraft contained in the Purchase Agreement or any document required thereunder shall, unless otherwise specifically provided for, survive the Closing and remain in full force without limit as to time, but subject to any applicable statutes of limitations.

         Expenses. Except upon certain termination events or other conditions specified in the Purchase Agreement, the terms of the Asset Sale generally provide that the parties thereto shall bear their own costs and expenses (including legal and accounting fees and expenses) incurred in connection with the Purchase Agreement and the transactions contemplated therein, including, without limitation, the preparation of this Proxy Statement.

NO INTEREST OF MANAGEMENT AND DIRECTORS IN THE ASSET SALE

         The Company's management and members of the Board of Directors do not have interests in the Asset Sale beyond their interests as Stockholders generally.

ACCOUNTING TREATMENT OF THE ASSET SALE

         The Asset Sale is to be reflected in the Company's financial statements as a disposal of a segment of business within the meaning of Accounting Principles Board Opinion No. 30.

FEDERAL INCOME TAX CONSEQUENCES OF THE ASSET SALE

         The following summary of the federal income tax consequences of the Asset Sale by the Company is not intended to be tax advice to any person, nor is it binding upon the Internal Revenue Service. In addition, no information is provided herein with respect to the tax consequences of the Asset Sale under applicable foreign, state or local laws.

         The Company will recognize a gain on the Asset Sale equal to the amount realized by the Company from the sale less the Company's adjusted basis in the assets sold. The amount realized will equal the sum of money received by the Company in consideration for the assets. The amount realized will also include the amount of liabilities from which the Company is discharged as a result of the sale. The sale of the assets will not have any federal income tax consequences to the Stockholders. The Stockholders will not have any taxable income or loss until the Company makes a distribution to the Stockholders, if any.

USE OF PROCEEDS


         Proceeds received by the Company upon consummation of the Asset Sale (the "Proceeds") will be temporarily invested in short-term securities, during which time the Board of Directors will evaluate the Company's strategic alternatives regarding the use of the Proceeds to enhance sharholder value. The Stockholders of the Company will not receive any distributions out of the Proceeds. A portion of the Proceeds will be used to repay the Company's outstanding indebtedness under its credit facilities with Bank One, Indianapolis, N.A. in the approximate amount of $12.0 million. The Board of Directors also anticipates using the Proceeds to build the Office Products business through expansion and/or acquisition and for working capital. The Company has not determined the amount of the Proceeds that will be used for expansion, acquisition and working capital, respectively, because such uses will be dependent on opportunities for growth in the Office Products Business that may not yet exist or have not yet been identified by the Company and on whether the Company will be successful in completing any such acquisitions. ESCALADE'S STOCKHOLDERS WILL NOT RECEIVE ANY DISTRIBUTIONS FROM THE COMPANY IN CONNECTION WITH THE ASSET SALE.

OPERATIONS OF THE COMPANY FOLLOWING THE ASSET SALE

         Following the consummation of the Asset Sale, the assets of the Company will consist of Office Products and the cash proceeds of the Asset Sale received from Sportcraft. Sporting Goods currently represents approximately 73% of the Company's net sales. As a result, the Company will initially have significantly reduced operations.

         The Company will continue in existence and focus on strengthening its Office Products business, but will cease all of its current Sporting Goods operations other than retaining its 37.5% equity interest and other investments in Sweden Tennis AB. The Board of Directors will evaluate opportunities for the use of the Proceeds to build the Office Products business through expansion, acquisition or other means in order to build shareholder value. The Company initially will continue to maintain its principal executive offices in Evansville, Indiana but will relocate those offices to a new location because the real property containing the current offices is being sold to JEN Sports as part of the Asset Sale.


         See "-- Potential Consequences of Terminating the Purchase Agreement" for a discussion of Escalade's intentions in the event the Asset Sale is not consummated and the Purchase Agreement is terminated.


CERTAIN EFFECTS OF THE ASSET SALE

         The Asset Sale will not affect the Stockholders' equity interest in the Company or their status as stockholders of the Company. Accordingly, the Company's Common Stock will continue to be registered under the Exchange Act and listed on the Nasdaq National Market, and the Company will continue to be required to file periodic reports and other financial information with the Commission, including the requirement of furnishing a proxy or information statement in connection with meetings of its stockholders. The Company intends to apply for a new Nasdaq trading symbol to reflect its new corporate name assuming that the Corporate Name Change is approved by Stockholders.

DIRECTORS AND OFFICERS IRREVOCABLE PROXIES

         On June 26, 1998 each director and executive officer of the Company, and their respective affiliates, executed an irrevocable proxy pursuant to the terms of the Purchase Agreement that allows JEN Sports to vote all Common Stock held of record or beneficially by such individuals "FOR" approval of the Asset Sale. These persons own beneficially or of record approximately 1,030,000 shares of Escalade Common Stock, representing approximately 33% of the Common Stock entitled to vote at the Special Meeting.

GOVERNMENTAL AND REGULATORY APPROVALS

         No governmental or regulatory approvals of any federal, state or local authority are required in order to consummate the Asset Sale.

ARMS' LENGTH TRANSACTION

         None of JEN Sports, Sportcraft or any of their affiliates is a party to any contract, agreement, or other arrangement with, or has any ownership in, the Company or the Selling Parties, other than the Purchase Agreement and the related agreements. Escalade's Board of Directors and management believe that the terms of the Purchase Agreement, the Asset Sale and the related transactions contemplated thereby have been negotiated by the parties at arms' length. Escalade's Board of Directors and management further believe that the arms' length nature of the transaction has not been adversely effected by CIBC Oppenheimer's retention by Sportcraft to arrange financing for Sportcraft as discussed in "PROPOSAL 1--THE ASSET SALE--Valuation of Escalade Sports."

NO DISSENTERS' RIGHTS

         Pursuant to the provisions of sections 23-1-44-8 of the Indiana Business Corporation Law, because the Company's Common Stock is traded on the Nasdaq National Market on the Record Date, Stockholders will not have any appraisal rights as dissenting stockholders by reason of the Asset Sale.


POTENTIAL CONSEQUENCES OF TERMINATING THE PURCHASE AGREEMENT

         If the Asset Sale is not consummated, Escalade initially will continue to conduct its sporting goods business in its entirety. Escalade will re-evaluate the ways in which Escalade can seek to enhance shareholder value as discussed under "--Background of and Reasons for the Asset Sale", including the potential sale of Escalade Sports to a third party other than Sportcraft although Escalade believes that it would be difficult for the Company to obtain an acceptable sale price following any termination of the Purchase Agreement. In light of the unexpected recent developments described under "--Recent Developments; Material Uncertainty of Closing the Asset Sale", Escalade has not yet had time to make any determination as to how it will revise its strategic plan if the Purchase Agreement is terminated and no such determination will be made until the Asset Sale has either closed or the Purchase Agreement is terminated.

         In the event that the Purchase Agreement is terminated, whether by Sportcraft on the basis of the assertions made by Sportcraft to date, by Sportcraft for any other reasons that it may later assert or by Escalade, Escalade also anticipates that litigation may result between Escalade and Sportcraft. The basis upon which the Purchase Agreement would be properly terminated determines the parties respective rights to obtain damages, break-up fees and reimbursement of expenses as described under "--Summary of the Terms of the Purchase Agreement -- Termination Fee" and "--Liquidated Damages". Accordingly, there may be a significant economic impact to Escalade depending on the outcome of any such litigation or the terms of any settlement that might be agreed upon between Escalade and Sportcraft. However, because such matters are dependent upon facts and circumstances, some of which have not yet occurred, uncertainty exists as to whether those matters will be resolved favorably to Escalade notwithstanding Escalade's current beliefs that it will satisfy all of its conditions to Closing and that Escalade is not in breach of the Purchase Agreement.


         ESCALADE'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE FOR THE APPROVAL OF THE ASSET SALE AND THE PURCHASE
AGREEMENT.


                     PROPOSAL 2 -- THE CORPORATE NAME CHANGE

         The Stockholders will also be asked at the Special Meeting to authorize an Amendment to the Company's Amended Articles of Incorporation to effect the Corporate Name Change. Such amendment is attached as Appendix B to this Proxy Statement. This proposal, if approved by Escalade's Stockholders, will be implemented only if the Asset Sale is approved and consummated and will be effected by the filing of Articles of Amendment to the Company's Amended Articles of Incorporation with the State of Indiana.

         The terms of the Purchase Agreement require the Company to change its corporate name as the rights to use the names "Escalade," "Escalade Sports," "Indian Industries" and "Harvard Sports" are to be sold to JEN Sports as part of the Asset Sale. Escalade's Board of Directors believes that the Martin Yale name is well established in the office products industry and that changing the Company's name to "Martin Yale Group, Inc." will align the Company's name with its major brand name for its office products. Accordingly, Escalade's Board of Directors anticipates that the Corporate Name Change will help the Company attain greater name recognition following the Asset Sale.

         Additionally, upon consummation of the Asset Sale, the Board of Directors will cause the Company's Indian and Harvard Sports subsidiaries to amend their respective Articles of Incorporation to change their corporate names to II, Inc. and HS, Inc., respectively.

         ESCALADE'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
APPROVAL OF THE AMENDMENT TO THE COMPANY'S AMENDED ARTICLES OF

INCORPORATION TO EFFECT THE CORPORATE NAME CHANGE UPON
CONSUMMATION OF THE ASSET SALE.

                   SELECTED UNAUDITED PRO FORMA FINANCIAL DATA



        The selected unaudited pro forma consolidated financial data presented below as of and for the year ended December 27, 1997 and for the period ended July 11, 1998 which are presented to reflect the estimated impact of the Asset Sale on the historical financial statements of the Company. Results of interim periods are not necessarily indicative of results to be expected for the year. The pro forma data may not be indicative of the results of operations and financial position of the Company, as it may be in the future or as it might have been had the transactions been consumated on the respective dates assumed. The selected unaudited pro forma consolidated financial data set forth below should be read in conjunction with the historical financial statements of the Company for the year ended December 27, 1997 and for the six month period ended July 11, 1998 and "Management's Discussion and Analysis of Financial Condition And Results of Operations of Escalade" as well as the proforma consolidated financial statements of the Company and the related notes thereto contained elsewhere herein.


              SUMMARY PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                    (in thousands, except per share amounts)



                                Six Months Ended   Year Ended
                                ----------------   ----------
                                      7/11          12/27
                                      1998           1997
                                    --------       --------

INCOME STATEMENT DATA
Net Sales                             $16,819       $24,836

Net Income                              1,711         2,343
Weighted Average Shares                 3,085         3,110

PER SHARE DATA
  Basic Earnings Per Share            $   .56        $  .75
  Book Value Per Share                  17.94         16.95
  Cash Dividends Per Share                  0             0

BALANCE SHEET DATA
 Working Capital                       45,222
 Total Assets                          64,059
 Short-term Debt                          300
 Long-term Debt                         2,400
 Total Stockholders' Equity            55,335

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


         The following unaudited pro forma balance sheet as of July 11, 1998 estimates the pro forma effect of the Asset Sale to Sportcraft as if the Asset Sale and the transactions contemplated in the Purchase Agreement had been consummated on July 11, 1998. The following unaudited pro forma income statements for the ended December 27, 1997 and the six month period ended July 11, 1998 estimate the pro forma income statements based on the pro forma effects of the Asset Sale as if such Asset Sale had occurred on December 29, 1996.
The pro forma adjustments are described in the following notes and are based upon available information and certain assumptions that the Company believes are reasonable. The pro forma data may not be indicative of the results of operations and financial position of the Company, as it may be in the future or as it might have been had the transactions been consummated on the respective dates assumed. The information should be read in conjunction with the Company's historical financial statements and accompanying notes and the Company's unaudited interim financial data appearing elsewhere in this Proxy Statement. The summary unaudited pro forma consolidated financial information has been included herein as required by the rules of the Commission and is for comparative purposes only.


         The actual amount of the Purchase Price and net purchase proceeds will be finalized within 90 days after the closing date. Escalade believes that such amount will not be materially different from the amount of purchase proceeds reflected in the pro forma consolidated balance sheet presented below. See "PROPOSAL 1--THE ASSET SALE -- Summary of the Terms of the Purchase Agreement -- The Purchase Price" for a description of the method of determining the Purchase Price under the Purchase Agreement.

         The unaudited pro forma financial statements included in this Proxy Statement should be read in conjunction with the accompanying notes.

         Certain statements made below relating to plans, conditions, objectives and economic performance go beyond historical information and may provide an indication of future results. To that extent, they are forward-looking statements within the meaning of Section 21E of the Exchange Act, and each is subject to factors that could cause actual results to differ from those in the forward-looking statement.

             SUMMARY UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                    (in thousands, except per share amounts)
                              As of July 11, 1998


                                                                   PRO FORMA ADJUSTMENTS      PRO FORMA
                                         HISTORICAL CONSOLIDATED       FOR PROPOSED           AFTER PROPOSED
                                                UNAUDITED              ASSET SALE             ASSET SALE
                                                ---------        ----------------------       ----------
                                                                 Debit           Credit
                                                                 -----           ------

BALANCE SHEET
Cash                                              $   115       $42,125 (b)     $   106 (a)     $42,134
Accounts Receivable                                10,838            --           7,541 (a)       3,297
Inventories                                        16,004            --          12,744 (a)       3,260
Prepaid                                             1,348            --              61 (a)       1,287
Net Property, Plant, Equipment                     10,722            --           4,948 (a)       5,774
Other Assets                                        2,592            --              96 (a)       2,496
Goodwill                                            5,811            --              --           5,811
                                                  -------            --              --         -------
Total Assets                                      $47,430            --              --         $64,059
                                                  =======                                       =======

Notes Payable                                     $ 4,175         3,875 (b)          --         $   300
Accounts Payable                                    3,032         2,522 (a)          --             510
Accrued Liabilities                                 6,413         2,467 (a)          --           3,946
Long-Term Debt                                      7,400         5,000 (b)          --           2,400
Deferred                                            1,568            --              --           1,568
Common Stock                                        6,262            --              --           6,262
Retained Earnings                                  18,580            --          30,493 (a)      49,073
                                                  -------       -------         -------         -------
Total Liabilities and Shareholder's Equity        $47,430       $55,989         $55,989         $64,059
                                                  =======       =======         =======         =======


See accompanying notes to Summary Unaudited Pro Forma Consolidated Financial Information.

          SUMMARY UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                    (in thousands except per share amounts)

                                                 SIX MONTHS ENDED JULY 11, 1998 (UNAUDITED)
                                                 ------------------------------------------
                                     HISTORICAL        PRO FORMA ADJUSTMENTS           PRO FORMA AFTER
                                    CONSOLIDATED       DEBIT             CREDIT      PROPOSED ASSET SALE
                                    ------------       -----             ------      -------------------
INCOME STATEMENT
Net Sales                             $34,860         18,041  (a)                        $16,819

Cost of Sales                          24,649                          $15,468  (a)        9,181
Selling and Administrative              7,786                            3,339  (a)        4,447
Other Income (expenses)                                                      6  (a)
                                         (616)                             381  (b)         (229)
                                     ---------        ------           -------              -----
Net Income Before Taxes                 1,809         18,041            19,194             2,962

Income Taxes                              886            213  (a)
                                                         152  (b)                          1,251
                                                         ---                               -----
Net Income                               $923        $18,406           $19,194            $1,711
                                         ====        =======           =======            ======

Per share data:
     Basic earnings per share            $.30                                               $.55
     Diluted earnings per share          $.30                                               $.55


                                                 YEAR ENDED DECEMBER 27, 1997 (UNAUDITED)
                                                 ----------------------------------------
                                     HISTORICAL        PRO FORMA ADJUSTMENTS           PRO FORMA AFTER
                                    CONSOLIDATED       DEBIT             CREDIT      PROPOSED ASSET SALE
                                    ------------       -----             ------      -------------------
Net Sales                             $91,502         $66,666   (a)                       $24,836
Cost of Sales                          61,717                            48,668  (a)       13,049
Selling and Administrative             17,398                             9,817  (a)        7,581
Other Income (expenses)                (1,337)                              149  (a)
                                                                            700  (b)         (488)
                                      -------         -------               ---               ---
Net Income Before Taxes                11,050          66,666            59,334             3,718
Income Taxes                            4,689             273   (b)       3,587  (a)        1,375
                                       ------             ---             -----             -----
Net Income                             $6,361          66,939            62,921             2,343
                                       ======          ======            ======             =====

Per share data:
     Basic earnings per share           $2.05                                                $.75
     Diluted earnings per share         $2.02                                                $.75

See accompanying notes to Summary Unaudited Pro Forma Consolidated Financial Information.

NOTES TO SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



Pro Forma Balance Sheet Adjustments

         The pro forma balance sheet reflects proceeds from the Asset Sale of approximately $51,000,000 in cash

         Estimated gross proceeds                                                 $74,500,000
                  Less: Estimated expenses relating to proposed sale                4,500,000
                        Estimated tax on sale                                      19,000,000
                                                                                  -----------
         Estimated net cash proceeds from proposed sale                           $51,000,000
                                                                                  ===========

         A description of pro forma adjustments for the pro forma consolidated balance sheet are as follows:


(a) Reflects the proposal sale of substantially all of the assets of Escalade's
Sporting Goods Business.

Net consideration expected to be received ............................                         $51,000
Net assets liabilities to be sold
     Cash ............................................................        $  106
     Accounts receivable .............................................         7,541
     Inventories .....................................................        12,744
     Prepaid assets ..................................................            61
     Net Property, plant and equipment ...............................         4,948
     Other assets ....................................................            96
     Accounts payable ................................................        (2,522)
     Accrued liabilities .............................................        (2,467)
                                                                       ---------------
                                                                                                20,507
                                                                                          --------------
Gain on proposed transaction .........................................                         $30,493
                                                                                          --------------

(b) Adjustments to record the use of proceeds from the proposed transaction:

Cash and cash equivalents ............................................       $42,125
Retire current portion of bank debt ..................................         3,875
Retire long term portion of bank debt ................................         5,000
                                                                       ---------------
                                                                                               $51,000
                                                                                          ==============

Pro Forma Income Statement Adjustments


         The pro forma income statements reflect adjustments as if the Asset Sale had occurred on December 29, 1996 for both the year ended December 27, 1997 and the six months ended July 11, 1998. After the Asset Sale is consummated, the Company will continue the operation of Martin Yale's office and graphic products business.


         A description of pro forma adjustments for the pro forma consolidated income statement are as follows:

         (a) To eliminate the historical results of Escalade's Sporting Goods Business
         (b) Represents the elimination of the interest expense (and the related tax effect) applicable to the debt to be repaid with the proceeds.


         The Company used the following effective tax rates for the periods covered by these pro forma statements:


State Income Tax rate.................................... 8%
Federal Income Tax rate................................. 34%

Combined rate........................................... 39%

                       SELECTED HISTORICAL FINANCIAL DATA

         The selected consolidated financial data presented below as of and for the years ended December 25, 1993, December 31, 1994, December 30, 1995, December 28, 1996 and December 27, 1997 has been derived from audited consolidated financial statements of the Company. The selected consolidated income statement data presented below as of and for the periods ended July 12, 1997 and July 11, 1998 has been derived from the unaudited consolidated financial statements of the Company. Results of interim periods are not necessarily indicative of results to be expected for the year. The selected consolidated financial data set forth below should be read in conjunction with the financial statements of the Company for the year ended December 27, 1997 and for the six month period ended July 11, 1998 and "Management's Discussion And Analysis of Financial Condition And Results of Operations of Escalade" contained elsewhere herein.

              SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
                    (in thousands, except per share amounts)


                                        Six Months Ended                         Years Ended
                                      --------------------    ----------------------------------------------------
                                        7/11        7/12       12/27      12/28     12/30    12/31        12/25
                                        1998        1997        1997       1996      1995     1994       1993 (1)
                                        ----        ----        ----       ----      ----     ----       --------

INCOME STATEMENT DATA
Net Sales
 Sporting goods                        $18,041     $19,338    $66,666     $74,077   $73,858  $85,318     $80,397
 Office & Graphic Arts Products         16,819      11,129     24,836      19,132    17,321   17,276      14,338
                                       -------     -------    -------     -------   -------  -------     -------

 Total Net Sales                        34,860      30,467     91,502      93,209    91,179  102,594      94,735

Net Income (Loss)                          923         255      6,361       5,247       448  (2,403)       6,213
Weighted Average Shares                  3,085       3,094      3,110       3,850     4,134    4,129       4,111

PER SHARE DATA (2)
  Basic Earnings (Loss) Per Share        $ .30       $ .08      $2.05       $1.36      $.11   $(.58)       $1.51
  Book Value Per Share                    8.05        6.35       7.56        5.01      5.65     5.54        6.12
  Cash Dividends Per Share                   0           0          0           0         0        0           0

BALANCE SHEET DATA
 Working Capital                        14,685      13,859     15,478      13,309    17,069   16,837      22,289
 Total Assets                           47,430      51,583     66,145      54,430    57,767   75,883      66,142
 Short-term Debt                         4,175       5,000     14,075      13,675    16,732   31,215      16,640
 Long-term Debt                          7,400      12,700     10,700       5,500     6,266    9,148      11,563
 Total Stockholders' Equity             24,842      19,647     23,501      19,305    23,338   22,889      25,163



(1) Includes a cumulative effect adjustment of $3,089,893 relating to the adoption of Statement of Financial Accounting Standard No. 109, Accounting for Income Taxes.

(2) Basic earnings per common share are based on average shares outstanding adjusted to reflect the Company's 15% stock dividend declared on February 19, 1994.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
          OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ESCALADE

The following is management's discussion and analysis of certain significant factors which have affected the Company's earnings during the periods included in the accompanying consolidated condensed statements of income.

RESULTS OF OPERATIONS

FIRST HALF COMPARISON 1998 VS. 1997

          Net sales were $34,860,000 in the first half of 1998 as compared to $30,467,000 in the first half of 1997, an increase of $4,393,000 or 14.4%. Sales of sporting goods decreased $1,298,000 or 6.7% and sales of office and graphic arts products increased $5,691,000 or 51.1%.

          The decrease in sporting goods was mainly due to decreased volume in table tennis and archery. In the office and graphic arts products segment, the increase in sales is due mainly to the acquisition of Master Products. (About 90%).


          Cost of sales was $24,649,000 in the first half of 1998 as compared to $21,849,000 in 1997, an increase of $2,800,000 or 12.8%.

          Cost of sales as a percentage of net sales was 70.7% in the first half of 1998 as compared to 71.7% in the first half of 1997. This cost of sales % is 1% lower in 1998 than 1997 mainly due to higher % of office product sales in the total sales dollars.

          Selling, general, and administrative expenses were $7,786,000 in the first half of 1998 as compared to $7,589,000 in the first half of 1997, an increase of $197,000 or 2.6%.

          Selling, general, and administrative expenses as a percentage of net sales were 22.3% in 1998 as compared to 24.9% in 1997. The decrease in these expenses as a percentage of net sales was mainly due to lower sales promotion related expenses.

          Interest expense was $588,000 in the first half of 1998 as compared to $471,000 in the first half of 1997, an increase of $117,000 or 24.8%. The increase was due to higher average borrowing levels in the first half of 1998.

1997 COMPARED TO 1996

     In 1997, net sales decreased 1.8%, or $1,707,000 to $91,502,000 from
$93,209,000 in 1996.

     Sporting goods net sales decreased by $7,411,000 from $74,077,000 to $66,666,000. Of this decrease, 34% was due to discontinued product or product lines and the remaining 66% was due to a decrease in units sold. The decrease in units sold was mainly caused by excess inventory carryover from the prior year by several large customers. This excess inventory was the result of several of the Company's large sporting goods customers experiencing lower than anticipated sales in the fourth quarter of 1996. These customers then proceeded to sell such inventories in 1997, which reduced their need to order additional products from the Company in 1997.

     Office and graphic arts machines and equipment net sales increased by $5,704,000, or 29.8%, to $24,836,000 from $19,132,000. Of this increase, 95% was due to the acquisition of Master Products and the other 5% was mainly due to increased export sales.

     Cost of sales of $61,717,000 as a percentage of net sales was 67.4% in 1997 as compared to $66,703,000, or 71.6%, in 1996. This decrease in cost of sales as a percentage of net sales was in the sporting goods segment. This decrease in cost of goods sold was in factory expense, primarily in depreciation, product development, salaries and management services.

     Selling, administrative and general expenses in 1997 were $17,397,000, or 19%, of net sales as compared to $16,628,000, or 17.8%, in 1996. This increase as a percentage of net sales was in the office and graphic arts machines and equipment segment. Professional services, travel, customer allowances and bad debts increased. Also, this segment's selling, general and administrative expenses are higher than sporting goods as a percentage of net sales and this segment's sales are increasing as a percentage of total sales.

     Interest expense in 1997 was $1,277,000 as compared to $1,408,000 in 1996, a decrease of $131,000, or 9.3%. This decrease in interest expense was due to lower average borrowing levels in 1997 than in 1996.

     The income tax provision for 1997 was $4,689,000 for an effective rate of 42%.

     Net income for the year was $6,361,000 as compared to $5,247,000 in 1996. This increase in net income was from sporting goods and was primarily due to increased margins as a result of lower factory expenses.

1996 COMPARED TO 1995


     In 1996, net sales increased 2.2%, or $2,030,000, to $93,209,000 from
$91,179,000 in 1995.

     Sporting goods net sales increased $219,000 from $73,858,000 to $74,077,000. Lower sales in the first three quarters of 1996 were offset by a 14.8% increase in fourth quarter sales over 1995. This increase reflected improved Christmas shipments to retailers in 1996 as compared to 1995.

     Office and graphic arts machines and equipment net sales increased $1,811,000, or 10.5%, to $19,132,000 from $17,321,000. Graphic arts equipment sales were up about $400,000, mainly to dealers, and office product sales were up about $1,400,000, mainly in wholesale, contract stationer and superstore sales.

     Cost of sales of $66,703,000 as a percentage of net sales was 7l.6% in 1996 as compared to $73,433,000, or 80.6%, in 1995. Sporting goods cost of sales as a percentage of net sales decreased 10.1% in 1996 from 1995. Material costs were down about 5%, labor costs were down about 1% and factory expense was down about 4% as a percentage of net sales. The decrease in the office and graphic arts machines and equipment cost of sales as a percentage of net sales was 2.2% and was mainly in material cost.

     Selling, administrative and general expenses in 1996 were $16,628,000 as compared to $13,867,000 in 1995. As a percentage of net sales, these expenses were 17.8% in 1996 and 15.2% in 1995. This increase was in advertising, sales promotion, volume discounts, customer allowances and incentives.

     Interest expense in 1996 was $1,408,000 as compared to $2,268,000 in 1995, a decrease of $860,000, or 37.9%. This decrease was due to lower short-term borrowing levels in 1996 than in 1995.

     The income tax provision for 1996 was $3,513,000 for an effective rate of 40%.

     Net income for the year of $5,247,000 compares to net income of $448,000 in 1995. This is an increase of $4,799,000. Sporting goods net income increased about $4,700,000 and office and graphic arts machines and equipment net income increased about $500,000 with the difference being in corporate expenses.

OPERATING ACTIVITIES
     The Company's net cash provided by operating activities was $12,148,000 in the first half of 1998 as compared to $11,038,000 in the first half of 1997. Most of the cash provided by operating activities was from collection of the year end accounts receivable. The net accounts receivable balance at the end of the year in 1997 was $30,602,000 and at the end of the first half of 1998, the net accounts receivable balance was $10,838,000. The Company's net cash used for investing activities was $461,000 in the first half of 1998 as compared to $10,227,000 in the first half of 1997. 1997 included $9,118,000 for the acquisition of Master Products. The Company's net cash used by financing activities was $12,818,000 in the first half of 1998 as compared to $1,388,000 in the first half of 1997. In 1998, the cash used by financing activities paid down bank and long term debt while the Company's pay down of bank debt in the first half of 1997 was offset by an increase in bank debt from the Master Products purchase.

     The Company's net cash provided by operating activities was $8,784,231, $15,266,154 and $18,666,358 in 1997, 1996 and 1995. Inventory management provided cash of $272,909, $3,699,263 and $8,244,785 in 1997, 1996 and 1995.
Accounts receivable used cash of $2,113,236 and $2,439,220 in 1997 and 1996 and provided cash of $6,411,341 in 1995. The increase in year-end receivables in 1997 was due to higher fourth quarter sales.

INVESTING ACTIVITIES
     The Company's net cash used by investing activities was $10,651,115, $1,891,594 and $1,051,136 in 1997, 1996 and 1995. The Company used $1,597,055,
$1,902,127 and $1,144,922 in 1997, 1996 and 1995 to purchase property and equipment. In 1997, the Company used $8,958,745 for the purchase of certain assets of Master Products, net of cash acquired.

FINANCING ACTIVITIES
     Net cash provided by financing activities in 1997 was $1,793,961 and net cash used by financing activities was $13,301,909 and $17,363,055 in 1996 and 1995. In 1997, the Company borrowed an additional $11,500,000 and paid $10,300,000 on long-term debt. At year end, the short-term debt had increased $3,120,650 over last year. This is a net increase of $4,320,650 in total bank debt. The additional borrowings were used for the purchase of Master Products and Company stock and warrants.

     The Company's working capital requirements are funded by cash flow from operations, a domestic short-term line of credit and a letter of credit facility in the amount of $2,000,000. The maximum amount that could be drawn under its domestic line of credit at year end was $12,000,000, of which $8,275,000 was used. The domestic line of credit was paid down to zero as of January 26, 1998 and has now been amended to provide for a maximum line of credit of $7,000,000.

EFFECT OF INFLATION
     The Company cannot accurately determine the precise effects of inflation; however, there were some increases in sales and costs due to inflation in 1997. The Company attempts to pass on increased costs and expenses through price increases when necessary. The Company is working on reducing expense levels, improving manufacturing technologies and redesigning products to keep these costs under control.

INVENTORIES
          Inventories at the end of the first half of 1998 were $16,004,000 as compared to $17,384,000 at the end of the first half of 1997, a decrease of $1,380,000.

                              BUSINESS OF ESCALADE

     General. Escalade is a diversified company engaged in the manufacture and sale of sporting goods and office and graphic arts products. Escalade and its predecessors have produced sporting goods for over 70 years and have produced office machines for over 40 years.

     Escalade is the successor to The Williams Manufacturing Company, an Ohio-based manufacturer and retailer of women's and children's footwear formed in 1922. Through a series of acquisitions commencing in the 1970's, the Company has diversified its business. The Company currently manufactures sporting goods in Evansville, Indiana, Compton, California and Tijuana, Mexico and manufactures office and graphic arts products in Wabash, Indiana, Los Angeles, California and Tijuana, Mexico.

     In 1972, the Company merged with Martin Yale Industries, Inc. (Martin
Yale), an Illinois manufacturer of office and graphic arts products and leisure time items such as toys and hobby and craft items. In 1973, the Company acquired both Indian Industries, Inc. (Indian), an Indiana manufacturer of archery equipment and table tennis tables, and Harvard Table Tennis, Inc., a Massachusetts manufacturer of table tennis accessories. Escalade discontinued the Williams Manufacturing footwear operations in 1976 and sold Martin Yale's leisure time product line to an unaffiliated party in 1979. In 1980, the Company purchased Harvard Sports, Inc. (formerly Crown Recreation (West), Inc.), a California manufacturer of table tennis tables and home pool tables. In 1983, the Company closed Harvard Table Tennis, Inc. and consolidated it with Harvard Sports, Inc. (Harvard).

     Escalade has diversified within both the sporting goods and office and graphic arts products industries, principally through the introduction of new product lines and acquisitions of related assets and businesses. Escalade expanded its sporting goods business in 1982 with the introduction of basketball backboards, goals and poles. In 1988, the Company acquired the business machine division assets of Swingline, Inc., further expanding the range of products offered within the office machine and equipment product lines. In 1989, the Company started limited manufacturing in Tijuana, Mexico under a shelter program known as "maquiladora". In 1990, the Company built a new manufacturing and office facility in Wabash, Indiana and consolidated the manufacturing of office and graphic arts products into the new facility. In 1992, the company established a European sales office and warehouse based in the United Kingdom under the name of Escalade International Limited. In 1994, the Company purchased certain assets of Data-Link Corporation which manufactured products to apply postage and other stamps. In 1997, the Company purchased Master Products Manufacturing Company, Inc. (Master Products), a manufacturer of paper punches and catalog rack systems.

     Escalade's sporting goods products are produced by Indian and Harvard and are sold through a single consolidated sales and marketing group, Escalade Sports. Escalade's office and graphic arts products are produced by Martin Yale and Master Products and are sold through a single consolidated sales and marketing group, Martin Yale.

     The following table presents the percentages contributed to Escalade's net sales by each of its business segments:

FISCAL YEAR                                          1997              1996             1995
----------------------------------------------------------------------------------------------------

Sporting goods                                         73%              79%               81%
Office and graphic arts products                       27               21                19
                                               -----------------------------------------------------

Total net sales                                       100%             100%              100%
                                               =====================================================

     For additional segment information, see the notes to consolidated financial statements.

     Sporting Goods. Escalade manufactures and sells a variety of sporting goods such as table tennis tables and accessories, archery equipment, home pool tables and accessories, combination bumper pool and card tables, game tables, basketball backboards, goals and poles, darts, dart cabinets and junior sporting goods, including Mini Ping Pong, Mini Pool(TM), Mini Court(R) basketball and Shot Clock basketball. Some of Escalade's domestic sporting goods shipments are made from Harvard, which primarily services the Company's U. S. Western marketing region, but most of such shipments are made from Indian, which primarily serves the rest of the United States. The majority of foreign shipments are made through Escalade FSC Inc., a foreign sales corporation established by the Company in 1994.
     Escalade produces and sells sporting goods under various brand names in addition to its Indian and Harvard brand names. Beginning in 1985, Indian and Harvard entered into an agreement with Spalding and Evenflo Companies, Inc. (Spalding) for the exclusive right and license to utilize the Spalding(R) trademark in conjunction with the manufacture, sale and distribution in the United States of certain sporting goods product lines. The principal product lines covered by licensing agreements with Spalding are basketball backboards, goals and poles, indoor darts, table tennis sets and pool accessories. Beginning in 1990, Indian entered into an agreement and contract with Baker Sport AB, a Swedish company, for the exclusive right and license to distribute and produce table tennis equipment under the brand name STIGA for the United States and Canada. Subsequently, Baker Sport AB filed bankruptcy under Swedish laws. A plan of reorganization was instituted and a new company was formed called Sweden Table Tennis AB and, effective February 2, 1994, Escalade purchased 37.5%, the Bandstigen Family purchased 37.5% and AB Traction purchased 25% of Sweden Table Tennis AB.

     Escalade also manufactures various sporting goods under private label for Sears Roebuck & Co. (Sears) and various other customers. Many of Escalade's products are sold to Sears, Escalade's largest customer, which accounted for approximately 33% of Escalade's sporting goods item net sales in 1997. No other customer accounted for more than 10% of Escalade's sporting goods net sales in 1997.

     Certain of the Company's sporting goods products are subject to the regulation of the Consumer Product Safety Commission. The Company believes that it is in compliance with such regulations.

     Office And Graphic Arts Products. Escalade's office and graphic arts products include paper trimmers, paper folding machines, paper drills, collators, decollators, bursting machines, letter openers, automated paper joggers, checksigners, stamp affixers, paper shredders, paper punches, catalog rack systems, bindery carts and related accessories. Escalade's office and graphic arts products business is conducted through Martin Yale and Master Products.
     In 1986, the Company introduced a combination checksigner and bursting machine, which automatically imprints facsimile signatures on payroll checks and then separates each check for distribution. The Company also further diversified its office equipment product lines by its August 1988 purchase of the business machine division assets of Swingline, Inc. consisting primarily of a line of forms handling equipment including decollators, bursters and checksigners and a line of shredders and other products, by its 1994 purchase of certain assets of Data-Link Corporation consisting primarily of products which apply postage and other stamps and by its 1997 purchase of Master Products, a manufacturer of paper punches and catalog rack systems.
     Escalade produces and sells office and graphic arts products under the Martin Yale brand name, the Premier(R) trademark and the Master Products brand name. The Company also manufactures various office and graphic arts products under private label for original equipment manufacturers.


     Relationship with Sears. The Company has supplied sporting goods to Sears for over 30 years beginning with sales of archery equipment by Indian to Sears. Sears currently purchases for resale a wide variety of Escalade's sporting goods. Sales to Sears accounted for approximately 24% of Escalade's consolidated sales in 1997 and for approximately 24% and 23% of consolidated sales in 1996 and 1995. Even though the Company has no long-term contracts with Sears, the Company believes that sales to Sears will continue and that relations with Sears are good.
     Escalade has been recognized by Sears for its outstanding service in ten of the last 12 years and in 20 of the last 25 years. Sears has awarded Escalade the Sears "Partners in Progress Award" during those years based upon quality, service and product innovation. Sears makes this award to less than 80 suppliers each year. During this period, Sears had more than 10,000 suppliers. In 1987, Sears further recognized the Company by awarding Escalade the Sears 1986 "Source of the Year Award" in the recreation-automotive group.

     Marketing and Product Development. Escalade has developed its existing product lines to adapt to changed conditions. Escalade believes that it is prepared to react to changing market and economic developments primarily by continuing the quality/price structure of the Company's product lines and by conducting ongoing research and development of new products. Escalade is committed to being customer focused.
     For many of its sporting goods products, Escalade offers its customers a choice, based on quality and price, of its line of "good, better and best" items. Such products are priced in relation to their quality which enables the Company to sell its goods through a variety of department stores, mass merchandisers, wholesale clubs, catalog showrooms, discount houses, general sporting goods stores, specialty sporting goods stores and hardware chains. As a result of such quality/price structure, Escalade is able to meet the quality/price objectives of the consumers served by such retail channels.
     Escalade sells its office and graphic arts products through office machine dealers, office supply houses and office product catalogs. Certain of Escalade's office products, such as paper trimmers and paper folders, are marketed in a quality/price range designed to accommodate customer needs. Lower cost items are generally intended for light duty office applications, whereas higher cost items are more rugged or more sophisticated, and are intended for use in heavy duty or commercial applications.
     Escalade conducts much of its marketing efforts through a network of independent sales representatives in the office and graphic arts industries. Marketing efforts in the sporting goods business are coordinated through a marketing department as well as through a network of Company and independent sales representatives.
     The Company engaged in ongoing research and development activities for new products in each of its business segments. Escalade spent approximately $1,400,000 in 1997, $2,300,000 in 1996 and $1,700,000 in 1995 for research and development activities.


     Competition. Escalade is subject to competition with various manufacturers of each product line produced or sold by Escalade. The Company is not aware of any other single company that is engaged in both the same industries as Escalade or that produces the same range of products as Escalade within such industries. Nonetheless, competition exists for many Escalade products within both the sporting goods and office and graphic arts industries and some competitors are larger and have substantially greater resources than the Company. Escalade believes that its long-term success depends on its ability to strengthen its relationship with existing customers, to attract new customers and to develop new products that satisfy the quality and price requirements of sporting goods and office and graphic arts customers.

     Licenses, Trademarks and Brand Names. Escalade Sports is licensed to use the Spalding(R) trademark pursuant to licensing agreements entered into with Spalding in 1985. The Company pays royalties to Spalding for the use of the Spalding trademark in accordance with certain schedules set forth in the agreements. The licensing agreements further require that the Company pay Spalding certain minimum annual royalties from sales of Spalding(R) branded goods and that the Company provide Spalding with periodic reports and maintain quality standards acceptable to Spalding. In 1997, royalties paid by the Company to Spalding were less than 1% of net sales. The Company believes that it currently satisfies all material terms of its agreements with Spalding. The licensing agreements with Spalding expire on September 30, 1999.
     Escalade is the owner of several registered trademarks and brand names. For its sporting goods, the Company holds the Ping-Pong(R), and Harvard(R) registered trademarks and utilizes the Indian, Indian Archery and Indian Xi brand names. The Company permits limited uses of the Ping-Pong(R) trademark by other manufacturers pursuant to various licensing agreements. The Company also owns the Premier(R) and Sandmar(R) registered trademarks for its office and graphic arts products, in addition to manufacturing such products under the Martin Yale and Master Products brand names.

     Seasonality. The backlog of unshipped orders by industry segment is shown below at the Company's 1997, 1996, and 1995 fiscal year end. All orders in backlog at year end are generally shipped during the following year. The backlog includes all orders received but not shipped. Escalade's sporting goods business is seasonal and, therefore, the backlog is subject to fluctuations.

YEARS ENDED DECEMBER 27, DECEMBER 28
   AND DECEMBER 30                                     1997              1996             1995
------------------------------------------------------------------------------------------------------

Orders received but not shipped
   Sporting goods                                      $4,375,600       $2,592,800        $3,128,200
   Office and graphic arts products                       570,100          419,300           392,300


     Employees. The Company employs between 625 and 825 employees, consisting of between 275 and 425 people at Indian's Evansville, Indiana facilities, between 100 and 150 at Harvard's San Diego, California and Tijuana, Mexico facilities, approximately 125 employees at Martin Yale's Wabash, Indiana facilities and approximately 125 at Master Products' Los Angeles, California and Tijuana, Mexico facilities. All hourly rated employees at Evansville are represented by the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers AFL-CIO, whose contract expires April 30, 2000.
     Escalade believes that its employee relations are satisfactory.

     Sources of Supplies. Raw materials for Escalade's various product lines consist of wood, particle board, slate, standard grades of steel, steel tubing, plastic vinyl, steel cables, fiberglass and packaging. Escalade relies upon European suppliers for its requirement of billiard balls and slate utilized in the production of home pool tables and upon various Asian manufacturers for certain of its table tennis needs and other items.
     The Company believes that these sources will continue to provide adequate supplies as needed. All other materials needed for the Company's various operations are available in adequate quantities from a variety of domestic and foreign sources.
     Year 2000 Compliance. The Company's sporting goods and office and graphic arts machines and equipment subsidiaries have both initiated programs to prepare their computer systems and applications for the Year 2000 and to identify all systems and applications affected by Year 2000 compliance issues. They expect to incur internal staff costs as well as consulting and other expenses to test and convert system applications in the amount of approximately $250,000 over the next one and a half years. Any necessary modifications to the Company's systems are expected to be approximately 90% complete by the end of 1998 and completely finished in 1999. The Company does not expect that Year 2000 compliance issues and related expenses will have a material adverse impact on the Company's operations, cash flows or financial conditions in future periods.


     Properties. The Company operates the following facilities:

                                  LOCATION                          SIZE             LEASED OR OWNED
------------------------------------------------------------ ------------------- -------------------------

Evansville, Indiana (1)                                         346,000 sq. ft.           Owned
San Diego, California (1)                                        34,039 sq. ft.           Leased
Tijuana, Mexico (1)                                              50,000 sq. ft.           Owned
Swansea, United Kingdom (1)                                      13,500 sq. ft.           Owned
Wabash, Indiana (2)                                             141,000 sq. ft.           Owned
Los Angeles, California (2)                                      72,312 sq. ft.           Owned
Tijuana, Mexico (2)                                              15,000 sq. ft.           Leased

(1) Sporting goods facilities
(2) Office products facilities

     The Company's Wabash facilities are held subject to a mortgage financed by Economic Development Revenue Bonds. The 141,000 square foot facility is a pre-engineered metal building supported by structured steel and concrete block consisting of 21,000 square feet warehousing, 6,000 square feet office and 114,000 square feet manufacturing.

     The Company leases space in Tijuana, Mexico for its office products operations for $61,000 per year.

     The Company believes that its facilities are in excellent condition and suitable for their respective operations. The Evansville, Wabash and Tijuana sites also contain several undeveloped acres which could be utilized for expansion.

     The Company believes that all of its facilities are in compliance with applicable environment regulations and is not subject to any proceeding by any federal, state or local authorities regarding such matter. The Company provides regular maintenance and service on its plants and machinery as required.

     Legal Proceedings. The Company is involved in litigation arising in the normal course of its business. The Company does not believe that the disposition or ultimate resolution of such claims or lawsuits will have a material adverse affect on the business or financial condition of the Company.

                       MARKET FOR ESCALADE'S COMMON STOCK
                         AND RELATED STOCKHOLDER MATTERS
         Escalade Common Stock is traded on the NASDAQ Stock Market's National Market under the symbol "ESCA". As of July 10, 1998, there were approximately 800 record holders of Escalade Common Stock. On June 25, 1998, the last full trading day prior to the public announcement of the Purchase Agreement and the Asset Sale, the high, low and last reported sales price of Escalade Common Stock on the Nasdaq National Market were $21.375, $21.125 and $21.125 per share, respectively. The Company will continue to meet the standards for continued listing on the Nasdaq National Market immediately following the Asset Sale. Absent the occurrence of other events, the Company does not believe that the sale of the Sporting Goods Business will adversely impact the Company's ability to meet the standards for continued listing for the foreseeable future.



         The following table sets forth the high and low sales prices of shares of Escalade Common Stock on the Nasdaq National Market for the periods indicated.

         1996:                                       HIGH               LOW
                                                     ----               ---
         1st Quarter                                 $5.13             $ 2.50
         2nd Quarter                                 $5.50             $ 4.75
         3rd Quarter                                 $9.13             $ 4.88
         4th Quarter                                 $9.25             $ 7.75

         1997:
         1st Quarter                                 $12.63            $ 8.25
         2nd Quarter                                 $10.88            $ 9.38
         3rd Quarter                                 $12.25            $ 9.50
         4th Quarter                                 $14.75            $10.88


         1998:
         1st Quarter                                 $19.88            $14.00
         2nd Quarter                                 $25.25            $19.38
         3rd Quarter (through September 2, 1998)     $25.50            $19.75


         The Company paid no cash dividends during the last two fiscal years. The Company's existing bank indebtedness restricts the payment of cash dividends.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following tables set forth the number of shares of Escalade Common Stock held beneficially, directly or indirectly, as of the Record Date by (a) any person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Escalade Common Stock; (b) each director of the Company, (c) the executive officers defined in Item 402(a)(3) of Regulation S-K; and (d) all directors and executive officers of the Company as a group.


NAME AND ADDRESS OF BENEFICIAL OWNER                 NUMBER           PERCENT
------------------------------------                 ------           -------

Robert E. Griffin                                   549,814 (1)      17.7% (1)
817 Maxwell Avenue
Evansville, Indiana  47717

C. W. "Bill" Reed                                   117,923 (2)       3.8% (2)

Gerald J. Fox (3)                                    90,554 (4)       2.9% (4)

Blaine E. Matthews, Jr.                              70,664 (5)       2.3% (5)

A. Graves Williams, Jr. (3)                          81,819 (6)       2.6% (6)

Keith P. Williams (3)                                68,712 (7)       2.2% (7)

Robert D. Orr                                        64,129 (8)       2.1% (8)

Yale A. Blanc                                         9,994 (9)        .3% (9)

John R. Wilson                                       27,250 (10)       .9% (10)

All directors and current executive
officers as a group (9 persons)                   1,080,859          34.8%

Andrew and Charmenz Guagenti                        244,902 (11)      7.9% (11)
216 Water Street
Newburgh, Indiana  47630

Athena Capital Management, Inc.                     172,200 (12)      5.5% (12)
621 East Germantown Pike, Suite 105
Plymouth Valley, PA.  19401

Hillson Partners Limited Partnership                165,500 (13)      5.3% (13)
6900 Wisconsin Avenue, Suite 501
Bethesda, Maryland 20815

(1) Includes 282,339 shares held in Griffin Grantor Retained Annuity Trusts. Mr. Griffin disclaims beneficial ownership of those shares. Also, includes 157,386 shares held by a Family Limited Partnership. Also includes 1,063 shares issuable upon the exercise of outstanding stock options.

(2) Includes 31,993 shares issuable upon the exercise of outstanding stock options.

(3) Mr. A. Graves Williams, Jr., Mr. Keith P. Williams, and Karen Williams Fox are first cousins. Mr. Gerald J. Fox is married to Karen Williams Fox. All such persons disclaim beneficial ownership of shares held by any of the foregoing persons of whom he or she is related.

(4) Includes 54,535 shares held by his spouse. Mr. Fox disclaims beneficial ownership of those shares. Also includes 493 shares issuable upon the exercise of outstanding stock options.

(5) Includes 531 shares issuable upon the exercise of outstanding stock options.

(6) Includes 81,802 shares held by his spouse. Mr. Williams disclaims beneficial ownership of those shares.

(7) Includes 3,829 shares held by his spouse and 8,173 shares held by Good Earth Tools, Inc. Mr. Williams disclaims beneficial ownership of those shares. Also includes 493 shares issuable upon the exercise of outstanding stock options.

(8) Includes 10,034 shares held by his spouse. Mr. Orr disclaims beneficial ownership of those shares.

(9) Includes 246 shares issuable upon the exercise of outstanding stock options.

(10) Includes 15,750 shares issuable upon exercise of outstanding stock options.

(11) Includes 123,355 shares owned by Mr. Guagenti directly and in his directed IRA and 121,547 shares owned by Mrs. Guagenti directly in her directed IRA and as Trustee. Mr. and Mrs. Guagenti each disclaims beneficial ownership of the shares held by the other.

(12) Pursuant to a Schedule 13G filed with the Securities and Exchange Commission, Athena Capital Management, Inc. last informed the Company that it is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and has shared power to vote or to direct the vote of the 172,200 shares and shared power to dispose or to direct the disposition of the 172,200 shares.

(13) Pursuant to a Schedule 13D filed with the Securities and Exchange Commission, Hillson Partners Limited Partnership is a limited partnership under the laws of Maryland formed for the purpose, among other things, of investing its assets in stocks, bonds and other financial investments.


                              INDEPENDENT AUDITORS

         The consolidated balance sheet of Escalade, Incorporated and subsidiaries as of December 27, 1997 and December 28, 1996 and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 27, 1997 have been included herein in reliance on the reports of Olive LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

         The Company has been advised that representatives of Olive LLP, the Company's independent auditors for 1997 and 1998, will attend the Special Meeting, make a statement if they have the desire to do so and will be available to respond to appropriate questions.

                PROPOSALS FOR 1999 ANNUAL MEETING OF STOCKHOLDERS

         Any stockholder proposal intended for inclusion in the proxy material for the 1999 Annual Meeting must be received in writing by the Company on or before January 15, 1999. The inclusion of any proposal will be subject to the applicable rules of the Commission and the Indiana Business Corporation Law.

                                  OTHER MATTERS

         The Board of Directors of the Company is not aware of any other matters to come before the meeting. If any other matters should come before the meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

         You are urged to complete, sign, date and return the proxy card to make certain your shares will be voted at the Special Meeting. For your convenience in returning the proxy, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States.


                                            For the Board of Directors

                                                 ROBERT E. GRIFFIN

                                            Chairman and Chief Executive Officer

Evansville, Indiana
September 3, 1998

                          INDEX TO FINANCIAL STATEMENTS


           AUDITED
           Independent Auditor's Report                                                          F-2
           Consolidated financial statements of Escalade, Incorporated and subsidiaries:
              Consolidated balance sheet--December 27, 1997 and December
                   28, 1996                                                                      F-3
              Consolidated statement of income--fiscal years ended
                   December 27, 1997, December 28, 1996 and December 30,
                   1995                                                                          F-4
                Consolidated statement of stockholders' equity--fiscal
                   years ended December 27, 1997, December 28, 1996 and
                   December 30, 1995                                                             F-5
                Consolidated statement of cash flows--fiscal years ended
                   December 27, 1997, December 28, 1996 and December 30,
                   1995                                                                          F-6
                Notes to consolidated financial statements                                       F-7

           Independent Auditor's Report on Financial Statement Schedule
           for the three-year period ended December 27, 1997:                                    F-22

           Schedule II - Valuation and qualifying accounts                                       F-23

           UNAUDITED
           Consolidated Condensed Balance Sheet --
              July 11, 1998, July 12, 1997, and  December 27, 1997                               F-24

           Consolidated Condensed Statement of Income -- Three Months
              and Six Months Ended July 11, 1998 and July 12,1997                                F-25

           Consolidated Condensed Statement of Cash Flows -- Six Months
              Ended July 11, 1998 and July 12, 1997                                              F-26

           Notes to Consolidated Condensed Financial Statements                                  F-27




                                     (F-1)

                          INDEPENDENT AUDITOR'S REPORT



     To the Stockholders and Board of Directors
     Escalade, Incorporated
     Evansville, Indiana


     We have audited the consolidated balance sheet of Escalade, Incorporated and subsidiaries as of December 27, 1997 and December 28, 1996 and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 27, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Escalade, Incorporated and subsidiaries at December 27, 1997 and December 28, 1996 and the results of their operations and their cash flows for each of the three years in the period ended December 27, 1997 in conformity with generally accepted accounting principles.


     GEO. S. OLIVE & CO. LLC

     Evansville, Indiana
     January 30, 1998





                                     (F-2)

                     ESCALADE, INCORPORATED AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET


DECEMBER 27 AND DECEMBER 28                                                                1997                  1996
----------------------------------------------------------------------------------------------------------------------------

ASSETS
   Current assets
     Cash                                                                              $  1,246,396         $  1,319,319
     Receivables, less allowances of $893,434
       and $681,606                                                                      30,602,245           27,296,584
     Inventories                                                                         12,637,345           11,452,433
     Prepaid expenses                                                                       236,500              221,850
     Deferred income tax benefit                                                          1,205,196            1,560,814
                                                                                --------------------------------------------
         Total current assets                                                            45,927,682           41,851,000

     Property, plant and equipment                                                       11,638,686           10,208,548
     Other assets                                                                         2,422,066            1,851,511
     Deferred income tax benefit                                                                                 518,653
     Goodwill                                                                             6,157,350
                                                                                --------------------------------------------

                                                                                        $66,145,784          $54,429,712
                                                                                ============================================
LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities
     Notes payable--bank                                                                $ 8,275,000          $ 3,875,000
     Current portion of long-term debt                                                    5,800,000            9,800,000
     Trade accounts payable                                                               2,696,478            2,393,980
     Accrued liabilities                                                                 12,128,256           11,374,159
     Federal income tax payable                                                           1,550,000            1,099,072
                                                                                --------------------------------------------
         Total current liabilities                                                       30,449,734           28,542,211
                                                                                --------------------------------------------

   Other liabilities
     Long-term debt                                                                      10,700,000            5,500,000
     Deferred compensation                                                                1,065,973            1,082,790
     Deferred income tax liability                                                          429,412
                                                                                --------------------------------------------
                                                                                         12,195,385            6,582,790
                                                                                --------------------------------------------
   Stockholders' equity
     Preferred stock
       Authorized--1,000,000 shares, no par value, none issued
     Common stock
       Authorized--10,000,000 shares, no par value
       Issued and outstanding--3,050,691 and 3,084,449
         shares                                                                           5,879,827            8,291,516
     Retained earnings                                                                   17,373,846           11,013,195
     Net unrealized gain on securities available for sale                                   246,992
                                                                                --------------------------------------------
                                                                                         23,500,665           19,304,711
                                                                                --------------------------------------------

                                                                                        $66,145,784          $54,429,712
                                                                                ============================================


See notes to consolidated financial statements.





                                     (F-3)

                     ESCALADE, INCORPORATED AND SUBSIDIARIES

                        CONSOLIDATED STATEMENT OF INCOME


YEARS ENDED DECEMBER 27, DECEMBER 28
   AND DECEMBER 30                                                        1997                1996               1995
----------------------------------------------------------------------------------------------------------------------------

Net Sales                                                              $91,501,865         $93,209,331        $91,178,757
                                                                 -----------------------------------------------------------

Costs, Expenses and Other Income
   Cost of products sold                                                61,716,502          66,703,061         73,443,333
   Selling, administrative and general expenses                         17,397,633          16,628,415         13,867,421
   Restructuring charge                                                                                         1,040,000
   Amortization of goodwill                                                217,223
   Interest                                                              1,276,883           1,408,070          2,267,620
   (Gain) loss on disposal of assets                                       319,066             (60,146)           (23,293)
   Other income                                                           (475,580)           (230,520)          (251,190)
                                                                 -----------------------------------------------------------
                                                                        80,451,727          84,448,880         90,343,891

Income Before Income Taxes                                              11,050,138           8,760,451            834,866

Provision for Income Taxes                                               4,689,487           3,513,334            387,133
                                                                 -----------------------------------------------------------

NET INCOME                                                            $  6,360,651        $  5,247,117       $    447,733
                                                                 ===========================================================

Per Share Data
   Basic earnings per share                                                  $2.05               $1.36               $.11
   Diluted earnings per share                                                $2.02               $1.35               $.11


See notes to consolidated financial statements.




                                     (F-4)

                     ESCALADE, INCORPORATED AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY


                                                                                                          NET UNREALIZED
                                                             COMMON STOCK                               GAIN ON SECURITIES
                                                ---------------------------------------    RETAINED          AVAILABLE
                                                      SHARES             AMOUNT            EARNINGS          FOR SALE
                                                ----------------------------------------------------------------------------

BALANCES AT JANUARY 1, 1995                            4,133,361         $17,570,452       $  5,318,345

   Exercise of stock options                                 593               1,945
   Net income                                                                                   447,733

                                                ----------------------------------------------------------------------------
BALANCES AT DECEMBER 30, 1995                          4,133,954          17,572,397          5,766,078

   Exercise of stock options                              11,786              38,766
   Net income                                                                                 5,247,117
   Purchase of stock                                  (1,061,291)         (9,319,647)
                                                ----------------------------------------------------------------------------

BALANCES AT DECEMBER 28, 1996                          3,084,449           8,291,516         11,013,195

   Exercise of stock options                              84,808             433,808
   Net income                                                                                 6,360,651
   Purchase of stock                                    (118,566)         (1,656,368)
   Put option to retire warrants                                          (1,189,129)
   Net change in unrealized gain on securities
     available for sale                                                                                        $246,992
                                                ----------------------------------------------------------------------------

BALANCES AT DECEMBER 27, 1997                          3,050,691          $5,879,827        $17,373,846        $246,992
                                                ============================================================================


See notes to consolidated financial statements.





                                     (F-5)

                     ESCALADE, INCORPORATED AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

YEARS ENDED DECEMBER 27, DECEMBER 28 AND DECEMBER 30                           1997             1996               1995
----------------------------------------------------------------------------------------------------------------------------

OPERATING ACTIVITIES
   Net income                                                              $  6,360,651     $  5,247,117       $   447,733
   Adjustments to reconcile net income to net cash
     provided by operating activities
     Depreciation and amortization                                            2,381,201        3,026,541         3,626,696
     Provision for losses on accounts receivable                                474,050          427,650           175,559
     Provision for deferred income tax                                        1,303,683          411,348          (140,855)
     Provision for deferred compensation                                         98,183          101,955            98,101
     Provision for restructuring charges                                                                         1,040,000
     (Gain) loss on disposals of equipment                                      319,066          (60,146)          (23,293)
     Change in cash surrender value, net of loans and premiums                  (36,000)         (47,734)          (39,407)
     Changes in
       Accounts receivable                                                   (2,113,236)      (2,439,220)        6,411,341
       Income tax refundable                                                                     275,000           123,909
       Inventories                                                              272,909        3,699,263         8,244,785
       Prepaids                                                                  96,969           44,920            (8,308)
       Other assets                                                             (89,397)          81,149             9,289
       Income tax payable                                                       450,928          770,000           329,072
       Accounts payable and accrued expenses                                   (734,776)       3,728,311        (1,628,264)
                                                                       -----------------------------------------------------
     Net cash provided by operating activities                                8,784,231       15,266,154        18,666,358
                                                                       -----------------------------------------------------

INVESTING ACTIVITIES
   Premiums paid for life insurance                                                              (65,800)         (131,600)
   Purchase of property and equipment                                        (1,597,055)      (1,902,127)       (1,144,922)
   Proceeds from sale of property and equipment                                                   76,333            34,425
   Purchase of long-term investments                                            (95,315)                           (99,256)
   Purchase of certain Master Products assets,
     net of cash acquired                                                    (8,958,745)
   Proceeds from sale of long-term investments                                                                     290,217
                                                                       -----------------------------------------------------
     Net cash used by investing activities                                  (10,651,115)      (1,891,594)       (1,051,136)
                                                                       -----------------------------------------------------

FINANCING ACTIVITIES
   Net increase (decrease) in notes payable--bank                             3,120,650      (10,475,000)      (14,887,500)
   Proceeds from exercise of stock options                                      433,808           38,766             1,945
   Reduction of long-term debt                                              (10,300,000)      (7,248,000)       (2,477,500)
   Purchase of stock and warrants                                            (2,845,497)      (9,319,647)
   Proceeds from long-term debt                                              11,500,000       13,900,000
   Deferred compensation paid                                                  (115,000)        (198,028)
                                                                       -----------------------------------------------------
     Net cash provided (used) by financing activities                         1,793,961      (13,301,909)      (17,363,055)
                                                                       -----------------------------------------------------

INCREASE (DECREASE) IN CASH                                                     (72,923)          72,651           252,167

CASH, BEGINNING OF YEAR                                                       1,319,319        1,246,668           994,501
                                                                       -----------------------------------------------------

CASH, END OF YEAR                                                          $  1,246,396     $  1,319,319      $  1,246,668
                                                                       =====================================================

SUPPLEMENTAL CASH FLOWS INFORMATION
   Interest paid                                                           $  1,302,577     $  1,379,847      $  2,332,038
   Income taxes paid (refunded), net                                          3,819,632        2,286,986          (413,773)
   Fixed assets in accounts payable                                              35,253          126,884            10,000


See notes to consolidated financial statements.





                                     (F-6)

                     ESCALADE, INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Escalade, Incorporated (Company) is primarily engaged in the manufacture and sale of sporting goods and office and graphic arts products. The Company is located in Evansville, Indiana and has six manufacturing facilities, one in Evansville, Indiana; Compton, California; Wabash, Indiana and Los Angeles, California and two in Tijuana, Mexico. The Company sells products to customers throughout the United States and provides foreign shipments of sporting goods through a foreign sales corporation. The consolidated financial statements include the accounts of all significant subsidiaries. Intercompany transactions have been eliminated.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventories are stated at the lower of cost or market. Cost is based on the first-in, first-out method.

The Company has long-term marketable equity securities, which are included in other assets on the consolidated balance sheet and are recorded at fair value.

Land, buildings and equipment are recorded at cost. Contracts under which certain facilities are leased have been treated as purchases. Provisions for depreciation and amortization are computed by the straight-line and double declining balance methods.

The estimated useful lives used in computing depreciation are as follows:

                                                                  YEARS
------------------------------------------------------------------------------

Buildings                                                         20-30
Leasehold improvements                                             4-8
Machinery and equipment                                           5-15
Tooling, dies and molds                                            2-4

Maintenance and repairs are expensed and major renewals and improvements are capitalized. The costs of assets sold or otherwise disposed of, and the related allowances for depreciation, are eliminated from the accounts in the year of disposal and the resulting gains or losses are included in operations.

The carrying values of all of the Company's financial instruments approximate their fair values.

Basic earnings per common share information is based on average shares outstanding adjusted for stock dividends.

The Company's fiscal year ends on the Saturday nearest December 31, within the calendar year.


                                     (F-7)

ESCALADE, INCORPORATED AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS


The Company has an employee profit sharing salary reduction plan, pursuant to the provisions of Section 401(k) of the Internal Revenue Code, for non-union employees. It is the Company's policy to fund costs accrued on a current basis.

Deferred federal income taxes applicable to the difference between financial statement income and taxable income and the bases of assets and liabilities for financial statement and tax purposes are provided in the financial statements.

Research and development costs are charged to income as incurred. The research and development costs incurred during 1997, 1996 and 1995 were approximately $1,400,000, $2,300,000 and $1,700,000.

Revenue from the sale of the Company's products is recognized as products are shipped to customers.


The Company has elected to act as a self-insurer for certain costs related to employee health and accident benefit programs. Costs resulting from non-insured losses are charged to income when incurred. The Company has purchased insurance which limits its exposure for individual claims and which limits its aggregate exposure to $1,100,000.


The Company's impairment policy for long-lived assets and goodwill is as follows: The excess of cost over the fair value of net assets and other intangibles acquired in acquisitions accounted for as purchases are amortized using the straight-line method over estimated lives up to 15 years. All long-lived assets and goodwill are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of these assets may not be recoverable. Factors considered in assessing whether the carrying value of intangible assets can be recovered include measuring actual cash flows with cash flows estimated at the time of the acquisition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, the Company recognizes an impairment loss.


The Company expenses advertising costs as incurred.

      INVENTORIES

DECEMBER 27 AND DECEMBER 28                                     1997                  1996
----------------------------------------------------------------------------------------------------

Finished products                                             $  5,665,390         $  5,082,134
Work in process                                                  3,412,443            2,709,752
Raw materials and supplies                                       3,559,512            3,660,547
                                                        --------------------------------------------

                                                               $12,637,345          $11,452,433
                                                        ============================================


      PROPERTY, PLANT AND EQUIPMENT

DECEMBER 27 AND DECEMBER 28                                     1997                  1996
----------------------------------------------------------------------------------------------------

Land                                                          $    757,210         $    345,210
Buildings and leasehold improvements                            10,649,336            9,562,524
Machinery and equipment                                         23,588,382           21,909,966
                                                        --------------------------------------------
                                                                34,994,928           31,817,700
Accumulated depreciation and amortization                      (23,356,242)         (21,609,152)
                                                        --------------------------------------------

                                                               $11,638,686          $10,208,548
                                                        ============================================



                                     (F-8)

ESCALADE, INCORPORATED AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS


      LONG-TERM DEBT

DECEMBER 27 AND DECEMBER 28                                                             1997                  1996
----------------------------------------------------------------------------------------------------------------------------

Mortgage payable, due in annual installments varying from $300,000 in 1998 to
   $500,000 in 2005, interest varies from 7.65% to 7.95%, due 2005, secured by
   plant facility, machinery and equipment, and letter of credit                      $  3,000,000         $  3,300,000
Term loan, due in quarterly installments of $500,000, interest varies from prime to London Interbank Offered Rate
   (LIBOR) plus 1.75%, secured by equipment, inventory,
   accounts receivable, general intangibles and securities                              13,500,000           12,000,000
                                                                                --------------------------------------------
                                                                                        16,500,000           15,300,000
Portion classified as current                                                           (5,800,000)          (9,800,000)
                                                                                --------------------------------------------

                                                                                       $10,700,000         $  5,500,000
                                                                                ============================================

Maturities of long-term indebtedness for the ensuing five years are: 1998, $5,800,000; 1999, $2,300,000; 2000, $2,300,000; 2001, $2,400,000; 2002,
$2,400,000 and thereafter, $1,300,000.

The Company expects to pay $4,000,000 of the $13,500,000 term loan from cash flow in the first quarter of 1998. This payment is in excess of the scheduled payback and therefore has been classified as current on the balance sheet.

The mortgages payable and term loan agreements contain certain restrictive covenants, of which the more significant include maintenance of specified net worth, restrictions on capital expenditures and dividends, and maintenance of specified ranges of debt service and leverage ratios.


      INVESTMENTS

                                                                                              GROSS          APPROXIMATE
                                                                           AMORTIZED        UNREALIZED         MARKET
                                                                             COST             GAINS             VALUE
                                                                       -----------------------------------------------------
DECEMBER 27, 1997
   Available for sale
     Marketable equity securities (included in
       other assets)                                                          $730,196         $411,653         $1,141,849
                                                                       =====================================================

DECEMBER 28, 1996
   Available for sale
     Marketable equity securities (included in
       other assets)                                                          $576,883                         $   576,883
                                                                       =====================================================




                                     (F-9)

ESCALADE, INCORPORATED AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS


      STOCK OPTIONS AND WARRANTS

A total of 76,821 options were outstanding at year end from the 1984 Stock Option Plan (Plan). The date for granting options under this Plan expired on October 26,1994 and the date for exercising options expires on September 26, 1999. At the Company's 1997 annual meeting, the stockholders approved two new Stock Option Plans reserving 300,000 common shares for issuance under an Incentive Stock Option Plan (ISO) and 100,000 common shares for issuance under a Director Stock Option Plan (DSO). Total options granted during 1997 and outstanding at year end under the ISO were 25,000. No options were granted under the DSO.

Under the Company's ISO, which is accounted for in accordance with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, the Company grants selected executives and other key employees stock option awards which vest over four years of continued employment. During 1997, the Company authorized the grant of options for up to 25,000 shares of the Company's common stock. The exercise price of each option, which has a five-year life, was equal to the market price of the Company's stock on the date of grant; therefore, no compensation expense was recognized. Options are exercisable commencing one year from the date of issuance to the extent vested.

Although the Company has elected to follow APB Opinion No. 25, Statement of Financial Accounting Standards (SFAS) No. 123 requires pro forma disclosures of net income and earnings per share as if the Company had accounted for its employee stock options under that statement. The fair value of each option grant was estimated on the grant date using an option pricing model with the following assumptions:

                                                                        1997
                                                                    ------------

Risk-free interest rates                                                 6%
Dividend yields                                                          0%
Volatility factors of expected market price of common stock             49.1%
Weighted average expected life of the options                          4 years

Under SFAS No. 123, compensation cost is recognized in the amount of the estimated fair value of the options and amortized to expense over the options' vesting period. The pro forma effect on net income and earnings per share of this statement is as follows:

                                                                  1997
                                                            ------------------

Net income                                As reported             $6,360,651
                                          Pro forma                6,353,257
Basic earnings per share                  As reported                   2.05
                                          Pro forma                     2.04
Diluted earnings per share                As reported                   2.02
                                          Pro forma                     2.02





                                     (F-10)

ESCALADE, INCORPORATED AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS


Stock option transactions are summarized as follows:

                                              1997                          1996                          1995
                                 -------------------------------------------------------------------------------------------
                                                    OPTION                        Option                        Option
                                     SHARES          PRICE         Shares          Price         Shares          Price
                                 -------------------------------------------------------------------------------------------

Outstanding at beginning of year                   $3.26 TO                      $3.26 to                      $3.26 to
                                       168,311       7.25            196,581       7.25            204,211       7.25
Issued during year                      25,000       $9.88
Canceled or expired                     (6,682)                      (16,485)                       (7,037)
                                                   $3.26 TO
Exercised during year                  (84,808)      7.25            (11,785)      $3.26              (593)      $3.26
                                 ----------------              -------------------------------------------------------------
                                                   $6.30 TO                      $3.26 to                      $3.26 to
Outstanding at end of year             101,821       9.88            168,311       7.25            196,581       7.25
                                 ================              ================              ================

Exercisable at end of year              63,113                       120,699                        92,925
                                 ================              ================              ================

The options granted in 1997 are exercisable at the rate of 25% over each of the four years beginning in 1998.

In connection with the Company's 1987 public offering of its common stock, the Company sold to Oppenheimer & Co., the representative of the underwriters for such offering, warrants to purchase 75,900 shares of common stock for $.85 per warrant, or an aggregate of $65,000. Each warrant gives the holder the right to buy one share of the Company's common stock at a price equal to $12.33. Each warrant became exercisable on September 2, 1988 and the initial termination date of September 1, 1992 was extended by three years to September 1, 1995. These warrants expired during 1995.

To acquire all of the common stock of Marcy Fitness Products, Inc., the Company exchanged 272,112 Escalade warrants with an exercise price of $9.13 per share. The warrants were exercisable until August 19, 1999. During 1997, these warrants were put to the Company and retired at $13.50 per share for a total cost of $1,189,129.


      STOCKHOLDERS' EQUITY TRANSACTIONS

During 1997, the Company conducted a Dutch Auction self-tender offer whereby it purchased 117,766 shares of its common stock at $14.00 per share. The Company also conducted a Dutch Auction self-tender offer in 1996 whereby it purchased approximately 1,000,000 shares of its common stock at a price of $8.875 per share.




                                     (F-11)

ESCALADE, INCORPORATED AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS


The Company paid no cash dividends during the last three fiscal years. The Company's existing bank indebtedness restricts the payment of cash dividends.


      EARNINGS PER SHARE

Earnings per share (EPS) were computed as follows:

                                                           1997                                     1996
                                         -----------------------------------------------------------------------------------
                                                          WEIGHTED        PER                       Weighted       Per
YEARS ENDED DECEMBER 27                                    AVERAGE       SHARE                      Average       Share
   AND DECEMBER 28                           INCOME        SHARES        AMOUNT       Income         Shares       Amount
----------------------------------------------------------------------------------------------------------------------------

NET INCOME                                  $6,360,651                               $5,247,117
                                         ---------------                          ----------------
BASIC EARNINGS PER SHARE
   Income available to common
     stockholders                            6,360,651     3,109,514      $2.05       5,247,117       3,849,783    $1.36
                                                                      =============                            =============
EFFECT OF DILUTIVE SECURITIES
   Stock options                                              35,328                                     43,822
                                         ------------------------------           ------------------------------
DILUTED EARNINGS PER SHARE
   Income available to common
     stockholders and assumed
     conversions                            $6,360,651     3,144,842      $2.02      $5,247,117       3,893,605    $1.35
                                         ===================================================================================

Warrants to purchase 272,112 shares of common stock at $9.13 per share were outstanding at December 28, 1996 and during a portion of the year ended December 27, 1997 but were not included in the computation of diluted EPS because the warrants' exercise price was greater than the average market price of the common shares.

                                                                                               1995
                                                                       -----------------------------------------------------
                                                                                             Weighted            Per
                                                                                             Average            Share
Year Ended December 30                                                      Income            Shares           Amount
----------------------------------------------------------------------------------------------------------------------------

NET INCOME                                                                    $447,733
                                                                       ------------------
BASIC EARNINGS PER SHARE
   Income available to common stockholders                                     447,733        4,133,566           $.11
                                                                                                          ==================
EFFECT OF DILUTIVE SECURITIES
   Stock options                                                                                 10,056
                                                                       ------------------------------------
DILUTED EARNINGS PER SHARE
   Income available to common stockholders
     and assumed conversions                                                  $447,733        4,143,622           $.11
                                                                       =====================================================

Options to purchase 55,293 shares of common stock from $5.50 to $7.25 per share were outstanding at December 30, 1995 but were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of the common shares.

Warrants to purchase 272,112 shares of common stock at $9.13 per share were outstanding at December 30, 1995 but were not included in the computation of diluted EPS because the warrants' exercise price was greater than the average market price of the common shares.





                                     (F-12)

ESCALADE, INCORPORATED AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS


      OPERATING LEASES

The Company leases manufacturing, warehousing and office space at its Compton, California facilities for $29,600 per month from October 1, 1990 through March 31, 1998. The Company has a five-year option to extend the lease. The Company does not intend to extend the lease but expects to relocate to the San Diego, California area by March 31, 1998.

The Company also leases warehousing space next to its Evansville facility for $17,317 per month, expiring on October 31, 1998. The Company has four two-year renewal options followed by two five-year renewal options.

At December 27, 1997, the minimum rental payments under noncancelable leases with terms of more than one year are as follows:

YEARS ENDING                                            AMOUNT
---------------------------------------------------------------------

1998                                                       $61,000
1999                                                        35,582
                                                   ------------------

                                                           $96,582
                                                   ==================

The following schedule shows the composition of total rental expense for operating leases except those with terms of a month or less:

                                 1997              1996             1995
                          -----------------------------------------------------

Rentals                        $611,405         $656,082          $638,670
                          =====================================================






                                     (F-13)

ESCALADE, INCORPORATED AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS


      INCOME TAXES

Provision for income taxes consists of the following:

YEARS ENDED DECEMBER 27, DECEMBER 28
   AND DECEMBER 30                                                           1997              1996             1995
----------------------------------------------------------------------------------------------------------------------------

Current
   Federal                                                                   $3,435,532       $2,670,000          $329,072
   State                                                                        803,547          431,986           198,916
                                                                       -----------------------------------------------------
                                                                              4,239,079        3,101,986           527,988
                                                                       -----------------------------------------------------
Deferred
   Federal                                                                      365,830          401,443           (85,548)
   State                                                                         84,578            9,905           (55,307)
                                                                       -----------------------------------------------------
                                                                                450,408          411,348          (140,855)
                                                                       -----------------------------------------------------

                                                                             $4,689,487       $3,513,334          $387,133
                                                                       =====================================================

The provision for income taxes was computed based on financial statement income. A reconciliation of the provision for income taxes to the amount computed using the statutory rate follows:

YEARS ENDED DECEMBER 27, DECEMBER 28
   AND DECEMBER 30                                                           1997              1996             1995
----------------------------------------------------------------------------------------------------------------------------

Income tax at statutory rate                                                 $3,757,047       $2,978,553          $283,854
Increase (decrease) in income tax resulting from
   Recurring permanent differences (goodwill
     amortization, dividend exclusion, and non-
     deductible officers' life insurance expense)                                25,893          (24,279)           (5,522)
   State tax expense, net of federal effect                                     586,163          291,648            94,782
   Benefit of foreign subsidiary loss not recognized                            369,996          166,402           138,846
   Other                                                                        (49,612)         101,010          (124,827)
                                                                       -----------------------------------------------------

       Provision for income taxes recorded                                   $4,689,487       $3,513,334          $387,133
                                                                       =====================================================

The $11,050,138 income before income taxes for the year ended December 27, 1997 was comprised of $1,088,224 foreign losses and $12,138,362 domestic income.

The $8,760,451 income before income taxes for the year ended December 28, 1996 was comprised of $489,417 foreign losses and $9,249,868 domestic income.

The $834,866 income before income taxes for the year ended December 30, 1995 was comprised of $408,370 foreign losses and $1,243,236 domestic income.

At December 27, 1997, a cumulative deferred tax asset of $775,784 is included in current assets and other liabilities. At December 28, 1996, a cumulative deferred tax asset of $2,079,467 is included in current and other assets.





                                     (F-14)

ESCALADE, INCORPORATED AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS


The components of the net deferred tax asset are as follows:

DECEMBER 27 AND DECEMBER 28                                                                    1997             1996
----------------------------------------------------------------------------------------------------------------------------

ASSETS
   Deferred compensation                                                                     $   413,588       $   341,825
   Valuation reserves                                                                            724,095         1,014,582
   Royalties                                                                                                        88,390
   Goodwill                                                                                      115,320           125,382
   Employee benefits                                                                             399,593           406,205
   Lease expense                                                                                  67,513           116,017
                                                                                        ------------------------------------
         Total assets                                                                          1,720,109         2,092,401
                                                                                        ------------------------------------

LIABILITIES
   Depreciation                                                                                 (779,664)          (12,934)
   Unrealized gain on securities available for sale                                             (164,661)
                                                                                        ------------------------------------
         Total liabilities                                                                      (944,325)          (12,934)
                                                                                        ------------------------------------

                                                                                             $   775,784        $2,079,467
                                                                                        ====================================


      EMPLOYEE BENEFIT PLANS

The Company has an employee profit sharing salary reduction plan, pursuant to the provisions of Section 401(k) of the Internal Revenue Code, for non-union employees. The Company's contribution is a matching percentage of the employee contribution as determined by the Board of Directors annually. The Company's expense for the plan was $339,931, $311,701 and $60,940 for 1997, 1996 and 1995.


      VOLUNTARY EMPLOYEE BENEFITS ASSOCIATION TRUST (VEBA)

The Company established a VEBA as a tax-exempt organization to provide life, medical, disability and other similar welfare benefits permitted pursuant to Internal Revenue Code Section 501(c)(9) for its employees.




                                     (F-15)

ESCALADE, INCORPORATED AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS


      SEGMENT INFORMATION AND CONCENTRATIONS

YEARS ENDED DECEMBER 27, DECEMBER 28
   AND DECEMBER 30                                                           1997              1996             1995
----------------------------------------------------------------------------------------------------------------------------
                                                                                          (In Thousands)
Sales to unaffiliated customers
   Sporting goods                                                             $66,666          $74,077           $73,858
   Office and graphic arts products                                            24,836           19,132            17,321
                                                                       -----------------------------------------------------

       Total consolidated                                                     $91,502          $93,209           $91,179
                                                                       =====================================================

Operating profit
   Sporting goods                                                            $  7,435         $  6,156          $   (262)
   Office and graphic arts products                                             5,244            4,103             3,363
   Corporate                                                                     (291)            (381)             (273)
                                                                       -----------------------------------------------------
       Total consolidated                                                      12,388            9,878             2,828
   Consolidated other income                                                      475              230               251
                                                                       -----------------------------------------------------
                                                                               12,863           10,228             3,125
   Consolidated interest expense                                                1,277            1,408             2,267
   Consolidated (gain) loss on disposal of assets                                 319              (60)              (23)
   Consolidated amortization of goodwill                                          217
                                                                       -----------------------------------------------------

   Consolidated income from operations before
     income taxes                                                             $11,050         $  8,760          $    835
                                                                       =====================================================

Identifiable assets
   Sporting goods                                                             $40,904          $40,543           $43,122
   Office and graphic arts products                                            21,815           10,199            10,317
   Corporate                                                                    3,427            3,688             4,328
                                                                       -----------------------------------------------------

       Total assets                                                           $66,146          $54,430           $57,767
                                                                       =====================================================

Depreciation and amortization charged to operations
   Sporting goods                                                            $  1,214         $  2,123          $  2,886
   Office and graphic arts products                                             1,167              904               741
                                                                       -----------------------------------------------------

       Total consolidated                                                    $  2,381         $  3,027          $  3,627
                                                                       =====================================================

Capital expenditures
   Sporting goods                                                           $     582         $  1,262          $    617
   Office and graphic arts products                                               923              757               526
                                                                       -----------------------------------------------------

                                                                             $  1,505         $  2,019          $  1,143
                                                                       =====================================================





                                     (F-16)

ESCALADE, INCORPORATED AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS


The Company operates principally in two industries, sporting goods and office and graphic arts products. The Company sells its products primarily to retailers located throughout the United States. Operations in the sporting goods industry consist of production and sale of table tennis tables and accessories, archery equipment, home pool tables and accessories, combination bumper pool and card tables, game tables, basketball backboards, goals and poles, darts, dart cabinets, junior sporting goods including Mini Ping Pong, Mini Pool(TM), Mini Court(R) basketball and Shot Clock basketball. The Company has a licensing agreement with Spalding to manufacture and distribute basketball backboards, goals and poles, indoor darts, table tennis sets and pool accessories under the Spalding brand name. Operations in the office and graphic arts products industry consist of production and sale of paper trimmers, paper folding machines, paper drills, collators, decollators, bursting machines, letter openers, paper joggers, electric staplers, checksigners, stamp affixers, paper shredders, paper punches, catalog rack systems, bindery carts and related accessories.

Operating profit is total revenue less operating expenses. In computing operating profit neither interest expense nor income taxes have been deducted.

Identifiable assets are principally those assets used in each industry. Corporate assets are principally deferred taxes, marketable equity securities and the cash surrender value of life insurance.

In 1997, approximately 33% of the sporting goods were sold to Sears, Roebuck & Co. (24% of consolidated sales). In 1996 and 1995, the percentages were 31% (24% consolidated) and 29% (23% consolidated). At December 27, 1997 and December 28, 1996, accounts receivable included $12,609,120 and $10,613,368 due from Sears, Roebuck & Co.

Approximately 34% of the Company's labor force is covered by collective bargaining agreements. Management acknowledges that there usually will be differences between Company offers and union demands during negotiations. However, management has no reason to expect such differences to result in protracted conflict. The current contracts expire in 1998 and 2000.

Consolidated assets include approximately $3.7 million of assets located in the United Kingdom and Mexico.





                                     (F-17)

ESCALADE, INCORPORATED AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS


      CERTAIN SIGNIFICANT ESTIMATES

Management's estimates that influence the financial statements are normally based on knowledge and experience about past and current events and assumptions about future events. The following estimates affecting the financial statements are particularly sensitive because of their significance, and it is at least reasonably possible that a change in these estimates will occur in the near term:

     Product warranty reserves--based on an analysis of customers' product return histories, current status, sales volume and management's expectations from new products introduced into the market.

     Customer allowance reserves--based on agreements for customer purchase rebates and shared advertising, and prior year's shipments.

     Inventory valuation reserves--based on estimates of costs of inventory amounts overstocked or obsolete in excess of realizable value.


      ADDITIONAL INFORMATION

DECEMBER 27 AND DECEMBER 28                                                                1997                 1996
----------------------------------------------------------------------------------------------------------------------------

Accrued Liabilities
   Employees' compensation                                                            $  4,217,671         $  2,972,848
   Payroll taxes and taxes withheld from employees'
     compensation                                                                          298,214              257,251
   Taxes other than taxes on income                                                        378,805              412,505
   Accrued interest                                                                        130,714              156,408
   Customer volume discounts payable                                                     3,914,060            3,204,500
   Other accrued items                                                                   3,188,792            4,370,647
                                                                                --------------------------------------------

                                                                                       $12,128,256          $11,374,159
                                                                                ============================================


      LINE OF CREDIT

The Company has available an unsecured line of credit for short-term borrowings. The line-of-credit arrangement is based upon a written agreement and can be withdrawn at the banks' option. At December 27, 1997, the line of credit for short-term borrowings aggregated $12,000,000, of which $8,275,000 was borrowed. The interest rate on the line of credit is at the Bank One Indianapolis, N.A. prime rate. A LIBOR option is also available to use for the interest rate. This line of credit is subject to the same restrictive covenants that are as discussed in the long-term debt footnote to the consolidated financial statements.





                                     (F-18)

ESCALADE, INCORPORATED AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS


      DEFERRED COMPENSATION PLAN

In October 1985, the Board of Directors approved the adoption of a Contributory Deferred Compensation Plan pursuant to which some recipients of incentive compensation could elect to defer receipt thereof. For each dollar of deferred compensation, the Company provided a 75% matching amount. Amounts deferred earn interest at the rate of 9%. Such amounts are not intended to be recognized for tax purposes until receipt. All deferrals allowed under this plan have been made. Participants have no vested rights in deferred amounts credited to their accounts and are general creditors of the Company until such amounts are actually paid.


      COMMITMENTS AND CONTINGENCIES

At December 27, 1997, standby letters of credit aggregated $301,709 of which the Company was obligated in the amount of $151,709 relating to the purchase of certain raw materials and finished goods from suppliers.

Additionally, the Company has obtained a letter of credit for the benefit of the mortgage holders. At December 27, 1997, the balance of the letter of credit was $3,441,877. It is to be used in the event of a default in either interest or principal payments.

The Company is involved in litigation arising in the normal course of its business. The Company does not believe that the disposition or ultimate resolution of existing claims or lawsuits will have a material adverse effect on the business or financial condition of the Company.





                                     (F-19)

ESCALADE, INCORPORATED AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS


      SUMMARY OF QUARTERLY RESULTS

                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                                 (UNAUDITED)
                                                       MARCH 22           JULY 12          OCTOBER 4        DECEMBER 27
                                                  --------------------------------------------------------------------------
1997
   Net sales                                             $12,702           $17,765            $22,716           $38,319
   Gross profit                                            3,597             5,021              7,871            13,296
   Net income                                                151               104              1,793             4,313
   Basic earnings per share                                  .05               .03                .57              1.38

1996
   Net sales                                             $15,381           $19,574            $23,142           $35,112
   Gross profit                                            4,253             5,758              7,251             9,244
   Net income                                                232               688              1,517             2,810
   Basic earnings per share                                  .06               .16                .38               .91


In December 1997, the Company completed a Dutch Auction self-tender offer and purchased 117,766 shares. Since this transaction occurred late in the fourth quarter, it caused the fourth quarter earnings per share to be less than the first three quarters proportionately. Consequently, if the four quarters earnings per share are added together, they are less than the actual earnings per weighted average share for the year.

In 1996, a reduction in outstanding shares of approximately 1,000,000 shares, as a result of the completion of a Dutch Auction self-tender offer in September, caused the fourth quarter earnings per share to be greater than the first three quarters proportionately. Consequently, if the four quarters earnings per share are added together, they are greater than the actual earnings per weighted average share for the year.

      ACQUISITIONS

ACQUISITION OF MASTER PRODUCTS MANUFACTURING COMPANY, INC.
On June 17, 1997, the Company's wholly-owned subsidiary, Martin Yale Industries, Inc., acquired 100% of the stock of Master Products, a California corporation, for a net cost of $9,951,813, which includes assumed liabilities of $833,813. Master Products manufactures paper punches and catalog rack systems.

The acquisition was accounted for as a purchase and the excess of cost over the fair value of net assets acquired was $6,374,573, which is being amortized over 15 years on the straight-line method. The Company's consolidated results of operations include Master Products from June 17, 1997.




                                     (F-20)

ESCALADE, INCORPORATED AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS


The following unaudited pro forma information shows the results of the Company's operations as though the purchase of Master Products had been made at January 1, 1996. The pro forma results of operations are not necessarily indicative of the actual results of operations that would have occurred had the purchase actually been made at January 1, 1996, or the results which may occur in the future.

DECEMBER 27 AND DECEMBER 28                     1997             1996
-----------------------------------------------------------------------------
                                                (In Thousands, Except
                                                   per Share Data)

Net Sales                                       $95,885          $103,429
Net Income                                        6,535             5,956
Basic Earnings per Share                          $2.10             $1.55





                                     (F-21)

                          INDEPENDENT AUDITOR'S REPORT



     Stockholders and Board of Directors
     Escalade, Incorporated
     Evansville, Indiana


     We have audited the consolidated financial statements of Escalade, Incorporated as of December 27, 1997 and December 28, 1996 and for each of the three years in the period ended December 27, 1997 and have issued our report thereon dated January 30, 1998; such consolidated financial statements and report are included elsewhere in this Form 10-K. Our audits also included the consolidated financial statement schedules of Escalade, Incorporated listed in Item 14. These consolidated financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.


     GEO. S. OLIVE & CO. LLC

     Evansville, Indiana
     January 30, 1998




                                    (F-22)

                     ESCALADE, INCORPORATED AND SUBSIDIARIES

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS


                 COL. A                      COL. B                   COL. C                   COL. D           COL. E
----------------------------------------------------------------------------------------------------------------------------
                                                                     ADDITIONS
                                                         ----------------------------------
                                           BALANCE AT       CHARGED TO      CHARGED TO                          BALANCE
                                            BEGINNING       COSTS AND     OTHER ACCOUNTS--   DEDUCTIONS--        AT END
              DESCRIPTION                   OF PERIOD        EXPENSES        DESCRIBE         DESCRIBE (2)      OF PERIOD
----------------------------------------------------------------------------------------------------------------------------

Allowance for doubtful accounts
   and discounts (1)
   Fiscal year ended December 27, 1997        $681,606         $474,050                         $262,222         $893,434
   Fiscal year ended December 28, 1996         726,352          427,650                          472,396          681,606
   Fiscal year ended December 30, 1995         777,195          175,559                          226,402          726,352


(1) Deducted from related assets
(2) Accounts charged off, less recoveries



                                    (F-23)

ESCALADE, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEET (UNAUDITED)


(Dollars in Thousands)                            July 11,         July 12,         December 27,
                                                  1998             1997             1997
ASSETS                                            ----------------------------------------------
Current assets:
         Cash                                     $    115         $    742         $  1,246
         Receivables, less allowances of
         $927, $772 and $893                        10,838           12,065           30,602
         Inventories                                16,004           17,384           12,637
         Prepaid expense                               210              491              237
         Deferred income tax benefit                 1,138            1,298            1,205
                                                  --------         --------         --------
TOTAL CURRENT ASSETS                                28,305           31,980           45,927

Property, plant, and equipment                      35,447           37,790           34,995
Accum. depr. and amortization                      (24,725)         (26,428)         (23,356)
                                                  --------         --------         --------
                                                    10,722           11,362           11,639

Goodwill                                             5,811            5,962            6,157
Other assets                                         2,592            1,848            2,422
Deferred income tax benefit                             --              431               --
                                                  --------         --------         --------
                                                  $ 47,430         $ 51,583         $ 66,145
                                                  ========         ========         ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
         Notes payable - bank                     $  1,875         $  2,700         $  8,275
         Current portion of long-term debt           2,300            2,300            5,800
         Trade accounts payable                      3,032            3,496            2,696
         Accrued liabilities                         6,370            9,594           12,128
         Federal income tax payable                     43               31            1,550
                                                  --------         --------         --------
TOTAL CURRENT LIABILITIES                           13,620           18,121           30,449

Other Liabilities:
         Long-term debt                              7,400           12,700           10,700
         Deferred compensation                       1,115            1,115            1,066
         Deferred income tax liability                 453               --              429
                                                  --------         --------         --------
                                                     8,968           13,815           12,195
Stockholders' equity:
         Preferred stock:
         Authorized 1,000,000 shares;
          no par value, none issued
         Common stock:
         Authorized 10,000,000 shares;
          no par value,Issued and
          outstanding - 3,105,250
          3,107,941, and 3,050,691 at
          7-11-98, 7-12-97, and 12-27-97             6,262            8,379            5,880
         Retained earnings                          18,297           11,268           17,374
         Net unrealized gain on securities
           available for sale                          283               --              247
                                                  --------         --------         --------
                                                    24,842           19,647           23,501
                                                  --------         --------         --------
                                                  $ 47,430         $ 51,583         $ 66,145
                                                  ========         ========         ========

See notes to Consolidated Condensed Financial Statements.



                                    (F-24)

ESCALADE, INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENT OF INCOME (UNAUDITED)

(Dollars in Thousands, except per share amounts)

                                                                     Three Months Ended                 Six Months Ended
                                                                  July 11,         July 12,         July 11,          July 12,
                                                                  1998             1997             1998              1997
                                                                  ------------------------------------------------------------
Net sales                                                         $ 19,077         $ 17,765         $ 34,860         $ 30,467

Costs, expenses and other income:
         Cost of products sold                                      13,783           12,744           24,649           21,849
         Selling, administrative and
         general expenses                                            4,253            4,469            7,786            7,589
         Interest                                                      311              254              588              471
         Amortization of Goodwill                                      123               33              217               33
         Other income                                                 (121)             (56)            (189)            (116)
                                                                  --------         --------         --------         --------
                                                                    18,349           17,444           33,051           29,826

INCOME BEFORE INCOME TAXES                                             728              321            1,809              641


Provision for income taxes                                             390              217              886              386
                                                                  --------         --------         --------         --------

NET INCOME                                                        $    338         $    104         $    923         $    255
                                                                  ========         ========         ========         ========


Per share data:

         Basic earnings per share                                 $    .11         $    .03              .30         $    .08

         Diluted earning per share                                $    .11         $    .03              .30         $    .08




CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (UNAUDITED)


NET INCOME                                                        $    338         $    104         $    923         $    255

UNREALIZED GAIN (LOSS)
  ON SECURITIES, NET OF TAX                                           (.22)              --               36               --
                                                                  --------         --------         --------         --------
COMPREHENSIVE INCOME                                              $    316         $    104         $    959         $    255
                                                                  ========         ========         ========         ========

See notes to Consolidated Condensed Financial Statements.




                                     (F-25)

ESCALADE, INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS (UNAUDITED)

(Dollars in Thousands)

                                                               Six Months Ended
                                                        July 11,1998     July 12,1997
Operating Activities:                                   -----------------------------
         Net Income                                     $    923         $    255

         Depreciation and amortization                     1,599            1,343

         Adjustments necessary to reconcile
         net income to net cash provided by
         operating activities                              9,626            9,440
                                                        --------         --------

         Net cash provided by operating
         activities                                       12,148           11,038
                                                        --------         --------

Investing Activities:

         Purchase of 100% of the stock of
         Master Product Manufacturing, Inc.                   --           (9,118)
         Purchase of property and equipment                 (461)          (1,109)
                                                        --------         --------

         Net cash used by investing activities              (461)         (10,227)
                                                        --------         --------

Financing Activities:

         Net decrease in notes pay.- bank                 (6,400)          (1,175)
         Net reduction of long-term debt                  (6,800)            (300)
         Proceeds from exercise of stock options             382               95
         Purchase of Common Stock                             --               (8)
                                                        --------         --------

         Net cash used by financing activities           (12,818)          (1,388)
                                                        --------         --------

Decrease in cash                                          (1,131)            (577)

Cash, beginning of period                                  1,246            1,319
                                                        --------         --------

Cash, end of period                                     $    115         $    742
                                                        ========         ========

See notes to Consolidated Condensed Financial Statements.



                                     (F-26)

ESCALADE, INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

Note A - Basis of Presentation
------------------------------

         In the opinion of the Company, the accompanying unaudited consolidated condensed financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position of the company as of July 11, 1998, July 12, 1997, and December 27, 1997 and the results of operations and changes in financial position for the six months ended July 11,1998 and July 12, 1997. The balance sheet at December 27, 1997 was derived from the audited balance sheet included in the 1997 annual report to shareholders.

Note B - Seasonal Aspects
-------------------------

         The results of operations for the six month periods ended July 11, 1998 and July 12, 1997 are not necessarily indicative of the results to be expected for the full year.

Note C - Inventories (Dollars in Thousands)
-------------------------------------------

                                    7-11-98           7-12-97         12-27-97
                                    -------           -------         --------
          Raw Materials             $ 4,977           $ 5,773          $ 3,560
          Work In Process             3,672             3,587            3,412
          Finished Goods              7,355             8,024            5,665
                                    -------           -------          -------
                                    $16,004           $17,384          $12,637
                                    =======           =======          =======

Note D - Income Taxes
---------------------

         The provision for income taxes was computed based on financial statement income.





                                     (F-27)

Note E - Earnings Per Share
-----------------------------
Earnings per share (EPS) were computed as follows:

                                                                       Three Months Ended
                                                                          July 11, 1998
                                                    -------------------------------------------------------
                                                                             Weighted
                                                                             Average              Per Share
                                                      Income                 Shares                Amount
                                                      -------               ---------            ----------
Net Income                                           $   338
                                                     -------
Basic Earnings per Share
 Income available to common
   stockholders                                          338                   3,101                    $.11
                                                                                                     =======
Effect of Dilutive Securities
 Stock options                                                                    20
                                                     -------                --------
Diluted Earnings Per Share
 Income available to common
   stockholders and assumed
   conversions                                       $   338                   3,121                    $.11
                                                     =======                 =======                 =======

                                                                       Three Months Ended
                                                                          July 12, 1997
                                                    --------------------------------------------------------
                                                                            Weighted
                                                                             Average             Per Share
                                                      Income                 Shares                Amount
                                                      -------               ---------            ----------
Net Income                                           $   104

                                                     -------
Basic Earnings per Share
 Income available to common
   stockholders                                          104                  3,097                   $.03
                                                                                                     =======
Effect of Dilutive Securities
 Stock options                                                                   47
 Warrants                                                                        22
                                                     -------                 -------

Diluted Earnings Per Share
 Income available to common
   stockholders and assumed
   conversions                                       $   104                  3,166                   $.03
                                                     =======                 =======                 =======





                                     (F-28)

Note E - Earnings Per Share
-----------------------------
Earnings per share (EPS) were computed as follows:

                                                                       Six Months Ended
                                                                         July 11, 1998
                                                    --------------------------------------------------------
                                                                            Weighted
                                                                             Average               Per Share
                                                      Income                 Shares                 Amount
                                                    -------                ---------              ----------
Net Income                                           $   923
                                                     -------
Basic Earnings per Share
 Income available to common
   stockholders                                          923                   3,085                    $.30
                                                                                                     =======
Effect of Dilutive Securities
 Stock options                                                                    20
                                                     -------                --------
Diluted Earnings Per Share
 Income available to common
   stockholders and assumed
   conversions                                       $   923                   3,105                    $.30
                                                     =======                 =======                 =======


                                                                       Six Months Ended
                                                                         July 12, 1997
                                                    --------------------------------------------------------
                                                                            Weighted
                                                                             Average              Per Share
                                                      Income                 Shares                 Amount
                                                      -------               ---------             ----------
Net Income                                           $   255

                                                     -------
Basic Earnings per Share
 Income available to common
   stockholders                                          225                  3,094                   $.08
                                                                                                     =======
Effect of Dilutive Securities
 Stock options                                                                   47
 Warrants                                                                        22
                                                     -------                 -------

Diluted Earnings Per Share
 Income available to common
   stockholders and assumed
   conversions                                       $   255                  3,163                   $.08
                                                     =======                 =======                 =======




                                     (F-29)

Note F - Segment Information
-----------------------------

                                                                As of and for the Six Months Ended
                                                                           July 11, 1998
                                                    -------------------------------------------------------------
                                                                       Office and
                                                      Sporting           Graphic
                                                        Goods             Arts           Corporate         Total
                                                      --------         ----------        ---------       --------
Revenues from external customers                       $18,041          $16,819            $ ---         $ 34,860

Net Income                                                (761)           1,587                97             923

Assets                                                 $24,739          $19,355            $3,336        $ 47,430




                                                                As of and for the Six Months Ended
                                                                           July 12, 1997
                                                    -------------------------------------------------------------
                                                                       Office and
                                                      Sporting           Graphic
                                                        Goods             Arts           Corporate         Total
                                                      --------         ----------        ---------       --------
Revenues from external customers                       $19,339          $11,128            $  ---        $ 30,467

Net Income                                                (865)           1,183               (63)            255

Assets                                                 $27,118          $21,007            $3,458        $ 51,583




                                     (F-30)

                                   APPENDIX A


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG


                                JEN SPORTS, INC.,


                                SPORTCRAFT, LTD.,


                             ESCALADE, INCORPORATED


                                       AND

                     THE SELLING PARTIES (AS HEREIN DEFINED)


                                  JUNE 26, 1998



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS:

1.       Definitions..............................................................................................1

2.       Acquisition of Assets by the Buyer......................................................................11
         2.1.     Purchase and Sale of Assets....................................................................11
         2.2.     Excluded Assets................................................................................14
         2.3.     Assumption of Liabilities......................................................................15
         2.4.     Liabilities Not Assumed by the Buyer...........................................................16
         2.5.     The Closing; Payment of Purchase Price.........................................................20
         2.6.     Deliveries at the Closing......................................................................20
         2.7.     Preliminary Allocation of Purchase Price.......................................................20
         2.8.     Adjustments to Purchase Price..................................................................20

3.       Representations and Warranties of the Selling Parties...................................................23
         3.1.     Organization of Escalade, the Selling Parties, Escalade International and
                  Harvard California.............................................................................23
         3.2.     Authorization of Transaction...................................................................24
         3.3.     No Conflict; Required Filings and Consents.....................................................25
         3.4.     Proxy Statement................................................................................25
         3.5.     Brokers' Fees..................................................................................26
         3.6.     Title to Assets................................................................................26
         3.7.     All Assets Necessary to Conduct Business.......................................................26
         3.8.     Subsidiaries...................................................................................26
         3.9.     Financial Statements...........................................................................27
         3.10.    Indebtedness; Guarantees.......................................................................27
         3.11.    Absence of Changes.............................................................................28
         3.12.    Absence of Undisclosed Liabilities.............................................................30
         3.13.    Legal and Other Compliance.....................................................................31
         3.14.    No Material Adverse Effect.....................................................................32
         3.15.    Taxes..........................................................................................32
         3.16.    Property, Plant and Equipment..................................................................34
         3.17.    Intellectual Property..........................................................................37
         3.18.    Inventories....................................................................................40
         3.19.    Contracts......................................................................................40
         3.20.    Notes, Accounts Receivable and Accounts Payable................................................42
         3.21.    Accounts, Open Letter of Credit, etc.  ........................................................42
         3.22.    Insurance and Risk Management..................................................................42
         3.23.    Litigation.....................................................................................43
         3.24.    Product Warranties; Defects; Liability.........................................................43
         3.25.    Employees......................................................................................44
         3.26.    Employee Benefits..............................................................................45

         3.27.    Environment....................................................................................47
         3.28.    Affiliated Transactions........................................................................48
         3.29.    Government Contracts...........................................................................49
         3.30.    Distributors, Customers and Suppliers..........................................................49
         3.31.    No Illegal Payments, Etc.......................................................................49
         3.32.    Books and Records..............................................................................49
         3.33.    Powers of Attorney.............................................................................50
         3.34.    SEC Reports....................................................................................50
         3.35.    Disclosure.....................................................................................50

4.       Representations and Warranties of the Parent and the Buyer..............................................51
         4.1.     Organization of the Parent and the Buyer.......................................................51
         4.2.     Authorization of Transaction...................................................................51
         4.3.     No Conflict; Required Filings and Consents.....................................................51
         4.4.     Brokers' Fees..................................................................................52
         4.5.     Commitment Letters.............................................................................52
         4.6.     Legal Proceedings..............................................................................52
         4.7.     Acquisition Corporation........................................................................52
         4.8.     Certain Information............................................................................52
         4.9.     Certain Other Matters..........................................................................53

5.       Covenants...............................................................................................53
         5.1.     General........................................................................................53
         5.2.     Notices and Consents...........................................................................53
         5.3.     Release of Liens; Interim Financial Statement Updates..........................................54
         5.4.     Operation of the Business......................................................................54
         5.5.     Confidentiality Obligations of Buyer...........................................................55
         5.6.     Audited Stand-Alone Financial Statements.......................................................55
         5.7.     Access.........................................................................................55
         5.8.     Notice of Developments.........................................................................56
         5.9.     No Solicitation................................................................................56
         5.10.    Title Insurance and Surveys....................................................................58
         5.11.    [Reserved.]....................................................................................60
         5.12.    Employment Matters; Benefits...................................................................60
         5.13.    [Reserved.]....................................................................................62
         5.14.    Change of Corporate Name.......................................................................62
         5.15.    Bulk Sales Compliance..........................................................................63
         5.16.    Sales and Use Taxes and Tax Clearance Certificates.............................................63
         5.17.    Section 338 Election and other Tax Matters.....................................................63
         5.18.    Further Assurances.............................................................................64
         5.19.    [Reserved......................................................................................64
         5.20.    [Reserved].....................................................................................64

         5.21.    Continued Existence............................................................................64
         5.22.    Proxy Statement................................................................................65
         5.23.    Stockholders Meeting...........................................................................65

6.       Conditions to Obligation to Close.......................................................................66
         6.1.     Conditions to Obligations of the Buyer and Parent..............................................66
         6.2.     Conditions to Obligations of Escalade and the Selling Parties..................................68

7.       Confidentiality Obligation of Selling Parties...........................................................69

8.       Noncompetition..........................................................................................70

9.       Indemnification.........................................................................................70
         9.1.     Survival of Representations and Warranties.....................................................70
         9.2.     Indemnity by Escalade and the Selling Parties..................................................71
         9.3.     Indemnity by the Buyer and the Parent..........................................................72
         9.4.     Matters Involving Third Parties................................................................73

10.      Termination.............................................................................................75
         10.1.    Termination of Agreement.......................................................................75
         10.2.    Effect of Termination..........................................................................77

11.      Miscellaneous...........................................................................................77
         11.1.    Press Releases and Public Announcements........................................................77
         11.2.    No Third Party Beneficiaries...................................................................77
         11.3.    Entire Agreement...............................................................................77
         11.4.    Succession and Assignment......................................................................78
         11.5.    Counterparts...................................................................................78
         11.6.    Headings.......................................................................................78
         11.7.    Notices........................................................................................78
         11.8.    Governing Law..................................................................................80
         11.9.    Amendments and Waivers.........................................................................80
         11.10.   Severability...................................................................................80
         11.11.   Expenses.......................................................................................80
         11.12.   Construction...................................................................................82
         11.13.   Incorporation of Exhibits and Schedules........................................................83
         11.14.   Specific Performance...........................................................................83

12.      Consent to Jurisdiction.................................................................................84

13.      Waiver of Jury Trial....................................................................................84

                                LIST OF EXHIBITS




A-1    -   Bill of Sale

A-2    -   Assignment of Copyrights, Trademarks and Goodwill

A-3    -   Buyer Assumption Agreement

B      -   Form of Irrevocable Proxy

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (the "Agreement") is entered into on June 26, 1998, by and among (i) JEN Sports, Inc., a Delaware corporation (the "Buyer"), (ii) Sportcraft, Ltd., a Delaware corporation (the "Parent"), (iii) Escalade, Incorporated, an Indiana corporation ("Escalade"), (iv) Indian Industries, Inc., an Indiana corporation ("Indian"), and (v) Harvard Sports, Inc., a California corporation ("Harvard", and together with Indian, collectively, the "Selling Parties"). The Parent, the Buyer, Escalade, Indian and Harvard are collectively referred to herein as the "Parties."

         WHEREAS, (a) the Parent owns all of the outstanding capital stock of Buyer and (b) Escalade owns, directly or indirectly, (i) all of the outstanding capital stock of Indian, Harvard, Harvard California (as defined herein), Escalade FSC (as defined herein) and Escalade International (as defined herein) and (ii) 37.5% of the outstanding capital stock of Sweden Table Tennis (as defined herein); and

         WHEREAS, this Agreement contemplates a transaction in which the Buyer will purchase substantially all of the assets of the sporting goods business of Escalade and the Selling Parties, including goodwill, in consideration of the Buyer's payment of certain amounts and assumption of certain liabilities, all as herein specified;

         NOW THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

1.       Definitions.

         "1995 Consolidated Financial Statements" means the audited consolidated balance sheets and statements of income, changes in shareholders' equity and cash flow for Escalade and its Subsidiaries as of and for the year ended December 30, 1995, a true and correct copy of which has been delivered by Escalade to the Buyer.

         "1995 Stand-Alone Financial Statements" means the audited consolidated balance sheets and statements of income, changes in shareholders' equity and cash flows for the Business (including Indian, Harvard, Harvard California and Escalade International) as of and for the year ended December 30, 1995, a true and correct copy of which will be delivered by Escalade to the Buyer pursuant to
Section 5.6 hereof.

         "1996 Consolidated Financial Statements" means the audited consolidated balance sheets and statements of income, changes in shareholders' equity and cash flows for Escalade and its Subsidiaries as of and for the year ended December 28, 1996, a true and correct copy of which has been delivered by Escalade to the Buyer.

         "1996 Stand-Alone Financial Statements" means the audited consolidated balance sheets and statements of income, changes in shareholders' equity and cash flows for the Business (including Indian, Harvard, Harvard California and Escalade International)as of and for the year ended December 28, 1996, a true and correct copy of which will be delivered by Escalade to the Buyer pursuant to
Section 5.6 hereof.

         "1997 Consolidated Financial Statements" means the audited consolidated balance sheets and statements of income, changes in shareholders' equity and cash flows for Escalade and its Subsidiaries as of and for the year ended December 27, 1997, a true and correct copy of which has been delivered by Escalade to the Buyer.

         "1997 Stand-Alone Balance Sheet" means the December 27, 1997 balance sheet contained in the 1997 Stand-Alone Financial Statements.

         "1997 Stand-Alone Financial Statements" means the audited consolidated balance sheets and statements of income, changes in shareholders' equity and cash flows for the Business (including Indian, Harvard, Harvard California and Escalade International) as of and for the year ended December 27, 1997, a true and correct copy of which will be delivered by Escalade to the Buyer pursuant to
Section 5.6 hereof.

         "Action" means any judicial or administrative action, claim, suit, investigation, hearing, demand or proceeding by or before any Governmental Authority.

         "Actual Purchase Price Adjustment" has the meaning set forth in Section 2.8(c) hereof.

         "Acquired Assets" has the meaning set forth in Section 2.1 hereof.

         "Acquisition" shall mean the making and performance of this Agreement and the transactions contemplated by this Agreement.

         "Affiliate" means, with respect to any specified Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person; it being understood that for purposes of this definition the term "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise.

         "Affiliated Group" means any affiliated group within the meaning of
Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law.

         "Agreement" has the meaning set forth in the preamble above.

         "Assigned Plan" has the meaning set forth in Section 2.3(d) hereof.

         "Assumed Liabilities" has the meaning set forth in Section 2.3 hereof.

         "Bank Facility" means (i) the credit agreement dated as of May 31, 1996 between Escalade and Bank One, Indianapolis, N.A., as amended and (ii) the letter of credit dated May 1, 1998 by and between Bank One and Martin Yale Industries to which Escalade and the Selling Parties are guarantors.

         "Benchmark Net Working Capital" shall mean $19,828,586, representing the average net working capital of the Business for the thirteen 4-week accounting periods ended March 21, 1998, as calculated in accordance with
Section 2.8 of the Escalade Disclosure Schedule.

         "Business" means the business of developing, manufacturing, distributing, licensing and selling sporting goods and related products, including, but not limited to, table tennis tables and accessories, archery equipment, home pool tables and accessories, combination bumper pool and card tables, game tables, basketball backboards, goals and poles, darts and dart cabinets and junior sporting goods in domestic and foreign markets, as conducted by the Selling Parties.

         "Buyer" has the meaning set forth in the preamble above.

         "Closing" has the meaning set forth in Section 2.5 hereof.

         "Closing Date" has the meaning set forth in Section 2.5 hereof.

         "Closing Net Working Capital" means (x) current assets transferred to the Buyer at Closing less (y) current liabilities assumed by the Buyer at Closing (including for purposes of such calculation any obligations with respect to check overdrafts, cash/book overdrafts or other negative cash balances of the Business) determined in accordance with GAAP consistently applied. For purposes of such calculation (which will be calculated, to the extent consistent with GAAP, in the same method as used in the calculation of Benchmark Net Working Capital), current assets and current liabilities shall include not only current assets directly transferred to Buyer and current liabilities directly assumed by the Buyer but also the current assets and current liabilities of Subsidiaries transferred at Closing as stock transfers (i.e., Escalade International and Harvard California).

         "Closing Statement" has the meaning set forth in Section 2.8(c) hereof.

         "COBRA" has the meaning set forth in Section 2.3(d) hereof.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" has the meaning set forth in Section 5.18 hereof.

         "Commitment Letters" has the meaning set forth in Section 4.5 hereof.

         "Confidentiality Agreement" means that certain letter agreement dated as of January 20, 1998 between Bain Capital, Inc. and Escalade (or its financial advisor) with respect to confidentiality.

         "Confidential Information" means any and all information concerning the Acquired Assets and the Business other than that information which is already generally available to or readily obtainable by the public or is publicly known or becomes publicly known through no fault of the Selling Parties.

         "Consolidated Financial Statements" has the meaning set forth in
Section 3.9 hereof.

         "Contracts" has the meaning set forth in Section 2.1(f) hereof.

         "Debt-Based Purchase Price Adjustment" has the meaning set forth in
Section 2.8(a) hereof.

         "Designated Employees" has the meaning set forth in Section 5.12(a) hereof.

         "Employee Plan" has the meaning set forth in Section 3.26(a) hereof.

         "Environment" means soil, land surface or subsurface strata, real property, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwater, water body sediments, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

         "Environmental Law" means any Law relating to (i) pollution or protection of public health from the effects of pollution or the Environment,
(ii) Releases of Hazardous Substances, or (iii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances.

         "Environmental Liabilities and Costs" means all Losses incurred (i) to comply with any Environmental Law, (ii) as a result of a Release of any Hazardous Substance or (iii) as a result of any environmental conditions present at, created by or arising out of the past or present operations through the Closing Date.

         "Environmental Permits" has the meaning set forth in Section 3.27.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escalade" has the meaning set forth in the preamble above.

         "Escalade Disclosure Schedule" means the disclosure letter delivered by Escalade to the Buyer and Parent at or prior to the execution of this Agreement.

         "Escalade FSC" means Escalade FSC, a Virgin Islands corporation.

         "Escalade International" means Escalade International Ltd., a U.K. corporation.

         "Estimated Adjustment Statement" has the meaning set forth in Section 2.8(b) hereof.

         "Estimated Purchase Price Adjustment" has the meaning set forth in
Section 2.8(b) hereof.

         "Exchange" has the meaning set forth in Section 5.17(b) hereof.

         "Exchange Act" has the meaning set forth in Section 3.3(b) hereof.

         "Exchange Assets" has the meaning set forth in Section 5.17(b) hereof.

         "Excluded Assets" has the meaning set forth in Section 2.2 hereof.

         "Expenses" has the meaning set forth in Section 11.11(b) hereof.

         "Extraordinary Dividend" means a dividend declared with respect to any fiscal quarter or fiscal year which, together with any and all other dividends declared with respect to such fiscal period, exceeds the net income (determined in accordance with GAAP) for such fiscal period.

         "Fee" has the meaning set forth in Section 11.11(b) hereof.

         "Final-Post Closing Payment" has the meaning set forth in Section 2.8(d) hereof.

         "Final Purchase Price Adjustment" has the meaning set forth in Section 2.8(d) hereof.

         "Financial Statements" has the meaning set forth in Section 3.9 hereof.

         "GAAP" means United States generally accepted accounting principles, as in effect from time to time.

         "Governmental Authority" shall mean any United States federal, state or local, or any foreign government, governmental authority, regulatory or administrative agency, governmental commission, court or tribunal (or any department, bureau or division thereof).

         "Harvard California" means Harvard California S. DE R.L. DE C.V., a Mexican corporation.

         "Hazardous Substances" means (i) substances defined in or regulated as toxic or hazardous or which might give rise to any Environmental Liabilities and Costs under any Environmental Law; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas and any mixtures thereof; (iv) PCBs; and (v) asbestos.

         "Indebtedness" means, with respect to any Person, any and all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) under or relating to letters of credit (including without limitation any obligation to reimburse the letter of credit issuer with respect to amounts drawn on such instruments), (iv) for the deferred purchase price of goods or services (other than trade payables or accruals incurred and paid in the Ordinary Course of the Business), (v) with respect to check overdrafts, cash/book overdrafts or otherwise reflected as negative cash in financial statements of such Person, (vi) for deferred compensation (other than liabilities in respect of vacation, sick leave, bonus and commission accruals incurred after December 27, 1997, paid in the Ordinary Course of the Business and accounted for in accordance with GAAP), (vii) to pay any accrued dividends or dividends that have otherwise been declared and not yet paid, (viii) constituting a stated amount or liquidation preference amount of any equity security entitled to any preference over any other equity security or general equity interest of such Person and (ix) in the nature of guarantees of the obligations described in clauses (i) through (viii) above of any other Person.

         "Indemnified Party" has the meaning set forth in Section 9.4(a) hereof.

         "Indemnifying Party" has the meaning set forth in Section 9.4(a) hereof.

         "Intellectual Property" means the entire right, title and interest in and to all proprietary rights of every kind and nature, including patents, copyrights, Trademarks, mask works, trade secrets and proprietary information, all applications for any of the foregoing, and any license or agreements granting rights related to the foregoing (i) subsisting in, covering, reading on, directly applicable to or existing in the Products or the Technology, including without limitation all Intellectual Property identified in Schedule 2.1(d) of the Escalade Disclosure Schedule, (ii) that are owned, licensed or controlled in whole or in part by Escalade or any Selling Party and are Related to the Business or (iii) that are used in the development, manufacture, sales, marketing, testing or maintenance of the Products.

         "Irrevocable Proxy" has the meaning set forth in Section 3.2(c) hereof.

         "Knowledge of the Buyer" shall be deemed to include: (i) the actual knowledge of the officers, directors and any other senior management of the Buyer or the Parent, (ii) such information as the individuals identified in clause (i) of this definition would reasonably be expected to know by virtue of their position and relationship with such corporation or other business entity, and (iii) such information as the individuals identified in clause (i) above would reasonably be expected to know after making an investigation that is reasonable under the circumstances with respect to the matter or matters as to which the phrase "Knowledge of the Buyer" is used in this Agreement.

         "Knowledge of Selling Parties" shall be deemed to include: (i) the actual knowledge of the individuals identified on Section 1.01 of the Escalade Disclosure Schedule, (ii) such information as the individuals identified in clause (i) of this definition would reasonably be expected to know by virtue of their position and relationship with such corporation or other business entity, and (iii) such information as the individuals identified in clause (i) above would reasonably be expected to know after making an investigation that is reasonable under the circumstances with respect to the matter or matters as to which the phrase "Knowledge of the Selling Parties" is used in this Agreement.

         "Laws" means all laws, statutes, rules, regulations, codes, injunctions, judgments, orders, decrees, rulings, interpretations, constitutions, ordinances, common law or treaties, of any federal, state, local municipal and foreign, international or multinational Governmental Authority or any license, franchise, consent, approval, permit or similar right granted under any of the foregoing.

         "Leased Real Property" has the meaning set forth in Section 3.16(b) hereof.

         "Leases" has the meaning set forth in Section 2.1(b) hereof.

         "Liability" means any Indebtedness, liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred directly or consequential and whether due or to become due), including without limitation any Tax or other liability arising out of applicable statutory, regulatory or common law, any contractual obligation and any obligation arising out of tort.

         "Lien" means any mortgage, pledge, lien, security interest, charge, claim, equitable interest, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including without limitation a capital lease), transfer for the purpose of subjection to the payment of any Indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom; provided, however, that the term "Lien" shall not include (i) statutory liens for Taxes to the extent that the payment thereof is not in arrears or otherwise due, (ii) encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the uses of real property if the same do not materially impair the use of such property in the Business as currently conducted, (iii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented to the extent that no payment or performance under any such lease or rental agreement is in arrears or is otherwise due, (iv) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable laws or other social security regulations and (v) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, which secure obligations to the extent that payment thereof is not in arrears or otherwise due; and in the case of all such liens and other matters described in clauses (i) - (v), which have been incurred in the Ordinary Course of the Business.

         "Losses" has the meaning set forth in Section 9.2 hereof.

         "Material Adverse Effect" means, when considered singly or in the aggregate together with all such other changes or effects with respect to which such phrase is used in this Agreement, a material adverse effect in the business, assets, condition (financial or otherwise), results of operations or prospects of the Business or in the ability of the Business to be operated by the Buyer after Closing in accordance with the financial projections provided by Escalade (including without limitation any material increase or other material adverse change in the nature of the Assumed Liabilities).

         "Office Product Subsidiaries" means Martin Yale Industries, Inc. and its direct or indirect Subsidiaries, and any successor or assign of any of the foregoing entities.

         "Office Products Business" means the business of manufacturing and marketing office and graphic arts products, including, without limitation, paper trimmers, paper folding machines, paper drills, collators, decollators, bursting machines, letter openers, automated paper joggers, checksigners, stamp affixers, paper shredders, bindery carts, platemakers, sinks, light tables, cameras and related accessories, as conducted by Escalade and the Office Products Subsidiaries as of the Closing Date.

         "Ordinary Course of the Business" means the ordinary course of the Business consistent with past custom and practice.

         "Owned Real Property" has the meaning set forth in Section 3.16(a) hereof.

         "Parent" has the meaning set forth in the preamble above.

         "Participants" has the meaning set forth in the preamble above.

         "Party" and "Parties" have the meanings set forth in the preamble above.

         "Person" means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or Governmental Authority.

         "Post-Audit Financial Statements" means the unaudited Financial Statements of the Business for each completed four-week accounting period after December 27, 1997, copies of which: (i) in the case of periods ending prior to the date hereof, have previously been provided to Parent by Escalade and (ii) in the case of periods ending after the date hereof but on or before the tenth business day prior to the Closing Date, will be provided to Parent by Escalade as provided in this Agreement.

         "Post-Closing Payment" has the meaning set forth in Section 2.8(c) hereof.

         "Products" means all past, current and proposed products and services manufactured, sold, leased, installed, maintained or otherwise provided by the Selling Parties that are Related to the Business, any subsequent versions of such products and services currently being developed, any products and services currently being developed which are designed to supersede, replace or function as a component of the foregoing, and any upgrades, enhancements, improvements and modifications to the foregoing.

         "Proxy Statement" has the meaning set forth in Section 3.4 hereof.

         "Purchase Price" has the meaning set forth in Section 2.5 hereof.

         "Purchase Price Adjustment" has the meaning set forth in Section 2.8(a) hereof.

         "Real Property" has the meaning set forth in Section 3.16(b) hereof.

         "Related Entity" has the meaning set forth in Section 3.26(b) hereof.

         "Related to the Business" means arising from, relating to, or owned, used or held for use in, the operation of the Business.

         "Release" means any actual, threatened or alleged spilling, leaking, pumping, pouring, emitting, dispersing, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any Hazardous Substance into the Environment that may cause an Environmental Liability and Cost (including the disposal or abandonment of barrels, containers, tanks or other receptacles containing or previously containing any Hazardous Substance).

         "Required Permits" has the meaning set forth in Section 3.13(b) hereof.

         "Retained Liabilities" has the meaning set forth in Section 2.4 hereof.

         "Securities Act" means, collectively, the Securities Act of 1933, as amended, together with all rules and regulations promulgated thereunder.

         "SEC" has the meaning set forth in Section 3.34 hereof.

         "Selling Parties" has the meaning set forth in the preamble above.

         "Stand-Alone Financial Statements" means, collectively, the 1995 Stand-Alone Financial Statements, the 1996 Stand-Alone Financial Statements and the 1997 Stand-Alone Financial Statements.

         "Subsidiary" means with respect to any Person (i) any corporation at least a majority of whose outstanding voting stock is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

         "Survey" has the meaning set forth in Section 5.10 hereof.

         "Sweden Table Tennis" means Sweden Table Tennis AB, a Swedish company.

         "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, required to be maintained or filed with the Internal Revenue Service or any other federal, foreign, state or local taxing authority.

         "Technology" means all inventions, copyrightable works, discoveries, innovations, know-how, information (including without limitation ideas, research and development, know-how, formulas, compositions, processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, documentation and manuals), computer software, computer hardware, integrated circuits and integrated circuit masks, electronic, electrical and mechanical equipment and all other forms of technology, including without limitation improvements, modifications, derivatives or changes, whether tangible or intangible, embodied in any form, in each case Related to the Business, whether or not protectible or protected by patent, copyright, mask work right, trade secret law or otherwise.

         "Third Party Claim" has the meaning set forth in Section 9.4(a) hereof.

         "Trademarks" means any trademarks, service marks, trade dress and logos, together with all translations, adaptations, derivations and combinations thereof, and including all goodwill associated therewith.

         "Transferred Foreign Subsidiaries" means, collectively, Harvard California and Escalade International.

         "Welfare Plan" has the meaning set forth in Section 3.26 hereof.

         "Working Capital-Based Purchase Price Adjustment" has the meaning set forth in Section 2.8(a) hereof.

2. Acquisition of Assets by the Buyer.

         2.1. Purchase and Sale of Assets. Upon the terms and subject to the conditions contained herein, at the Closing, Escalade and the Selling Parties will sell, assign, transfer, convey and deliver or cause to be sold, assigned, transferred, conveyed and delivered to the Buyer or its designee, and the Buyer will purchase (or cause to be purchased) from Escalade and the Selling Parties, the Acquired Assets (as hereinafter defined), in each case free and clear of any Lien or other encumbrance of any kind whatsoever, in exchange for the Buyer's payment to Escalade of the Purchase Price and assumption of the Assumed Liabilities. As used in this Agreement, the term "Acquired Assets" means all of the assets and property of Escalade and the Selling Parties Related to the Business (other than the Excluded Assets set forth in Section 2.2 hereof), including, without limitation:

                  (a) All such assets of Escalade and the Selling Parties reflected on the 1997 Stand-Alone Balance Sheet and all such assets Related to the Business that have been acquired since December 27, 1997 (other than assets reflected on the 1997 Balance Sheet or acquired subsequent to December 27, 1997 that have been disposed of in the Ordinary Course of the Business since December 27, 1997), including without limitation:

                           (i) The Owned Real Property, together with all
                  improvements, fixtures and fittings thereon, easements, rights-of way and other appurtenant rights thereto (such as appurtenant rights in and to public streets);

                           (ii) all tangible personal property Related to the
                  Business (such as machinery, equipment, inventories, raw materials, supplies, manufactured and purchased parts, works in progress, finished goods, furniture, automobiles, trucks, tractors, trailers, tools, jigs and dies) wherever located, including all of the Selling Parties' right, title and interest in and to inventory in transit or in the possession of a subcontractor (e.g., sale representatives or manufacturers), consignee, agent or other Person that is used or sold, intended to be used or sold, or held for use or sale by or on behalf of the Selling Parties;

                           (iii) all rights to receive payment and all rights in
                  respect of prepaid items however evidenced, whether by notes, instruments, chattel paper or otherwise, including without limitation any and all accounts receivable of the Selling Parties (other than any such rights constituting part of the Excluded Assets);

                           (iv) all securities, cash and cash equivalents
                  constituting a part of or arising from the Business;

                           (v) all other current assets of the Selling Parties
                  Related to the Business; and

                  (b) All rights of the Selling Parties under the Leases and all other leasehold interests of the Selling Parties in the Leased Real Property;

                  (c) All rights of Escalade and the Selling Parties, to the extent transferable, under all governmental licenses, permits, authorizations, orders, registrations, certificates, variances, approvals, consents and franchises Related to the Business or any Acquired Assets or any pending applications relating to any of the foregoing, including without limitation all governmental permits, licenses, authorizations, approvals and consents described in Section 2.1(c) of the Escalade Disclosure Schedule;

                  (d) All rights of Escalade and the Selling Parties in and to Intellectual Property, and the goodwill associated therewith, licenses and sublicenses granted in respect thereto and rights thereunder, remedies against infringements thereof and rights to protection of interest therein, including without limitation any rights in and with respect to the

         Intellectual Property and claims set forth in Section 2.1(d) of the Escalade Disclosure Schedule;

                  (e) All customer, distributor, supplier and mailing lists of Escalade and the Selling Parties Related to the Business, including all copies thereof (in whatever media such copies may exist), and all rights in and to the information contained therein;

                  (f) All rights of Escalade and the Selling Parties under all written or oral contracts, agreements, guaranties, understandings, deeds, mortgages, indentures, personal property leases, licenses, commitments, undertakings, arrangements or other documents or instruments Related to the Business, including without limitation (i) any document or instrument evidencing or otherwise relating to any Indebtedness owed to Escalade or any of the Selling Parties; (ii) any obligations of third parties to provide warranties or service or payment or reimbursement with respect to the foregoing to the Selling Parties or to customers of the Business; (iii) any non-competition agreement or other instrument containing a third party's covenant not to compete with, or any restriction on competition with, the Business and (iv) any and all rights under or in respect of any confidentiality agreements entered into with employees or consultants or entered into in connection with any sale or proposed sale by Escalade or any Selling Party of the Business (or any material portion of the stock or assets thereof), to which or by which Escalade or any Selling Party is a party or otherwise subject or bound, to which or by which any property or right of Escalade or any Selling Party is subject or bound or under or with respect to which Escalade or any Selling Party has any other rights (whether as party, third party beneficiary or otherwise), including without limitation any of the foregoing listed and described in Section 3.19 of the Escalade Disclosure Schedule (together with the agreements described in Sections 2.1(b), 2.1(d), 2.1(g), 2.3(c)(i-vi) and 3.16(b) of this Agreement, collectively, the "Contracts");

                  (g) All rights with respect to the insurance policies and contracts included in or related to the Employee Plans listed in
         Section 2.1(j) of the Escalade Disclosure Schedule;

                  (h) All claims, deposits, prepayments, refunds, causes of action, chooses in action, rights of recovery, rights of set off and rights of recoupment in each case Related to the Business;

                  (i) All business and financial records, books, ledgers, files, plans, documents, correspondence, lists, plats, architectural plans, drawings, notebooks, specifications, creative materials, advertising and promotional materials, marketing materials, studies, reports, equipment repair, maintenance or service records, whether written or electronically stored or otherwise recorded in each case Related to the Business (including legible photocopies or originals of corporate records of the Selling Parties);

                  (j) All rights in and with respect to the assets associated with the Employee Plans listed in Section 2.1(j) of the Escalade Disclosure Schedule (including, without limitation, underlying insurance contracts, stop loss agreements and administrative agreements);

                  (k) All of Escalade's and the Selling Parties' rights to the use of the names listed in Section 2.1(k) of the Escalade Disclosure Schedule and any variations or derivatives of any of the foregoing names;

                  (l) All rights to and in respect of any telephone numbers, websites, e-mail addresses and Internet domain names in each case Related to the Business;

                  (m) All goodwill and other assets of Escalade and the Selling Parties Related to the Business of every kind and description, tangible or intangible;

                  (n) 2,500 shares of Escalade International, representing 100% of the issued and outstanding capital stock of such entity;

                  (o) 1 share of Harvard California held by Harvard, representing 90% (4,500 new pesos) of the capital of such entity; and

                  (p) 1 share of Harvard California held by Escalade, representing 10% (500 new pesos) of the capital of such entity.

         Notwithstanding the foregoing, the Acquired Assets shall not include the Excluded Assets.

         2.2. Excluded Assets. There shall be excluded from the Acquired Assets to be sold, assigned, transferred, conveyed and delivered to the Buyer hereunder, and to the extent in existence on the Closing Date, there shall be retained by Escalade and the Selling Parties, the following assets, properties and rights (collectively, the "Excluded Assets"):

                  (a) All assets, properties and rights of Escalade and the Selling Parties not Related to the Business, including without limitation any assets owned, used or held for use exclusively in connection with the Office Products Business;

                  (b) All rights of Escalade and the Selling Parties under this Agreement;

                  (c) Any and all Employee Benefit Plans not specifically listed in Section 2.1(j) of the Escalade Disclosure Schedule;

                  (d) Tax accounts reflected as assets on the books of Escalade and the Selling Parties, all rights in and to any and all Tax refunds and credits, and that portion of accounts receivables that constitute sales Tax payments, all as attributable to any period through the Closing Date, other than Tax accounts and Tax refunds and credits for which the Buyer is assuming the corresponding Liability (if any);

                  (e) All of the capital stock of each of Indian, Harvard, Sweden Table Tennis and Escalade FSC;

                  (f) All rights in, under and with respect to the insurance policies, contracts and coverages owned by Escalade and the Selling Parties set forth on Section 2.2(f) of the Escalade Disclosure Schedule; and

                  (g) All other items listed on Section 2.2(g) of the Escalade Disclosure Schedule.

         2.3. Assumption of Liabilities. On the terms and subject to the conditions set forth herein and except as contemplated by Section 2.4 hereof, from and after the Closing, the Buyer will assume and satisfy or perform when due only the following Liabilities of Escalade and the Selling Parties arising out of, relating to, or incurred as a result of the Acquired Assets or the operation of the Business, in each case to the extent not paid or discharged prior to Closing (the "Assumed Liabilities"):

                  (a) Accounts payable (other than accounts payable in respect of Liabilities not assumed by the Buyer under Section 2.4 hereof), reflected on the 1997 Stand-Alone Balance Sheet or on the Balance Sheets included in the Post-Audit Financial Statements and incurred in the Ordinary Course of the Business and accounts payable incurred after the date of the latest Post-Audit Financial Statements incurred in the Ordinary Course of the Business;

                  (b) Post-Closing obligations under the Leases, to the extent duly assigned to the Buyer at Closing, other than Liabilities arising from any breach or default occurring prior to the Closing Date;

                  (c) Post-closing obligations arising after the Closing Date, other than Liabilities arising from any breach or default by Escalade or any Selling Party occurring prior to the Closing Date, under the Contracts, including without limitation:

                           (i) the distribution Contracts listed in Section
                  2.3(c)(i) of the Escalade Disclosure Schedule;

                           (ii) the licensing Contracts listed in Section
                  2.3(c)(ii) of the Escalade Disclosure Schedule;

                           (iii) the purchase orders and customer Contracts
                  entered into in the Ordinary Course of the Business and listed in Section 2.3(c)(iii) of the Escalade Disclosure Schedule;

                           (iv) equipment, service and warranty Contracts
                  entered into in the Ordinary Course of the Business and either
                  (A) listed in Section 2.3(c)(iv)(A) of the Escalade Disclosure Schedule, or (B) are not so listed but are entered into in connection with ordinary course sale of inventory and contain the standard forms of warranties set forth in Section 2.3(c)(iv)(B) of the Escalade Disclosure Schedule;

                           (v) Contracts with subcontractors entered into in the
                  Ordinary Course of the Business listed in Section 2.3(c)(v) of the Escalade Disclosure Schedule;

                           (vi) the other Contracts identified in Section 2.3
                  (c)(vi) of the Escalade Disclosure Schedule; and

                           (vii) Contracts entered into in the Ordinary Course
                  of the Business between the date of this Agreement (or, where applicable, the as of date indicated on the specific section of the Escalade Disclosure Schedule with respect to which such Contracts are listed) and the Closing Date which are either
                  (A) of the types identified in clauses (iii) and (iv) above or
                  (B) identified to the Buyer in advance of entry into such Contract and are approved by the Buyer prior to Closing; and

                  (d) The following post-closing obligations of the Selling Parties under the Employee Plans listed in Section 2.1(j) of the Escalade Disclosure Schedule (the "Assigned Plans") with respect to the participants in the Assigned Plans: (i) duties with respect to plan administration after the Closing (including filing of forms 5500 in the post-closing period, performance of discrimination testing, processing of claims, etc.), (ii) payment of employer premiums due under welfare plans for periods after the Closing, (iii) payment of contributions to the 401(k) plan for periods after the Closing, (iv) payment of distributions from the trust maintained under the 401(k) plan made after the Closing, and (v) obligations to offer benefits under Sections 601, et. seq. of ERISA ("COBRA") with respect to participants and qualified beneficiaries who experience a COBRA qualifying event under any Assigned Plan that is subject to the requirements of COBRA.

         2.4. Liabilities Not Assumed by the Buyer. Except as expressly set forth in this Agreement, the Buyer will not assume or perform any Liabilities not specifically contemplated by Section 2.3 hereof nor any of the following Liabilities (collectively, the "Retained Liabilities") and Escalade will satisfy or perform when due the Retained Liabilities (it being agreed that if there is a conflict between Section 2.3 and this Section 2.4, this Section 2.4 shall govern and the Buyer will not assume or perform any of the Liabilities set forth in this Section 2.4):

                  (a) any Liability of Escalade or any of the Selling Parties or any of their Affiliates arising out of or resulting from obligations in respect of Indebtedness;

                  (b) any and all Liabilities of Escalade or the Selling Parties to any of their other Affiliates (including without limitation any notes payable by Escalade, any of the Selling Parties or any of their Affiliates to any of their officers or directors or to Escalade, any Selling Party or any of their Affiliates);

                  (c) any and all Liabilities of Escalade, any of the Selling Parties or any of their Affiliates arising out of any assets or securities of which Escalade, any Selling Party or any of their Affiliates has disposed or, excluding the transfer to the Buyer contemplated by this Agreement, proposed to dispose;

                  (d) any and all Liabilities of Escalade, any of the Selling Parties or any of their Affiliates with respect to non-competition or other deferred payments associated with any prior acquisition of any of their stock or assets;

                  (e) any and all Liabilities with respect to fees and expenses incurred by Escalade, any of the Selling Parties or any of their Affiliates in connection with the Acquisition (including without limitation fees and expenses of any legal and financial advisors, accountants or brokers as well as any travel or other expenses incurred or payable in connection with, or contingent in whole or in part upon, the Acquisition);

                  (f) any Liability of Escalade, any of the Selling Parties or any of their Affiliates to employees or independent contractors of Escalade, any of the Selling Parties or any of their Affiliates arising out of any change of control agreements, stay-pay agreements, special retention bonus, sales bonus or other special compensation, severance or golden parachute arrangements (including without limitation any such Liability incurred in connection with the making and performance of this Agreement and the transactions contemplated hereby);

                  (g) subject to clause (m) below, any other Liabilities of Escalade, any of the Selling Parties or any of their Affiliates to current or former employees not specifically assumed by the Buyer in
         Section 2.3(d) hereof;

                  (h) any Liability of Escalade, any of the Selling Parties or any of their Affiliates in respect of Taxes (including without limitation sales, use, personal property, withholding (including under Code Section 4999 or any similar Law) or excise taxes or unpaid Taxes of any Person under Section 1.1502-6 of the regulations of the U.S. Department of Treasury (or any similar Law) imposed on Escalade, any of the Selling Parties or any of their Affiliates, as a transferee or successor, by contract or otherwise), and transfer taxes, except as provided in Section 5.16 hereof, incurred in connection with the transfer of the Acquired Assets to the Buyer pursuant to this Agreement (including any costs incurred in connection with the preparation and filing of appropriate Tax Return and related filings);

                  (i) any and all Liabilities of Escalade, any of the Selling Parties or any of their Affiliates in respect of personal injury or property damage resulting from accidental occurrences (including without limitation auto accidents and product liability claims), arising out of pre-Closing acts or omissions;

                  (j) any and all Liabilities arising, directly or indirectly, out of the failure of any party to comply with applicable bulk sales or bulk transfer laws in any jurisdiction;

                  (k) any Liability pertaining to Escalade, any of the Selling Parties or any of their Affiliates or the Business and arising out of or resulting from noncompliance with any Laws;

                  (l) any Liability of Escalade, any of the Selling Parties or any of their Affiliates arising out of or resulting from any obligation to indemnify any Person (including without limitation officers and directors of Escalade, any of the Selling Parties or any of their Affiliates) for Liabilities arising out of events occurring prior to the Closing Date (other than customary warranty obligations set forth in Section 2.3(c)(iv) of the Escalade Disclosure Schedule and Liabilities in respect of those contracts specifically assumed by the Buyer in Section 2.3(b) and (c) hereof);

                  (m) any Liability of Escalade, any of the Selling Parties or any of their Affiliates arising out of any Employee Plan established or maintained by Escalade, any of the Selling Parties or any of their Affiliates or to which Escalade, any of the Selling Parties or any of their Affiliates contributes or any Liability under or in respect of, or relating to any termination of, any such plan, including without limitation any withdrawal liability under Title IV, Subtitle E of ERISA, other than those obligations specifically assumed by the Buyer in Section 2.3(d) hereof, including, without limitation, (i) any obligations relating to the maintenance or funding of the VEBA Trust under the Indian Industries Plan #501 prior to the Closing, (ii) any obligations arising out of plan administration or compliance obligations for any Assigned Plan arising out of an act or failure to act prior to the Closing, (iii) payment of claims for participants and qualified beneficiaries covered under Indian's Health Plan #501 (other than those covered due to exercise of COBRA rights) for any covered service rendered or prescription filled prior to the Closing to the extent the aggregate of such claims exceeds the amount of available assets under the VEBA trust associated with such plan as of the Closing, (iv) any obligation under COBRA under Indian's Health Plan #501 relating to any "qualifying event" within the meaning of such statute arising prior to the Closing or as a result of a termination of employment by Indian in connection with the Closing to the extent that the amount of claims payable under such plan with respect to such individuals exceeds the sum of (A) the premiums received by Buyer from such individuals, plus (B) the amount of available assets remaining in the VEBA trust associated with such plan after taking into account claims paid from such VEBA under clause
         (m)(iii) above and (v) any severance obligations arising out of any termination of employment by Escalade, any Selling Party or any of their respective Affiliates;

                  (n) any other Liabilities of Escalade, any of the Selling Parties or any of their Affiliates of any type not reflected on the 1997 Stand-Alone Balance Sheet, other than Liabilities incurred in the Ordinary Course of the Business and either incurred after December 27, 1997 or of a type not required to be set forth on a balance sheet prepared in accordance with GAAP;

                  (o) any Liability of Escalade, any of the Selling Parties or any of their Affiliates in respect of Environmental Liabilities and Costs arising out of any condition existing at or prior to Closing which constitutes a violation of or gives rise to a duty to remediate under any Environmental Law and without limit as to point of time, Knowledge or amount (including without limitation any Liability or obligation to remediate any Hazardous Substance, generated, used, stored, disposed of or Released in connection with such property or the operations of the Business prior to the Closing Date);

                  (p) any Liability of Escalade, any of the Selling Parties or any of their Affiliates under this Agreement;

                  (q) any Liability of Escalade, any of the Selling Parties or any of their Affiliates relating primarily to the issuance or ownership of stock of Indian, Harvard, Sweden Table Tennis or Escalade FSC;

                  (r) any other Liability of Escalade, any of the Selling Parties or any of their Affiliates which is not an Assumed Liability; and

                  (s) any and all costs, expenses (including without limitation negotiating and other administrative costs) or other Liabilities relating, directly or indirectly, to Escalade's and the Selling Parties' shut down and move from Harvard's Compton, California facility, including, without limitation, any Liabilities arising out of or relating to any union agreement or any applicable federal or state employment Laws.

         2.5. The Closing; Payment of Purchase Price. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Ropes & Gray in Boston, Massachusetts, commencing at 10:00 a.m. eastern time on September 15, 1998 or such other date as the Parties may mutually determine (the date on which such Closing actually occurs being referred to herein as the "Closing Date"). Except as provided in Section 5.17(b) hereof, the Buyer will pay to Escalade at Closing, by wire transfer of immediately available funds to account(s) specified in writing by Escalade not later than three business days prior to Closing, an aggregate amount (the "Purchase Price"), determined as provided in Section 2.8(b) hereof.

         2.6. Deliveries at the Closing. At the Closing, Escalade and the Selling Parties will deliver to the Buyer properly executed and acknowledged, if appropriate: (i) the various certificates, instruments, and documents referred to in Section 6.1 hereof; (ii) deeds transferring title to the Owned Real Property properly endorsed, (iii) assignments of Leases, (iv) a Bill of Sale substantially in the form attached as Exhibit A-1 hereto, (v) an Assignment of Copyrights, Trademarks and Goodwill substantially in the form attached as Exhibit A-2 hereto, (vi) stock certificates and instruments of transfer therefor with respect to the shares of Escalade International and Harvard California to be transferred hereunder, together with legal counsel opinions from local counsel and in form satisfactory to the Buyer with respect to such transfers and
(vii) such other instruments of sale, transfer, conveyance and assignment as the Buyer and its counsel may reasonably request. At the Closing, the Buyer will deliver to Escalade properly executed and acknowledged, if appropriate (i) the various certificates, instruments and documents referred to in Section 6.2 hereof, and (ii) such other instruments of sale, transfer, conveyance and assignment as Escalade and the Selling Parties and their counsel may reasonably request. At the Closing, the Parties will execute, acknowledge (if appropriate) and deliver the Buyer Assumption Agreement substantially in the form attached as Exhibit A-3 hereto and Escalade and the Selling Parties shall put the Buyer in possession and operating control of the Acquired Assets, free and clear of all Liens and other encumbrances of any kind.

         2.7. Preliminary Allocation of Purchase Price. The Parties agree that the preliminary allocation of the purchase price for the Acquired Assets shall be as determined by an allocation to be agreed upon by the Parties prior to Closing. The Parties agree that such allocation may thereafter be amended or modified by mutual agreement to establish a final allocation prior to the filing of the applicable Tax Returns of the Buyer and Escalade. Escalade and the Buyer shall use such final allocation in all Tax Returns.

         2.8.     Adjustments to Purchase Price.

                  (a) The Purchase Price shall be increased by the amount, if any, by which Closing Net Working Capital exceeds Benchmark Net Working Capital. The Purchase Price shall be decreased by the amount, if any, by which Benchmark Net Working Capital exceeds Closing Net Working Capital. Such an increase or reduction, as the case may be, shall be referred to herein as the "Working Capital-Based Purchase Price Adjustment" and shall be determined and paid as set forth below. In addition, the Purchase Price shall be reduced by the amount, if any, of any Indebtedness assumed by or refinanced by the Buyer on behalf of the Selling Parties on the Closing Date. Such an increase or reduction, as the case may be, shall be referred to herein as the "Debt-Based Purchase Price Adjustment" and shall be determined and paid as set forth below. The Working Capital-Based Purchase Price Adjustment and the Debt-Based Purchase Price Adjustment are referred to herein collectively as the "Purchase Price Adjustment".

                  (b) At least two business days prior to the Closing Date, Escalade shall deliver to the Buyer a statement (the "Estimated Adjustment Statement") reflecting the good faith best estimate of Escalade, after consultation with the Buyer, of (i) Closing Net Working Capital and (ii) the amount of Indebtedness to be assumed by, or refinanced on behalf of Escalade and the Selling Parties by, the Buyer on the Closing Date. The Estimated Adjustment Statement shall set forth in reasonable detail the calculation of the estimates of the amounts referred to in clauses (i) and (ii) above and, based thereon, a calculation of the estimated Purchase Price Adjustment (the "Estimated Purchase Price Adjustment"). The payment to be made pursuant to Section
         2.5 hereof at the Closing shall be an amount equal to $74,500,000 plus or minus the Estimated Purchase Price Adjustment.

                  (c) Within 90 days after the Closing Date, the Buyer shall cause Price Waterhouse LLP or any successor to prepare and deliver to all Parties a statement (the "Closing Statement") consisting of the balance sheet of the Business as of the Closing Date, prepared in accordance with GAAP. The Closing Statement shall set forth (i) the Closing Net Working Capital on the Closing Date, and (ii) the amount of Indebtedness assumed by or refinanced on the Closing Date. The Closing Statement shall also set forth in reasonable detail the calculation of the amounts referred to in clauses (i) and (ii) above and, based thereon, (i) a calculation of the actual Purchase Price Adjustment (the "Actual Purchase Price Adjustment") and (ii) a calculation of the post-closing payment to be paid by Buyer to Escalade or Escalade to Buyer, as the case may be, resulting from the foregoing calculations after adjustment to reflect the Estimated Purchase Price Adjustment made at the Closing (the "Post-Closing Payment"). Escalade will cooperate with the Buyer to provide the Buyer and Price Waterhouse LLP with information to be used to prepare the Closing Statement and information relating thereto. The parties acknowledge that to the extent a physical inventory count is conducted in connection with the preparation of the Closing Statement, the Buyer will provide Escalade notice thereof and a reasonable opportunity to observe such inventory count.

                  (d) Within 20 days following the delivery of the Closing Statement by the Buyer, Escalade may object in writing to the Actual Purchase Price Adjustment or the Post-Closing Payment. If Escalade does not so object, the Party owing the Post-Closing Payment shall deliver the Post-Closing Payment in immediately available funds or in any other manner as reasonably acceptable to the other Party within 25 days following the delivery of the Closing Statement by the Buyer. If Escalade objects to the Actual Purchase Price Adjustment, the Parties shall attempt to resolve such dispute by negotiation; provided, however, that any portion of that Post-Closing Payment not in dispute shall be paid in accordance with the preceding sentence. If the Parties are unable to resolve any dispute within 20 days of the Selling Parties objection, the Parties shall appoint Ernst & Young (or such other certified public accountants of national recognition as may be mutually satisfactory to Escalade and the Buyer), who shall review the Closing Statement and information relating thereto and determine the amount of the Post-Closing Payment, such amount being referred to herein as the "Final Post-Closing Payment". Escalade and the Buyer shall use commercially reasonable efforts to cause such accounting firm to determine such amount as soon as is reasonably practicable, and the fees and expenses of such accounting firm shall be borne by Escalade and the Buyer, respectively, in the proportion that the aggregate amount of disputed items submitted to such accounting firm that is unsuccessfully disputed by such party (as determined by such accounting firm) bears to the total amount of the remaining disputed items so submitted. The finding of such accounting firm shall be binding on the Parties hereto. The Party owing the Final Post-Closing Payment shall deliver the Final Post-Closing Payment by wire transfer of immediately available funds or in any other manner reasonably acceptable to the other Party no later than 5 business days after the date on which determination of the Final Post-Closing Payment is made.

                  (e) The Post-Closing Payment or Final Post-Closing Payment, or unpaid portions thereof as the case may be, payable pursuant to clauses
         (c) and (d) of this Section 2.8, shall be increased by an amount equal to interest thereon at a rate equal to 8% per annum, compounded annually, from the Closing Date until actually paid.

                  (f) In connection with the preparation of both the Estimated Adjustment Statement and the Closing Statement, the preparing Party shall provide the other Parties (and their respective advisors and representatives) prior to the delivery of the relevant statement with reasonable access (in each case subject to receipt of reasonable advance notice and during normal business hours) to work papers related to the calculation of Estimated Purchase Price Adjustment, the Closing Net Working Capital and the preparation of the relevant statement, and to all books and records that are required to verify the same and with an opportunity to comment on the same prior to the finalization of the statement. With respect to the Estimated Adjustment Statement, Escalade will provide such access and opportunity to comment no later than four Business Days prior to the Closing Date. With respect to the Closing Statement, the Buyer will provide such access and opportunity to comment no later than the 45th day after the Closing Date. At all times prior to the final determination of the Post Closing Payment, each of the Buyer, Escalade and the Selling Parties will otherwise cooperate with each other in connection with matters contemplated by this Section 2.8.

3. Representations and Warranties of the Selling Parties. In order to induce the Buyer and Parent to enter into and perform this Agreement and to consummate the transactions contemplated hereby, Escalade and each of the Selling Parties, jointly and severally, represent and warrant to the Buyer and Parent as follows:

         3.1. Organization of Escalade, the Selling Parties, Escalade International and Harvard California.

                  (a) Each of Escalade and the Selling Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation Copies of the charter and by-laws of Escalade and each Selling Party, each as amended to date, have been heretofore delivered to the Buyer and are accurate and complete. Escalade and the Selling Parties are qualified to do business and are individually in good standing as a foreign corporation in each jurisdiction listed in Section 3.1(a) of the Escalade Disclosure Schedule, which such jurisdictions are the only jurisdictions where in each case, the nature of the activities conducted by it or the character of the property owned, leased or operated by it make such qualification necessary or appropriate except for those jurisdictions where the failure to be so qualified has not had and could not reasonably be expected to have a Material Adverse Effect. Escalade is the beneficial owner and holder of 2,500 shares of Escalade International (representing 100% of the issued and outstanding shares of capital stock of such Subsidiary) and 1 share of Harvard California (representing 10% of the issued and outstanding capital of such Subsidiary), in each case free and clear of any Liens other than restrictions on transfer imposed by applicable securities laws. Harvard owns 1 share of Harvard California (representing 90% of the issued and outstanding capital of such Subsidiary), free and clear of any Liens other than restrictions on transfer imposed by applicable securities laws. Neither Escalade International nor Harvard California has any Subsidiaries.

                  (b) Each of the Transferred Foreign Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Copies of the charter and by-laws or other governing documents of each of the Transferred Foreign Subsidiaries, each as amended to date, have been heretofore delivered to the Buyer and are accurate and complete. Each of the Transferred Foreign Subsidiaries is qualified to do business and is in good standing as a foreign corporation in each jurisdiction listed in
         Section 3.1(b) of the Escalade Disclosure Schedule, which such jurisdictions are the only jurisdictions where in each case, the nature of the activities conducted by it or the character of the property owned, leased or operated by it make such qualification necessary or appropriate except for those jurisdictions where the failure to be so qualified has not had and could not reasonably be expected to have a Material Adverse Effect.

         3.2.     Authorization of Transaction.

                  (a) Each of Escalade and the Selling Parties has full power and authority (corporate or otherwise) to execute and deliver this Agreement and to perform their respective obligations hereunder. All corporate and other actions or proceedings to be taken by or on the part of Escalade or any of the Selling Parties to authorize and permit the execution and delivery by each of Escalade and the Selling Parties of this Agreement and the instruments required to be executed and delivered by each of Escalade and the Selling Parties pursuant hereto, the performance by each of Escalade and the Selling Parties of their obligations hereunder and thereunder and the consummation by each of Escalade and the Selling Parties of the transactions contemplated herein (other than approval by vote of holders of at least a majority of the outstanding common stock of Escalade voting as one class, which is to be effected as contemplated by Sections 5.22 and 5.23 hereof), have been duly and properly taken. This Agreement has been duly executed and delivered by each of Escalade and the Selling Parties, constitutes their legal, valid and binding obligation and is enforceable in accordance with its terms, subject only to obtaining such approval of Escalade's stockholders.

                  (b) The Board of Directors of Escalade has duly and validly approved and taken all corporate action required to be taken by the Board of Directors for the consummation of the transactions contemplated by this Agreement. Under the applicable provisions of Indiana law, no stockholder of Escalade is entitled to any appraisal rights with respect to the transactions contemplated by this Agreement. The Board of Directors of Escalade has determined that it is advisable and in the best interests of Escalade stockholders for Escalade to sell or transfer, or cause to be sold or transferred, the Acquired Assets to the Buyer and to consummate the other transactions contemplated hereby, upon the terms and subject to the conditions of this Agreement, and will recommend, or has resolved to recommend in the Proxy Statement, in each case subject to Section 5.9 hereof, that Escalade's stockholders approve and adopt this Agreement and approve the Acquisition.

                  (c) Each of the officers and directors of Escalade and/or their respective Affiliates listed in Section 3.2(c) of the Escalade Disclosure Schedule has duly authorized, executed and delivered an irrevocable proxy in the form of Exhibit B hereto (an "Irrevocable Proxy") to vote all of the shares of capital stock of Escalade held by such Person in favor of the adoption of this Agreement and consummation of the Acquisition, and each such Irrevocable Proxy constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms. The Irrevocable Proxies have been obtained by Escalade and provided by the Persons executing the same without violation of any Laws or contractual obligations of any kind. The Irrevocable Proxies represent in the aggregate approximately 35% of the outstanding capital stock of Escalade entitled to vote generally.

         3.3.     No Conflict; Required Filings and Consents.

                  (a) Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 hereof), does or will (i) conflict with or result in a breach of any provision of the articles of organization or by-laws of Escalade or any of its Subsidiaries, (ii) except as set forth on Section 3.3(a) of the Escalade Disclosure Schedule, conflict with, result in a breach of, constitute a default or right or cause of action under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice to any Person under any agreement, contract, lease, license, instrument or other arrangement to which Escalade, any of the Transferred Foreign Subsidiaries or any of the Selling Parties is a party, by which any of them is bound or to which any of their assets is subject (or result in the imposition of any Lien upon any of their assets), except where such conflict, breach, default, acceleration or other event has not had and could not reasonably be expected to have a Material Adverse Effect, or
         (iii) violate any Laws to which Escalade or any of its Subsidiaries, or any of the Acquired Assets, is subject.

                  (b) Except as set forth on Section 3.3(b) of the Escalade Disclosure Schedule and except for required consents of third parties necessary for the valid assignment of the Contracts set forth in
         Section 3.3(a) of the Escalade Disclosure Schedule, none of Escalade, the Transferred Foreign Subsidiaries or the Selling Parties is required by applicable Law or other obligation to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Authority or other Person in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 hereof) except
         (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (such act together with all rules and regulations promulgated thereunder being referred to herein, collectively, as the "Exchange Act"), and in connection with the solicitation of proxies contemplated by Section 5.22 hereof, and (ii) where the failure to obtain such consents or approvals, and to make such filings or notifications, would not prevent or delay consummation of the Acquisition, or otherwise prevent or delay Escalade or any of the Selling Parties from performing their obligations under this Agreement, and would not constitute a Material Adverse Effect.

         3.4. Proxy Statement. The proxy statement to be sent to the stockholders of Escalade in connection with the meeting of the stockholders of Escalade to consider the Acquisition (the "Escalade Stockholders Meeting") (such proxy statement as amended or supplemented is referred to herein as the "Proxy Statement"), will not, on the date the Proxy Statement is first mailed to stockholders, at the time of the Escalade Stockholders Meeting or at the time of the Closing, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Escalade Stockholders Meeting which has become false or misleading. The Proxy Statement will comply with the provisions of the Exchange Act and any other applicable Laws. If at any time prior to the Closing any event relating to Escalade or any of its respective affiliates, officers or directors should be discovered by Escalade which should be set forth in a supplement to the Proxy Statement, Escalade shall promptly inform Parent and the Buyer of such event.

         3.5. Brokers' Fees. None of Escalade, any of the Selling Parties, any of the Transferred Foreign Subsidiaries or any of their respective Affiliates has any Liability or obligation to pay any fees or commissions to any broker, finder, investment bank, financial advisor or other agent with respect to the transactions contemplated by this Agreement for which Parent or the Buyer could become liable or obligated, except for fees and expenses (if any) of CIBC Oppenheimer, which shall be solely the responsibility of (and will be paid by) Escalade or any of the Selling Parties after the Closing.

         3.6.     Title to Assets.

                  (a) Each of the Selling Parties and Escalade has good and marketable title to, or a valid and subsisting leasehold interest in, and the power to sell the Acquired Assets owned by such Person, free and clear of all Liens (other than Liens securing obligations under the Bank Facility, which Liens will be released and discharged at Closing).

                  (b) Each of the Selling Parties and Escalade has good and marketable title to, and is the record and beneficial holder of the securities listed opposite its name in Section 3.6(b) of the Escalade Disclosure Schedule, free and clear of any Liens, other than restrictions on transfer imposed by applicable securities laws and any other Liens listed on Section 3.6(b) of the Escalade Disclosure Schedule (which Liens will be released on or prior to Closing). Neither Escalade nor any Selling Party has granted, directly or indirectly, to any Person any option, warrant or other right to acquire such securities.

         3.7. All Assets Necessary to Conduct Business. The Acquired Assets comprise all of the assets, properties and rights of every type and description, real, personal, tangible and intangible used in, and, in the reasonable opinion of the management of Escalade and the Selling Parties necessary to, the conduct of the Business as currently conducted and as conducted since January 1, 1997.

         3.8. Subsidiaries. Except as disclosed in Section 3.6(b) of the Escalade Disclosure Schedule, none of Escalade or any of the Selling Parties has any Subsidiaries or controls, directly or indirectly, or has any direct or indirect equity participation or ownership interest in, any corporation, partnership, trust or other Person.

         3.9. Financial Statements. Escalade has previously delivered to the Buyer the following financial statements: (i) the 1995 Consolidated Financial Statements, the 1996 Consolidated Financial Statements and the 1997 Consolidated Financial Statements (collectively, the "Consolidated Financial Statements"),
(ii) the Details of Consolidation for the periods ending December 30, 1995, December 28, 1996 and December 27, 1997 (the "Consolidating Financial Statements" and, together with the Consolidated Financial Statements, the "Financial Statements), and (iii) unaudited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flow for the Business for each completed four-week accounting period after December 27, 1997 through the date hereof (the "Unaudited Consolidated Financial Statements", and together with the Consolidating Financial Statements, the "Post-Audit Financial Statements"). The Consolidated Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, are correct and complete in all material respects, present fairly the financial condition of Escalade and its Subsidiaries as of December 30, 1995, December 28, 1996 and December 27, 1997 and the results of operations of the Business for the fiscal years then ended, and are consistent with the books and records of the Business. The Consolidating Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, are correct and complete in all material respects (except that they do not include footnotes), present fairly the financial condition of Escalade and each of its Subsidiaries, respectively, as of December 30, 1995, December 28, 1996 and December 27, 1997 and the results of operations of the Business for the fiscal years then ended, and are consistent with the books and records of the Business. The Post-Audit Financial Statements were prepared by Escalade and the Selling Parties in good faith and in conformity with past practice of Escalade and the Selling Parties, present fairly the financial condition of the Business as of such dates and the results of operations of the Business for such periods, subject to year-end adjustments, which will not be material and are consistent with the books and records of the Business. The Stand-Alone Financial Statements, when delivered by Escalade pursuant to Section 5.6 hereof, (including the notes thereto) will be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, will be correct and complete in all material respects, and will present fairly the financial condition of the Business as of December 30, 1995, December 28, 1996 and December 27, 1997 and the results of operations of the Business for the fiscal years then ended, and will be consistent with the books and records of the Business.

         3.10. Indebtedness; Guarantees. Except as set forth in the 1997 Consolidated Financial Statements or otherwise disclosed in Section 3.10 of the Escalade Disclosure Schedule, none of Escalade, the Transferred Foreign Subsidiaries or the Selling Parties has any Indebtedness, capital lease obligations, conditional sale or other title retention agreements Related to the Business or is a guarantor or otherwise liable for any Liability or obligation of any other Person Related to the Business.

         3.11. Absence of Changes. Since December 27, 1997, Escalade, the Transferred Foreign Subsidiaries and the Selling Parties have conducted the Business only in the Ordinary Course of the Business, and in connection with the Business there has not been:

                  (a) Any sale, lease, transfer or assignment of any of Escalade's, any Transferred Foreign Subsidiary's or any Selling Party's assets, tangible or intangible, other than sales of inventory for fair consideration in the Ordinary Course of the Business;

                  (b) Except as disclosed in Section 3.11(b) of the Escalade Disclosure Schedule, any entry into or amendment, modification or waiver of any material terms of any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses);

                  (c) Any acceleration, early termination, modification or cancellation of any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) to which Escalade, any Transferred Foreign Subsidiary or any Selling Party is a party or by which any of them is bound, the termination or cancellation of which has had or could reasonably be expected to have a Material Adverse Effect;

                  (d) Except as disclosed in Section 3.11(d) of the Escalade Disclosure Schedule, any creation or imposition of any Lien upon any of the assets, tangible or intangible of Escalade, any Transferred Foreign Subsidiary or any Selling Party;

                  (e) Except as disclosed in Section 3.11(e) of the Escalade Disclosure Schedule, any capital expenditure (or series of related capital expenditures) involving more than $50,000 singly or $150,000 in the aggregate;

                  (f) Any capital investment in, loan to, or any acquisition of the securities or assets (other than the acquisition of assets in the Ordinary Course of the Business) of, any other Person;

                  (g) Any delay or postponement of accounts payable or any other Liabilities outside the Ordinary Course of the Business;

                  (h) Except as disclosed in Section 3.11(h) of the Disclosure Schedule, any material change or modification, including without limitation changes in duration and pricing, in the terms of or in policies with respect to any form agreement generally used by the Selling Parties and the Transferred Foreign Subsidiaries and any agreements referred to in Sections 2.3(c)(i) through (vi) of the Disclosure Schedule, including, without limitation, any change or modification regarding (i) warranties and indemnities (or any limitations thereon), (ii) term of such agreements or extension periods thereunder or (iii) pricing or payment terms;

                  (i) Except as disclosed in Section 3.11(i) of the Disclosure Schedule, any increase in prompt payment or pre-payment rebates, most-favored pricing or other price protections, or similar programs or other material change in the sales, pricing, cash management, billing, payment, collection or cancellation policies or practices of the Selling Parties and the Transferred Foreign Subsidiaries;

                  (j) Except as disclosed in Section 3.11(j) of the Escalade Disclosure Schedule, any cancellation, compromise, waiver or release of any right or claim or Indebtedness in excess of $10,000, in each case owed by or to Escalade, any of the Transferred Foreign Subsidiaries or any of the Selling Parties;

                  (k) With the exception of licenses implied by law in the Ordinary Course of Business, any grant of any license or sublicense of any rights or material modification of any rights under or with respect to, or settlement regarding any infringement or alleged infringement of rights in, any Intellectual Property;

                  (l) Any issuance, sale or other disposition of any capital stock, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any capital stock or material property of Escalade, any of the Transferred Foreign Subsidiaries or any of the Selling Parties;

                  (m) Except as disclosed in Section 3.11(m) of the Escalade Disclosure Schedule, any dividend or distribution (whether in cash or in kind) or repurchase, redemption or retirement of any capital stock or material property of Escalade, any of the Transferred Foreign Subsidiaries or any of the Selling Parties;

                  (n) Any termination or any oral or written threat or indication of intent by one or more material distributors, customers or suppliers of any Selling Party or any Transferred Foreign Subsidiary to terminate its respective business relationships with any Selling Party or any Transferred Foreign Subsidiary that will not (i) continue to do business with any Selling Party or any Transferred Foreign Subsidiary on such terms and subject to conditions at least as favorable to such Selling Party or such Transferred Foreign Subsidiary as the terms and conditions provided to any Selling Party or Transferred Foreign Subsidiary in the fiscal year 1997 or (ii) agree to do business with the Buyer on such terms and subject to conditions at least as favorable to the Buyer as the terms and conditions provided to the Selling Parties, the Transferred Foreign Subsidiaries and their Affiliates in fiscal year 1997;

                  (o) Any damage, destruction, or loss (whether or not covered by insurance) to any of the Acquired Assets, which damage, destruction or loss singly or in the aggregate exceeds $100,000;

                  (p) Any loan to any director, officer or employee of, Escalade, any of the Selling Parties or any of the Transferred Foreign Subsidiaries or any other transaction with any such Person outside the Ordinary Course of the Business;

                  (q) Except as disclosed in Section 3.11(q) of the Escalade Disclosure Schedule, any entry into or termination of employment contract or collective bargaining agreement, written or oral, or material modification of the terms of any existing such contract or agreement;

                  (r) Any increase, modification or change in the compensation of Escalade's or any Selling Party's or Transferred Foreign Subsidiary's directors, officers or employees outside the Ordinary Course of the Business;

                  (s) Any adoption, amendment, modification or termination of or payment pursuant to any Employee Benefit Plan or other plan, contract or commitment for the benefit of any director, officer or employee of Escalade, any Selling Party or any Transferred Foreign Subsidiary;

                  (t) Any charitable or other contribution or gift by Escalade, any Selling Party or any Transferred Foreign Subsidiary outside the Ordinary Course of the Business;

                  (u) Any material modification or change in Escalade's accounting practices and policies or in its application of GAAP from the manner in which GAAP was applied in the preparation of the 1997 Consolidated Financial Statements;

                  (v) Except as disclosed in Section 3.11(v) of the Escalade Disclosure Schedule, any transaction entered into or performed between Escalade, any Selling Party or any Transferred Foreign Subsidiary, on the one hand, and any stockholder or other Affiliate of Escalade, any Selling Party or any Transferred Foreign Subsidiary on the other hand, or between any of the foregoing; or

                  (w) Any commitment by Escalade, any Selling Party or any Transferred Foreign Subsidiary to do any of the foregoing.

         3.12. Absence of Undisclosed Liabilities. None of Escalade, the Transferred Foreign Subsidiaries or the Selling Parties has any material Liabilities, except: (a) Liabilities retained by Escalade and the Selling Parties pursuant to Section 2.4 hereof, (b) Liabilities reflected on the 1997 Stand-Alone Balance Sheet; (c) Liabilities under the agreements or instruments which are (i) described in Section 2.3 hereof and (ii) are not required in accordance with GAAP to be reflected on the 1997 Stand-Alone Balance Sheet; and
(d) Liabilities which arise after the date hereof in the Ordinary Course of the Business (none of which liabilities results from, arises out of, relates to, is in the nature of, or is caused by any breach of contract, breach of warranty, tort, infringement or violation of law).

         3.13.    Legal and Other Compliance.

                  (a) Except as set forth in Section 3.13(a) of the Escalade Disclosure Schedule, each of Escalade, the Transferred Foreign Subsidiaries and the Selling Parties and any of their predecessors have complied, and are in compliance, in all material respects with all applicable Laws and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against any of them alleging any failure so to comply. Neither the ownership nor use of the Acquired Assets in the Business by Escalade, the Transferred Foreign Subsidiaries and the Selling Parties nor the conduct of the Business conflicts with the rights of any other Person or violates, or with the giving of notice or the passage of time or both will violate, conflict with or result in a default, right to accelerate or loss of rights under, (i) any terms or provisions of any of the charter or by-laws of Escalade, any Transferred Foreign Subsidiary or any Selling Party or (ii) any Lien, lease, license, agreement, understanding to which such Person is a party, or (iii) any Law or any order, judgment or decree to which Escalade, any Transferred Foreign Subsidiary or any Selling Party may be bound or affected, except in the case of clauses (ii) and (iii), for any of the foregoing which have not had and could not reasonably be expected to have a Material Adverse Effect on the Business or the Acquired Assets. To the Knowledge of the Selling Parties, there are no proposed Laws, governmental takings, condemnations or other proceedings which would reasonably be expected to have a Material Adverse Effect on the Business or the Acquired Assets.

                  (b) Escalade, the Transferred Foreign Subsidiaries and the Selling Parties possess all governmental approvals, authorizations, registrations, permits and licenses necessary to conduct the Business as currently conducted and currently proposed to be conducted (the "Required Permits"). All Required Permits are in full force and effect and are being complied with in all material respects. Section 3.13(b) of the Escalade Disclosure Schedule is a true and complete list of the Required Permits necessary for or otherwise material to the conduct of the Business.

                  (c) Escalade, the Transferred Foreign Subsidiaries and the Selling Parties have made all filings with the Consumer Product Safety Commission as are required in connection with the Business and with all equivalent state regulators having jurisdiction over the Business.
         Section 3.13(c) of the Escalade Disclosure Schedule is a true and complete list of all filings with the Consumer Product Safety Commission or equivalent state regulators made by Escalade, the Transferred Foreign Subsidiaries and the Selling Parties. All such filings (and similar filings) were correct and complete in all material respects and are in full force and effect and are being complied with in all material respects.

         3.14. No Material Adverse Effect. Since December 27, 1997 there has not been any change or occurrence which constitutes or has resulted in a Material Adverse Effect and no event has occurred or circumstance exists that could reasonably be expected to result in such a Material Adverse Effect or materially affect the ability of Escalade or any of the Selling Parties to transfer or cause the transfer or the Buyer's ability to receive, hold and own the Acquired Assets free and clear of Liens on terms and conditions at least as favorable as such assets were held by Escalade and the Selling Parties, other than any Material Adverse Effect that: (i) arises predominantly by reason of a general deterioration in the economy or in the sporting goods industry after the date of this Agreement or (ii) arises predominantly out of either the disclosure of the fact that it is the Parent or the Buyer that is the prospective acquiror of the Business or out of any action taken by the Parent or the Buyer after the date hereof; and does not arise out of or relate to any act or omission by Escalade or any of its Affiliates.

         3.15.    Taxes.

                  (a) Escalade, the Transferred Foreign Subsidiaries and the Selling Parties have timely filed, including filings made upon extensions, in accordance with all applicable Laws, all material Tax Returns required to be filed. All such Tax Returns were correct and complete in all material respects. Escalade, the Transferred Foreign Subsidiaries and the Selling Parties have paid all Taxes shown on any Tax Returns and all other assessments. Except as provided in Section 3.15(a) of the Escalade Disclosure Schedule, none of Escalade, any Transferred Foreign Subsidiary or any Selling Party currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Escalade, any Transferred Foreign Subsidiary or any Selling Party does not file Tax Returns that Escalade, any Transferred Foreign Subsidiary or any Selling Party is or may be subject to taxation by that jurisdiction. There are no liens or other encumbrances with respect to Taxes upon any of the properties or assets of Escalade, any of the Transferred Foreign Subsidiaries or any of the Selling Parties other than customary liens for current Taxes not yet due and payable.

                  (b) To the Knowledge of the Selling Parties, Escalade and each Selling Party has withheld and timely paid to the appropriate Governmental Authority all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. Each Transferred Foreign Subsidiary has withheld and timely paid to the appropriate Governmental Authority all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                  (c) To the Knowledge of the Selling Parties, no Governmental Authority intends to assess, or is considering assessing, any additional Taxes for any period for which Tax Returns have been filed. There is no dispute, investigation or claim concerning any Tax Liability of Escalade, any Transferred Foreign Subsidiary or any Selling Party either (i) claimed or raised by an authority in writing or (ii) to the Knowledge of the Selling Parties otherwise threatened or pending. Section 3.15(c) of the Escalade Disclosure Schedule lists all federal, state, local and foreign income Tax Returns filed with respect to Escalade, the Transferred Foreign Subsidiaries and the Selling Parties for taxable periods ending on or after December 31, 1994, and indicates those Tax Returns that have been audited and those that currently are the subject of audit. Escalade, the Selling Parties, and the Transferred Foreign Subsidiaries have delivered to the Buyer correct and complete copies of all income Tax Returns filed by Escalade or any Selling Party, and all foreign income tax returns filed by any Transferred Foreign Subsidiary, since December 31, 1994, as well as examination reports and statements of deficiencies assessed against or agreed to by Escalade, any Transferred Foreign Subsidiary or any of the Selling Parties since December 31, 1992.

                  (d) None of Escalade, any Transferred Foreign Subsidiary or any Selling Party has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (e) The unpaid Taxes of the Transferred Foreign Subsidiaries
         (i) did not as of December 27, 1997 exceed the reserve for such Taxes (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) that will be reflected on the 1997 Stand-Alone Balance Sheet and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Transferred Foreign Subsidiaries in filing their Tax Returns.

                  (f) No Transferred Foreign Subsidiary has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate such Person to make any payments that will not be deductible under Section 280G of the Code or that may be subject to an excise tax under Section 4999 of the Code. No Transferred Foreign Subsidiary is a party to any Tax sharing or Tax allocation agreement, arrangement or understanding. No Transferred Foreign Subsidiary is liable (or will be liable as a transferee or successor, by contract, or otherwise) for the Taxes of any other Person. None of Escalade, any Transferred Foreign Subsidiary or any Selling Party is party to any joint venture, partnership or other arrangement that could be treated as a partnership for federal and applicable state, local and foreign income Tax purposes.

                  (g) No Transferred Foreign Subsidiary is or has been subject to U.S. federal or any state or local tax. No Transferred Foreign Subsidiary is or has been engaged in a U.S. trade or business within the meaning of Code section 864(c).

                  (h) To the extent there is any inconsistency between the scope of the representations and warranties contained in Section 3.13 (Legal and Compliance with Law) and the scope of the representations and warranties contained in this Section 3.15, with respect to compliance with Laws related to Tax matters the Parties intend that such matter will be covered by this Section 3.15. The Parties specifically acknowledge, however, that nothing in this Section 3.15 is intended or shall be construed to limit or modify the representations and warranties contained in Sections 3.3, 3.6, 3.9, 3.11, 3.12, 3.14, 3.16,
         3.22, 3.23, 3.28 and 3.35 in any respect.

         3.16.    Property, Plant and Equipment.

                  (a) Owned Real Property. Section 3.16(a) of the Escalade Disclosure Schedule lists all real property that the Selling Parties and the Transferred Foreign Subsidiaries own (the "Owned Real Property"). Escalade and the Office Product Subsidiaries do not own any real property that is Related to the Business. Except as set forth in
         Section 3.16(a) of the Escalade Disclosure Schedule, with respect to each such parcel of Owned Real Property:

                           (i) the Selling Parties and the Transferred Foreign
                  Subsidiaries have good and marketable title to the Owned Real Property, free and clear of any Lien other than Liens related to the Bank Facility which Liens shall be released at or prior to Closing;

                           (ii) there are no pending or, to the Knowledge of the
                  Selling Parties, threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters which would materially and adversely affect the use, occupancy or value thereof;

                                    (iii) (A) to the Knowledge of the Selling
                           Parties, the legal description for each parcel of Owned Real Property contained in the deed thereof describes each such parcel fully and adequately, and the buildings and improvements are located within the boundary lines of the described parcels of land; and

                                    (B) each of the parcels of Owned Real
                           Property is not in violation of applicable setback requirements, zoning laws and ordinances (and none of the properties or buildings or improvements thereon is subject to"permitted non-conforming use" or "permitted non-conforming structure" classifications) and do not encroach on any easements, and the land does not serve any adjoining property for any purpose, and the property is not located within any flood plain or subject to any similar type restriction for which any permits necessary to the use thereof have not been obtained, except to the extent to which any such matter individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect;

                           (iv) each facility located on such parcel has
                  received all approvals of Governmental Authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance in all material respects with applicable laws, rules and regulations;

                           (v) there are no leases, subleases, licenses,
                  concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of the parcel or any portion thereof;

                           (vi) there are no outstanding options or rights of
                  first refusal to purchase such parcel, or any portion thereof or interest therein;

                           (vii) there are no parties (other than the Selling
                  Parties and the Transferred Foreign Subsidiaries) in possession of such parcel;

                           (viii) each facility located on such parcel is
                  supplied with utilities and other services necessary for the current operation of such facility, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting such parcel; and

                           (ix) each parcel abuts on and has direct vehicular
                  access to a public road, or has access to a public road via a permanent, irrevocable, exclusive, unrestricted, appurtenant easement benefitting such parcel, and access to the property is provided by paved public right-of-way with adequate curb cuts available.

                  (b) Section 3.16(b) of the Escalade Disclosure Schedule lists all real property leased or subleased to the Selling Parties and the Transferred Foreign Subsidiaries (the "Leased Real Property," and together with the Owned Real Property, the "Real Property"). Escalade and the Office Product Subsidiaries do not lease any real property that is Related to the Business. The Selling Parties have delivered to the Buyer correct and complete copies of the leases listed in Section 3.16(b) of the Escalade Disclosure

         Schedule (as amended to date) (the "Leases") which Leases have not been amended or modified since the date thereof. Neither Escalade nor the Selling Parties are party to any sublease relating to the Leased Real Property. With respect to each Lease:

                           (i) the Lease is legal, valid, binding, enforceable
                  and in full force and effect;

                           (ii) if the relevant consent identified in Section
                  3.3(a) hereof is obtained (or if no such consent is required), the Lease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 hereof);

                           (iii) none of the Selling Parties, the Transferred
                  Foreign Subsidiaries or, to the Knowledge of the Selling Parties, any other party to the Lease, is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (iv) no party to the Lease has repudiated any
                  material provision thereof;

                           (v) there are no material disputes, oral or written
                  agreements, or forbearance programs in effect as to the Lease;

                           (vi) none of the Selling Parties or the Transferred
                  Foreign Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold, other than Liens relating to the Bank Facility which Liens shall be released at or prior to Closing. To the Knowledge of the Selling Parties, with respect to each parcel of Real Property which is leased, there is either no mortgage or deed of trust on the fee interest of such property which predates such lease, or a non-disturbance agreement protecting the tenant's leasehold interest has been obtained and a current and complete copy provided to the Buyer;

                           (vii) all facilities leased thereunder have received
                  all approvals of Governmental Authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance in all material respects with applicable Laws; and

                           (viii) all facilities leased or subleased thereunder
                  are supplied with utilities and other services necessary for the current operation of said facilities.

                  (c) The Selling Parties and the Transferred Foreign Subsidiaries own or lease all buildings, real property, improvements, machinery, equipment and other tangible assets necessary for the current and presently contemplated conduct of the Business. Such tangible assets are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, are in good satisfactory operating condition and repair (subject to normal wear and tear), and are suitable, adequate and sufficient for the purposes for which they are presently used.

         3.17.    Intellectual Property.

                  (a) Escalade, the Transferred Foreign Subsidiaries and the Selling Parties own or have the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary for the operation of the Business as presently conducted, as conducted over the past five years. Subject to obtaining the consents disclosed in Sections 3.3(a) and 5.2 of the Escalade Disclosure Schedule relating to the Intellectual Property, each item of Intellectual Property owned or used by Escalade, any of the Transferred Foreign Subsidiaries or any of the Selling Parties and their Affiliates in the Business will be transferred to or otherwise available for use by the Buyer on identical terms and conditions upon and after the Closing. Except as disclosed in
         Section 3.17(a) of the Escalade Disclosure Schedule, Escalade, the Transferred Foreign Subsidiaries and the Selling Parties have taken all actions reasonably necessary or, in the judgement of Escalade and the Selling Parties, appropriate to maintain and protect their interests in each item of Intellectual Property Related to the Business that Escalade, the Transferred Foreign Subsidiaries or the Selling Parties own or use.

                  (b) Except as disclosed in Section 3.17(b)(i) of the Escalade Disclosure Schedule, none of Escalade, the Transferred Foreign Subsidiaries or the Selling Parties has and, to the Knowledge of the Selling Parties as a result of the continued operation of the Business as presently conducted, the Buyer will not have, interfered with, infringed upon, misappropriated or otherwise come into conflict with any rights of third parties with respect to Intellectual Property Related to the Business. Except as disclosed in Section 3.17(b)(ii) of the Escalade Disclosure Schedule, there has not been in the past five years any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that Escalade, any Transferred Foreign Subsidiary or any Selling Party must license or refrain from using any rights of any third party with respect to Intellectual Property Related to the Business), except for any of the foregoing which have not had and could not reasonably be expected to have a Material Adverse Effect. Except as disclosed in Section 3.17(b)(iii) of the Escalade Disclosure Schedule, to the Knowledge of the Selling Parties, no third party has, within the past five years, interfered with, infringed upon, misappropriated or otherwise come into conflict with any rights of Escalade, any Transferred Foreign Subsidiary or any Selling Party with respect to Intellectual Property Related to the Business, except where such interference, infringement, misappropriation or conflict has not had and could not reasonably be expected to have a Material Adverse Effect.

                  (c) Section 3.17(c) of the Escalade Disclosure Schedule identifies each patent or registration which has been issued to Escalade, any Transferred Foreign Subsidiary or any Selling Party or any of their Affiliates with respect to Intellectual Property owned or used by Escalade, any of the Transferred Foreign Subsidiaries or any of the Selling Parties in the Business, identifies each pending patent application or application for registration which has been made by Escalade, any of the Transferred Foreign Subsidiaries or any of the Selling Parties or any of their Affiliates with respect to such Intellectual Property, and identifies each license, agreement or other permission which Escalade, any of the Transferred Foreign Subsidiaries or any of the Selling Parties or any of their Affiliates have granted to any third party with respect to any of such Intellectual Property (together with any exceptions). Escalade and the Selling Parties have delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements and permissions (as amended to date) and have made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 3.17(c) of the Escalade Disclosure Schedule also identifies each trade name (other than those set forth in Section 2.1(k) of the Escalade Disclosure Schedule) or unregistered trademark or servicemark used by Escalade, any of the Transferred Foreign Subsidiaries or any of the Selling Parties in the Business. With respect to each item of Intellectual Property required to be identified in Section 3.17(c) of the Escalade Disclosure Schedule:

                           (i) except as disclosed in Section 3.17(c) of the
                  Escalade Disclosure Schedule, Escalade, the Transferred Foreign Subsidiaries or the Selling Parties, as the case may be, possess all right, title and interest in and to the item, free and clear of any Lien, license or other restriction;

                           (ii) the item is not subject to any outstanding
                  injunction, judgment, order, decree, ruling or charge;

                           (iii) no action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim or demand is pending or, to the Knowledge of the Selling Parties, is threatened, which challenges the legality, validity, enforceability, use or ownership of the item; and

                           (iv) none of Escalade, any Transferred Foreign
                  Subsidiary or any Selling Party has agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item.

                  (d) Section 3.17(d) of the Escalade Disclosure Schedule identifies each item of Intellectual Property Related to the Business that any third party owns and that Escalade, any of the Transferred Foreign Subsidiaries or any of the Selling Parties use pursuant to license, sublicense, agreement or permission (including without limitation any group licenses for the use of commercial software). Escalade and the Selling Parties have delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 3.17(d) of the Escalade Disclosure Schedule:

                           (i) the license, sublicense, agreement or permission
                  covering the item is legal, valid, binding, enforceable and in full force and effect;

                           (ii) subject to obtaining the relevant consents
                  disclosed in Section 3.3(a) of the Escalade Disclosure Schedule, the license, sublicense, agreement or permission is fully assignable and will continue to be legal, valid, binding, enforceable by the Buyer and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 hereof);

                           (iii) to the Knowledge of the Selling Parties, no
                  party to the license, sublicense, agreement or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

                           (iv) to the Knowledge of the Selling Parties, no
                  party to the license, sublicense, agreement or permission has repudiated any provision thereof;

                           (v) with respect to each sublicense, the
                  representations and warranties set forth in subsections (i) through (iv) above are, to the Knowledge of the Selling Parties, true and correct with respect to the underlying license;

                           (vi) to the Knowledge of the Selling Parties, the
                  underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                           (vii) to the Knowledge of the Selling Parties, no
                  action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or is threatened, which challenges the legality, validity or enforceability of the underlying item of Intellectual Property; and



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



                           (viii) none of Escalade, any Transferred Foreign
                  Subsidiary or any Selling Party has granted any sublicense or similar right with respect to the license, sublicense, agreement or permission other than such licenses as are implied by law.

         3.18. Inventories. The inventory of the Selling Parties and the Transferred Foreign Subsidiaries Related to the Business consists of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, all of which are merchantable (or suitable and usable for the production or completion of merchantable products for sale in the Ordinary Course of the Business) and no material portion of which is slow-moving, obsolete, below standard quality, damaged or defective, except to the extent reflected in any reserve for inventory write-down reflected on the 1997 Stand-Alone Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with GAAP and the past custom and practice of the Selling Parties and the Transferred Foreign Subsidiaries. Each item of such inventory reflected in the 1997 Stand-Alone Balance Sheet and books and records of the Selling Parties and the Transferred Foreign Subsidiaries is reflected on the basis of a complete physical count conducted on December 29, 1997, as adjusted in accordance with GAAP for purchases and sales of inventory since that date and is valued at the lower of cost (on a first-in, first-out basis) or market in accordance with GAAP, consistently applied. Since December 27, 1997, no inventory has been sold or disposed of except through sales in the Ordinary Course of the Business and there has been no material write-up or write-down in the value of inventory.

         3.19. Contracts. Section 3.19 of the Escalade Disclosure Schedule lists the following Contracts:

                  (a) Any agreement for the lease of personal property to or from any Person;

                  (b) Any agreement or purchase order requiring total payments in excess of $50,000 for the purchase or sale of raw materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services;

                  (c) Any agreement concerning a partnership or joint venture;

                  (d) Any agreement under which Escalade, any of the Transferred Foreign Subsidiaries or any of the Selling Parties created, incurred, assumed, or guaranteed any Indebtedness or under which it has imposed a Lien on any of the Acquired Assets;

                  (e) Any agreement concerning confidentiality or noncompetition or otherwise creating or purporting to create any restrictions on the ability of any of the Selling Parties or the Transferred Foreign Subsidiaries to engage in any business or to operate in any geographic area;

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                  (f) Any agreement between or among any of Escalade, any of the
         Transferred Foreign Subsidiaries or any of the Selling Parties, on the one hand, and any of their respective Affiliates, on the other hand;

                  (g) Any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance or other plan or arrangement for the benefit of its current or former directors, officers and employees;

                  (h) Any agreement providing for the employment or consultancy with any individual on a full-time, part-time, consulting or other basis or providing severance or retirement benefits;

                  (i) Any agreement under which Escalade, any of the Transferred Foreign Subsidiaries or any of the Selling Parties has advanced or loaned any amount to any of its stockholders, Affiliates, directors, officers or employees or to any other Person;

                  (j)  Any collective bargaining agreement;

                  (k) Any distribution, sales representative or equivalent agreements;

                  (l) Any agreement under which the consequences of a default or termination could have a Material Adverse Effect on the Business or the Acquired Assets; and

                  (m) Any other agreement (or group of related agreements) the performance of which involves, or is likely to involve, consideration in excess of $10,000.

Escalade and the Selling Parties have delivered to the Buyer a correct and complete copy of each written agreement listed in Section 3.19 of the Escalade Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3.19 of the Escalade Disclosure Schedule. Except as disclosed in Section 3.19 of the Escalade Disclosure Schedule, with respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable and in full force and effect;
(ii) subject to the Buyer obtaining the necessary consents disclosed in Section 3.3(a) of the Escalade Disclosure Schedule, the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 hereof);
(iii) none of Escalade, any Transferred Foreign Subsidiary or any Selling Party, or to the Knowledge of the Selling Parties, any other party, is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under the agreement; and (iv) no party has repudiated any provision of the agreement.

         3.20.    Notes, Accounts Receivable and Accounts Payable.

                  (a) All notes and accounts receivable of the Selling Parties and the Transferred Foreign Subsidiaries Related to the Business are reflected properly on the Selling Parties' and the Transferred Foreign Subsidiaries' books and records in accordance with GAAP, are valid receivables, arose from bona fide transactions in the Ordinary Course of the Business subject to no setoffs or counterclaims (except as and to the extent recorded as accounts payable), are current and collectible, except as will be reflected in the reserve or allowance for bad debts on the 1997 Stand-Alone Balance Sheet as adjusted for the passage of time in accordance with GAAP and past practice and custom of the Selling Parties and the Transferred Foreign Subsidiaries. Section 3.20(a) of the Escalade Disclosure Schedule is a true and correct list of all receivables as of June 19, 1998 that are more than 90 days past due or have been deemed uncollectible. Escalade has previously delivered to Parent a true and correct list of all receivables of the Business as of June 19, 1998.

                  (b) All accounts payable of the Selling Parties and the Transferred Foreign Subsidiaries Related to the Business are reflected properly on the Selling Parties' and the Transferred Foreign Subsidiaries' books and records in accordance with GAAP. Section 3.20(b)(i) of the Escalade Disclosure Schedule is a true and correct list of all accounts payable as of June 19, 1998. Except as set forth on Section 3.20(b) (ii) of the Escalade Disclosure Schedule, all accounts payable of the Selling Parties and the Transferred Foreign Subsidiaries are current.

         3.21. Accounts, Open Letter of Credit, etc. All monies and accounts arising out of, relating to or established for or in connection with the Business shall be used only for the benefit of the Business (and at Closing will be transferred to the Buyer, free and clear of all Liens). Section 3.21(a) of the Escalade Disclosure Schedule identifies each bank account, lock box or similar account for the deposit of cash or securities maintained by or on behalf of Escalade, any of the Transferred Foreign Subsidiaries or any of the Selling Parties in connection with the Business (indicating the name and address of the bank or other financial institution, the account name and number and the individuals with signing authority with respect to such account). Section 3.21(b) of the Escalade Disclosure Schedule identifies all open letters of credit established or applied for in connection with the Business (indicating for each such letter of credit the type (e.g., standby or documentary), maximum amount, issuing bank, amount drawn to date and any other significant information).

         3.22. Insurance and Risk Management. Section 3.22 of the Escalade Disclosure Schedule sets forth a list (indicating the type, name of the insurer, coverage amounts, period of coverage, premiums, deductibles and material nonstandard exclusions) of all insurance policies Related to the Business or the Acquired Assets which are maintained by Escalade, any of the Transferred Foreign Subsidiaries or any of the Selling Parties. With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable and in full force and effect; (ii) with respect to the insurance policies being assumed as contemplated by Section 2.3 hereof, each such policy is assignable to the Buyer; (iii) notwithstanding any liquidation, dissolution or any other transaction involving Escalade, any of the Transferred Foreign Subsidiaries or any of the Selling Parties, the policy will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 hereof); (iv) none of Escalade, any Transferred Foreign Subsidiary or any Selling Party, or any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy; (v) Escalade and the Selling Parties have delivered true and complete copies of all policies and related indemnity or premium payment agreements to the Buyer; (vi) the policy has not been amended or modified and no riders have been issued in respect of such policies referred to in clause (v) above without the consent of the Buyer; and (vii) no party to the policy has repudiated any provision thereof. Section 3.22 of the Escalade Disclosure Schedule sets forth a description of any self-insurance arrangements maintained by Escalade, the Transferred Foreign Subsidiaries and the Selling Parties. All such policies provide adequate coverage for all normal risks incident to the Business and are in character and amount at least equivalent to that carried by Persons engaged in a business subject to the same or similar risks, perils or hazards.

         3.23. Litigation. Except as disclosed in Section 3.23 of the Escalade Disclosure Schedule (which matters have not had and could not reasonably be expected to have a Material Adverse Effect), there are no Actions pending or, to the Knowledge of the Selling Parties, threatened, in connection with the Business, or that question the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement nor, to the Knowledge of the Selling Parties, is there any fact (past or present), situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that could reasonably be expected to form the basis for any such Action or that question the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement. There are no judgments, orders, decrees, citations, fines or penalties heretofore assessed against Escalade, any of the Transferred Foreign Subsidiaries or any of the Selling Parties or any of their Affiliates affecting the Business, the Acquired Assets or Assumed Liabilities.

         3.24. Product Warranties; Defects; Liability. Except as disclosed in
Section 3.24(a) of the Escalade Disclosure Schedule (which matters have not had and could not reasonably be expected to have a Material Adverse Effect), each Product manufactured, sold, leased, delivered, installed or maintained by the Selling Parties and the Transferred Foreign Subsidiaries has been in conformity in all material respects with all applicable Laws, contractual commitments and express and implied warranties and the Selling Parties and the Transferred Foreign Subsidiaries have no Liability (and there is no basis for any present or future Action giving rise to any

Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for Product warranty claims reflected on the 1997 Stand-Alone Balance Sheet which such reserve is adequate to address all such Liabilities. No Product manufactured, sold, leased, delivered, installed or maintained by any of the Selling Parties or any of the Transferred Foreign Subsidiaries is subject to any guaranty, warranty or other indemnity beyond the Selling Parties' and the Transferred Foreign Subsidiaries' applicable standard terms and conditions. Section 3.24(b) of the Escalade Disclosure Schedule includes copies of the standard terms and conditions of the Selling Parties and the Transferred Foreign Subsidiaries (containing any and all applicable guaranty, warranty and indemnity provisions with the exception of any of the foregoing imposed or implied by law). Except as set forth in Section 3.24(c) of the Escalade Disclosure Schedule, no claims have been asserted against any of the Selling Parties or any of the Transferred Foreign Subsidiaries relating to, and, to the Knowledge of the Selling Parties, there has been no Actions with respect to, any injury to individuals or property as a result of the manufacture, sale, lease, ownership, possession, installations, maintenance or use of any Product.

         3.25. Employees. To the Knowledge of the Selling Parties, except as disclosed in Section 3.25(a) of the Escalade Disclosure Schedule, no executive, key employee or group of employees Related to the Business has plans to accept employment from any Person other than the Buyer. During the 90 days prior to the date of this Agreement, 78 employees were laid off by Escalade and/or the Selling Parties and, of those 78 employees, all have been recalled (or offered and declined recall) as of the date of this Agreement. The Selling Parties and the Transferred Foreign Subsidiaries have not experienced any labor disputes or work stoppage due to labor disagreements, except for any of the foregoing which have not had and could not reasonably be expected to have a Material Adverse Effect. The Selling Parties and the Transferred Foreign Subsidiaries are in compliance in all respects with all applicable Laws respecting employment and employment practices and terms and conditions of employment, and wages and hours, and have not been and are not currently engaged in any unfair labor practice as defined in the National Labor Relations Act, as amended, except for any of the foregoing which have not had and could not reasonably be expected to have a Material Adverse Effect. There is no unfair labor practice charge or complaint against any Selling Party or any Transferred Foreign Subsidiary pending or, to the Knowledge of the Selling Parties, threatened before the National Labor Relations Board or any comparable foreign Governmental Authority. No grievance nor any arbitration proceeding which might have a Material Adverse Effect arising out of or under any collective bargaining agreement is pending and to the Knowledge of the Selling Parties, no pending claims therefor have been made. Except as set forth in Section 3.25(b) of the Escalade Disclosure Schedule, neither any Selling Party nor any Transferred Foreign Subsidiary is now or has ever been a party to any collective bargaining agreement and to the Knowledge of the Selling Parties, neither any Selling Party nor any Transferred Foreign Subsidiary has been the subject of any organizational activity within the past twelve months. Except as disclosed in Section 3.25(b) of the Escalade Disclosure Schedule, no collective bargaining agreement with respect to the Selling Parties restricts the Selling Parties or the Transferred Foreign Subsidiaries from relocating, closing or subcontracting any of their operations.

         3.26.    Employee Benefits.

                  (a) Selling Party and Transferred Foreign Subsidiary Plans.
         Section 3.26(a) of the Escalade Disclosure Schedule sets forth all Employee Plans covering or relating to any employees or former employees of the Business (or any dependents of any thereof) to which Escalade, any Transferred Foreign Subsidiary or any Selling Party contributes or is obligated to contribute, or under which Escalade, any Transferred Foreign Subsidiary or any Selling Party has or may have any liability for premiums or benefits, or which benefits any current or former employee, director, consultant, independent contractor, or any beneficiary of Escalade, the Transferred Foreign Subsidiaries or the Selling Parties. For purposes of this Agreement, the term "Employee Plan" means any plan, program, agreement, policy or arrangement (a "plan"), whether or not reduced to writing, other than any such plan that is not maintained in the United States or for the benefit of United States citizens or residents, that is: (i) a welfare benefit plan within the meaning of Section 3(1) of ERISA (a "Welfare Plan");
         (ii) a pension benefit plan within the meaning of Section 3(2) of ERISA; (iii) a stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or similar equity-based plan; or (iv) any other deferred-compensation, retirement, welfare-benefit, bonus, incentive or fringe-benefit plan whether for the benefit of a single individual or a group of individuals. With respect to each Assigned Plan listed in Section 2.1(j) or 2.3(d) of the Escalade Disclosure Schedule, Escalade and the Selling Parties have provided to Buyer accurate, current and complete copies of each of the following: (1) the plan document together with all amendments; (2) where applicable, copies of any trust agreements, custodial agreements, insurance policies, administration agreements and similar agreements, and investment management or investment advisory agreements; (3) copies of any summary plan descriptions, employee handbooks or similar employee communications and administrative forms; (4) in the case of any plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination letter from the IRS and any related correspondence, including a copy of the request for such determination; and (5) in the case of any plan for which Forms 5500 are required to be filed, a copy of the two most recently filed Forms 5500, with schedules attached.

                  (b) Defined Benefit Pension Plans. Other than as specifically set forth in Section 3.26(b) of the Escalade Disclosure Schedule, none of Escalade, any Transferred Foreign Subsidiary or any Selling Party, or any corporation, trust, partnership or other entity that would be considered as a single employer with Escalade, any Transferred Foreign Subsidiary or any Selling Party under Section 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the Code (a "Related Entity") has ever maintained or been required to contribute to any Employee Plan subject to Title IV of ERISA.

                  (c) Plan Qualification; Plan Administration; Certain Taxes and Penalties. Each Assigned Plan that is intended to be qualified under
         Section 401(a) of the Code is so qualified. Each Trust associated with an Assigned Plan intending to be qualified under Code section 501(c)(9) is so qualified. Each Assigned Plan, including any associated trust or fund, has been administered in accordance with its terms and with applicable law, and nothing has occurred with respect to any Assigned Plan that has subjected or could subject Escalade, any Transferred Foreign Subsidiary or any Selling Party or a plan participant to a penalty under Section 502 of ERISA or to an excise tax under the Code.

                  (d) All Contributions And Premiums Paid. All required contributions to and premium payments on account of each Assigned Plan have been made.

                  (e) Claims. Section 3.26(e) of the Escalade Disclosure Schedule sets forth each and every pending or threatened lawsuit, claim or other controversy relating to a Assigned Plan, other than claims for benefits in the normal course. No Assigned Plan is the subject of an IRS or DOL examination or a government sponsored amnesty, voluntary compliance, self-correction or similar program.

                  (f) Retiree Benefits; Certain Welfare Plans. Other than as required under Section 601 et seq. of ERISA, no Assigned Plan that is a Welfare Plan provides benefits or coverage following retirement or other termination of employment.

                  (g) No Buyer Liability. To the Knowledge of the Selling Parties, no circumstance exists and no event (including any action or the failure to do any act) has occurred with respect to any Plan maintained or formerly maintained by Escalade, any Transferred Foreign Subsidiary or any Selling Party or any Related Entity, or to which Escalade, any Transferred Foreign Subsidiary or any Selling Party or any Related Entity is or has been required to contribute (other than an Assigned Plan), that could subject Buyer to liability, or the assets of the Business to any lien, under ERISA or the Code (or any comparable provision of any applicable state, foreign or local Laws), nor will the transactions contemplated by this Agreement give rise to any such liability or lien.

                  (h) Foreign Plans. With respect to any plan, agreement, policy or arrangement that would be an Employee Plan but for the fact that it is maintained by a Transferred Foreign Subsidiary outside of the United States (the "foreign plans"), each such plan has been administered in accordance with its terms and with applicable Laws in all material respects. With respect to each foreign plan, Escalade has provided to Buyer accurate, current and complete copies of each of the following:
         (1) the plan document together with all amendments; (2) where applicable, copies of any trust agreements, custodial agreements, insurance policies, administration agreements and similar agreements, and investment management or investment advisory agreements; (3) copies of any summary plan descriptions, employee handbooks or similar employee communications and administrative forms; (4) a copy of any material filings or correspondence with Governmental Authorities with respect to such foreign plan, with any and all schedules attached. All required contributions to and premium payments on account of each foreign plan required to be made as of the date hereof have been made and all required contributions to and premium payments on account of each foreign plan required to be made through the Closing Date shall be made on or before the Closing Date. There are no material unfunded liabilities under any foreign plan. There is no pending (or, to the Knowledge of the Selling Parties, threatened) lawsuit, material claim or other material controversy relating to any foreign plan, other than claims of benefits in the Ordinary Course of the Business.

                  (i) To the extent there is any inconsistency between the scope of the representations and warranties contained in Section 3.13 (Legal and Compliance with Law) and the scope of the representations and warranties contained in this Section 3.26, with respect to compliance with Laws related to employee benefit matters the Parties intend that such matters will be covered by this Section 3.26. The Parties specifically acknowledge, however, that nothing in this Section 3.26 is intended or shall be construed to limit or modify the representations and warranties contained in Sections 3.3, 3.9, 3.10, 3.11, 3.12, 3.14, 3.15, 3.16, 3.22, 3.23, 3.25, 3.28 and 3.35 in any respect.

         3.27.    Environment.

                  (a) Except as disclosed in Section 3.27 of the Escalade Disclosure Schedule, and except as has not had and could not reasonably be expected to have a Material Adverse Effect, each of Escalade, the Transferred Foreign Subsidiaries and the Selling Parties and their Affiliates has with respect to the Acquired Assets complied and is in compliance with all applicable Environmental Laws. Except as disclosed in Section 3.27 of the Escalade Disclosure Schedule, there is no Action pending or, to the Knowledge of the Selling Parties, threatened against any of Escalade, the Transferred Foreign Subsidiaries or the Selling Parties or their Affiliates with respect to the Acquired Assets in respect of (i) noncompliance by any of Escalade, the Transferred Foreign Subsidiaries or the Selling Parties with any Environmental Laws or (ii) the release or threatened release into the environment of any Hazardous Substance at the Real Property or by any of Escalade, the Transferred Foreign Subsidiaries or the Selling Parties or their Affiliates; or (iii) the handling, storage, use, transportation or disposal of any Hazardous Substance by any of Escalade, the Transferred Foreign Subsidiaries or the Selling Parties or their Affiliates; except for Actions filed or threatened after the date hereof (it being understood that Escalade and the Selling Parties shall promptly notify the Buyer of any such Action before Closing). Except as disclosed in
         Section 3.27 of the Escalade Disclosure Schedule, each of Escalade, the Transferred Foreign Subsidiaries and the Selling Parties has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental Laws for the occupation of facilities included within the Acquired Assets or otherwise Related to the Business (the "Environmental Permits"), except where such noncompliance or the failure to obtain Environmental Permits has not had and could not reasonably be expected to have a Material Adverse Effect. Except as disclosed in Section 3.27 of the Escalade Disclosure Schedule, none of Escalade, any of the Transferred Foreign Subsidiaries or any of the Selling Parties has received any notice, report or other written information regarding any actual or alleged violation of Environmental Laws or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) thereunder, including any investigatory, remedial or corrective obligations, relating to the operation of the Business or the Acquired Assets arising under Environmental Laws. Except as disclosed in Section 3.27 of the Escalade Disclosure Schedule, none of Escalade, the Transferred Foreign Subsidiaries or the Selling Parties, has received notice that, as a result of having treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any Hazardous Substance, or owned or operated any property or facility it is or may be liable for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorneys fees, pursuant to any Environmental Laws. None of the Acquired Assets is contaminated by any Hazardous Substance in violation of or requiring a response action under Environmental Laws. None of Escalade, the Transferred Foreign Subsidiaries or the Selling Parties has, with respect to the Acquired Assets, either expressly assumed, undertaken or otherwise become subject to any liability, including any obligation for corrective or remedial action, of any other Person relating to Environmental Laws.

                  (b) For purposes of this Section 3.27, all references to "Escalade", the "Transferred Foreign Subsidiaries" and the "Selling Parties" are intended to include any and all other entities to which any such Person may be considered a successor under applicable Environmental Laws.

                  (c) To the extent there is any inconsistency between the scope of the representations and warranties contained in Section 3.13 (Legal and Compliance with Law) and the scope of the representations and warranties contained in this Section 3.27, with respect to environmental matters the Parties intend that such matter will be covered by this Section 3.27. The Parties specifically acknowledge, however, that nothing in this Section 3.27 is intended or shall be construed to limit or modify the representations and warranties contained in Sections 3.3, 3.9, 3.12, 3.16, 3.22, 3.23, 3.24, 3.34 and
         3.35 in any respect.

         3.28. Affiliated Transactions. Except as set forth in Section 3.28 of the Escalade Disclosure Schedule, none of Escalade, any of the Transferred Foreign Subsidiaries or any of the Selling Parties is party to or bound by any contract, commitment or understanding with any of its respective stockholders, directors or officers, Escalade, any of the Transferred Foreign Subsidiaries or any of the Selling Parties or other Affiliates and none of such stockholders, directors or officers or other Affiliates owns or otherwise has any rights to or interests in any asset, tangible or intangible, which constitutes a part of the Acquired Assets or is Related to the Business.

         3.29. Government Contracts. None of Escalade, any of the Transferred Foreign Subsidiaries or any of the Selling Parties has been or are party to any contract or arrangement Related to the Business with any Governmental Authority.

         3.30. Distributors, Customers and Suppliers. Section 3.30 of the Escalade Disclosure Schedule sets forth a complete and accurate list of (i) all the distributors for Products indicating the specific Product, existing contractual arrangements, if any, with each such distributor and the volume of Products distributed, (ii) the ten largest customers (by dollar volume) of the Business during the most recent fiscal year, indicating the existing contractual arrangements with each such customer by Product and (iii) all suppliers of significant materials or services to the Selling Parties or the Transferred Foreign Subsidiaries and their Affiliates Related to the Business, indicating the contractual arrangements for continued supply from such Person. No significant distributor, customer or supplier Related to the Business has notified any Selling Party or any Transferred Foreign Subsidiary otherwise indicated to any Selling Party or any Transferred Foreign Subsidiary that such Person will cease to distribute, purchase or supply products from or to such Selling Party or such Transferred Foreign Subsidiary, or reduce significantly or otherwise materially change the terms of their agreement with such Selling Party or such Transferred Foreign Subsidiary.

         3.31. No Illegal Payments, Etc. To the Knowledge of the Selling Parties, none of Escalade, any of the Transferred Foreign Subsidiaries or any of the Selling Parties, or any of their respective Affiliates, directors, officers, employees or agents has (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person who was, is or may be in a position to help or hinder any of Escalade, the Transferred Foreign Subsidiaries or the Selling Parties or assist in connection with any actual or proposed transaction, or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office (i) which could reasonably be expected to subject Escalade, any of the Transferred Foreign Subsidiaries or any of the Selling Parties to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (ii) the non-continuation of which has had or could reasonably be expected to have a Material Adverse Effect or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

         3.32. Books and Records. The books and all corporate (including, without limitation, minute books and stock record books) and financial records of the Selling Parties, the Transferred Foreign Subsidiaries and Escalade are complete and correct in all material respects and have been maintained in accordance in all material respects with sound business practices, Laws and other requirements.

         3.33. Powers of Attorney. Except as disclosed in Section 3.33 of the Escalade Disclosure Schedule and pursuant to this Agreement and the Exhibits hereto, there are no outstanding powers of attorney executed on behalf of the Selling Parties, the Transferred Foreign Subsidiaries or Escalade in respect of the Acquired Assets, the Assumed Liabilities or the Business.

         3.34. SEC Reports. Escalade has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since January 1, 1996, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the date so filed. Escalade has heretofore delivered or upon request will deliver to the Buyer, in the form filed with the SEC (including any amendments thereto), its Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and all interim reports on Forms 10-Q or 8-K and all definitive proxy statements filed with the SEC at the time of or subsequent to such annual report (such annual report and subsequent reports being referred to herein collectively as the "SEC Reports"). As of the date of this Agreement, the SEC Report most recently filed by Escalade was the report on Form 10-Q for the quarter ended March 21, 1998. None of the SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the generality of the foregoing, the exhibit index to Escalade's most recently filed Annual Report on Form 10-K includes each agreement, contract or other instrument (including all amendments thereto) to which Escalade, any of the Transferred Foreign Subsidiaries or any of the Selling Parties are party or by which any of them is bound and which would be required pursuant to the Exchange Act and the rules and regulations thereunder to be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K. Escalade has made available to the Parent on or prior to the date hereof true, correct and complete copies of each such agreement, contract, instrument and amendment.

         3.35. Disclosure. The representations and warranties contained in this
Section 3 (including the Escalade Disclosure Schedule and any other schedules and exhibits required to be delivered by Escalade and the Selling Parties to the Buyer pursuant to this Agreement) and any certificate, report or other information furnished or to be furnished by Escalade and the Selling Parties to the Buyer hereunder do not contain and will not contain any untrue statement of a material fact or omit to state any fact necessary in order to make the statements and information contained in this Section 3 not misleading.

4. Representations and Warranties of the Parent and the Buyer. In order to induce each of the Selling Parties and Escalade to enter into and perform this Agreement and to consummate the transactions contemplated hereby, each of the Parent and the Buyer represents and warrants to each of the Selling Parties and Escalade as follows:

         4.1. Organization of the Parent and the Buyer. Each of the Parent and the Buyer is a Delaware corporation, duly organized, validly existing and in good standing under the laws of Delaware. Each of the Parent and the Buyer is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the activities conducted by it or the character of the property owned, leased or operated by it make such qualification necessary or appropriate, except for those jurisdictions where the failure to be so qualified has not had and could not reasonably be expected to have a material adverse effect on the ability of the Parent or the Buyer, as the case may be to fulfill its obligations under this Agreement.

         4.2. Authorization of Transaction. Each of the Parent and the Buyer has full power and authority (corporate or otherwise) to execute and deliver this Agreement and to perform its obligations hereunder. All corporate and other actions or proceedings to be taken by or on the part of the Parent and the Buyer to authorize and permit the execution and delivery by the Parent and the Buyer of this Agreement and the instruments required to be executed and delivered by the Parent and the Buyer pursuant hereto, the performance by the Parent and the Buyer of their obligations hereunder and the consummation by the Parent and the Buyer of the transactions contemplated herein have been duly and properly taken. This Agreement has been duly executed and delivered by the Parent and the Buyer and constitutes the legal, valid and binding obligation of the Parent and the Buyer, enforceable in accordance with its terms and conditions.

         4.3. No Conflict; Required Filings and Consents. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 hereof), does or will (i) conflict with or result in a breach of any provision of the certificate of incorporation or by-laws of the Parent or the Buyer, (ii) conflict with, result in a breach of, constitute a default or right or cause of action under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which or by which the Parent or the Buyer is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets), except where such conflict, breach, default, acceleration or other event would not individually or in the aggregate have a material adverse effect on the ability of the Parent or the Buyer to fulfill its obligations under this Agreement, or (iii) violate any Laws to which the Parent or the Buyer or any of its property is subject. Neither the Parent nor the Buyer is required by applicable law or other obligation to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Authority or other Person in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 hereof) except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not prevent or delay consummation of the Acquisition or otherwise prevent Parent or Buyer from performing their respective obligations under this Agreement.

         4.4. Brokers' Fees. Neither the Parent nor the Buyer nor any of their respective Affiliates has any Liability or obligation to pay any fees or commissions to any broker, finder, investment bank, financial advisor or other agent with respect to the transactions contemplated by this Agreement for which the Selling Parties could become liable or obligated, except for fees and expenses (if any) which shall be solely the responsibility of (and will be paid by) the Buyer after the Closing.

         4.5. Commitment Letters. Parent has previously provided to Escalade true and correct copies of commitment letters for senior and subordinated financing issued to the Buyer in connection with the transactions contemplated hereby (the "Commitment Letters"). Upon obtaining such financing, Buyer and/or Parent will have sufficient financing to pay the Purchase Price.

         4.6. Legal Proceedings. There are no actions, suits or proceedings instituted, pending or to the Knowledge of Buyer or Parent, threatened against Buyer or Parent, or against any of their Affiliates or against any property, asset, interest or right of any of them, either individually or in the aggregate, that would prevent or delay consummation of the Acquisition or otherwise prevent Parent or Buyer from performing their respective obligations under this Agreement. Neither Buyer nor Parent is subject to any judgment, order, writ, injunction or decree that would prevent or delay consummation of the Acquisition or otherwise prevent Parent or Buyer from performing their respective obligations under this Agreement.

         4.7. Acquisition Corporation. Buyer was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Buyer is, and shall be at the Closing, a wholly owned direct subsidiary of Parent. Except for obligations or liabilities incurred in connection with its incorporation and the transactions contemplated hereby, Buyer has not incurred any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

         4.8. Certain Information. All information furnished by Buyer or Parent to Escalade for inclusion in the Proxy Statement relating to the Escalade Stockholders Meeting will not, on the date the Proxy Statement is first mailed to stockholders, at the time of the Escalade Stockholders Meeting or at the time of the Closing, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading, with respect to any material fact, or shall omit to state any material fact necessary in order to make such information not false or misleading or omit to state any material fact necessary to correct any statement regarding such information in any earlier communication with respect to the solicitation of proxies for the Escalade Stockholders Meeting which has become false or misleading. If at any time prior to the Closing any event relating to Buyer or Parent or any of their respective affiliates, officers or directors should be discovered by Buyer or Parent which is required by the Exchange Act to be set forth in a supplement to the Proxy Statement, Buyer or Parent shall promptly inform Escalade of such event.

         4.9. Certain Other Matters. No stockholder of the Parent owns, directly or indirectly, 50% or more of the outstanding voting securities of the Parent within the meaning of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"). No person or entity has the power to designate one-half or more of the directors of Parent within the meaning of the HSR Act. No person or entity has a combination of ownership of voting securities or the Parent and contractual rights which together allow such person or entity to designate one-half or more of the directors of the Parent within the meaning of the HSR Act. The Parent is not controlled, as defined by Section 801.1(b)(1)(i) and (2) of the rules promulgated under the HSR Act, by any person or persons. Neither the Parent's net sales for the year ended December 31, 1997 nor the Parent's total assets as of December 31, 1997 exceeded $100 million.

5.       Covenants.  The Parties agree as follows:

         5.1. General. Each of the Parties will use commercially reasonable efforts to take all actions and to do all other things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 hereof). Without limiting the generality of the foregoing, subject to the satisfaction or waiver of their respective conditions to Closing (set forth in Sections 6.1 and 6.2, respectively), the Parties will execute and deliver at Closing the agreements and documents contemplated by Section 2.6 hereof.

         5.2. Notices and Consents. The Selling Parties and Escalade will use their best efforts to obtain any and all third party consents that are required to transfer the Acquired Assets to the Buyer, including without limitation the consents listed on Sections 3.3(a), 3.3(b) and 5.2 to the Escalade Disclosure Schedule. The Selling Parties and Escalade will cooperate with and use commercially reasonable efforts to assist the Buyer in obtaining any other third party consents that are required to consummate the transactions contemplated hereby, including without limitation the consents of all third parties necessary to effect the replacement, renewal or transfer to the Buyer of the Required Permits. The Selling Parties and Escalade will use their reasonable best efforts to assist Buyer in obtaining amendments to the STIGA and Spalding licenses and any other Contracts being assigned to Buyer hereunder which Buyer may reasonably request. Each of the Buyer, the Selling Parties and Escalade will make any further filings that may be necessary in connection therewith. From the date of this Agreement through the Closing, Escalade and the Selling Parties will also cooperate and use commercially reasonable efforts to assist the Buyer in successfully transitioning customers of the Business to the Buyer. The Selling Parties and Escalade will consult and cooperate with the Buyer and Parent concerning all purchase orders for goods and materials to be delivered to Escalade and the Selling Parties after August 1, 1998 in connection with the Business. The Selling Parties will allow the Buyer and Parent to review related purchase orders in advance; and, where feasible, Escalade and the Selling Parties will take such reasonable actions as the Buyer and Parent may request to replace orders to the extent that such actions would not involve any significant risk of adverse consequences to Escalade or the Selling Parties. Escalade and the Selling Parties will also take such reasonable actions as the Buyer and Parent may request to terminate, prior to Closing if possible, those contracts which are indicated in Part III of
Section 5.2 of the Escalade Disclosure Schedule as being contracts that the Parent would prefer to have terminated prior to Closing to the extent that such actions would not involve any significant risk of adverse consequences to Escalade or the Selling Parties.

         5.3.     Release of Liens; Interim Financial Statement Updates.

                  (a) The Selling Parties and Escalade will cause the relevant lenders to release in full on the Closing Date any and all Liens on the Acquired Assets and the Business securing Indebtedness under the Bank Facility and to prepare and file with the appropriate governmental and other offices on the Closing Date such instruments as may be required to effect or evidence such release.

                  (b) Escalade will cause to be delivered to the Buyer at least two business days prior to the Closing Date, (i) unaudited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flows and (ii) consolidating financial statements, in each case for the Business prepared in conformity with the past practice of Escalade and the Selling Parties for each four-week accounting period completed after May 16, 1998 through the tenth business day prior to the Closing Date.

         5.4. Operation of the Business. From the date of this Agreement through the Closing, the Selling Parties and Escalade will use commercially reasonable efforts to keep the Business and the Acquired Assets substantially intact, including the present operations, physical facilities, working conditions and relationships with lessors, licensors, licensees, distributors, suppliers, customers and employees. Without limiting the generality of the foregoing, during such time period Escalade and the Selling Parties (a) will not without the written consent of the Buyer (i) engage in any practice, take any action or enter into any transaction outside the Ordinary Course of the Business, (ii) declare, set aside or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase or otherwise acquire any of its capital stock (iii) otherwise engage in any practice, take any action or enter into any transaction of the sort described in Section 3.11 or Section 3.28 hereof or enter into any transaction other than on an arms-length basis or (iv) agree to take any of the actions described in the preceding clauses (i) through (iii), and (b) will use commercially reasonable efforts to (i) keep available to the Buyer the services of each of the officers, employees, agents and independent contractors employed in connection with or Related to the Business and (ii) preserve for the benefit of the Buyer the goodwill of the customers, suppliers, licensors, landlords, employees and others Related to the Business.

         5.5. Confidentiality Obligations of Buyer. Any information regarding the Selling Parties and/or Escalade heretofore obtained from or on behalf of the Selling Parties and/or Escalade (other than as specifically excepted from the definition of confidential information in the Confidentiality Agreement) shall be subject to the terms of the Confidentiality Agreement; provided, however, that (i) upon the effectiveness of the Closing, the obligations of the Buyer and its affiliates and representatives under the Confidentiality Agreement shall cease and be of no further effect except with respect to information that is not Related to the Business and (ii) at or as soon as reasonably practicable after the Closing, Escalade and the Selling Parties shall assign to the Buyer all of their rights under any other confidentiality or similar agreements (but only if and to the extent assignable) with third parties relating in whole or in part to the sale or proposed sale (whether by asset sale, stock sale, merger or otherwise) of the Business, and provided, further, that any such information regarding the Selling Parties and/or Escalade and the transactions contemplated hereby that is subject to the terms of the Confidentiality Agreement may be disclosed by Buyer to its current and proposed lenders and other financing sources, stockholders or investors, accountants, attorneys and other advisors, and its Affiliates, provided in each case that such recipient agrees to keep such information confidential to the extent required under the Confidentiality Agreement.

         5.6. Audited Stand-Alone Financial Statements. As soon as reasonably practicable after the date hereof, and in any event not later than July 1, 1998, Escalade will deliver to the Buyer copies of the Stand-Alone Financial Statements, prepared in accordance with GAAP, consistently applied. The reasonable out-of-pocket audit expense incurred by Escalade in connection with the preparation of the Audited Stand-Alone Financial Statements will be reimbursed by the Buyer at Closing.

         5.7.     Access.

                  (a) From the date of this Agreement through the Closing, the Selling Parties and Escalade will permit representatives of the Buyer and its financing sources to have reasonable access to all premises, properties, personnel, books, records (including without limitation Tax records), contracts and documents of or pertaining to the Acquired Assets or the Business. Such access shall be afforded by the Selling Parties and Escalade upon receipt of reasonable advance notice and during normal business hours.

                  (b) For a period of five years after the Closing Date, the Selling Parties and their representatives shall have reasonable access to all of the books and records of the Selling Parties transferred to the Buyer pursuant to this Agreement to the extent that (i) such access may reasonably be required by the Selling Parties in connection with compliance with applicable Tax return filing obligations and (ii) such other matters as the Selling

         Parties and Escalade may reasonably request from time to time. Such access shall be afforded by the Buyer upon receipt of reasonable advance notice and during normal business hours.

         5.8. Notice of Developments. Each Party will give prompt written notice to the other Party of any development causing, or which creates a reasonable likelihood of causing, a breach of any of its representations, warranties, covenants or conditions set forth in this Agreement, or an inability of such Party to deliver the bring-down certificate at Closing as required by Sections
6.1 and 6.2 hereof, as the case may be. No disclosure by any Party pursuant to this Section 5.8, however, shall be deemed to amend or supplement the Escalade Disclosure Schedule or to prevent or cure any misrepresentations, breach of warranty or breach of covenant or to satisfy any closing condition.

         5.9.     No Solicitation.

                  (a) The Selling Parties and Escalade shall not, directly or indirectly, through any officer, director, employee, representative or agent of any of the Selling Parties, Escalade or any of their respective Affiliates, (i) solicit, initiate or encourage the initiation of any inquiries or proposals regarding any merger, recapitalization, sale of any of the Acquired Assets (other than sales of inventory in the Ordinary Course of the Business), sale or exchange of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving Escalade or any of the Selling Parties other than the Acquisition (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"), (ii) except as permitted herein, engage in negotiations or discussions concerning, or provide any nonpublic information to any person relating to, any Acquisition Proposal or (iii) except as permitted herein, agree to, approve or recommend any Acquisition Proposal. Nothing contained in this Section 5.9 shall prevent the Board of Directors of Escalade from responding to and considering, negotiating, discussing, approving and recommending to the stockholders of Escalade a bona fide Acquisition Proposal not solicited in violation of this Agreement, provided the Board of Directors of Escalade determines in good faith (based upon the advice of outside counsel) that both (i) the Acquisition Proposal presents a materially more favorable financial alternative to Escalade's stockholders than the Acquisition and (ii) therefore that they are required, by their duties as fiduciaries to Escalade's stockholders under the corporate law of the State of Indiana, to respond to and negotiate such alternative Acquisition Proposal. In the event the Board of Directors makes such determination, the Board of Directors may approve and recommend such Acquisition Proposal and terminate Escalade's obligations hereunder (other than the provisions identified in Section 10.2 hereof as surviving any such termination) in accordance with the provisions of
         Section 10.1(d) hereof; provided, however, that Escalade shall (x) promptly disclose to the Buyer and Parent the identity of the Person making the Acquisition Proposal, (y) give the Buyer and Parent a reasonable opportunity to match the offer contemplated by such

         Acquisition Proposal before making any determination to approve and recommend any such alternative Acquisition Proposal and (z) give the Buyer and Parent prompt written notice of the determination of the Board of Directors to approve and recommend such alternative Acquisition Proposal. Nothing contained in this Section 5.9 shall prohibit the Board of Directors of Escalade from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer.

                  (b) Escalade shall immediately notify Buyer after receipt of any Acquisition Proposal, or any material modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to any of the Selling Parties or any of their respective subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of Escalade or any Selling Party or any subsidiary by any person or entity that informs the Board of Directors of Escalade or any Selling Party or subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Buyer shall be made as promptly as practicable, both orally and in writing, and shall indicate the material terms and conditions of such Acquisition Proposal or amendment, as well as whether Escalade is providing or intends to provide the person making the Acquisition Proposal with access to information as provided in this Section 5.9.

                  (c) If the Board of Directors of Escalade receives a request for material nonpublic information by a person who makes, or indicates that it is considering making, a bona fide Acquisition Proposal, and the Board of Directors determines in good faith (based upon the advice of outside counsel) that it is required to cause Escalade to act as provided in this Section 5.9 in order to discharge properly the directors' fiduciary duties, then, provided such person has executed a confidentiality agreement substantially similar to the Confidentiality Agreement, Escalade may provide such person with access to the requested information.

                  (d) Escalade shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Buyer and Parent) conducted heretofore with respect to any of the foregoing. Escalade agrees not to (and further agrees to cause each of its financial advisors and other agents not to) release any third party from the confidentiality provisions of any confidentiality agreement to which Escalade or any of its Affiliates is a party or with respect to which any of them are third party beneficiaries.

                  (e) Escalade shall ensure that the officers, directors and employees of Escalade and the Selling Parties and their respective subsidiaries and any investment banker or other advisor or representative retained by Escalade are aware of and abide by the restrictions described in this Section 5.9.

         5.10. Title Insurance and Surveys. The Selling Parties (at no cost to the Selling Parties) will cooperate with the Buyer to the extent Buyer elects to obtain the following title insurance commitments, policies, riders, opinions and surveys in preparation for the Closing, each to be obtained, if at all, within thirty (30) days from the date hereof:

                  (a) With respect to each parcel of Owned Real Property Related to the Business, an ALTA Owner's Policy of Title Insurance Form B-1987 (or equivalent policy acceptable to the Buyer if the real property is located in a state in which an ALTA Owner's Policy of Title Insurance Form B-1987 is not available) issued by a title insurer satisfactory to the Buyer (and, if requested by the Buyer, reinsured in whole or in part by one or more insurance companies and pursuant to a direct access agreement acceptable to the Buyer), in such amount as the Buyer may reasonably determine to be the fair market value of such real property (including all improvements located thereon), insuring title to such real property to be in the Buyer as of the Closing;

                  (b) With respect to each parcel of Owned Real Property Related to the Business, the Buyer shall have the right to procure a current survey of such parcel certified to the Buyer, prepared by a licensed surveyor and conforming to current ALTA Minimum Detail Requirements for Land Title Surveys, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters shown customarily on such surveys, and showing access affirmatively to public streets and roads, which survey shall be reasonably satisfactory to the Buyer; and

                  (c) With respect to each parcel of Leased Real Property Related to the Business and which is listed on Section 3.16(b) of the Escalade Disclosure Schedule as a property for which a title insurance policy is to be procured, an ALTA Leasehold Owner's Policy of Title Insurance - 1987 (or equivalent policy acceptable to the Buyer if the real property is located in a state in which an ALTA Leasehold Owner's Policy of Title Insurance - 1987 is not available) issued by a title insurer satisfactory to the Buyer (and, if requested by the Buyer, reinsured in whole or in part by one or more insurance companies and pursuant to a direct access agreement acceptable to the Buyer) in such amount as the Buyer may reasonably determine (taking into account the time cost of money using the Applicable Rate as the discount rate and such other factors as whether the fair market rental value of the premises exceeds the stipulated consideration in the lease or sublease, whether the tenant or subtenant has any option to renew or extend, whether the tenant or subtenant owns any improvements located on the premises, whether the tenant or subtenant is permitted to sublease, and whether the tenant or subtenant would owe any amount under the lease or sublease if evicted), insuring title to the leasehold or subleasehold estate to be in the Buyer as to the Closing.

Each title insurance policy delivered under Section 5.10(a) and Section 5.10(c) above shall (i) insure title to the real property and all recorded easements benefitting such real property,

(ii) contain an "extended coverage endorsement" insuring over the general exceptions contained customarily in such policies, (iii) contain an ALTA Zoning Endorsement 3.1 (or equivalent), (iv) contain an endorsement insuring that each street adjacent to the real property is a public street and that there is direct and unencumbered pedestrian and vehicular access to such street from the real property, (v) contain an inflation endorsement providing for annual adjustments in the amount of coverage corresponding to the annual percentage increase, if any, in the United States Department of Commerce Composite Construction Cost Index, (vi) if the real property consists of more than one record parcel, contain a "contiguity" endorsement insuring that all of the record parcels are contiguous to one another and (vii) contain a "non-imputation" endorsement to the effect that title defects known to the officers, directors and stockholders of the owner prior to the Closing shall not be deemed "facts known to the insured" for purposes of the policy and (viii) contain an endorsement insuring that each parcel of owned real property described in each of the title insurance policies is the same real estate as shown on each of the Surveys delivered under
Section 5.10(b) with respect to such property.

                  (d) If the title insurance policies and surveys obtained under this Section 5.10 contain any matters which the Buyer, in its sole discretion reasonably exercised, finds objectionable ("Title Objections"), the Buyer shall notify the Selling Parties of its Title Objections in one or more written notices ("Objection Notices") within thirty-five (35) days of the date of this Agreement. Upon receiving (each of) the Buyer's Objection Notices, the Selling Parties shall have a period of thirty (30) days to make all reasonable efforts to cure Buyer's Title Objections to the Buyer's satisfaction, spending all necessary funds, instituting and prosecuting any action or proceeding, and otherwise taking any and all measures to cure or remove the Buyer's Title Objections. In no event, however, shall the Selling Parties be obligated to spend more than $100,000 to cure such matters. If the Selling Parties are unable to cure the Buyer's Title Objections after having used all reasonable efforts to do so, then the Selling Parties shall promptly notify the Buyer in writing of such inability to cure, and the Buyer shall then have ten (10) days after receipt of such written notice from the Selling Parties to elect, at the Buyer's sole option, between the following alternatives:

         (i) accept title to the Owned Real Property or Leased Real Property, as the case may be, subject to the Title Objections without any diminution in consideration paid therefor to the Selling Parties; or

         (ii)     terminate this Agreement by written notice to the Selling
                  Parties.

         If the Buyer does not provide timely notice to the Selling Parties of its Title Objections or elects to accept title notwithstanding any Title Objections which it may have, then all matters shown on the title commitments and surveys shall be and become "Permitted Exceptions."

         Notwithstanding the foregoing, the Selling Parties shall on or before the Closing Date remove and discharge from the title to all of the Owned Real Property any mortgage, deed of trust, financing statement, lien, or judgment or other encumbrance or title exception of a monetary nature (collectively, "Monetary Liens").

                  (e) With respect to each parcel of Real Property located outside the United States and included in the Acquired Assets or owned by any Transferred Foreign Subsidiary, Escalade shall provide to the Buyer prior to Closing local counsel opinions with respect to title and other matters in form and substance satisfactory to the Buyer and as are customary in such jurisdictions.

                  (f) The out-of-pocket costs and expenses incurred in connection with the title insurance policies, surveys and legal opinions obtained pursuant to this Section 5.10 shall be paid by the Buyer at Closing.

         5.11.    [Reserved.]

         5.12.    Employment Matters; Benefits.

                  (a) General. Buyer intends to offer employment to substantially all employees of the Selling Parties who are actively at work on the Closing Date and, at least five business days prior to Closing, the Buyer will provide to Escalade a list of all of the employees of the Selling Parties to whom the Buyer intends to offer employment at Closing (the "Designated Employees"). As of the commencement of any Designated Employee's employment with the Buyer, such Designated Employee's employment with any Selling Party shall cease. Employment of certain of the Designated Employees may be contingent on such Designated Employee entering into an Employment and Noncompetition Agreement mutually satisfactory to the Buyer and such Designated Employees. Except as otherwise expressly provided in the Agreement, each Selling Party shall be responsible for all Liabilities with respect to any employees of such Selling Party who (i) are not Designated Employees or (ii) do not accept employment with the Buyer, including without limitation Liabilities with respect to termination of employment. Buyer intends to provide to those Designated Employees who accept employment as contemplated hereby base salary and medical, welfare and retirement benefits which in the aggregate are substantially similar to those currently offered by the Selling Parties for a period lasting at least through December 31, 1998; provided, however, that nothing contained herein is intended or shall be construed to provide to any Designated Employee any right to employment or continued employment for any specified period, or to limit the ability of the Buyer to amend, merge or terminate any one or more of the Assigned Plans at any time.

                  (b) 401(k)/125 Elections. In connection with the assumption of the Indian Industries/Harvard Sports 401(k) Plan and the Indian Industries Employee Benefit Redirection Plan, all elections made under such plans by Designated Employees prior to the Closing shall remain in effect after Closing unless and until changed in accordance with such plans.

                  (c) WARN Compliance, etc. Escalade and/or the Selling Parties shall be responsible for providing any notice to the employees of Escalade and/or the Selling Parties and their authorized representatives required by the Workers Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101 et seq. ("WARN"), or any state plant closing or notification law, as a result of any employment actions taken at any time prior to Closing and Buyer shall be responsible for providing any notice to employees of Escalade and/or the Selling Parties and their authorized representatives required by WARN or any state plant closing or notification law, as a result of any employment actions taken at any time after Closing. Escalade and the Selling Parties will not furlough, layoff or terminate the employment of any employees of Escalade and/or the Selling Parties employed in the Business, other than "for cause", as set forth at 29 U.S.C. Section 2101(a)(6), at any time prior to Closing without the prior consent of Buyer. Escalade shall indemnify the Buyer from and against, any Losses which may be incurred by Buyer as a result of Escalade's and/or the Selling Parties' failure to provide any notice required by this Section 5.12(c) and the Buyer shall indemnify Escalade and the Selling Parties from and against any Losses which may be incurred by any of them as a result of Buyer's failure to provide any notice required by this
         Section 5.12(c). Upon request, Escalade will promptly provide to the Buyer complete information regarding all layoffs, terminations, furloughs and firings that have occurred since January 1, 1998 and any other information that the Buyer may reasonably request to permit the Buyer to comply with WARN or any state plant closing or notification law.

                  (d) Prior Service Credits. Buyer shall recognize service with the Selling Parties for all purposes where service is relevant under any Assigned Plan or under any other fringe benefit plan offered to Designated Employees by the Buyer, including without limitation, eligibility for benefits, vesting, computation of vacation accruals and sick leave and calculation of waiting periods under a disability plan). In addition, Buyer shall use its reasonable best efforts to recognize and provide credit for any deductibles paid by participants and dependents for the current plan year in any Assigned Plan.

                  (e) Vacation. Buyer shall recognize and credit for the benefit of each Designated Employee who accepts employment with the Buyer his or her vacation time that is accrued under the policies of the Selling Parties in effect on the date of this Agreement but unused as of the Closing Date.

                  (f) Certain Medical Expenses. Buyer shall cause to be paid under the Assigned Plan Indian Health Insurance Plan #501 claims described under (A) or (B) below, where (A) is the claims properly payable under such plan that were incurred prior to Closing but not paid as of the Closing with respect to participants and beneficiaries other than those described in (B) below; and (B) is claims properly payable with respect to participants and beneficiaries under such plan who are covered pursuant to their exercise of rights under COBRA with respect to a qualifying event occurring prior to or in connection with the Closing which have not been paid as of the Closing; provided, however, that Escalade shall reimburse the Buyer within 60 days of request for payment for: (x) claims paid under (A) above which exceed the amount of assets available to Buyer for payment under the VEBA Trust associated with such plan as of the Closing, (y) claims paid under (B) above to the extent they exceed the sum of the premiums received by Buyer with respect to such participants plus any assets remaining in the VEBA Trust available to Buyer for payment after all claims described in (A) above are paid, and (z) any additional reasonable administrative costs incurred by Buyer that would not have been incurred but for its agreement to undertake payment under this paragraph, including, without limitation, employee expenses and additional service charges. In addition, at Closing, Escalade will cause the VEBA Trust associated with the Indian Industries Plan #501 to be funded in a manner sufficient to cover estimated claims payable under (A) and (B) above, as determined by the Buyer and Escalade after consultation with the independent plan administrator for such Plan. An amount equal to the excess, if any, of (1) the amount in such VEBA Trust at Closing over (2) the amount of claims payable under (A) and
         (B) above shall be promptly returned to Escalade after final determination of such claims payable; provided, that such returnable amount shall be reduced by any amount owed to the Buyer under (z) above.

         5.13.    [Reserved.]

         5.14. Change of Corporate Name. The parties intend that from and after the Closing Date, each of Escalade and the Selling Parties shall change its corporate name. Escalade shall change its name to Martin Yale Group, Inc. or such name as is acceptable to Buyer and each Selling Party shall change its name to a name acceptable to Buyer. Accordingly, at Closing, each of the Selling Parties and Escalade shall deliver to the Buyer a duly executed and acknowledged certificate of amendment to its charter or other appropriate document which is required to change Escalade's corporate name (from and after the Closing Date). Following Escalade's receipt of the Purchase Price, Escalade will immediately cause to be filed such certificates or other documents in order to effectuate such changes of names. Each Selling Party and Escalade will execute and deliver, from time to time promptly upon request, such additional documents as may be required to give effect to such name change and to permit the Buyer to use fully the names listed in Section 2.1(k) of the Escalade Disclosure Schedule and any variations or derivatives that Buyer may elect.

         5.15. Bulk Sales Compliance. All Parties hereby waive compliance with the provisions of the bulk transfer laws in any jurisdiction. No Party shall be under any obligation to comply with any such bulk transfer law.

         5.16. Sales and Use Taxes and Tax Clearance Certificates. Each of Escalade and the Buyer agrees to pay one-half of all sales and use Taxes on the transfer of the Acquired Assets hereunder. Escalade and the Selling Parties will apply for sales and use tax clearance certificates from the relevant Governmental Authorities. Escalade and the Selling Parties will use their commercially reasonable efforts to obtain each such certificates on or prior to the Closing Date.

         5.17. Section 338 Election and other Tax Matters. (a) Escalade, the Transferred Foreign Subsidiaries, and the Selling Parties recognize that the Buyer may make an election under Code section 338 with respect to the sale of the stock of either or both of the Transferred Foreign Subsidiaries hereunder.

         (b) If Escalade or a Selling Party desires to transfer certain Acquired Assets (the "Exchange Assets") in a like-kind exchange under section 1031 of the Code (the "Exchange"), Buyer will, upon written notification by Escalade or a Selling Party not later than four business days prior to the Closing, pay that portion of the Purchase Price allocable to the Exchange Assets to a Person designated by Escalade or a Selling Party, which Person in the opinion of Escalade constitutes a "qualified intermediary" (as defined in Treasury Regulation section 1.1031(k)-1(g)(4)), which payment shall satisfy the Buyer's obligation to make payment for the Exchange Assets, and will otherwise use commercially reasonable efforts to cooperate with Escalade and the Selling Parties in the effectuation of the Exchange, provided that (i) Buyer incurs no additional costs, expenses, liabilities, obligations or other financial exposure with respect to the Exchange Assets or the Exchange; (ii) neither the Exchange nor the assignment of the portion of the Purchase Price allocable to the Exchange Assets, as discussed above, relieves Escalade or any Selling Party of any of its duties or obligations herein and Buyer's rights, including, without limitation, Buyer's rights as a result of the representations, warranties, covenants or agreements made under this Agreement, and Buyer's rights under any noncompetition agreement, are preserved to the satisfaction of Buyer; and (iii) except for the obligation of Buyer set forth in this subsection upon timely written notification to by Escalade or a Selling Party to pay a portion of the Purchase Price to the Person designated by Escalade or a Selling Party, Buyer has no liability or obligation to Escalade or any Selling Party for the failure of the contemplated exchange to qualify as a like-kind exchange under Section 1031 of the Code.

         (c) The Buyer, Escalade, the Transferred Foreign Subsidiaries, and each of the Selling Parties will cooperate with each other, including by providing such information and records as may be reasonably requested, in connection with the preparation of any Tax Return or any Tax audit or proceeding.

         (d) Escalade and the Selling Parties shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Transferred Foreign Subsidiaries for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Escalade and the Selling Parties shall, at the request of Buyer, permit Buyer to review and comment on each such Tax Return described in the preceding sentence prior to filing.

         5.18. Further Assurances. At any time and from time to time, at the request of the Buyer and without further consideration, the Selling Parties and Escalade will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as the Buyer may reasonably determine is appropriate to transfer, convey and assign to the Buyer, and to confirm the Buyer's title to or interest in the Acquired Assets and to put the Buyer in actual possession and operating control thereof free and clear of all Liens. At any time and from time to time, at the request of the Buyer and without further consideration, Escalade and the Selling Parties will fully cooperate with the Buyer in connection with preparation of any audited financial statements in accordance with Regulation S-X promulgated under the Securities Act with respect to the Business which might be required for any filings of the Buyer or its Affiliates with the Securities and Exchange Commission (the "Commission").

         5.19.    [Reserved.]

         5.20.    [Reserved.]

         5.21. Continued Existence. Escalade agrees not to take any action prior to the fifth anniversary of the Closing Date which would be reasonably likely to impair its ability to fulfill its obligations under this Agreement, including without limitation undertaking any Extraordinary Dividend, voluntary dissolution or liquidation, any merger or consolidation (in which it is not the surviving entity) or any sale of all or substantially all of its stock or assets, unless prior to the consummation of such action Escalade delivers or causes to be delivered to a mutually acceptable bank, which will serve as a letter of credit escrow agent on terms mutually acceptable to Escalade, the Buyer and such bank, an irrevocable letter of credit in an amount equal to $8.0 million minus any indemnification payments made by Escalade pursuant to Section 9.2(a) prior to the date thereof and having drawing and other terms and conditions reasonably satisfactory to Escalade and the Buyer. Such letter of credit shall be issued by a financial institution of national reputation which in the aggregate owns and invests on a discretionary basis at least $1 billion in securities and which has a net worth of at least $100 million, and shall be drawn from time to time in payment of any future indemnification payments determined to be payable by Escalade pursuant to Section 9.2. The letter of credit shall terminate upon the later of the fifth anniversary of the Closing Date or the final resolution of any demands for indemnification pending as of such fifth anniversary, provided that on the fifth anniversary if any claims are pending, the amount of the letter of credit may be reduced to the maximum amount that could be payable upon such claims.

         5.22.    Proxy Statement.

                  (a) Within seven business days following the date of this Agreement, Escalade shall prepare and file the Proxy Statement and shall use all reasonable efforts to have the Proxy Statement cleared by the Commission as promptly as practicable, and, in addition, shall also take any action required to be taken under applicable law in connection with the consummation of the transactions contemplated by this Agreement. Escalade will provide the Buyer with a draft of the Proxy Statement and a reasonable opportunity to comment thereon prior to such filing. The Proxy Statement will conform to all applicable Laws. Escalade and the Selling Parties shall promptly take such other actions, as may reasonably be requested by the Buyer in connection with the provisions of this Section 5.22.

                  (b) Prior to the date of approval of the Acquisition by Escalade's stockholders, Escalade shall correct promptly any information in the Proxy Statement that shall have become false or misleading in any material respect and shall take all steps necessary to file with the Commission and have cleared by the Commission any amendment or supplement to the Proxy Statement as so corrected to be disseminated to the stockholders of Escalade to the extent required by applicable law. Without limiting the generality of the foregoing, Escalade shall notify the Buyer and Parent promptly of the receipt of the comments of the Commission and of any request by the Commission for amendments or supplements to the Proxy Statement, or for additional information, and shall supply the Buyer and Parent with copies of all correspondence between Escalade or its representatives, on the one hand, and the Commission or members of its staff, on the other hand, with respect to the Proxy Statement. If at any time prior to Escalade Stockholders Meeting (as defined in Section 3.4 hereof) any event should occur relating to Escalade, Buyer or Parent or their respective officers or directors which is required to be described in an amendment or supplement to the Proxy Statement, the parties shall promptly inform each other. Whenever any event occurs which is required to be described in an amendment or a supplement to the Proxy Statement, Escalade, Buyer and Parent shall, upon learning of such event, cooperate in promptly preparing, filing and clearing with the Commission and mailing to the stockholders of Escalade such amendment or supplement; provided, however, that, prior to such mailing, (i) Escalade and Parent shall consult with each other with respect to such amendment or supplement,
         (ii) shall afford each other reasonable opportunity to comment thereon and (iii) each such amendment or supplement shall be reasonably satisfactory to the other.

         5.23. Stockholders Meeting. Escalade shall call and hold the Escalade Stockholders Meeting as promptly as practicable and in accordance with applicable laws for the purpose of voting upon the approval of the Acquisition, the adoption of this Agreement, the change of corporate name of Escalade contemplated by Section 5.14 and such other matters as may be required. Unless otherwise required under the standards set forth in Section 5.9 as determined by

Escalade's Board of Directors in good faith, the Board of Directors of Escalade shall (i) recommend approval of the transactions contemplated by this Agreement by the stockholders of Escalade and include in the Proxy Statement such recommendation and (ii) use all reasonable efforts to solicit from stockholders of Escalade proxies in favor of adoption of this Agreement and approval of the transactions contemplated hereby, and shall take all other action necessary or advisable to secure the vote or consent of stockholders to obtain such approvals.

6.       Conditions to Obligation to Close.

         6.1. Conditions to Obligations of the Buyer and Parent. The obligations of the Buyer and Parent to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction or waiver at or prior to the Closing of the following conditions:

                  (a) Representations and Warranties. The representations and warranties set forth in Section 3 hereof shall be true and correct when made and shall be true and correct as of the Closing Date (except for representations and warranties as are expressly made only as of another specified date, which shall be true and correct as of such other date);

                  (b) Performance by Escalade and the Selling Parties. Each of Escalade and the Selling Parties shall have performed and complied with all of its covenants, agreements and obligations hereunder through the Closing;

                  (c) Absence of Litigation. No action, suit or proceeding shall be pending or threatened before any Governmental Authority wherein an unfavorable injunction, judgment, order, decree, ruling or charge could reasonably be expected to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of the Buyer to own the Acquired Assets or to operate the Business (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

                  (d) No Material Adverse Change. Since December 27, 1997, there shall not have been any change, circumstance or event which constitutes or has resulted in, or that is reasonably likely to result in, a Material Adverse Effect other than any Material Adverse Effect that:
         (i) arises predominantly by reason of a general deterioration in the economy or in the sporting goods industry after the date of this Agreement or (ii) arises predominantly out of either the disclosure of the fact that it is the Parent or the Buyer that is the prospective acquiror of the Business or out of any action taken by the Parent or the Buyer after the date hereof and does not arise out of or relate to any act or omission by Escalade or any of its Affiliates;

                  (e) Certificates. Escalade and the Selling Parties shall have delivered to the Buyer a certificate, executed by the chief executive officer or chief financial officer of each of Escalade and the Selling Parties, to the effect that each of the conditions specified above in
         Section 6.1(a)-(d) is satisfied in all respects;

                  (f) Consents. Escalade and the Selling Parties shall have procured all of the governmental approvals, consents or authorizations and third party consents specified in Section 3.3(a) and 3.3(b) to the Escalade Disclosure Schedule;

                  (g) Bank Facility. Escalade and the Selling Parties shall have obtained any required consent of any lenders, including without limitation Bank One, Indianapolis, N.A. ("Bank One") and the other lenders under the Bank Facility. Bank One and the other lenders under the Bank Facility and any other financing sources shall have terminated any and all liens and security interests relating to the Acquired Assets and the Business relating to obligations under the Bank Facility or other agreements and the release of the Transferred Foreign Subsidiaries from any claims and the discharge of any of their respective obligations relating to the Bank Facility or such other agreements;

                  (h) Financing. The Buyer shall have obtained on terms and conditions consistent with the Commitment Letters and otherwise satisfactory to it all of the financing it needs in order to consummate the transactions contemplated hereby and the lenders shall have provided the funds contemplated thereby;

                  (i) Opinion. The Buyer shall have received from counsel to Escalade and the Selling Parties opinions (including opinions of local and foreign counsel) substantially in the forms previously provided by Buyer to Escalade and the Selling Parties, addressed to the Buyer and dated as of the Closing Date;

                  (j) Stockholder Approval. This Agreement and the Acquisition shall have been approved and adopted by the requisite vote of the stockholders of Escalade;

                  (k)  [Reserved];

                  (l)  [Reserved];

                  (m) Stand-Alone Audited Financial Statements The Stand-Alone Financial Statements shall be substantially consistent with the unaudited stand-alone financial information regarding the Business previously provided by Escalade to the Parent (provided, however, that unless the Buyer has stated its objection to the Stand-Alone Financial Statements in writing within 10 business days following receipt thereof pursuant to Section 5.6 hereof the condition to closing set forth in this Section 6.1(m) shall be deemed to have been satisfied);

                  (n) FIRPTA Certificate. Escalade and each of the Selling Parties shall have delivered to the Buyer, in form and manner satisfactory to the Buyer, a statement certifying, respectively, Escalade's or the Selling Party's status as a U.S. person and providing, respectively, Escalade's or the Selling Party's U.S. taxpayer identification number, as contemplated by Section 1445(b)(2) of the Code; and

                  (o) All Necessary Actions. All actions to be taken by Escalade and the Selling Parties in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Parent and the Buyer may waive any condition specified in this Section 6.1 if they execute a writing so stating at or prior to the Closing and such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states.

         6.2. Conditions to Obligations of Escalade and the Selling Parties. The obligation of Escalade and each of the Selling Parties to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction or waiver at or prior to the Closing of the following conditions:

                  (a) Representations and Warranties. The representations and warranties set forth in Section 4 hereof shall be true and correct when made and shall be true and correct as of the Closing Date (except for representations and warranties as are hereunder expressly made only as of another specified date, which shall be true and correct as of such other date);

                  (b) Performance by the Parent and the Buyer. Each of the Parent and the Buyer shall have performed and complied with all of its covenants, agreements and obligations hereunder through the Closing;

                  (c) Absence of Litigation. No action, suit or proceeding shall be pending or threatened before any Governmental Authority wherein an unfavorable injunction, judgment, order, decree, ruling or charge could reasonably be expected to (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

                  (d) Certificates. Each of the Parent and the Buyer shall have delivered to Escalade a certificate of its chief executive officer or chief financial officer, to the effect that each of the conditions specified above in Section 6.2(a)-(c) is satisfied in all respects;

                  (e) Opinion. Escalade shall have received from counsel to the Parent and the Buyer an opinion substantially in the form previously provided by Escalade to the Parent and the Buyer, addressed to Escalade and dated as of the Closing Date;

                  (f) Stockholder Approval. This Agreement and the Acquisition and the change of Escalade's corporate name as contemplated by Section
         5.14 hereof shall have been approved and adopted by vote of holders of a majority of the outstanding common stock of Escalade; and

                  (g) All Necessary Actions. All actions to be taken by the Buyer and the Parent in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Escalade and the Selling Parties.

Escalade may waive, on behalf of the Selling Parties, any condition specified in this Section 6.2 if it executes a writing so stating at or prior to the Closing and such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states.

7. Confidentiality Obligation of Selling Parties. For a period of three years from and after the Closing, each of Escalade and the Selling Parties will treat and hold as such all of the Confidential Information, refrain from using or disclosing any of the Confidential Information, except to their counsel, accountants and representatives in connection with this Agreement, and upon termination of this Agreement pursuant to Section 10 hereof, deliver promptly to the Buyer (or at the request and option of the Buyer destroy) all tangible embodiments (and all copies) of the Confidential Information which are in their possession. In the event that any of Escalade and the Selling Parties is requested or required by any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process to disclose any Confidential Information, such Person will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 7. If, in the absence of a protective order or the receipt of a waiver hereunder, Escalade or any of the Selling Parties is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Person may disclose the Confidential Information to the tribunal; provided, however, that such Person shall use commercially reasonable efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

8.       Noncompetition.

         (a) Each of Escalade and the Selling Parties agree that, in consideration of the purchase by the Buyer hereunder, it and they shall not, on or prior to the date which is five years after the Closing Date, directly or indirectly, run, own, manage, operate, control, be employed by, provide consulting services to, participate in, lend their name to, invest in or be connected in any manner with the management, ownership, operation or control of any business, venture or activity which competes, directly or indirectly, in whole or in part, with the Business as conducted at the Closing Date by Escalade, The Transferred Foreign Subsidiaries and the Selling Parties or otherwise design, manufacture, sell or distribute products or provide services similar to those of the Products.

         (b) Each of Escalade and the Selling Parties further agree that for a period of five years after the Closing Date such Person will not directly or indirectly without the prior written consent of the Buyer, recruit, offer employment, employ, engage as a consultant, lure or entice away or in any other manner persuade or attempt to persuade any Designated Employee, or any other employee of the Buyer (including the Business sold to the Buyer hereunder) or any Subsidiary, group or division of the Buyer or any Affiliate thereof (including the Buyer), to leave the employ of the Buyer, provided, however, that Escalade and the Selling Parties may employ or engage as a consultant any such
Person: (i) who is not offered employment by the Buyer as of the Closing Date or who is hired by the Buyer the employment of whom is subsequently terminated by the Buyer thereafter or (ii) who initiates contact with Escalade or any Selling Party regarding potential employment on his or her own initiative without any direct or indirect solicitation by or encouragement from Escalade or any Selling Party or who responds to an advertisement Escalade or any Selling Party has placed in a newspaper, trade journal or other publication with respect to employment opportunities without any direct or indirect encouragement from Escalade or any Selling Party, provided, however, that in the case of any hiring of the type contemplated by clauses (ii) above, Escalade or the Selling Party, as the case may be, will refrain from making any offer to hire until at least six months after such Person's employment with the Buyer is terminated.

9.       Indemnification.

         9.1. Survival of Representations and Warranties. All of the representations and warranties of each of Escalade and the Selling Parties (except for those contained in Sections 3.1 (Organization of the Selling Parties), 3.2 (Authorization of Transaction), 3.5 (Brokers' Fees), 3.6 (Title to Assets), 3.15 (Taxes), 3.26 (Employee Benefits), 3.27 (Environment), and 3.35 (Disclosure) hereof) contained in this Agreement or in any document, certificate or other instrument required to be delivered hereunder shall survive the Closing and continue in full force and effect until the date which is the earlier of (x) 60 days following the availability of audited financial statements for the fiscal period ended December 31, 1999 for the Business as then conducted by the Buyer and (y) June 30, 2000. The representations and warranties of each of Escalade and the Selling Parties contained in Section 3.27 hereof shall survive the Closing and shall continue in full force and effect for a period of three years thereafter. The representations and warranties of each of Escalade and the Selling Parties contained in Sections 3.1, 3.2, 3.5, 3.6, 3.15,
3.26 and 3.35 hereof shall survive the Closing and shall continue in full force and effect without limit as to time (subject to any applicable statutes of limitations and any extensions or waivers thereof). All of the representations and warranties of the Buyer (except for those contained in Sections 4.1 (Organization of the Buyer), 4.2 (Authorization of Transaction) and 4.4 (Brokers' Fees) hereof) contained in this Agreement or in any document, certificate or other instrument required to be delivered hereunder shall survive the Closing and continue in full force and effect until the date which is which is 60 days following the availability of audited financial statements for the fiscal period ended December 31, 1999 for the Business as then conducted by the Buyer. The representations and warranties of the Buyer contained in Sections 4.1, 4.2 and 4.4 hereof shall survive the Closing and shall continue in full force and effect without limit as to time (subject to any applicable statutes of limitations and any extensions or waivers thereof). The termination of any such representation and warranty of Escalade or any of the Selling Parties or the Buyer, as the case may be, however, shall not affect any claim for breaches of representations or warranties if written notice thereof is given to the breaching party or parties prior to the relevant termination date. All covenants, agreements and indemnities of Escalade, any of the Selling Parties and the Buyer contained in this Agreement or in any document, certificate or other instrument required to be delivered hereunder shall, unless otherwise specifically provided herein or therein, survive the Closing and continue in full force forever.

         9.2. Indemnity by Escalade and the Selling Parties. Each of Escalade and the Selling Parties hereby jointly and severally indemnify and agree to defend and hold harmless the Buyer, the Parent, and their respective directors, officers and Affiliates from, against and in respect of all Liabilities, obligations, judgments, Liens, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, Taxes, losses, fines, penalties, injuries, deficiencies, demands, expenses, fees, costs, amounts paid in settlement (including reasonable attorneys' and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action), arising out of any claim, complaint, demand, cause of action, audit, investigation, hearing, action, suit or other proceeding asserted or initiated or otherwise existing in respect of any matter (collectively, "Losses") that result from:

                  (a) (x) The inaccuracy of any representation or warranty made by Escalade or any of the Selling Parties herein, including as a result of any misrepresentation in or omission from any schedule, document, certificate or other instrument required to be furnished by Escalade or any of the Selling Parties hereunder (in each case, as such representations and warranties would read if all references to materiality and Material Adverse Effect were deleted therefrom) or (y) any Liability retained by Escalade and the Selling Parties pursuant to
         Section 2.4(o) hereof; provided, however, that (i) each of Escalade and the Selling Parties shall be liable under this Section 9.2(a) in respect of Losses only to the extent that the aggregate amount of such Losses exceeds $750,000 and
         (ii) the liability of Escalade and the Selling Parties under this
         Section 9.2(a) in respect of Losses shall not exceed $8,000,000; provided, further, that the $750,000 threshold set forth in clause (i) above shall not apply to any Losses that result from the inaccuracy of any representation or warranty made by Escalade or any of the Selling Parties contained in Sections 3.1, 3.2, 3.5, 3.15, 3.26 and 3.27 hereof, or any claim based on fraud or any Liability retained by Escalade and the Selling Parties pursuant to Section 2.4(o) hereof and the $8,000,000 limit set forth in clause (ii) above shall not apply to any Losses that result from the inaccuracy of any representation or warranty made by Escalade or any of the Selling Parties contained in Sections 3.1, 3.2, 3.5 and 3.15 hereof, or any claim based on fraud;

                  (b) The breach or nonfulfillment of any agreement or covenant of Escalade or any of the Selling Parties contained herein or in any agreement or instrument entered into by Escalade or any of the Selling Parties in connection herewith; and

                  (c) Any Liability of Escalade or any of the Selling Parties which is not an Assumed Liability (including, without limitation, any such Liability of Escalade or any of the Selling Parties that becomes a Liability of the Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of Law) and any Taxes of the Transferred Foreign Subsidiaries attributable to any tax period or portion thereof through the Closing Date, but excepting therefrom any Liabilities retained by Escalade and the Selling Parties pursuant to
         Section 2.4(o) hereof (which Liabilities are covered by clause 9.2(a) above).

In the event that Escalade or any of the Selling Parties may be obliged to indemnify the same Party under both subsection (a) and subsection (b) or (c) of this Section 9.2, their obligation under subsection (b) or (c) shall be controlling and the time and dollar limitations (if any) provided in Sections
9.1 and 9.2(a) hereof relating to their obligations in respect of Losses resulting from the inaccuracy of any representation and warranty, or any misrepresentation or breach of warranty as described in Section 9.2(a) hereof shall not apply. Any claim for indemnification brought pursuant to Section 9.2(b) or (c) must be brought within the applicable statute of limitations and any extensions or waivers thereof. Notwithstanding any provision of this Agreement to the contrary, any claim with respect to Environmental Liabilities and Costs retained by Escalade and the Selling Parties pursuant to Section 2.4(o) must be brought within three years of the Closing Date. The Buyer on behalf of Parent or itself shall provide Escalade and the Selling Parties with written notice of any claim made in respect of the indemnification provided in this Section 9.2, whether or not arising out of a claim by a third party.

         9.3. Indemnity by the Buyer and the Parent. Each of the Buyer and Parent hereby indemnifies and agrees to defend and hold harmless each of Escalade and the Selling Parties and their respective directors, officers and Affiliates from, against and in respect of all Losses that result from:

                  (a) The inaccuracy of any representation or warranty made by the Buyer or Parent herein, including as a result of any misrepresentation in or omission from any schedule, document, certificate or other instrument required to be furnished by the Buyer or Parent hereunder (in each case, as such representations and warranties would read if all references to materiality and Material Adverse Effect were deleted therefrom); provided, however, that (i) the Buyer and Parent shall be liable under this Section 9.3(a) in respect of Losses only to the extent that the aggregate amount of such Losses exceeds $750,000 and (ii) the Buyer's and Parent's liability under this
         Section 9.3(a) in respect of Losses shall not exceed $8,000,000; provided, further, that the $750,000 threshold set forth in clause (i) above and the $8,000,000 limit set forth in clause (ii) above shall not apply to any Losses that result from the inaccuracy of any representation or warranty made by the Buyer contained in Sections 4.1,
         4.2 and 4.4 hereof or any claim based on fraud;

                  (b) The breach or nonfulfillment of any agreement or covenant of the Buyer or Parent contained herein or in any agreement or instrument entered into by the Buyer or Parent in connection herewith; and

                  (c) Any Liability of the Buyer or Parent which is an Assumed Liability and any Liability relating to the ownership and use of the Acquired Assets by the Buyer or Parent following the Closing Date.

In the event that the Buyer may be obliged to indemnify the same Party under both subsection (a) and subsection (b) or (c) of this Section 9.3, its obligation under subsection (b) or (c) shall be controlling and the time and dollar limitations (if any) provided in Sections 9.1 and 9.3(a) hereof relating to its obligations in respect of Losses resulting from the inaccuracy of any representation and warranty, or any misrepresentation or breach of warranty as described in Section 9.3(a) hereof shall not apply. Any claim for indemnification brought pursuant to Section 9.2(b) or (c) must be brought within the applicable statute of limitations and any extensions or waivers thereof. Escalade shall provide, on behalf of itself and the Selling Parties, the Buyer and the Parent with written notice of any claim made in respect of the indemnification provided in this Section 9.3, whether or not arising out of a claim by a third party. Any payment made by Escalade or any of the Selling Parties hereunder to Buyer or Parent shall not affect the Buyer's and the Parent's obligation pursuant to Section 2.5 hereof to pay the Purchase Price.

         9.4.     Matters Involving Third Parties.

                  (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 9, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any

         Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced by such delay.

                  (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within five days after the Indemnified Party has given notice of the Third Party Claim that, subject to the limitations set forth in Sections 9.1,
         9.2 or 9.3, the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably satisfactory to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, if any, (iii) the Third Party Claim involves only money damages or otherwise does not seek an injunction or other equitable relief that could reasonably be expected to have a material adverse effect on the continuing business interests of the Indemnified Party, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice that could reasonably be expected to have a material adverse effect on the continuing business interests of the Indemnified Party and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.4(b) hereof, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld) and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim unless written agreement is obtained releasing the Indemnified Party from all Liability thereunder.

                  (d) In the event any of the conditions in Section 9.4(b) hereof is or becomes unsatisfied, or the Indemnifying Party fails to undertake such defense or opposition, or the Indemnified Party has determined in its reasonable judgement that having common counsel with the Indemnifying Party would present such counsel with a conflict of interest or that there may be legal defenses available to such Indemnified Party which are different from or in addition to those available to the Indemnifying Party, (i) the Indemnified Party may, at the Indemnifying Party's cost and expense, retain its own counsel and defend against, and with the consent of the Indemnifying Party (which consent will not be unreasonably withheld or delayed) may consent to the entry of judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate, (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses incurred on and after the date the Indemnified Party gives notice that it is assuming the defense of the Third Party Claim) and (iii) the Indemnifying Party will be responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the extent provided in this Section 9.

                  (e) Notwithstanding anything in this Section 9.4 to the contrary, no undertaking of defense or opposition to a Third Party Claim shall be construed as an acknowledgment by such party that it is liable to the party claiming indemnification with respect to the Third Party Claim at issue or similar Third Party Claims.

10.      Termination.

         10.1. Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

                  (a) The Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (b) The Buyer may terminate this Agreement by giving written notice to Escalade at any time prior to the Closing (i) in the event any of the Selling Parties or Escalade has breached any representation, warranty or covenant contained in this Agreement in any material respect (except to the extent that the aggregate effect of such breach(es) would not materially adversely affect the benefits that the Buyer is to receive under this Agreement), the Buyer has notified Escalade, on behalf of each of the Selling Parties of the breach in writing, and the breach has continued without cure for a period of 30 days after Escalade's receipt of notice of breach; or (ii) if the Closing shall not have occurred on or before September 30, 1998 by reason of the failure of any condition precedent under Section 6.1 hereof (unless the failure results primarily from the Buyer breaching any representation, warranty or covenant contained in this Agreement); or (iii) if Escalade or any of its Subsidiaries commences any negotiations or discussions concerning any alternative Acquisition Proposal, or (iv) if a tender offer or exchange offer for outstanding shares of capital stock of Escalade then representing 35% or more of the combined power to vote generally for the election of directors is commenced, and the Board of Directors of Escalade does not recommend that stockholders not tender their shares into such tender or exchange offer; or (v) if any Person shall have acquired beneficial ownership or right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder), shall have been formed that beneficially owns, or has the right to acquire beneficial ownership of, outstanding shares of capital stock of Escalade then representing 35% or more of the combined power to vote generally for the election of directors; provided, however, that the Buyer shall not be entitled to terminate by reason of the circumstances described in clauses (b)(iv) and/or (b)(v) unless (A) the shareholders of Escalade have failed to approve the transactions contemplated hereby at the Escalade Stockholders Meeting (on the first date held) or (B) the shareholders of Escalade shall have been asked to consider an alternative Acquisition Proposal or (C) the Escalade Shareholder Meeting is not held on or before the earlier of (x) the 30th business day after Escalade is legally permitted to mail the Proxy Statement to its shareholders or (y) September 15, 1998).

                  (c) The Selling Parties or Escalade may terminate this Agreement by giving written notice to the Buyer and the Parent at any time prior to the Closing (i) in the event the Buyer or the Parent has breached any representation, warranty or covenant contained in this Agreement in any material respect, Escalade has, on behalf of the Selling Parties, notified the Buyer and the Parent of the breach, and the breach has continued without cure for a period of 30 days after the Buyer's receipt of notice of breach or (ii) if the Closing shall not have occurred on or before September 30, 1998 by reason of the failure of any condition precedent under Section 6.2 hereof (unless the failure results primarily from any of the Selling Parties breaching any representation, warranty or covenant contained in this Agreement); and

                  (d) The Buyer or Escalade may terminate this Agreement, if (i) the Board of Directors of Escalade shall withdraw, modify or change its approval or recommendation of this Agreement or the Acquisition or shall have resolved to do so in accordance with Section 5.9 hereof or
         (ii) the Board of Directors of Escalade shall have approved and recommended to the stockholders of Escalade an alternative Acquisition Proposal or determined to pursue an alternative Acquisition Proposal; provided, that, Escalade shall not be entitled to exercise any termination rights under this Section 10.1(d) unless any action of the Board of Directors of Escalade is taken by the Board of Directors in accordance with the standards set forth in Section 5.9 hereof.

                  (e) The Buyer or Escalade may terminate this Agreement, upon written notice to the other Party, if a Governmental Authority of competent jurisdiction shall have made a final and non-appealable determination that any required regulatory authorization would not be forthcoming (unless the Buyer waives such authorization as a condition to closing and closing absent such authorization would not be materially adverse to Escalade); provided, however, that the party seeking to terminate this Agreement pursuant to this Section 10.1(e) has used all commercially reasonable efforts to obtain such required regulatory authorization.

                  Notwithstanding the foregoing provisions of this Section 10.1, no party may effect a termination hereof if such party is in material default or breach of this Agreement.

         10.2. Effect of Termination. If any Party terminates this Agreement pursuant to Section 10.1 hereof, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (other than pursuant to Sections 11, 12 and 13 hereof, including without limitation all subsections thereof); provided, however, that no termination shall relieve any Party from any Liability arising from or relating to such Party's breach at or prior to termination.

11.      Miscellaneous.

         11.1. Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior approval of the Buyer and Escalade (on behalf of itself and the Selling Parties); except as may be required by applicable law, rule or regulation as determined in good faith after consideration of the advice of counsel to the party seeking to make a public statement, in which case the language of any such statement shall, to the extent practicable under the circumstances, be mutually agreed to by the parties in advance, which agreement shall not be unreasonably withheld. Notwithstanding the foregoing, Escalade shall, in accordance with its legal obligation, including but not limited to filings permitted or required by the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, the rules of the Nasdaq National Market and other similar regulatory bodies, (i) make press releases as Escalade deems necessary and appropriate in connection with the transactions contemplated by this Agreement, (ii) prepare and file with the Securities and Exchange Commission ("SEC") the Proxy Statement and any and all amendments thereto, and (iii) prepare and file with the SEC a Current Report on Form 8-K relating to this release or filing prior to any publication of same. Escalade will use reasonable efforts to provide Buyer with advance drafts of such documents and an opportunity to comment thereon. Buyer and Parent may comment on same, provided, however, that Escalade shall not be required to incorporate any such comments into such releases or filings as determined appropriate by Escalade in good faith.

         11.2. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         11.3. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements or representations by or between the Parties (or their respective Affiliates), written or oral, to the extent they relate in any way to the subject matter hereof, except for the Confidentiality Agreement which shall remain in effect as set forth in Section 5.5.

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         11.4. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its or his rights, interests or obligations hereunder without the prior written approval of the other Parties; provided, however, that (i) the Buyer may assign any or all of its rights and interests hereunder to one or more of its Affiliates and designate one or more of its Affiliates to perform its obligations hereunder and (ii) the Buyer and its Affiliates may assign all or any portion of its rights hereunder to any of their lenders.

         11.5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         11.6. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.7. Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (i) upon confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery via a reputable courier or (iii) on the date received when mailed by registered or certified mail return receipt requested and postage prepaid as shown on the U.S. Postal Service receipt evidencing such delivery, at the following addresses:

         If to any Selling Party, to it at:

                  Escalade, Incorporated
                  817 Maxwell Avenue
                  Evansville, Indiana 47717
                  Fax:  (812) 467-1300
                  Attn:  Mr. John Wilson, CFO

                  With a copy to:

                           Graydon, Head & Ritchey
                           1900 Fifth Third Center
                           Cincinnati, Ohio  45202-3157
                           Fax:  (513) 651-3836
                           Attn:  Richard Schmalzl, Esq.

         If to the Buyer or Parent, to it c/o:

                  Sportcraft, Ltd.
                  313 Waterloo Valley Road
                  Mt. Olive, NJ   07828
                  Fax: (973) 347-7043
                  Attn:  Messrs. Michael Nally and Frank Ginolfi

                  With copies to:

                       Bain Capital, Inc.
                       Two Copley Place, 7th Floor
                       Boston, MA 02116
                       Facsimile: (617) 572-3274
                       Attention: Messrs. Geoffrey S. Rehnert and Stephen Zide

                       and to:

                       Nichols, Wolfe, Stamper, Nally,
                           Fallis & Robertson, Inc.
                       400 Old City Hall Building
                       124 East Fourth Street
                       Tulsa, Oklahoma  74103-5010
                       Fax:  (918) 582-9321
                       Attn:  Thomas  P. Nally, Esq.

                       and to:

                       Ropes & Gray
                       One International Place
                       Boston, MA 02110-2624
                       Facsimile: (617) 951-7050
                       Attention: Patrick Diaz, Esq.

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         11.8. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the Parties hereto acknowledges that it or he has been informed by each other Party that the provisions of this Section 11.8 constitute a material inducement upon which such Party is relying and will rely in entering into this Agreement and the transactions contemplated hereby.

         11.9. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and Escalade. Any amendment or waiver signed by Escalade shall be binding on each Selling Party and may be relied upon by the Buyer. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         11.10. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         11.11.   Expenses.

                  (a) Except as set forth in Sections 5.6, 5.16, 11.11(b), 11.11(c) and 11.11(d), the Buyer and each of the Selling Parties will bear their own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

                  (b) Upon any termination of this Agreement:

                           (i) pursuant to Section 10.1(b)(ii) for reasons of
                  the failure of the condition specified in Section 6.1(g) to have been satisfied; or

                           (ii)  pursuant to Section 10.1(b)(iv) or (v); or

                           (iii)  pursuant to Section 10.1(d),

                  Escalade shall: (A) pay Parent a fee of $3,500,000 (the "Fee") and (B) reimburse Parent's and Buyer's reasonable out-of-pocket expenses relating to the transactions contemplated by this Agreement and to the enforcement of any rights of the Buyer or Parent hereunder, including, but not limited to, reasonable fees and expenses of

                  Parent's and Buyer's counsel, accountants and financing sources (all of the foregoing being referred to herein as the "Expenses").

                  (c) In the event that this Agreement is terminated pursuant to
         Section 10.1(b)(iii), Escalade shall:

                           (i) reimburse Parent for all expenses as provided in
                  clause (B) of Section 11.11(b) above; and

                           (ii) if, and only if, an Acquisition Proposal made
                  prior to termination by the Buyer pursuant to Section 10.1(b)(iii) (including any substantially similar Acquisition Proposal by the maker thereof and/or any of its Affiliates, successors or assigns) is accepted or consummated, pay to Parent a portion of the Fee in an amount equal to $3.0 million; and

                           (iii) if, and only if, an Acquisition Proposal other
                  than an Acquisition Proposal of the type described in clause
                  (ii) of this Section 11.11(c) is accepted or consummated, pay to Parent a portion of the Fee in an amount equal to:

                                    (A) if such other Acquisition Proposal is
                           accepted or consummated in the first 182 days following termination of this Agreement pursuant to
                           Section 10.1(b)(iii), $3.0 million;

                                    (B) if such other Acquisition Proposal is
                           accepted or consummated at any time during the period commencing on the 183rd day and ending on the 274th day following such termination of this Agreement pursuant to Section 10.1(b)(iii), $2.0 million; and

                                    (C) if such other Acquisition Proposal is
                           accepted or consummated any time during the period commencing on the 275th day and ending on the 365th day following such termination of this Agreement pursuant to Section 10.1(b)(iii), $1.0 million.

                  (d) In the event that this Agreement is terminated:

                           (i)  pursuant to Section 10.1(b)(i); or

                           (ii) pursuant to Section 10.1(b)(ii) for reason of
                  the failure of the condition specified in Section 6.1(f) to have been satisfied;

                  Escalade shall reimburse Parent for all Expenses as provided in clause (B) of Section 11.11(b) above and further if, but only if, an Acquisition Proposal is accepted or consummated within one year following such termination, shall pay to Parent a portion of the Fee in an amount equal to:

                                    (A) if such Acquisition Proposal is accepted
                           or consummated in the first 182 days following such termination of this Agreement, $3.0 million;

                                    (B) if such Acquisition Proposal is accepted
                           or consummated at any time during the period commencing on the 183rd day and ending on the 274th day following such termination of this Agreement, $2.0 million; and

                                    (C) if such Acquisition Proposal is accepted
                           or consummated any time during the period commencing on the 275th day and ending on the 365th day following such termination, $1.0 million.

                  (e) The Expenses payable pursuant to Sections 11.11(b), 11.11(c) and 11.11(d) above shall be paid within two business days after the first to occur of any of the termination events described in
         Section 11.11(b), 11.11(c) or 11.11(d) (as the case may be), except to the extent that Expenses incurred or payable after such event shall continue to be reimbursable in future periods. The Fee (or applicable portion thereof) shall be payable either (i) within two business days after the first to occur of any of the termination events described in
         Section 11.11(b) or (ii) within two business days after the acceptance or consummation of the Acquisition Proposal (in the case of the Fee, or portion thereof, payable pursuant to Section 11.11(c) or Section 11.11(d)).

         11.12. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Laws shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Neither the listing nor description of any item, matter or document in any Section of the Escalade Disclosure Schedule nor the furnishing or availability for review of any document shall be construed to modify, qualify or disclose an exception to any representation or warranty of any Party made herein or in connection herewith, except to the extent that such representation or warranty (i) specifically refers to such Section of the Escalade Disclosure Schedule and such modification, qualification or exception is described in such Section or (ii) specifically refers to another Section of the Escalade Disclosure Schedule which specifically cross references such Section of the Escalade Disclosure Schedule and such modification, qualification or exception is described in such cross-referenced Section. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. Subject to the interpretational provisions of Sections 3.15(h), 3.26(i) 3.27(c) (relating to the interpretation of Sections 3.13, 3.15,
3.16 and 3.27), if any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant. All covenants, agreements, representations and warranties of a Party made herein and in the certificates, exhibits and schedules hereto shall be deemed material and to have been relied on by the other Parties hereto, notwithstanding any investigation made by or on behalf of any of the Parties or any opportunity therefor or any constructive knowledge thereby obtained.

         11.13. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement constitute a part of this Agreement and any references herein to this Agreement shall include all Exhibits and Schedules.

         11.14. Specific Performance. Each of the Parties acknowledges and agrees that each of the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that, in addition to any other relief which may be available, the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy (subject to the provisions set forth in Sections 12 and 13 hereof) to which it may be entitled, at law or in equity, including but not limited to the monetary damages contemplated by Sections 11.11 and 11.15 hereof.

         11.15. Liquidated Damages. The Parties acknowledge that in the event this Agreement is terminated by Escalade or the Selling Parties by reason of a breach of this Agreement by the Buyer or the Parent or the Acquisition fails to be consummated by reason of a breach of this Agreement by the Buyer or the Parent, Escalade and the Selling Parties will incur substantial damages which will be difficult or impossible to quantify. Accordingly, the Parties agree that in the event that it is determined in a final, non-appealable order of a court of competent jurisdiction that the termination of this Agreement and/or the failure of the Acquisition to be consummated is primarily the result of a breach of this Agreement by the Buyer or the Parent, Escalade and the Selling Parties shall be entitled to recover from the Buyer and the Parent as liquidated damages the amount of $3,500,000, plus Escalade's and the Selling Parties' reasonable out-of-pocket expenses relating to the transactions contemplated by this Agreement and to the enforcement of any rights of Escalade or the Selling Parties hereunder, including, but not limited to, reasonable fees and expenses of Escalade's counsel, accountants and financing sources.

12. Consent to Jurisdiction. Each of the Parties agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof shall be brought and maintained exclusively in the state or federal courts located in the State of Delaware. Each of the parties by execution hereof
(i) hereby irrevocably submits to the jurisdiction of the state and federal courts located in the State of Delaware for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named court, that it is immune from extraterritorial injunctive relief, that his or its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in the above-named court should be dismissed on the grounds of forum non conveniens, should be transferred to any court other than the above-named court, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than the above-named court, or that this Agreement or the subject matter hereof may not be enforced in or by the above-named court. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of Delaware, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 11.7 hereof is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action suit or proceeding any claim that service of process made in accordance with Section 11.7 hereof does not constitute good and sufficient service of process. The provisions of this Section 12 shall not restrict the ability of any party to enforce in any court any judgment obtained in the state or federal courts located in the State of Delaware.

13. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY OF THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THE PARTIES HERETO TO THE WAIVER OF HIS OR ITS RIGHT TO TRIAL BY JURY.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

BUYER:                                   JEN SPORTS, INC.




                                         By: /s/ FRANK GINOLFI
                                            ------------------------------------
                                            Name: Frank Ginolfi
                                            Title: Chief Financial Officer


PARENT:                                  SPORTCRAFT, LTD.




                                         By: /s/ FRANK GINOLFI
                                            ------------------------------------
                                            Name: Frank Ginolfi
                                            Title: Chief Financial Officer


ESCALADE:                                ESCALADE, INCORPORATED




                                         By: /s/ JOHN R. WILSON
                                            ------------------------------------
                                            Name:  John R. Wilson
                                            Title: Vice President & CFO


THE SELLING PARTIES:                     INDIAN INDUSTRIES, INC.




                                         By: /s/ JOHN R. WILSON
                                            ------------------------------------
                                            Name:  John R. Wilson
                                            Title: Secretary

                                         HARVARD SPORTS, INC.



                                         By: /s/ JOHN R. WILSON
                                            ------------------------------------
                                            Name:  John R. Wilson
                                            Title: Secretary

                                                                     Exhibit A-1
                                                            Form of Bill of Sale

                           BILL OF SALE AND ASSIGNMENT

         BILL OF SALE AND ASSIGNMENT, made, executed and delivered on ________, 1998, by Escalade, Incorporated, an Indiana corporation ("Escalade"), Indian Industries, Inc., an Indiana corporation ("Indian"), and Harvard Sports, Inc., a California corporation ("Harvard"), collectively with Indian and Harvard, the "Selling Parties") to JEN Sports, Inc., a Delaware corporation (the "Buyer").

                               W I T N E S E T H:

         WHEREAS, the Buyer, Sportcraft, Ltd., a Delaware corporation, Escalade and the Selling Parties are parties to an Asset Purchase Agreement dated as of June __, 1998 (the "Agreement") providing for, among other things, the sale to the Buyer of the assets of the sporting goods business of Escalade and the Selling Parties (capitalized terms used and not otherwise defined in this instrument being used herein as defined in the Agreement); and

         WHEREAS, the execution and delivery of this Bill of Sale and Assignment by Escalade and the Selling Parties is a condition to the obligations of the Buyer to consummate the transactions contemplated by the Agreement and the Buyer and Escalade and the Selling Parties now desire to carry out the intent and purpose of the Agreement, in part by Escalade's and the Selling Parties' execution and delivery to the Buyer of this instrument evidencing the sale, conveyance, assignment, transfer and delivery to the Buyer of the Acquired Assets;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Escalade and the Selling Parties do hereby sell, convey, assign, transfer and deliver or cause to be sold, assigned, transferred, conveyed and delivered unto the Buyer and its successors and assigns, forever, the Acquired Assets, free and clear of any Lien or other encumbrance of any kind whatsoever.

         Escalade and the Selling Parties hereby constitute and appoint the Buyer and its successors and assigns as their true and lawful attorneys in fact in connection with the transactions contemplated by this instrument, with full power of substitution to demand and receive, in the name and stead of Escalade and the Selling Parties but on behalf of and for the benefit of the Buyer and its successors and assigns, any and all of the assets, properties, rights and business hereby conveyed, assigned, and transferred or intended so to be, and to give receipt and releases for and in respect of the same and any part thereof, and from time to time to institute and prosecute, in the name of Escalade and the Selling Parties or otherwise, for the benefit of the Buyer or its successors and assigns, proceedings at law, in equity, or otherwise, which the Buyer or its successors or assigns deem proper in order to collect or reduce to possession or endorse any of the Acquired Assets and to do all acts and things in relation to such assets which the Buyer or its successors or assigns reasonably deem desirable.

         Escalade and the Selling Parties, for themselves and their respective successors and assigns, hereby covenant and agree that at any time and from time to time forthwith upon the request of the Buyer, Escalade and the Selling Parties will, at their expense, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, instruments, transfers and assurances as may be reasonably required by the Buyer in order to assign, transfer, set over and convey unto, and vest in, the Buyer, its respective successors and assigns, any or all of the Acquired Assets and to put Buyer in actual possession and operating control thereof, free and clear of all Liens, to assist Buyer in exercising all rights with respect thereto and to assure Buyer of the full benefits thereof.

         In the event that any provision of this Bill of Sale and Assignment would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. Any term or provision of this Bill of Sale and Assignment that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         In the event that any provision of this Bill of Sale and Assignment be construed to conflict with a provision in the Agreement, the provision in the Agreement shall be deemed to be controlling.

         This instrument shall be binding upon and shall inure to the benefit of the respective successors and permitted assigns of Escalade and the Selling Parties and the Buyer. This Bill of Sale and Assignment shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         This Bill of Sale and Assignment shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                  IN WITNESS WHEREOF, the undersigned have executed this instrument under seal of Escalade and the Selling Parties on the date first above written.

                                       ESCALADE, INCORPORATED


                                       By:_____________________________
                                          Name:
                                          Title:

                                       INDIAN INDUSTRIES, INC.


                                       By:_____________________________
                                          Name:
                                          Title:

                                       HARVARD SPORTS, INC.


                                       By:_____________________________
                                          Name:
                                          Title:

                                                                     EXHIBIT A-2

                   ASSIGNMENT OF PATENTS, PATENT APPLICATIONS,
                        COPYRIGHTS, TRADEMARKS, TRADEMARK
                            APPLICATIONS AND GOODWILL


         THIS ASSIGNMENT OF PATENTS, PATENT APPLICATIONS, COPYRIGHTS, TRADEMARKS, TRADEMARK APPLICATIONS AND GOODWILL (the "Intellectual Property Assignment Agreement") is entered into on June ___, 1998, by and among (i) JEN Sports, Inc.., a Delaware corporation (the "Buyer"), (ii) Escalade, Incorporated, an Indiana corporation ("Escalade"), (iii) Indian Industries, Inc., an Indiana corporation ("Indian"), and (iv) Harvard Sports, Inc., a California corporation ("Harvard", and together with Indian, collectively, the "Selling Parties").

                                R E C I T A L S:

         WHEREAS, Sportcraft, Ltd., Escalade, the Selling Parties and the Buyer are parties to a certain Asset Purchase Agreement dated as of June ___, 1998 (the "Asset Purchase Agreement"), under the terms of which Escalade and the Selling Parties agree to sell and transfer, and the Buyer agrees to purchase, the Acquired Assets (as such term is defined in the Asset Purchase Agreement);

         WHEREAS, Escalade and the Selling Parties own (a) the United States and foreign trademarks, service marks, trademark and service mark registrations and trademark and service mark applications listed on Schedule 1 hereto (the "Trademarks"), (b) the United States Letters Patent and patent applications and foreign patents and patent applications listed on Schedule 2 hereto (the "Patents"), and (c) various copyrights (the "Copyrights"), which together with the products and goodwill associated with the Trademarks, Patents and Copyrights, constitute part of the Acquired Assets; and

         WHEREAS, pursuant to the Asset Purchase Agreement, Buyer desires to obtain all of Escalade's and the Selling Parties' right, title and interest in, to and under said Trademarks, Patents and Copyrights and the goodwill associated therewith;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Escalade and the Selling Parties, Escalade and the Selling Parties hereby sell, convey, assign, transfer and deliver to Buyer, its successors and assigns, all of Escalade's and the Selling Parties' right, title and interest throughout the world in, to and under
(a) the Trademarks and Copyrights, all goodwill associated therewith, all common law rights thereto, and all registrations that have been or may be granted thereon and

(b) the Patents, and the underlying inventions described therein, and all divisions, renewals, reissues, continuations and continuations-in-part thereof, and all United States and foreign patents which have been or may be granted thereon, together with the right to sue and recover damages for future or past infringements of the Trademarks, Patents and Copyrights and to fully and entirely stand in the place of Escalade and/or the Selling Parties in all matters related thereto.

         Escalade and the Selling Parties hereby request the United States Commissioner of Patents and Trademarks (the "Commissioner"), as well as his or her foreign counterparts in the foreign jurisdictions which exercise authority over any of the Patents, Trademarks or Copyrights, to record this Intellectual Property Assignment Agreement to Buyer. Escalade and the Selling Parties hereby further request the Commissioner and his or her foreign counterparts to issue
(a) any and all registrations resulting from applications among the Trademarks or derived therefrom and (b) any and all patents resulting from applications among the patents or derived therefrom to Buyer as assignee of the entire interest.

         Escalade and the Selling Parties hereby covenant that they have full right to convey the entire interest herein assigned, and that neither Escalade nor the Selling Parties have executed, nor will they execute, any agreements inconsistent herewith.

         Escalade and the Selling Parties, for themselves and their respective successors and assigns, hereby covenant and agree that at any time and from time to time forthwith upon the request of the Buyer, Escalade and the Selling Parties will, at their expense, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, instruments, transfers and assurances as may be reasonably required by the Buyer in order to assign, transfer, set over and convey unto, and vest in, the Buyer, its respective successors and assigns, any or all of the Patents, Trademarks and Copyrights, and to put the Buyer in actual possession and operating control thereof, free and clear of all Liens, to assist the Buyer in exercising all rights with respect thereto and to assure the Buyer of the full benefits thereof.

         Escalade and the Selling Parties hereby constitute and appoint the Buyer and its successors and assigns as their true and lawful attorneys in fact in connection with the transactions contemplated by this instrument, with full power of substitution to demand and receive, in the name and stead of Escalade and the Selling Parties but on behalf of and for the benefit of the Buyer and its successors and assigns, any and all of the assets, properties, rights and business hereby conveyed, assigned, and transferred or intended so to be, and to give receipt and releases for and in respect of the same and any part thereof, and from time to time to institute and prosecute, in the name of Escalade and the Selling Parties or otherwise, for the benefit of the Buyer or its successors and assigns, proceedings at law, in equity, or otherwise, which the Buyer or its successors or assigns deem proper in order to collect or reduce to possession or endorse any of the Patents, Trademarks and Copyrights, and to do all acts and things in relation to such assets which the Buyer or its successors or assigns reasonably deem desirable.

         In the event that any provision of this Intellectual Property Assignment Agreement would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. Any term or provision of this Intellectual Property Assignment Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         In the event that any provision of this Intellectual Property Assignment Agreement is construed to conflict with a provision in the Asset Purchase Agreement, the provision in the Asset Purchase Agreement shall be deemed to be controlling.

         This instrument shall be binding upon and shall inure to the benefit of the respective successors and permitted assigns of Escalade and the Selling Parties and the Buyer. This Intellectual Property Assignment Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and permitted assigns.

         This Intellectual Property Assignment Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law.

         IN WITNESS WHEREOF, the parties hereto have caused this Intellectual Property Assignment Agreement to be executed as of the day and year first written above.


                                            ESCALADE, INC.

                                            By: ________________________________
                                                      Name:
                                                      Title:

STATE OF                                )
                                        )    ss.
COUNTY OF                               )

         On this ____ day of June, 1998, before me personally appeared ___________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument, and being by me duly sworn, did depose and say that the statements therein contained are true.

         WITNESS my hand and official seal.
                                      ---------------------------------------
[SEAL]                                Notary
                                      My Commission Expires:






                                      INDIAN INDUSTRIES, INC.

                                      By: _________________________________
                                            Name:
                                            Title:

STATE OF                              )
                                      )    ss.
COUNTY OF                             )

         On this ____ day of June, 1998, before me personally appeared ___________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument, and being by me duly sworn, did depose and say that the statements therein contained are true.

         WITNESS my hand and official seal.
                                      ---------------------------------------
[SEAL]                                Notary
                                      My Commission Expires:


                                      HARVARD SPORTS, INC.

                                      By: _________________________________
                                            Name:
                                            Title:

STATE OF                                             )
                                                     )    ss.
COUNTY OF                                            )

         On this ____ day of June, 1998, before me personally appeared ___________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument, and being by me duly sworn, did depose and say that the statements therein contained are true.

         WITNESS my hand and official seal.
                                      ---------------------------------------
[SEAL]                                Notary
                                      My Commission Expires:





                                      JEN SPORTS, INC.

                                      By: _________________________________
                                            Name:
                                            Title:

STATE OF                              )
                                      )    ss.
COUNTY OF                             )

         On this ____ day of June, 1998, before me personally appeared ___________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument, and being by me duly sworn, did depose and say that the statements therein contained are true.

         WITNESS my hand and official seal.
                                      ---------------------------------------
[SEAL]                                Notary
                                      My Commission Expires:

                                   SCHEDULE 1

                                   TRADEMARKS

                                   SCHEDULE 2

                         PATENTS AND PATENT APPLICATIONS

                                                                     EXHIBIT A-3
                                                    Form of Assumption Agreement

                              ASSUMPTION AGREEMENT

         ASSUMPTION AGREEMENT dated as of _______, 1998 (the "Assumption Agreement") by and between Escalade, Incorporated, an Indiana corporation ("Escalade"), Indian Industries, Inc., an Indiana corporation ("Indian"), and Harvard Sports, Inc., a California corporation ("Harvard", and collectively with Indian, the "Selling Parties") and JEN Sports, Inc., a Delaware corporation (the "Buyer").

                              W I T N E S S E T H :

         WHEREAS, the Buyer, Sportcraft, Ltd., a Delaware corporation, Escalade and the Selling Parties are parties to an Asset Purchase Agreement dated as of June __, 1998 (the "Agreement") (capitalized terms used and not otherwise defined in this instrument being used herein as defined in the Agreement); and

         WHEREAS, pursuant to the Agreement, the Buyer agreed to assume certain Liabilities and obligations of Escalade and the Selling Parties expressly described as being Assumed Liabilities in Section 2.3 of the Agreement, and Escalade and the Selling Parties agreed to retain all other Liabilities of Escalade and the Selling Parties, including without limitation those described in Section 2.4 of the Agreement;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer, Escalade and the Selling Parties hereby agree as follows:

1. The Buyer hereby assumes and agrees to pay, perform and discharge when due all of the Assumed Liabilities. Notwithstanding anything to the contrary herein, or in any other writing delivered in connection herewith, the Buyer will not assume or have any obligation to perform any liabilities or obligations not specifically assumed by the Buyer pursuant to the Agreement and, in particular, will not assume or have any obligation to perform any of the Liabilities set forth in Section 2.4 of the Agreement.

2. Escalade and the Selling Parties shall retain and agree to pay, perform and discharge when due all Liabilities and obligations not assumed by the Buyer.

3. This Assumption Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted transferees and assigns.

4. Nothing contained herein shall limit the ability of the Buyer to contest as to third parties any obligation to pay, perform or discharge any liabilities or obligations expressly assumed hereunder. Nothing in this paragraph 4 is intended or shall be construed to modify, amend, derogate from, or in any way limit the assumption of the Assumed Liabilities by the Buyer.

5. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. Any term or provision of this Assumption Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

6. In the event that any provision of this Assumption Agreement be construed to conflict with a provision of the Agreement, the provision in the Agreement shall be deemed controlling.

7. This Assumption Agreement shall bind and shall inure to the benefit of the Parties and their respective successors and permitted transferees and assigns.

8. This Assumption Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

9. This Assumption Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this instrument under seal as of the date first above written.

                                             JEN SPORTS, INC.


                                             By: _____________________________
                                                   Name:
                                                   Title:

                                             ESCALADE, INCORPORATED


                                             By:_____________________________
                                                  Name:
                                                  Title:

                                             INDIAN INDUSTRIES, INC.


                                             By:_____________________________
                                                  Name:
                                                  Title:

                                             HARVARD SPORTS, INC.


                                             By:_____________________________
                                                  Name:
                                                  Title:

                                                                       Exhibit B




June __, 1998


JEN Sports, Inc.
313 Waterloo Valley Road
Mt. Olive, NJ  07828

Attention:   Michael Nally
             Chief Executive Officer

Ladies & Gentlemen:

         The undersigned (the "Stockholder") owns and has sole voting power with respect to the number of shares of the common stock, no par value (the "Shares"), of Escalade, Incorporated, an Indiana corporation ("Escalade"), indicated opposite the Stockholder's name on Schedule I attached hereto.

         Immediately after the execution of this letter agreement, JEN Sports, Inc., a Delaware corporation (the "Buyer"), Escalade and certain of their affiliates are entering into an Asset Purchase Agreement (as amended and in effect from time to time, the "Asset Purchase Agreement") providing, among other things, for the purchase of certain assets of Escalade and assets of certain of Escalade's subsidiaries by the Buyer (the "Asset Purchase").

         In consideration of, and as a condition to, the Buyer's entering into the Asset Purchase, the Stockholder and the Buyer agree as follows:

         1. The Stockholder shall vote or cause to be voted all of the Shares, as well as any other shares of common stock of Escalade of which the Stockholder acquires beneficial ownership and sole voting power, whether pursuant to the exercise of stock options or otherwise, as long as such shares are owned by the Stockholder as of the record date for the special meeting of Escalade's stockholders to be called and held following the date hereof, for the approval of the Asset Purchase Agreement, the Asset Purchase and the other transactions (including the corporate name change) contemplated by the Asset Purchase Agreement and shall vote or cause to be voted all such shares, at such special meeting or any other meeting of Escalade's stockholders following the date hereof, against the approval of any other agreement providing for a merger, acquisition, consolidation, sale of a material amount of assets or other business combination of Escalade or any of its subsidiaries with any person or entity other than the Buyer or any subsidiary of the Buyer, except to the extent that such alternative transaction could not reasonably be expected to interfere, directly or indirectly, with the consummation of the transactions contemplated by the Asset Purchase Agreement.

         2.   IRREVOCABLE PROXY.  THE STOCKHOLDER HEREBY GRANTS TO, AND
APPOINTS JEN SPORTS, INC. AND THE PRESIDENT OF JEN SPORTS, INC. AND THE TREASURER OF JEN SPORTS, INC., IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF JEN

SPORTS, INC., AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO ANY SUCH OFFICE OF JEN SPORTS, INC., AND ANY OTHER OFFICER OF JEN SPORTS, INC., EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER'S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE OR ACT BY WRITTEN CONSENT WITH RESPECT TO SUCH STOCKHOLDER'S SHARES IN ACCORDANCE WITH SECTION 1 HEREOF. THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE, AND THE STOCKHOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY HIM/HER WITH RESPECT TO THE SHARES.

         3. The agreements contained herein are intended to relate to restrictions on voting and to continue only for such time as may reasonably be necessary to obtain all necessary approvals, including shareholder approval and all necessary governmental approvals, of the Asset Purchase and all other transactions contemplated by the Asset Purchase Agreement.

         4. Notwithstanding anything herein to the contrary, the agreements contained herein shall remain in full force and effect until the earlier of (a) the consummation of the Asset Purchase or (b) the termination of the Asset Purchase Agreement in accordance with Section 10.1 thereof.

         5. The Stockholder has signed this letter agreement intending to be bound hereby. The Stockholder expressly agrees that this letter agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against the Stockholder. All of the covenants and agreements contained in this letter agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

         6. This letter agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

         7. This letter agreement is deemed to be signed as a sealed instrument and is to be governed by the laws of the State of Indiana, without giving effect to the principles of conflicts of laws thereof. If any provision hereof is deemed unenforceable, the enforceability of the other provisions hereof shall not be affected.

         If the foregoing accurately reflects your understanding of the subject matter intended to be contained herein, please confirm our agreement by signing this letter where indicated below.

                                     Very truly yours,


                                     ----------------------------------------


AGREED TO AND ACCEPTED AS
OF THE DATE FIRST ABOVE WRITTEN

JEN SPORTS, INC.


         By: ______________________________
               Name:
                Title:

                                   SCHEDULE 1



                                                NUMBER OF SHARES
      NAME OF STOCKHOLDER                 OWNED WITH SOLE VOTING POWER




----------------------------       ---------------------------------------

                               AMENDMENT NO. 1 TO
                            ASSET PURCHASE AGREEMENT

                               Dated July 2, 1998

         This Amendment No. 1 (this "Amendment") to the Asset Purchase Agreement, dated June 26, 1998 (the "Agreement"), by and among JEN Sports, Inc., a Delaware corporation, Sportcraft, Ltd., a Delaware corporation, Escalade, Incorporated, an Indiana corporation, Indian Industries, Inc., an Indiana corporation, and Harvard Sports, Inc., a California corporation is made and entered into as of July 2, 1998. Capitalized terms used and not otherwise defined in this Amendment are used herein as defined in the Agreement.

         A. Change in Benchmark Net Working Capital. The Agreement is hereby amended as follows: The definition of Benchmark Working Capital, which appears in Section 1 of the Agreement, is hereby amended as by deleting the number "$19,828,586" and replacing it with the number "$20,344,871."

         B. Change in Schedule Setting Forth Calculation of Benchmark Net Working Capital. Section 2.8 of the Escalade Disclosure Schedule is hereby amended by deleting Attachment 2 referred to and made a part thereof and replacing such attachment with the Replacement Attachment 2 that has been delivered and acknowledged on the date hereof.

         This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the Buyer and Escalade have executed this Amendment on the date first above written.

ESCALADE, INCORPORATED                        JEN SPORTS, INC.



By /s/ John R. Wilson                         By /s/ Frank Ginolfi
  ----------------------------------            --------------------------------
   Name:  John R. Wilson                         Name:  Frank Ginolfi
   Title: Vice President and Chief               Title: Chief Financial Officer
          Financial Officer

                                   APPENDIX B

                               PROPOSED AMENDMENT
                                       TO
            ESCALADE, INCORPORATED AMENDED ARTICLES OF INCORPORATION
                                       TO
                        EFFECT THE CORPORATE NAME CHANGE


         RESOLVED, that Article First of the Company's Amended Articles of Incorporation be deleted in its entirety and replaced with the following new Article First:

         "FIRST: The name of the Corporation is MARTIN YALE GROUP, INC."

                                   APPENDIX C



CIBC                                                      CIBC OPPENHEIMER CORP.
OPPENHEIMER                                               CIBC Oppenheimer Tower
A CIBC World Markets Company                              World Financial Center
                                                          New York, NY  10281
                                                          Tel: 212-667-7000
                                                          Tel: 800-999-6726



June 26, 1998



Personal and Confidential
-------------------------

The Board of Directors
Escalade, Incorporated
817 Maxwell Avenue
Evansville, Indiana 47706

Gentlemen:

         You have asked CIBC Oppenheimer Corp. ("CIBC Oppenheimer") to render a written opinion ("Fairness Opinion") to the Board of Directors as to the fairness to Escalade, Incorporated ("Escalade" or the "Company"), from a financial point of view, of the consideration to be received pursuant to the Asset Purchase Agreement (the "Purchase Agreement") by and among Sportcraft, Ltd. ("Sportcraft"), JEN Sports, Inc., a wholly owned subsidiary of Sportcraft, Escalade, and Indian Industries, Inc., Harvard Sports, Inc., Harvard California, Escalade FSC and Escalade International, all wholly owned subsidiaries of Escalade, and collectively referred to herein as Escalade Sports. The Purchase Agreement provides for, among other things, a transaction whereby JEN Sports will purchase substantially all of the assets of Escalade Sports (the "Acquisition"). The purchase price shall be $74,500,000 in cash, minus the amount of debt, if any, assumed at closing ("Purchase Consideration").

         In arriving at our Fairness Opinion we:

(a)      reviewed the final Purchase Agreement, dated 6/26/98;

(b) reviewed Escalade's audited financial statements for the fiscal years ended December 1994, 1995, 1996 and 1997 and for the three months ended March 1997 and 1998;

The Board of Directors
Escalade, Incorporated
June 26, 1998
Page 2


(c) reviewed Escalade Sports' audited financial statements for the fiscal years ended December 1994, 1995, 1996 and 1997 and for the three months ended March 1997 and 1998;

(d) reviewed financial projections of Escalade Sports prepared by Escalade Sports' and Escalade's management;

(e) reviewed the historical market prices and trading volume for Escalade common stock;

(f) held discussions with senior management of Escalade Sports and Escalade with respect to the business and prospects for future growth of Escalade Sports;

(g) reviewed and analyzed certain publicly available financial data for certain companies we deemed comparable to Escalade Sports;

(h) performed discounted cash flow analyses of Escalade Sports using certain assumptions of future performance provided to us by the management of Escalade Sports and Escalade;

(i) reviewed and analyzed certain publicly available financial information for transactions that we deemed comparable to the Acquisition;

(j)      reviewed public information concerning Escalade Sports and Escalade;
         and

(k) performed such other analyses and reviewed such other information as we deemed appropriate.

         In rendering our Fairness Opinion we relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to us by the Company and Escalade Sports and their respective employees, representatives and affiliates. With respect to forecasts of future financial condition and operating results of Escalade Sports provided to us, we assumed at the direction of Escalade's management, without independent verification or investigation, that such forecasts were reasonably prepared on bases reflecting the best available information, estimates and judgment of Escalade Sports' and Escalade's respective management. We have neither made nor obtained any independent evaluations or appraisals of the assets or the liabilities of Escalade, Escalade Sports or such other affiliated entities. We are not expressing any opinion as to the underlying valuation, future performance or long term viability of Escalade following the Acquisition, or the price at which Escalade common stock will trade subsequent to the Acquisition. Our opinion is necessarily based on the information available to us and general economic, financial and stock market conditions and circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that, although

The Board of Directors
Escalade, Incorporated
June 26, 1998
Page 3

subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm the opinion.

         As part of our investment banking business, we are regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes.

         We acted as financial advisor to Escalade in connection with the Acquisition and to the Board of Directors of Escalade in rendering this opinion and will receive a fee for our services. CIBC Oppenheimer has performed investment banking and other services for Escalade in the past and has been compensated for such services. In the ordinary course of its business, CIBC Oppenheimer and its affiliates may actively trade securities of Escalade for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. In addition, CIBC Oppenheimer has been retained by Sportcraft to arrange the financing necessary to fund the Acquisition. The Company acknowledged CIBC Oppenheimer's involvement with respect to the financing pursuant to an executed letter dated March 17, 1998.

         Based upon and subject to the foregoing, and such other factors as we deem relevant, it is our opinion that, as of the date hereof, the Purchase Consideration to be received by the Company pursuant to the Purchase Agreement is fair to Escalade from a financial point of view. This Fairness Opinion is for the use of the Board of Directors of Escalade. Neither this Fairness Opinion nor the services provided by CIBC Oppenheimer in connection herewith may be publicly disclosed or referred to in any manner by Escalade without the prior written approval by CIBC Oppenheimer.

Very truly yours,

/s/  CIBC Oppenheimer Corp.

CIBC Oppenheimer Corp.

  ESCALADE, INCORPORATED                                       PROXY CARD
817 Maxwell Avenue, Evansville, Indiana 47717     THIS PROXY IS SOLICITED ON BEHALF OF
                                                         THE BOARD OF DIRECTORS




         The undersigned hereby appoints Robert E. Griffin, Yale A. Blanc, and
A. Graves William, Jr. as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designed below, all the shares of common stock of Escalade, Incorporated, held of record by the undersigned on July 10, 1998, at the special meeting of shareholders to be held on September 15, 1998 or any adjournment thereof.


1. Proposal to sell substantially all of the assets of the Company's Sporting Goods Business pursuant to an Asset Purchase Agreement dated June 26, 1998, as amended on July 2, 1998, by and among Sportcraft Ltd., its wholly-owned subsidiary, JEN Sports, Inc., the Company and certain of the Company's subsidiaries named therein.

              [ ]  FOR            [ ] AGAINST           [ ]  ABSTAIN

2. Proposal to amend the Company's Amended Articles of Incorporation to change the Company's name to Martin Yale Group, Inc. immediately following the consummation of the Asset Sale.


              [ ]  FOR            [ ] AGAINST           [ ]  ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

  This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

    IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.


                                                     Please sign exactly as name
                                                     appears below. When shares
                                                     are held by joint tenants,
                                                     both should sign. When
                                                     signing as an attorney, as
                                                     executor, administrator,
                                                     trustee or guardian, please
                                                     give full title as such. If
                                                     a corporation, please sing
                                                     in full corporate name by
                                                     President or other
                                                     authorized officer. If a
                                                     partnership, please sign in
                                                     the partnership name by
                                                     authorized person.


DATED: _____________, 1998                            __________________________
                                                      Signature
PLEASE MARK, SIGN, DATE AND
RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.                         ___________________________
                                                     Signature if held jointly